      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 1999

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      FAIRCHILD SEMICONDUCTOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                          3674                         77-0449095
 (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
      OF INCORPORATION OR         CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)
         ORGANIZATION)

                      333 WESTERN AVENUE, MAIL STOP 01-00
                          SOUTH PORTLAND, MAINE 04106
                                 (207) 775-8100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------

                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
                           -------------------------
                             DANIEL E. BOXER, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      FAIRCHILD SEMICONDUCTOR CORPORATION
                      333 WESTERN AVENUE, MAIL STOP 01-00
                          SOUTH PORTLAND, MAINE 04106
                                 (207) 775-8100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                           -------------------------
                                WITH COPIES TO:
                             NINA P. GRAYSON, ESQ.
                             DECHERT PRICE & RHOADS
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 698-3500
                           -------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]
                           -------------------------

                        CALCULATION OF REGISTRATION FEE

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
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                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF        AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING      AMOUNT OF
  SECURITIES TO BE REGISTERED       REGISTERED         PER UNIT(1)            PRICE(1)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
10 3/8% Senior Subordinated
  Notes Due 2007................   $300,000,000            100%             $300,000,000          $83,400
--------------------------------------------------------------------------------------------------------------
Guarantees of FSC Semiconductor
  Corporation and Fairchild
  Semiconductor Corporation of
  California....................   $300,000,000             --                   --                $0(2)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(f) solely for purposes of calculating the registration fee.

(2) Pursuant to rule 457(n), no separate fees are payable for the guarantees.
                           -------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      FAIRCHILD SEMICONDUCTOR CORPORATION

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                      PRIMARY
                                                                      STANDARD
                                                                     INDUSTRIAL           IRS
                                                                   CLASSIFICATION       EMPLOYER
                                                    STATE OF            CODE         IDENTIFICATION
NAME                                              INCORPORATION        NUMBER             NO.
----                                              -------------    --------------    --------------
FSC Semiconductor Corporation...................    Delaware            3674           04-3363001
Fairchild Semiconductor Corporation of
  California....................................    Delaware            3674           04-3398512

     The address, including zip code, and telephone number, including area code, of the principal offices of the additional registrants listed above (the "Additional Registrants") is: 333 Western Avenue, Mail Stop 01-00, South Portland, Maine 04100; the telephone number at that address is (207) 775-8100.

                   SUBJECT TO COMPLETION, DATED MAY 17, 1999
PROSPECTUS

                               OFFER TO EXCHANGE
         10 3/8% SENIOR SUBORDINATED NOTES DUE 2007 FOR ALL OUTSTANDING
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                                       OF

                      FAIRCHILD SEMICONDUCTOR CORPORATION

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
       NEW YORK CITY TIME, ON                   , 1999, UNLESS EXTENDED.
                           -------------------------

Terms of the Exchange Offer:

    -- We will exchange all Existing Notes that are validly tendered and not withdrawn prior to the expiration of the Exchange Offer.

    -- You may withdraw tenders of Existing Notes at any time prior to the expiration of the Exchange Offer.

    -- We believe that the exchange of Existing Notes will not be a taxable event for U.S. federal income tax purposes, but you should see "Certain United States Federal Income Tax Considerations" on page 151 for more information.

    --  We will not receive any proceeds from the Exchange Offer.

    -- The terms of the Exchange Notes are substantially identical to the Existing Notes, except that the Exchange Notes are registered under the Securities Act of 1933 and the transfer restrictions and registration rights applicable to the Existing Notes do not apply to the Exchange Notes.

                           -------------------------

     See "Risk Factors" beginning on page 15 for a discussion of certain risks that should be considered by holders prior to tendering their Existing Notes.

                           -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           -------------------------

             The date of this prospectus is                , 1999.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

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
                                      PAGE
                                      ----
Forward-Looking Statements..........  iii
Summary.............................    1
Risk Factors........................   15
Sources and Uses of Proceeds........   27
Capitalization......................   28
Unaudited Pro Forma Combined
  Condensed Financial Statements and
  Unaudited Supplemental Data.......   30
Selected Consolidated Financial Data
  of Fairchild......................   42
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations of Fairchild........   44
Selected Historical Financial Data
  of the Power Device Business......   56
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations of the Power Device
  Business..........................   57

                                      PAGE
                                      ----
The Exchange Offer..................   62
Industry Overview...................   71
Business............................   75
The Transactions....................   90
Management..........................   94
Ownership of Capital Stock..........  102
Description of Certain
  Indebtedness......................  106
Description of the Notes............  110
Certain Relationships and Related
  Transactions......................  150
Certain United States Federal Income
  Tax Considerations................  151
Plan of Distribution................  152
Legal Matters.......................  153
Experts.............................  153
Where You Can Find More
  Information.......................  154
Glossary............................  155

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                            ------------------------

     As used in this prospectus, the terms "we," "Fairchild," "the Company" and "our company" refer to Fairchild Semiconductor Corporation and its subsidiaries after consummation of the acquisition of the power device business, which we refer to as the Power Device Business, of Samsung Electronics Co., Ltd., unless the context requires otherwise. We refer to this acquisition as the Acquisition. We refer to the Existing Notes and the Exchange Notes as the Notes unless the context requires otherwise.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

     These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These statements are contained in sections entitled "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Fairchild," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Power Device Business," "Business" and other sections of this prospectus.

     Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: the integration of the acquired Power Device Business without disruption to manufacturing, marketing and distribution activities; changes in general economic and business conditions; changes in current pricing levels; changes in political, social and economic conditions and local regulations; foreign currency fluctuations; reductions in sales to any significant customers; changes in sales mix; industry capacity; competition; disruptions of established supply channels; manufacturing capacity constraints; the availability, terms and deployment of capital; and our ability to accurately estimate the cost of systems preparation and successfully implement for Year 2000 compliance. Our risks are more specifically described in the "Risk Factors" section of this prospectus. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

     We do not undertake to update our forward-looking statements or risk factors to reflect future events or circumstances.

                                    SUMMARY

     This summary may not contain all of the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, before making an investment decision. Fairchild's fiscal year is comprised of a twelve-month period ending on the Sunday on or immediately preceding May 31 of each year. The Power Device Business reports on a calendar year basis. See "Glossary" for a description of certain other terms.

                               THE EXCHANGE OFFER

     On April 7, 1999, we issued and sold $300.0 million aggregate principal amount of 10 3/8% Senior Subordinated Notes Due 2007, which we refer to as the Existing Notes. In connection with that sale, we entered into a registration rights agreement with the initial purchasers of the Existing Notes in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the Existing Notes. Pursuant to the registration rights agreement, we are offering to exchange $300.0 million aggregate principal amount of our 10 3/8% Senior Subordinated Notes Due 2007, which have been registered under the Securities Act, which we refer to as the Exchange Notes, for a like aggregate principal amount of our Existing Notes. We refer to this offer to exchange Exchange Notes for Existing Notes in accordance with the terms set forth in this prospectus and the accompanying Letter of Transmittal as the Exchange Offer. You are entitled to exchange your Existing Notes for Exchange Notes. The Exchange Notes have substantially identical terms to the Existing Notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The Exchange Notes" in this Summary for further information regarding the Exchange Offer and the Exchange Notes.

                                  THE COMPANY

     Fairchild is the largest independent semiconductor company focused solely on multi-market products. We design, develop and market analog, discrete, logic and non-volatile memory semiconductors. Established over 35 years ago, the Fairchild brand name is one of the most well-known in the industry. Within our multi-market products portfolio, we are particularly strong in providing discrete and analog power management solutions. Multi-market products are the building block components for virtually all electronic devices, from sophisticated computers and internet hardware to telecommunication equipment to household appliances. Our current portfolio of approximately 10,000 products is sold to over 50,000 customers worldwide. Our recent Acquisition of the Power Device Business from Samsung Electronics in April 1999 added significantly to our capabilities in our power discrete and analog businesses, and we believe it will allow us to offer more products, reach new customers and broaden our geographic coverage. We have wafer fabrication plants in California, Maine, Utah and South Korea, and assembly facilities in Malaysia and the Philippines. Our customers include industry leaders Compaq, Dell, Ericsson, IBM, Intel, Lucent, Nokia, Nortel Networks, Samsung Electronics, Siemens and Solectron. For Fiscal 1998, we generated pro forma total revenues of $1.3 billion.

     We believe Fairchild is well positioned to capture significant growth opportunities, while generating a more stable earnings stream than many other semiconductor manufacturers. We are well positioned for growth as a result of:

     - NEW PRODUCT PIPELINE. Our continual development and design of new products and the enhancement of current product portfolios, which increase our unit volume and pricing and augment our growth.

     - ANALOG AND DISCRETE PRODUCT STRENGTH. Our full line of analog and power discrete products, which have attractive growth and margin characteristics.

     - NEW REVENUE SYNERGIES. Our enhanced competitive profile, broader coverage of geographic markets and cross-selling opportunities following our Acquisition of the Power Device Business.

     - CONSOLIDATION OPPORTUNITIES. The fragmentation of many of the markets in which we compete and the focus of large companies on non-multi-market product lines, which offer us acquisition opportunities. Since 1997, our management has established Fairchild as a stand-alone entity and has purchased Raytheon Semiconductor, Inc., which we refer to as Raytheon, and the Power Device Business.

     - NEW FABRICATION FACILITIES. Our capacity for growth resulting from capital expenditures during Fiscal 1994 to 1996 of approximately $355.0 million to build a new wafer fabrication plant and to upgrade existing facilities and the Power Device Business' investment in 1996 of approximately $118.1 million primarily to expand capacity and retool its facilities.

     - FAVORABLE MARKET TRENDS. The increasing level of semiconductor content in electronic products, the increasing demand for portability of electronic devices and the continuing growth in our end user markets, such as the personal computer, industrial, telecommunications, consumer electronics and automotive markets.

     Although the semiconductor industry is subject to volatility, industry cycles have less impact on our business as a result of:

     - LOW RESEARCH AND DEVELOPMENT AND CAPITAL EXPENDITURE REQUIREMENTS. The nature of our products as building block components -- requiring less research and development and capital investment than high-impact new products, such as high-end microprocessors, that have relatively short life cycles.

     - LONG PRODUCT LIFE CYCLES. The long life of our products, which average approximately 10 years and can extend up to 30 years.

     - END USER MARKET DIVERSIFICATION. The breadth of our end user markets, including the personal computer, industrial, telecommunications, consumer electronics and automotive markets.

     Worldwide semiconductor market revenues were approximately $125.6 billion during 1998 according to the reports of Worldwide Semiconductor Trade Statistics published by the Semiconductor Industry Association. Since 1990, the global semiconductor market has expanded at a compounded annual growth rate of approximately 12.0%. We operate primarily in the approximately $55.3 billion moving and shaping segment of the semiconductor market. We believe that the markets we operate in provide us with attractive growth opportunities. The analog and discrete markets are expected to grow over the next three years at compounded annual growth rates of 13% and 8%, respectively, according to Worldwide Semiconductor Trade Statistics. Additionally, we focus on one of the fastest growing segments of the logic industry, low voltage CMOS, which is expected by Insight/Onsite to grow over the next five years at a compounded annual growth rate of 11%. We do not compete in the microprocessor, microcontroller, volatile memory or complex system-on-a-chip markets.

                                THE ACQUISITION

     On April 13, 1999, we purchased the Power Device Business from Samsung Electronics for approximately $406.8 million, net of certain purchase price adjustments. The Power Device Business designs, manufactures and markets power discrete semiconductors and standard analog integrated circuits serving the personal computer, industrial, telecommunications and consumer electronics markets. The Power Device Business has developed a number of new product designs with industry leading performance characteristics, such as its recent process developments in trench technology and silicon bonding. The Acquisition not only enhances our analog and power discrete product offerings, but also provides us with a greater market presence in South Korea. The Acquisition also provides us with additional revenue opportunities through our relationship with Samsung Electronics:

     - Samsung Electronics is required to purchase guaranteed minimum annual levels of products from the Power Device Business based on historical volumes and market prices for a three-year period pursuant to a product supply agreement.

     - We are required to provide contract manufacturing services in the form of wafer foundry services for Samsung Electronics for a three-year period pursuant to a foundry sale agreement. The agreement is designed to provide us certain levels of profitability for each of the three years.

     In connection with the Acquisition, we have obtained a full income tax holiday for a period of seven years in South Korea. The Power Device Business added approximately 1,455 employees, most of whom work at its wafer fabrication facilities in South Korea, to Fairchild's existing work force of approximately 6,500. In 1998, the Power Device Business had revenues of $386.5 million.

                               COMPANY STRENGTHS

     We believe our core strengths are the following:

     BREADTH OF PRODUCT PORTFOLIO. We provide our customers with one of the largest product offerings in the industry for analog, discrete, logic and non-volatile memory devices. Our analog device portfolio comprises over 2,300 products, including offerings in 92 of the top 100 best-selling analog product types by volume. Our discrete device portfolio comprises over 4,000 products and we believe it is one of the most comprehensive power device portfolios in the industry. We develop products for a wide range of market applications, reducing our dependence on any single product, application or market. In addition, we believe that our ability to provide our customers with multiple products meets a growing need for a single source of supply among our end users.

     LEADERSHIP IN POWER SOLUTIONS. We believe there is an increasing demand for a combination of sophisticated computing and communication capabilities, frequently in the form of portable devices. We are a leader in providing solutions for managing the power required to operate such devices. Our combined analog and discrete offering provides a complete solution for power management:

     - Analog: We provide specific solutions for power conversion, temperature sensing, management functions, battery chargers and motor controls.

     - Power Discrete: We provide comprehensive solutions for managing power from the original power source to end products such as computers, cellular phones and network devices. Our portfolio of products includes low-voltage products, such as power and signal MOSFETs and bipolar devices, and high-voltage products, such as high-power MOSFETs, IGBTs, Smart Power Switches and high-power bipolar transistors.

     HIGH QUALITY CUSTOMER SERVICE. Our customers recognize us for our high quality of service. They require a reliable source of supply, often in high volumes and with short lead times, demand quick responses to technical questions and seek support in designing new applications which use our products. Because we are an independent company focused solely on multi-market products, all of our service and support efforts are tailored to meet these customer needs. As a result of our efforts, we have recently received numerous customer and industry awards, including supplier awards from Compaq Computer Corp., Siemens AG and Acer Inc. and the European Mid-Size Vendor of the Year award from Dataquest.

     HISTORY OF PRODUCT INNOVATION. Our success in introducing new products has been an important source of our growth and profitability. We have been a significant innovator in the multi-market segment of the semiconductor industry with several leading edge technologies and industry firsts, including our introduction of High Speed CMOS in the late 1970s, FAST(R) and FACT(TM) in the 1980s and Low Voltage Logic products, DMOS Power MOSFETs using trench technology and IGBT using silicon bonding technology in the 1990s. Since June 1997, we have introduced approximately 300 new products.

     DIVERSE AND BLUE-CHIP CUSTOMER BASE. Our diverse customer base, which spans a wide spectrum of end user markets, enables us to avoid some of the volatility that may be encountered in specific semiconductor markets. We serve more than 50,000 customers worldwide, with no single customer, other than National Semiconductor and Samsung Electronics, providing more than 5% of our pro forma Fiscal 1998 total revenue. Customers in our end user markets include industry leaders Compaq, Dell, Ericsson, IBM, Intel, Lucent, Nokia, Nortel Networks, Samsung Electronics, Siemens and Solectron.

     EXPERIENCED MANAGEMENT. Our senior management team consists of seven individuals who have on average approximately 25 years of experience in the semiconductor industry and includes:

     - Kirk P. Pond (Chief Executive Officer): Mr. Pond, with over 30 years of experience in the semiconductor industry, has held various senior management positions at Texas Instruments Incorporated and was the Chief Operating Officer of National Semiconductor.

     - Joseph R. Martin (Chief Financial Officer): Mr. Martin, with over 20 years of experience in the semiconductor industry, has held various senior financial positions with National Semiconductor, including Vice President of Finance, Worldwide Operations.

     In March 1997, Mr. Pond, Mr. Martin and certain other key employees of Fairchild made an aggregate cash investment of $6.8 million in our parent company, FSC Semiconductor Corporation, which we refer to as Fairchild Holdings. Such individuals currently own approximately 17.1% of Fairchild Holdings' outstanding common stock.
                               ------------------

     Our principal executive offices are located at 333 Western Avenue, Mail Stop 01-00, South Portland, Maine 04106, and our telephone number is (207) 775-8100.

                                THE TRANSACTIONS

     On April 13, 1999, Fairchild acquired, through an indirect wholly-owned South Korean subsidiary, Fairchild Korea Semiconductor Ltd., substantially all of the assets of and assumed certain of the liabilities of the Power Device Business of Samsung Electronics for aggregate cash consideration of approximately $406.8 million, net of post-closing adjustments for working capital and an income payment. In connection with the Acquisition, Fairchild Korea and Samsung Electronics also entered into several agreements including:

     - The Product Supply Agreement pursuant to which Samsung Electronics is required to purchase for a three-year period guaranteed annual minimum levels of products from the Power Device Business based on historical volumes and market prices.

     - The Foundry Sale Agreement pursuant to which the Power Device Business is required to provide for a three-year period wafer foundry services for Samsung Electronics.

     - The Transitional Services Agreement pursuant to which Samsung Electronics is required to provide certain operational and administrative services for the Power Device Business.

     - The Assembly and Test Services Agreements pursuant to which Samsung Electronics is required to provide assembly and test services for the Power Device Business.

     In order to finance the Acquisition, Fairchild completed the following financings:

     - We entered into the Senior Credit Facilities, which provided us up to $410.0 million in financing, consisting of a $100.0 million Revolving Credit Facility and $310.0 million of Senior Term Facilities.

     - Citicorp Mezzanine Partners, L.P. contributed $50.0 million in cash to Fairchild Holdings, in exchange for a promissory note (the "12.5% Subordinated PIK Note Due 2008") and a warrant to purchase 3,538,228 shares of the common stock of Fairchild Holdings. Fairchild Holdings contributed the $50.0 million from Citicorp Mezzanine Partners, L.P. to us as a capital contribution.

     - We issued the Existing Notes.

     We refer to these financings, the application of the proceeds received in these financings and the Acquisition together as the Transactions.

     Concurrently with the closing of the offering of the Existing Notes, we deposited with the United States Trust Company of New York, as escrow agent, the net proceeds of the offering. In addition, in connection with the Acquisition, we issued a promissory note to Samsung Electronics for the purchase price of the Power Device Business in order to satisfy certain requirements of Korean law. In the event that the Acquisition had not been consummated and Samsung Electronics had not received in cash the full purchase price, in each case on or prior to April 23, 1999, we would have been required to redeem the Existing Notes. See "Description of the Notes -- Special Redemption; Escrow." The Acquisition was consummated on April 13, 1999 and Samsung Electronics has received in cash the full purchase price prior to April 23, 1999. Accordingly, the net proceeds of the offering were released from the escrow arrangement and used to fund the Acquisition.

                              RECENT DEVELOPMENTS

     Fairchild Holdings is in the process of commencing an initial public offering of its Class A Common Stock for an aggregate purchase price of $350 million. The net proceeds of the initial public offering are expected to be used to repay some of Fairchild Holdings' and our outstanding indebtedness, including certain borrowings under the Senior Credit Facilities. There can be no assurance that Fairchild Holdings will actually commence an initial public offering or that the aggregate proceeds of the offering will be $350.0 million or that any proceeds of such offering will be used to repay indebtedness.

                               THE EXCHANGE OFFER

Securities Offered............   Up to $300,000,000 aggregate principal amount
                                 of 10 3/8% Senior Subordinated Notes Due 2007.
                                 The terms of the Exchange Notes and Existing
                                 Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Existing
                                 Notes.

The Exchange Offer............   We are offering the Exchange Notes to you in
                                 exchange for a like principal amount of
                                 Existing Notes. Existing Notes may be exchanged only in integral multiples of $1,000. We intend by the issuance of the Exchange Notes to satisfy our obligations contained in the Registration Rights Agreement.

Expiration Date; Withdrawal of
  Tender......................   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on              , 1999, or
                                 such later date and time to which
                                 it may be extended by us. The tender of
                                 Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange
                                 Offer.

Certain Conditions to the
Exchange Offer................   Our obligation to accept for exchange, or to
                                 issue Exchange Notes in exchange for, any Existing Notes is subject to certain customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the Securities and Exchange
                                 Commission, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair our ability to consummate the Exchange Offer.
                                 We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer -- Certain
                                 Conditions to the Exchange Offer."

Procedures for Tendering
Existing Notes................   If you wish to accept the Exchange Offer and
                                 tender your Existing Notes, you must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Existing Notes and any other required documentation, to the Exchange Agent at the address set forth herein. See "The
                                 Exchange Offer -- Procedures for Tendering
                                 Existing Notes."

Use of Proceeds...............   We will not receive any proceeds from the
                                 Exchange Offer.

Exchange Agent................   United States Trust Company of New York is
                                 serving as the Exchange Agent in connection with the Exchange Offer.

Federal Income Tax
Consequences..................   The exchange of Notes pursuant to the Exchange
                                 Offer should not be a taxable event for federal income tax purposes. See "Certain United States
                                 Federal Income Tax Considerations."

    CONSEQUENCES OF EXCHANGING EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that holders of Existing Notes (other than any holder who is an "affiliate" of our company within the meaning of Rule 405 under the Securities
Act) who exchange their Existing Notes for Exchange Notes pursuant to the Exchange Offer generally may offer such Exchange Notes for resale, resell such Exchange Notes and otherwise transfer such Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

     - the Exchange Notes are acquired in the ordinary course of the holders' business;

     - the holders have no arrangement with any person to participate in a distribution of such Exchange Notes; and

     - neither the holder nor any other person is engaging in or intends to engage in a distribution of the Exchange Notes.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or in compliance with an available exemption from registration or qualification. We have agreed, pursuant to the Registration Rights Agreement and subject to certain limitations specified in the Registration Rights Agreement, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Existing Notes does not exchange such Existing Notes for Exchange Notes pursuant to the Exchange Offer, such Existing Notes will continue to be subject to the restrictions on transfer contained in the legend printed on the Existing Notes. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of Exchange Notes."

     The Existing Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market. Following commencement of the Exchange Offer but prior to its consummation, the Existing Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the Exchange Notes will not be eligible for PORTAL trading.

                               THE EXCHANGE NOTES

     The terms of the Exchange Notes and the Existing Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Existing Notes.

Issuer........................   Fairchild Semiconductor Corporation.

Securities Offered............   $300,000,000 aggregate principal amount of
                                 10 3/8% Senior Subordinated Notes Due 2007.

Maturity Date.................   October 1, 2007.

Interest Payment Dates........   April 1 and October 1 of each year, commencing
                                 October 1, 1999.

Optional Redemption...........   We cannot redeem the Exchange Notes (and any
                                 outstanding Existing Notes) prior to April 1,
                                 2003, except as discussed below. Until April 1, 2002, we can choose to redeem the Notes in an amount not to exceed 35% of the sum of the original principal amount of the Notes and the original principal amount of any other notes issued under the same Indenture, with money we raise in certain equity offerings, as long as:

                                 - we pay the holders of the Notes and any such
                                   other notes redeemed a redemption price of 110 3/8% of the principal amount of the Notes and any such other notes we redeem, plus accrued interest to the date of redemption; and

                                 - at least 65% of the original aggregate
                                   principal amount of the Notes and any such other notes remains outstanding after each such redemption.

                                 On or after April 1, 2003, we can redeem some or all of the Notes at the redemption prices listed in the "Description of the Notes -- Optional Redemption" section of this prospectus, plus accrued interest to the date of redemption.

Special Redemption............   We were required to redeem the Notes at a
                                 redemption price of 100% of the aggregate principal amount of the Notes, plus accrued interest to the date of redemption in the event that (1) the Acquisition of the Power Device
                                 Business had not been consummated and (2)
                                 Samsung Electronics had not received in cash the full purchase price, in each case on or prior to April 23, 1999. The Acquisition was consummated on April 13, 1999, and Samsung
                                 Electronics received in cash the full purchase price prior to April 23, 1999. See "Description of the Notes -- Escrow of Proceeds; Special
                                 Redemption."

Change of Control.............   If a change of control of our company occurs,
                                 subject to certain conditions, we must give holders of the Notes an opportunity to sell to us the Notes at a purchase price of 101% of the principal amount of the Notes, plus accrued interest. The term "Change of Control" is defined in the "Description of the Notes --
                                 Change of Control" section of this prospectus.

Ranking.......................   The Exchange Notes will be unsecured and
                                 subordinated to our existing and future senior indebtedness. As of February 28,

                                 1999, after giving pro forma effect to the Transactions, we had approximately $310.0 million of senior indebtedness outstanding. The Exchange Notes will rank pari passu in right of payment with our outstanding 10 1/8% Senior Subordinated Notes in an aggregate principal amount of $300.0 million and with any future senior subordinated indebtedness. The terms "Senior Indebtedness" and "Senior Subordinated Indebtedness" are defined in the "Description of the Notes -- Certain Definitions" section of this prospectus.

Guaranty......................   The payment of the principal, premium and
                                 interest on the Exchange Notes is fully and unconditionally guaranteed on a senior subordinated basis by Fairchild Holdings and our principal domestic subsidiaries. The guarantee by Fairchild Holdings and our principal domestic subsidiaries will be subordinated to all existing and future senior indebtedness of Fairchild Holdings and our principal domestic subsidiaries, respectively, including their guarantee of our obligations under the Senior Credit Facilities (as defined), and will rank pari passu with the existing guaranties of the 10 1/8% Senior
                                 Subordinated Notes. Fairchild Holdings
                                 currently conducts no business and has no significant assets other than our capital stock, all of which is pledged to secure
                                 Fairchild Holdings' obligations under the
                                 Senior Credit Facilities. See "Description of the Notes -- Guaranties."

Restrictive Covenants.........   The Indenture governing the Notes contains
                                 covenants that limit our ability and certain of our subsidiaries' ability to:

                                 - incur additional indebtedness;

                                 - pay dividends on our capital stock or redeem,
                                   repurchase or retire our capital stock or subordinated indebtedness;

                                 - make investments;

                                 - engage in transactions with affiliates;

                                 - sell assets, including capital stock of
                                   subsidiaries; and

                                 - consolidate, merge or transfer assets.

                                 These covenants are subject to important exceptions and qualifications, which are described in the "Description of the Notes -- Certain Covenants" section of this prospectus.

     For a more detailed discussion of the Exchange Notes, see "Description of the Notes."

                                  RISK FACTORS

     You should carefully consider all of the information set forth in this prospectus and, in particular, the information under "Risk Factors," before deciding to tender your Existing Notes in the Exchange Offer.

              SUMMARY HISTORICAL, PRO FORMA AND SUPPLEMENTAL DATA

FAIRCHILD

     We present below summary historical, pro forma and certain supplemental data of Fairchild which are intended to aid you in your analysis of the financial aspects of the Transactions. We derived the historical financial data as of and for the years ended May 26, 1996, May 25, 1997 and May 31, 1998, from Fairchild's audited Consolidated Financial Statements and related notes, which are included elsewhere in this prospectus. We derived the historical financial data as of and for the nine months ended February 28, 1999 from Fairchild's unaudited Consolidated Financial Statements and related notes which are included elsewhere in this prospectus. We derived the historical financial data as of and for the years ended May 29, 1994 and May 28, 1995 from Fairchild's unaudited consolidated financial statements that we prepared on the same basis as Fairchild's audited Consolidated Financial Statements. In our opinion, the unaudited financial data include all adjustments (consisting of normal recurring adjustments) that we consider necessary for a fair presentation of the data.

     The unaudited pro forma statement of operations data presented below are based upon unaudited pro forma financial statements for the nine months ended February 28, 1999 for Fairchild after giving effect to the Transactions as if they had occurred on May 26, 1997. The unaudited pro forma balance sheet data presented below are based on certain assumptions that we believe accurately represent the effect of the Transactions as if they had occurred on February 28, 1999.

THE POWER DEVICE BUSINESS

     We present below summary historical data of the Power Device Business. We derived the historical financial data for the years ended December 31, 1996, 1997 and 1998 from the Power Device Business' audited Financial Statements and related notes, which are included elsewhere in this prospectus. We derived the historical financial data for the nine months ended December 31, 1998 from the Power Device Business' unaudited financial statements and related notes, which are not included in this prospectus.

     The unaudited pro forma data presented below are based upon unaudited financial statements for the nine months ended December 31, 1998 for the Power Device Business and are adjusted to give pro forma effect to the contracts we entered into with Samsung Electronics in connection with the Acquisition, and to eliminate certain liabilities that we did not assume, the historical expenses related to those liabilities and the related income tax effect of all pro forma adjustments.

     The financial statements for the three years ended December 31, 1998 have been translated from South Korean Won into U.S. Dollars based on the provisions of Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation, and are presented in accordance with U.S. GAAP. For historical financial information, assets and liabilities have been translated at the exchange rate on the balance sheet date, and income statement amounts have been translated using the weighted average of the exchange rates in effect during the period. The income statement of the Power Device Business has been translated from Won into U.S. Dollars at the weighted average exchange rates of 805 Won, 951 Won, 1,399 Won and 1,334 Won to one U.S. Dollar for 1996, 1997, 1998 and the nine months ended December 31, 1998, respectively. On May 13, 1999, the noon buying rate as reported by the Federal Reserve Board of New York was 1,207 Won to one U.S. Dollar.

RAYTHEON

     We present below summary historical data of Raytheon. We derived the historical financial data for the years ended December 31, 1995, 1996 and 1997 from Raytheon's audited financial statements and related notes. Raytheon's audited Financial Statements for the year ended December 31, 1997 are included elsewhere in this prospectus.

GENERAL

     In the tables below, we present unaudited pro forma financial data for informational purposes only. We do not suggest that the data indicate what our results of operations would actually have been had the Transactions been completed on the assumed dates. It is important to remember that this information is hypothetical and does not necessarily reflect our actual or future financial performance upon consummation of the Transactions. Since the information in the tables is a summary, you should read the following tables in conjunction with other information contained under the caption "Unaudited Pro Forma Combined Condensed Financial Statements and Unaudited Supplemental Data," and with Fairchild's, the Power Device Business' and Raytheon's financial statements and related notes and the other financial information contained elsewhere in this prospectus.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

                                                   FISCAL YEAR ENDED MAY
                                         ------------------------------------------      NINE MONTHS ENDED
                                          1994     1995     1996     1997     1998       FEBRUARY 28, 1999
                                         ------   ------   ------   ------   ------   -----------------------
                                                         HISTORICAL                   HISTORICAL    PRO FORMA
                                         ------------------------------------------   ----------    ---------
                                                                (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:(1)
Revenue:
  Analog...............................  $   --   $   --   $   --   $   --   $ 32.0     $ 49.7       $172.1
  Discrete.............................    80.0    116.4    175.0    164.5    187.3      131.6        317.7
  Logic................................   393.8    327.7    339.5    285.3    303.0      194.2        194.2
  Memory...............................   185.1    185.5    174.2    138.0    113.5       58.6         58.6
  Contract manufacturing services......    57.7     50.7     87.6    104.2    153.4       54.5         78.7
                                         ------   ------   ------   ------   ------     ------       ------
Total revenue..........................  $716.6   $680.3   $776.3   $692.0   $789.2     $488.6       $821.3
                                         ======   ======   ======   ======   ======     ======       ======
Gross profit...........................  $248.3   $203.8   $216.8   $152.5   $230.5     $107.0       $218.8
Research and development...............    27.4     31.0     30.3     18.9     35.7       27.9         39.4
Selling, general and administrative....    97.3    100.3    114.4     96.4     92.0       68.5        119.5
Litigation settlement expense(2).......      --       --       --       --       --         --         58.0
Restructuring and other non-recurring
  charges(3)...........................      --       --       --      5.3     15.5        7.2          7.2
                                         ------   ------   ------   ------   ------     ------       ------
Operating income (loss)(4).............  $123.6   $ 72.5   $ 72.1   $ 31.9   $ 87.3     $  3.4       $(5.3)
                                         ======   ======   ======   ======   ======     ======       ======
OTHER FINANCIAL DATA:
Depreciation and amortization..........  $ 38.7   $ 44.7   $ 64.2   $ 77.1   $ 84.6     $ 72.1       $112.3
Capital expenditures...................    88.2    112.9    153.9     47.1     78.0       31.5         37.8
Ratio of earnings to fixed
  charges(5)...........................    84.7x    75.3x    46.2x     2.9x     1.9x        --(6)        --(6)
SUPPLEMENTAL DATA:
Adjusted EBITDA(7).....................  $162.3   $117.2   $136.3   $128.4   $187.4     $ 82.7       $172.2

                                                              AS OF FEBRUARY 28, 1999
                                                              -----------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ---------
                                                               (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................    $  5.4      $   64.6
Accounts receivable, net....................................     101.5         128.1
Inventories.................................................     105.6         145.0
Total assets................................................     622.7       1,111.2
Long-term debt, excluding current portion...................     428.1         895.9
Total stockholder's equity..................................      16.2          31.0(8)

                             POWER DEVICE BUSINESS

                                            YEAR ENDED                 NINE MONTHS ENDED
                                           DECEMBER 31,                DECEMBER 31, 1998
                                    --------------------------    ----------------------------
                                     1996      1997      1998     HISTORICAL     PRO FORMA(9)
                                    ------    ------    ------    -----------    -------------
                                                      (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Revenue...........................  $471.8    $478.1    $386.5      $294.9          $332.7
Gross profit......................  $ 56.5    $131.0    $137.3      $ 92.1          $114.8
Research and development..........    18.6      19.2      15.2        11.5            11.5
Selling, general and
  administrative..................    29.0      34.3      33.8        27.9            31.3
Litigation settlement
  expense(2)......................      --        --      58.0        58.0            58.0
                                    ------    ------    ------      ------          ------
Operating income (loss)...........  $  8.9    $ 77.5    $ 30.3      $ (5.3)         $ 14.0
                                    ======    ======    ======      ======          ======
OTHER FINANCIAL DATA:
Adjusted EBITDA(7)................  $ 57.9    $116.3    $110.6      $ 70.2          $ 89.5
Capital expenditures..............   118.1      10.9       8.6         6.3             6.3

                        RAYTHEON SEMICONDUCTOR, INC.(10)

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                              1995     1996     1997
                                                              -----    -----    -----
                                                               (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Revenue.....................................................  $67.7    $68.4    $78.4
Gross profit................................................  $26.9    $27.2    $33.6
Research and development....................................   12.2     11.7     12.1
Selling, general and administrative.........................    7.1      7.3     10.1
                                                              -----    -----    -----
Operating income............................................  $ 7.6    $ 8.2    $11.4
                                                              =====    =====    =====
OTHER FINANCIAL DATA:
Adjusted EBITDA(7)..........................................  $14.7    $14.5    $17.8
Capital expenditures........................................    1.8      7.4      2.7

-------------------------

 (1) For the fiscal years ended May 1997 and prior, statement of operations data includes the direct and allocated expense of the Fairchild Semiconductor Business of National Semiconductor. Such amounts may not be comparable to data for Fiscal 1998 and the historical and pro forma nine months ended February 28, 1999.

 (2) Represents a one-time charge for settlement by Samsung Electronics of a patent infringement lawsuit attributable to the Power Device Business. The associated liability is being retained by Samsung Electronics.

 (3) In Fiscal 1997, restructuring and other non-recurring charges consisted of severance and other costs related to lay-offs that occurred in the first quarter of Fiscal 1997. In Fiscal 1998, such charges consisted of in-process research and development associated with the acquisition of Raytheon. For the historical and pro forma nine months ended February 28, 1999, such charges consisted of $7.2 million related to severance and other costs that occurred in the first and third quarters of Fiscal 1999.

 (4) Excludes a charge for the cumulative effect of change in accounting principle of $1.5 million, net of a related tax benefit of $0.8 million, in Fiscal 1998.

 (5) Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on debt and amortization of deferred debt issuance costs, and the portion (approximately one-third) of rental expense that we believe is representative of the interest component of rental expense.

 (6) Earnings for the nine months ended February 28, 1999 on a historical and on a pro forma basis were inadequate to cover fixed charges by approximately $33.4 million and $72.7 million, respectively.

 (7) Adjusted EBITDA is defined as operating income before other (income) expense, interest expense, taxes, depreciation, amortization and, in the case of Fairchild, (a) restructuring and other non-recurring charges and
     (b) $14.1 million of one-time retention bonuses in 1997 associated with the recapitalization of National Semiconductor and, in the case of the Power Device Business, a one-time charge of $58.0 million for litigation settlement expense. Adjusted EBITDA is presented because we believe that EBITDA is a widely accepted financial indicator of an entity's ability to incur and service debt. Adjusted EBITDA should not be considered by an investor as an alternative to net income or income from operations, as an indicator of our operating performance or other combined operations or cash flow data prepared in accordance with generally accepted accounting principles, or as an alternative to cash flows as a measure of liquidity. Our computation of Adjusted EBITDA may differ from similarly titled computations of other companies.

 (8) The excess of the aggregate purchase price over the historical net book value of the Power Device Business' assets acquired and liabilities assumed as of December 31, 1998 has been allocated to inventory, property, plant and equipment, and various intangible assets, and is for illustrative purposes in the pro forma financial statements only. Actual allocations will be based on fair values as of the acquisition date (April 13, 1999). Included in the allocation to intangible assets is an estimated allocation to in-process research and development of $31.2 million, which amount was expensed upon consummation of the Acquisition. This expense has been deducted from stockholder's equity in the pro forma balance sheet data as of February 28, 1999. Pro forma stockholders' equity has also been reduced by $4.0 million for the one-time write-off, net of tax benefit, of unamortized debt issuance costs associated with the debt being refinanced.

 (9) Pro forma data for the nine months ended December 31, 1998 has been presented to be consistent with the pro forma nine months ended February 28, 1999 data presented for Fairchild.

(10) Fairchild purchased Raytheon Semiconductor, Inc. from Raytheon Company on December 31, 1997.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus, including the risks described below, which apply to the Existing Notes as well as the Exchange Notes.

FAILURE TO EXCHANGE EXISTING NOTES FOR EXCHANGE NOTES -- FAILURE TO TENDER YOUR EXISTING NOTES FOR EXCHANGE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE EXISTING NOTES.

     The Existing Notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Existing Notes for Exchange Notes pursuant to the Exchange Offer, you will not be able to resell, offer to resell or otherwise transfer the Existing Notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the Existing Notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, if you want to exchange your Existing Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

ADVERSE EFFECT OF ISSUANCE OF EXCHANGE NOTES ON MARKET FOR EXISTING NOTES -- THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE EXISTING NOTES.

     To the extent that Existing Notes are tendered for exchange and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Existing Notes could be adversely affected.

SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES AND LIMIT OUR ABILITY TO GROW AND COMPETE.

     We continue to be highly leveraged after the issuance of the Notes and the Acquisition of the Power Device Business from Samsung Electronics. On a pro forma basis after giving effect to the Transactions, as of February 28, 1999, we would have had total indebtedness of $910.0 million, stockholder's equity of $31.0 million and a pro forma ratio of debt to equity of 29.4 to 1.0. We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The Senior Credit Facilities permit additional borrowings of up to $100.0 million and all of those borrowings would be senior to the Notes.

     Our substantial indebtedness:

     - requires us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     - increases the amount of our interest expense, because certain of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

     - increases our vulnerability to general adverse economic and industry conditions;

     - limits our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - restricts us from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

     - prevents us from raising the funds necessary to repurchase all Notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indentures governing our Notes;

     - makes it more difficult for us to satisfy our obligations with respect to the Notes;

     - places us at a competitive disadvantage compared to our competitors that have less debt; and

     - limits, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds, dispose of assets or pay cash dividends. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our company.

     See "Description of the Notes," "Capitalization," "Unaudited Pro Forma Combined Condensed Financial Statements and Unaudited Supplemental Data" and "Description of Certain Indebtedness."

ABILITY TO SERVICE DEBT -- TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     On a pro forma basis after giving effect to the Transactions, interest expense for Fiscal 1998 and for the nine months ended February 28, 1999 would have been $92.9 million and $67.7 million, respectively. On a pro forma basis after giving effect to the Transactions, our ratio of earnings to fixed charges would have been only 1.4x for Fiscal 1998, and for the nine months ended February 28, 1999, our fixed charges would have exceeded our earnings by $72.7 million. On a historical basis, our ratio of earnings to fixed charges would have been 1.9x for Fiscal 1998, while our fixed charges would have exceeded our earnings by $33.4 million for the nine months ended February 28, 1999. Our historical financial results have been, and our future financial results are anticipated to be, subject to substantial fluctuations. Our ability to improve our results is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under the Senior Credit Facilities in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the Senior Credit Facilities and the Notes, on commercially reasonable terms or at all.

     See "-- Cyclical Industry," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Fairchild" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Power Device Business."

SUBORDINATION -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES, LIKE THE EXISTING NOTES, IS JUNIOR TO OUR AND OUR GUARANTORS' EXISTING SENIOR INDEBTEDNESS AND POSSIBLY ALL OF OUR AND THEIR FUTURE BORROWINGS. FURTHERMORE, CLAIMS OF CREDITORS OF OUR NON-GUARANTOR SUBSIDIARIES WILL HAVE PRIORITY WITH RESPECT TO THE ASSETS AND EARNINGS OF SUCH SUBSIDIARIES OVER YOUR CLAIMS.

     The Exchange Notes, like the Existing Notes, the Fairchild Holdings' guaranty and the subsidiary guaranties will be subordinated to the prior payment in full of our, Fairchild Holdings' and the subsidiary guarantors', as the case may be, current and future senior indebtedness. As of February 28, 1999, after giving pro forma effect to the Transactions, we would have had approximately $310.0 million of senior indebtedness, Fairchild Holdings would have had approximately $310.0 million of senior indebtedness (consisting solely of its senior guaranty of our obligations under the Senior Credit Facilities) and the subsidiary guarantors would have had approximately $310.0 million of senior indebtedness (consisting solely of their senior guaranty of our obligations under the Senior Credit Facilities). The Notes, the Fairchild Holdings' guaranty and the subsidiary guaranties will rank pari passu with the 10 1/8% Senior Subordinated Notes and the related guaranties from Fairchild Holdings and the subsidiary guarantors. Because of the subordination provisions of the Notes, in the event of the bankruptcy, liquidation or dissolution of our company or any guarantor, our assets or the assets of the guarantors would be available to pay obligations under the Notes only after all payments had been made on our or the guarantors' senior indebtedness. We cannot assure you that sufficient assets will remain after all such payments have been made to make any payments on the Notes or the 10 1/8% Senior Subordinated Notes, including payments of interest when due. The term "senior indebtedness" is defined in the "Description of the Notes -- Ranking" section of this prospectus.

     We conduct a portion of our business through our subsidiaries. Some of our domestic subsidiaries and all of our foreign subsidiaries, including Fairchild Korea, are not guaranteeing the Notes. Less than two-thirds of the capital stock of Fairchild Korea has been pledged to secure our obligations under the Senior Credit Facilities. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness or guaranties issued by such subsidiaries, will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of our company, including holders of the Notes, even if the obligations of such subsidiaries do not constitute senior indebtedness. As of February 28, 1999, after giving pro forma effect to the Transactions and eliminating intercompany activity, the non-guarantor subsidiaries would have had approximately $52.1 million of liabilities and would have held approximately 51.6% of our consolidated assets, after allocating purchase price adjustments aggregating $274.5 million which were recorded by Fairchild Korea upon consummation of the Acquisition of the Power Device Business. For pro forma Fiscal 1998 the non-guarantor subsidiaries would have generated approximately 66% of our consolidated revenues.

     See "Description of the Notes -- Ranking" and "Description of the Notes -- Certain Covenants -- Limitations on Indebtedness."

RESTRICTIONS AND COVENANTS IN OUR DEBT INSTRUMENTS -- RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITIES, THE INDENTURE GOVERNING THE NOTES AND THE INDENTURE GOVERNING OUR 10 1/8% SENIOR SUBORDINATED NOTES LIMIT OUR ABILITY TO TAKE CERTAIN ACTIONS.

     We cannot assure you that the operating and financial restrictions and covenants in or applicable to our debt instruments, such as our 10 1/8% Senior Subordinated Notes, the Senior Credit Facilities and the Notes, will not adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest.

     The Senior Credit Facilities will require us to maintain compliance with certain financial ratios. Our ability to comply with such ratios may be affected by events beyond our control. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under the Senior Credit Facilities. In the event of any such default, the lenders under the Senior Credit Facilities could elect to declare all borrowings outstanding, together with accrued interest and other fees, to be due and payable, to require us to apply all of our available cash to repay such borrowings or to prevent us from making debt service payments on the Notes and the 10 1/8% Senior Subordinated Notes, any of which would result in an event of default under the Notes and the 10 1/8% Senior Subordinated Notes. If we were unable to repay any such borrowings when due, the lenders could proceed against their collateral, which consists of substantially all of the assets of Fairchild and its subsidiary guarantors. If the indebtedness under the Senior Credit Facilities, the Notes or the 10 1/8% Senior Subordinated Notes were to be accelerated, we cannot assure you that our assets would be sufficient to repay such indebtedness in full.

     See "Description of the Notes" and "Description of Certain Indebtedness."

GUARANTY OF FAIRCHILD HOLDINGS -- FAIRCHILD HOLDINGS, OUR PARENT COMPANY, DOES NOT HAVE ANY RESOURCES TO SUPPORT ITS GUARANTY OF THE NOTES.

     Although Fairchild Holdings has guaranteed the Notes on a senior subordinated basis, it currently conducts no business and has no significant assets other than our capital stock. Since all of our capital stock owned by Fairchild Holdings is pledged to secure Fairchild Holdings' guaranty of the Senior Credit Facilities, there are currently no assets supporting Fairchild Holdings' guaranty of the Notes. Fairchild Holdings' guaranty of the Notes is subordinated in right of payment to the guaranty by Fairchild Holdings of our obligations under the Senior Credit Facilities.

     See "Description of the Notes -- Guaranties."

CYCLICAL INDUSTRY -- DOWNTURNS IN THE BUSINESS CYCLE COULD ADVERSELY AFFECT US.

     The semiconductor industry is highly cyclical. During the latter half of Fiscal 1998 and the beginning of Fiscal 1999, we experienced significant declines in the pricing of our products as customers reduced demand forecasts and manufacturers reduced prices to keep capacity utilization high. We believe these declines were due primarily to the Asian financial crisis and excess personal computer inventories. We cannot assure you that the market for semiconductors will improve or that our markets will not experience additional, possibly more severe and prolonged, downturns in the future. In addition, we may experience significant changes in our operating profit margins as a result of variations in sales, changes in product mix, price competition for orders and costs associated with the introduction of new products. The markets for our products depend on continued demand for personal computer, industrial, telecommunications, consumer electronics and automotive goods. We cannot assure you that these end user markets will not experience changes in demand that will adversely affect our prospects.

NEW PRODUCT DEVELOPMENT AND TECHNOLOGICAL CHANGE -- OUR INABILITY TO INTRODUCE NEW PRODUCTS COULD ADVERSELY AFFECT US, AND NEW TECHNOLOGIES COULD REDUCE THE DEMAND FOR OUR PRODUCTS.

     Rapidly changing technologies and industry standards, along with frequent new product introductions, characterize the semiconductor industry. Our performance depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. We cannot assure you that we will successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner, or that products or technologies developed by others will not render our products or technologies obsolete or noncompetitive. A fundamental shift in technologies in our product markets could have a material adverse effect on us.

COMPETITION -- OUR BUSINESS IS VERY COMPETITIVE AND INCREASED COMPETITION COULD ADVERSELY AFFECT US.

     The semiconductor industry, and the multi-market semiconductor product markets in particular, are highly competitive. Competition is based on price, product performance, quality, reliability and customer service. The gross profit margins realizable in our markets can differ across regions, depending on the economic strength of end-product markets in those regions. In addition, even in strong markets, price pressures may emerge as competitors attempt to gain a greater market share by lowering prices. Competition in the various markets in which we participate comes from companies of various sizes, many of which are larger and have greater financial and other resources than we have and thus can better withstand adverse economic or market conditions. In addition, companies not currently in direct competition with us may introduce competing products in the future.

CURRENCY EXCHANGE RATE FLUCTUATIONS -- FLUCTUATIONS IN THE EXCHANGE RATE OF THE U.S. DOLLAR AND THE WON COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL PERFORMANCE AND RESULTS OF OPERATIONS.

     The Power Device Business' sales are denominated primarily in U.S. Dollars while its costs of goods sold and its operating expenses are denominated primarily in Won. As a result, a significant decrease in the value of the U.S. Dollar relative to the Won could have a material adverse effect on our financial performance and results of operations.

THE POWER DEVICE BUSINESS' LACK OF INDEPENDENT OPERATING HISTORY -- THE COSTS TO OPERATE THE POWER DEVICE BUSINESS MAY INCREASE AFTER THE ACQUISITION; ASSUMPTIONS USED TO ESTIMATE FUTURE OPERATING RESULTS MAY BE INCORRECT.

     Prior to our Acquisition, the Power Device Business was operated as a division of Samsung Electronics. During 1998, the Power Device Business incurred costs for research and development, sales and marketing and general and administrative activities. These costs represent expenses incurred directly by the Power Device Business and charges allocated to it by Samsung Electronics. Following consummation of the Acquisition, the Power Device Business obtains many of these services on an arm's length basis. However, to provide certain of these services for a transition period after the Acquisition, we entered into a Transitional Services Agreement with Samsung Electronics pursuant to which the Power Device Business continues to obtain certain of these services. The pro forma financial information contained herein assumes that the Power Device Business would have obtained certain of these services from Samsung Electronics under the Transitional Services Agreement or otherwise. We cannot assure you that charges under the Transitional Services Agreement will not exceed our assumptions or that upon termination of the Transitional Services Agreement, we will be able to obtain similar services on comparable terms. In addition, although Samsung Electronics assists us in integrating the operations of the Power Device Business into our operations pursuant to the Transitional Services Agreement, we may encounter unforeseen obstacles or costs in such integration.

     The Power Device Business has historically provided manufacturing services to Samsung Electronics at cost. As a result of the Acquisition, the Power Device Business will provide contract manufacturing services to Samsung Electronics for a period of three years under various agreements at rates designed to generate certain levels of Won-denominated profitability. The pro forma data contained in this prospectus are based on our estimates as to expenses on a stand-alone basis, including the effect of the Transitional Services Agreement with Samsung Electronics, and contract manufacturing revenue under the manufacturing agreements with Samsung Electronics. We cannot assure you that such estimates are accurate or will reflect the actual expenses or revenues of the Power Device Business.

     See "The Transactions" and "-- Dependence on Samsung Electronics."

DEPENDENCE ON SAMSUNG ELECTRONICS -- THE FAILURE OF SAMSUNG ELECTRONICS TO MAINTAIN ITS PURCHASE REQUIREMENTS OR MEET ITS CONTRACTUAL OBLIGATIONS COULD ADVERSELY AFFECT US. FURTHERMORE, WE MAY NOT BE ABLE TO CONTINUE THE HISTORICAL SALES TO AFFILIATED SAMSUNG COMPANIES.

     As a result of the Acquisition, we have the benefit of numerous arrangements with Samsung Electronics relating to product sales, designation as a vendor to affiliated Samsung companies and certain other services. Any material adverse change in the purchase requirements of Samsung Electronics, in its ability to supply the agreed-upon services or in its ability to fulfill its other obligations could have a material adverse effect on us. Although historically the Power Device Business generated significant revenues from the sale of products to affiliated Samsung companies, we cannot assure you that we will be able to sell any products to affiliated Samsung companies or that the designation of the Power Device Business as a vendor to those affiliated Samsung companies will generate any revenues for our company. Furthermore, under the Korean Fair Trade Law, the Fair Trade Commission may issue an order requiring change of terms and conditions of the agreements between us and Samsung Electronics if it concludes that Samsung Electronics has provided us with undue support or discriminated against our competitors.

     See "The Transactions."

RISKS ASSOCIATED WITH DOING BUSINESS IN KOREA -- OUR POWER DEVICE BUSINESS SUBJECTS OUR COMPANY TO RISKS INHERENT IN DOING BUSINESS IN KOREA.

     As a result of the Acquisition of the Power Device Business, we have operations in South Korea and are subject to certain risks. In addition to the risks specified under "-- Risks Associated with International Operations," some businesses in South Korea are presently subject to labor unrest. Also, relations between South Korea and North Korea have been tense over most of South Korea's history. Recent events involving, among other things, North Korea's refusal to comply with the Nuclear Non-Proliferation Treaty, have caused the level of tension between the two countries to increase. Incidents affecting relations between North Korea and South Korea continually occur. No assurance can be given as to whether or when this situation will be resolved or change abruptly as a result of current or future events. An adverse change in economic or political conditions in South Korea or in its relations with North Korea could have a material adverse effect on our business.

KOREAN VALUE ADDED TAX IN CONNECTION WITH THE ACQUISITION -- WE ARE REQUIRED TO PAY A SIGNIFICANT AMOUNT OF KOREAN VALUE ADDED TAX IN CONNECTION WITH THE ACQUISITION FOR WHICH WE MAY NOT RECEIVE A REFUND.

     We are required to pay approximately $41.0 million in Korean value added tax in connection with the Acquisition. We intend to utilize the post-closing purchase price adjustments, payments in connection with the Acquisition and existing cash to pay the amount of the value added tax. We believe that we will be entitled to a full refund within approximately 15 days of such payment. We cannot assure you that we will obtain such refund.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS -- OUR INTERNATIONAL OPERATIONS SUBJECT US TO RISKS INHERENT IN DOING BUSINESS ON AN INTERNATIONAL LEVEL.

     We cannot assure you that we will be successful in overcoming the risks related to or arising from operating in international markets. We maintain significant operations in Cebu, the Philippines, and Penang, Malaysia. As a result of the Acquisition of the Power Device Business, we have significant operations in South Korea. The following are certain risks inherent in doing business on an international level:

     - changes in import duties;

     - trade restrictions;

     - transportation delays;

     - work stoppages;

     - economic and political instability;

     - foreign currency fluctuations; and

     - the laws, including tax law, and policies of the United States and of the countries in which we manufacture our products.

FORMATION OF FOREIGN SUBSIDIARIES -- WE COULD SUFFER ADVERSE TAX AND OTHER FINANCIAL CONSEQUENCES OR LOSE THE BENEFITS ANTICIPATED FROM OUR TRANSACTION STRUCTURE.

     In connection with the Transactions, we formed a foreign subsidiary, Fairchild Korea Semiconductor Ltd., a Korean corporation. We contributed a portion of the proceeds of the Transactions to a wholly-owned subsidiary which contributed such proceeds to Fairchild Korea as an equity contribution. We also lent a portion of the proceeds to Fairchild Korea in exchange for corporate bonds issued to us by Fairchild Korea. Fairchild Korea used the proceeds of the loan and equity contribution to acquire the Power Device Business. See "The Transactions -- General" and "Description of Certain Indebtedness -- Senior Credit Facilities."

     The transaction structure is based on certain assumptions about the various tax laws, including withholding tax, and other relevant laws of foreign jurisdictions. We cannot assure you that foreign taxing authorities will agree with our assumptions or that they will reach the same conclusion. If our assumptions are incorrect, or if such foreign jurisdictions were to change or modify the relevant laws, we could suffer adverse tax and other financial consequences or lose the benefits anticipated from our transaction structure.

DEPENDENCE ON KEY CUSTOMERS -- THE LOSS OF KEY CUSTOMERS COULD ADVERSELY AFFECT US.

     In addition to National Semiconductor and Samsung Electronics, we have several other large customers. Many of our key customers operate in cyclical businesses and have in the past varied, and may in the future vary, order levels significantly from period to period. The loss of one or more of such customers, or a declining market in which such customers reduce orders or request reduced prices, could have a material adverse effect on us.

DEPENDENCE ON CERTAIN SOURCES OF SUPPLY -- THE LOSS OF CERTAIN SOURCES OF SUPPLY COULD ADVERSELY AFFECT US.

     Our results of operations could be adversely affected if we were unable to obtain adequate supplies of raw materials in a timely manner or if the costs of raw materials increased significantly. Our manufacturing operations depend upon obtaining adequate supplies of raw materials on a timely basis. We purchase raw materials such as silicon wafers, lead frames, mold compound, ceramic packages and chemicals and gases from a number of suppliers on a just-in-time basis. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. In addition, we subcontract certain of our wafer fabrication and assembly and test operations to other manufacturers, including Torex, NS Electronics Ltd., Samsung Electronics and National Semiconductor. Our operations could be adversely affected if our relationships with these subcontractors were disrupted or terminated.

MANUFACTURING RISKS -- WE MAY NOT BE ABLE TO MAINTAIN MANUFACTURING EFFICIENCY OR AVOID MANUFACTURING DIFFICULTIES.

     Our manufacturing processes are highly complex, require advanced and costly equipment and are continuously being modified in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields. Our manufacturing efficiency will be an important factor in our future profitability, and we cannot assure you that we will be able to maintain our manufacturing efficiency or increase manufacturing efficiency to the same extent as our competitors.

     In addition, as is common in the semiconductor industry, we have from time to time experienced difficulty in beginning production at new facilities or in effecting transitions to new manufacturing processes. As a consequence, we have suffered delays in product deliveries or reduced yields. There can be no assurance that we will not experience manufacturing problems in achieving acceptable yields or experience product delivery delays in the future as a result of, among other things, capacity constraints, construction delays, upgrading or expanding existing facilities or changing our process technologies, any of which could result in a loss of future revenues. Our operating results could also be adversely affected by the increase in fixed costs and operating expenses related to increases in production capacity if revenues do not increase proportionately.

DEPENDENCE ON NATIONAL SEMICONDUCTOR -- THE FAILURE OF NATIONAL SEMICONDUCTOR TO MAINTAIN ITS PURCHASE REQUIREMENTS OR MEET ITS CONTRACTUAL OBLIGATIONS COULD ADVERSELY AFFECT US.

     We have several arrangements with National Semiconductor relating to the provision of our services and the sale of our products. Any material adverse change in the arrangements, such as National Semiconductor's ability to provide the agreed-upon services, its ability to fulfill its intellectual property indemnity obligations or its ability to fulfill its other obligations, could have a material adverse effect on us. In addition, any material adverse change in the purchase requirements of National Semiconductor under the foundry services agreement, which expires on June 11, 2000, could have a material adverse effect on us.

     In the fourth quarter of Fiscal 1998, National Semiconductor informed us that its demand would be significantly lower in Fiscal 1999 than in Fiscal 1998. This has resulted in significantly lower contract manufacturing revenues in the first nine months of Fiscal 1999 as compared to the first nine months of Fiscal 1998 and will result in substantially lower contract manufacturing revenues throughout Fiscal 1999 as compared to Fiscal 1998. Such reduced demand has and will continue to negatively impact our factory utilization. Furthermore, upon expiration of the foundry services agreement on June 11, 2000, we cannot assure you that National Semiconductor will purchase any of our products or services.

DEPENDENCE ON KEY PERSONNEL -- OUR SUCCESS WILL CONTINUE TO DEPEND TO A SIGNIFICANT EXTENT ON OUR EXECUTIVES AND OTHER KEY PERSONNEL.

     Our success depends to a significant degree upon the continued contributions of key management, engineering, sales and marketing, finance and manufacturing personnel, certain of whom would be difficult to replace. The loss of the services of certain of these executives could have an adverse effect on us. We cannot assure you that the services of such personnel will continue to be made available.

     See "Management."

OWNERSHIP OF OUR PARENT COMPANY, FAIRCHILD HOLDINGS, AND OUR COMPANY -- A LIMITED NUMBER OF PERSONS INDIRECTLY CONTROLS OUR COMPANY.

     Sterling Holding Company, LLC and certain key employees of our company own approximately 85% of the outstanding voting stock of our parent company, Fairchild Holdings, which owns all of our outstanding capital stock. By virtue of such stock ownership, such persons have the power to direct our affairs and are able to determine the outcome of matters required to be submitted to stockholders for approval, including the election of a majority of our directors and amendment of our Certificate of Incorporation. We cannot assure you that such persons will not exercise their control over us in a manner detrimental to your interests.

     See "Ownership of Capital Stock."

DEPENDENCE ON INTELLECTUAL PROPERTY -- WE USE A SIGNIFICANT AMOUNT OF INTELLECTUAL PROPERTY IN OUR BUSINESS. IF WE ARE UNABLE TO PROTECT THIS INTELLECTUAL PROPERTY, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     Our future success and competitive position depend in part upon our ability to obtain and maintain certain proprietary technologies used in our principal products. We rely on patent, trade secret, trademark and copyright law to protect such technologies. Some of our technologies are not covered by any patent or patent application, and we cannot assure you that:

     - any of the more than 250 U.S. patents owned by us or numerous other patents which National Semiconductor, Raytheon and Samsung Electronics license to us will not be invalidated, circumvented, challenged or licensed to others; or

     - any of our pending or future patent applications will be issued within the scope of the claims sought by us, if at all.

     Further, we cannot assure you that others will not develop technologies that are similar or superior to our technologies, duplicate our technologies or design around our patents. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. Certain of our technologies have been licensed on a non-exclusive basis from National Semiconductor which may, after a five-year period, license such technologies to others, including our competitors. Under a technology licensing and transfer agreement, National Semiconductor has limited royalty-free, worldwide license rights (without right to sublicense) to some of our technologies. We cannot assure you that steps taken by us to protect our technologies will prevent misappropriation of such technologies.

     Vigorous protection and pursuit of intellectual property rights or positions characterize the semiconductor industry. Such vigor and pursuit have resulted in significant and often protracted and expensive litigation. Currently, no material intellectual property litigation is pending against us; however, we may from time to time be notified of claims that we may be infringing third party patents or other intellectual property rights. If necessary or desirable, we may seek licenses under such patents or intellectual property rights. However, we cannot assure you that we will obtain such licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for technologies we use could cause us to incur substantial liabilities and to suspend the manufacture or shipment of products or our use of processes requiring the technologies. Litigation could result in significant expense to us, adversely affecting sales of the challenged product or technologies and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. In the event of an adverse outcome in any such litigation, we may be required to:

     - pay substantial damages;

     - cease the manufacture, use, sale or importation of infringing products;

     - expend significant resources to develop or acquire non-infringing technologies;

     - discontinue the use of certain processes; or

     - obtain licenses to the infringing technologies.

We cannot assure you that we would be successful in such development or acquisition or that such licenses would be available under reasonable terms. Any such development, acquisition or license could require the expenditure of substantial time and other resources.

     We also seek to protect our proprietary technologies, including technologies that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with our collaborators, advisors, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of such research.

RISKS RELATING TO FUTURE ACQUISITIONS -- WE MAY NOT BE ABLE TO CONSUMMATE FUTURE ACQUISITIONS, AND CERTAIN CONSEQUENCES OF THOSE ACQUISITIONS WHICH WE DO COMPLETE MAY ADVERSELY AFFECT US.

     We plan to continue to pursue additional acquisitions of related businesses. We cannot assure you that we will be able to identify or finance additional acquisitions or that, if consummated, we will realize any anticipated benefits from such acquisitions. The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our financial condition and operating results.

ENVIRONMENTAL LIABILITIES; OTHER GOVERNMENTAL REGULATIONS -- REGULATORY MATTERS COULD ADVERSELY AFFECT OUR ABILITY TO CONDUCT OUR BUSINESS.

     We are subject to various federal, state, local and foreign environmental laws and regulations relating to the management, disposal and, under certain circumstances, remediation of toxic and hazardous materials and the discharge of pollutants into the air and water. Laws and regulations relating to workplace safety and worker health which, among other things, regulate employee exposure to hazardous substances in the workplace, also govern our operations. The nature of our operations expose us to the risk of liabilities or claims by governments, our employees or other third parties with respect to environmental matters, including those relating to the on- and off-site disposal and release of hazardous materials as well as with respect to health and safety matters, and we cannot assure you that material costs will not be incurred in connection with such liabilities or claims.

     Based on our experience, we believe that the future cost of compliance with existing environmental and health and safety laws and regulations (and liability for known environmental conditions) will not have a material adverse effect on our business, financial condition or results of operations. However, we cannot predict:

     - what environmental or health and safety legislation or regulations will be enacted in the future;

     - how existing or future laws or regulations will be enforced, administered or interpreted; or

     - the amount of future expenditures which may be required to comply with these environmental or health and safety laws or regulations or to respond to environmental claims.

     See "Business -- Environmental Matters."

FINANCING A CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE A CHANGE OF CONTROL OFFER.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes, including the Notes and the 10 1/8% Senior Subordinated Notes. The Senior Credit Facilities will prohibit us from purchasing any notes and will also provide that the occurrence of certain kinds of change of control events will constitute a default. In the event of a certain kind of change of control, we must offer to repay all borrowings under the Senior Credit Facilities or obtain the consent of our lenders under the Senior Credit Facilities to the purchase of notes. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute a default under the Indenture governing the Notes and the indenture governing our 10 1/8% Senior Subordinated Notes, which, in turn, would constitute a default under the Senior Credit Facilities. We cannot assure you that we will have the financial ability to purchase outstanding notes upon the occurrence of a change of control.

     See "Description of the Notes -- Change of Control."

FRAUDULENT CONVEYANCE MATTERS -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guaranty could be voided, or claims in respect of a guaranty could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guaranty:

     - received less than reasonably equivalent value or fair consideration for its guaranty; and

     - was insolvent or was rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by such guarantor pursuant to its guaranty could be voided and required to be returned to such guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

NO PRIOR MARKET FOR THE EXCHANGE NOTES -- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE NOTES.

     The Existing Notes are currently eligible for trading in the PORTAL market. The Exchange Notes are new securities for which there is no established market. We do not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Credit Suisse First Boston, Morgan Stanley Dean Witter, Fleet Securities, Inc. and Salomon Smith Barney Inc. acted as initial purchasers (the "Initial Purchasers") in connection with the offer and sale of the Existing Notes. Each of the Initial Purchasers (other than Salomon Smith Barney Inc.) has informed us that they intend to make a market in the Notes. However, such Initial Purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in the Exchange Notes, and the market price quoted for the Exchange Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Exchange Notes.

YEAR 2000 COMPLIANCE -- WE COULD BE ADVERSELY AFFECTED IF YEAR 2000 PROBLEMS ARE SIGNIFICANT.

     Although based on efforts to date, we believe all of our products and facilities will be Year 2000 compliant, any inability to remedy unforeseen Year 2000 problems or the failure of third parties to do so may cause business interruptions or shutdown, financial loss, regulatory actions, reputational harm or legal liability. We cannot assure you that our Year 2000 program or the programs of third parties who do business with us will be effective, that our estimate about the timing and cost of completing our program will be accurate or that all remediation will be complete by the Year 2000.

     We are dependent on business systems, which include our information technology systems and non-information technology devices with embedded microprocessors, in operating our business. We also depend on the proper functioning of business systems of third parties, such as our vendors and customers. The failure of any of these systems to interpret properly the upcoming calendar year 2000 could have a material adverse effect on our financial condition, results of operations, cash flow and business prospects. We are currently identifying, testing and correcting Year 2000 problems in systems throughout our operations, including those systems embedded in our machinery and equipment. We are also reviewing the Year 2000 readiness and compliance of our principal suppliers of products and services, in order to identify and assess any negative impacts that non-compliance could have on us. In addition, we are working with our customers to identify potential Year 2000 issues with our products.

     In connection with the Acquisition, we entered into arrangements with Samsung Electronics and Samsung SDS Co., Ltd. with respect to the provision of a number of business support services. We cannot assure you that Samsung Electronics and Samsung SDS Co., Ltd. will be Year 2000 compliant.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Fairchild -- Year 2000 Compliance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Power Device Business -- Year 2000 Compliance."

RISKS ASSOCIATED WITH THE CONVERSION BY CERTAIN EU MEMBER STATES TO THE "EURO" -- THE CONVERSION TO THE EURO MAY ADVERSELY AFFECT US.

     We may be exposed to certain risks as a result of the conversion by certain European Union member states of their respective currencies to the "Euro" as their legal currency on January 1, 1999. The conversion rates between such member states' currencies and the Euro have been fixed by the Council of the European Union. Risks related to the conversion to the Euro could include, among other things:

     - effects on pricing due to increased cross-border price transparency;

     - costs of modifying information systems, including both software and hardware;

     - costs of relying on third parties whose systems also require modification;

     - changes in the conduct of business and in the principal markets for our products and services; and

     - changes in the currency exchange rate risk.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Fairchild -- Liquidity and Capital Resources."

                          SOURCES AND USES OF PROCEEDS

     We will not receive any proceeds from the Exchange Offer. In consideration for issuing the Exchange Notes, we will receive in exchange Existing Notes of like principal amount, the terms of which are identical in all material respects to the Exchange Notes. The Existing Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the Exchange Offer. No underwriters are being used in connection with the Exchange Offer.

     We used the gross proceeds from the sale of the Existing Notes of $300.0 million, together with the $310.0 million from borrowings under the Senior Term Facilities, and a $50.0 million cash equity contribution to us from Fairchild Holdings as follows: (i) approximately $406.8 million to pay for the purchase price of the Power Device Business, (ii) approximately $163.6 million to repay our existing senior credit facilities, (iii) approximately $30.4 million to pay fees and expenses relating to the Transactions and (iv) approximately $59.2 million to fund our working capital needs and to pay Korean value added tax in connection with the Acquisition.

                                 CAPITALIZATION

     The following table sets forth the actual capitalization of our company as of February 28, 1999 and as adjusted to give pro forma effect to the Transactions as if they had occurred on February 28, 1999. This table should be read in conjunction with "Unaudited Pro Forma Combined Condensed Financial Statements and Unaudited Supplemental Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Fairchild," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Power Device Business" and the financial statements of Fairchild and the Power Device Business included elsewhere in this prospectus.

                                                              AS OF FEBRUARY 28, 1999
                                                              -----------------------
                                                              ACTUAL       PRO FORMA
                                                              -------      ----------
                                                               (DOLLARS IN MILLIONS)
Cash and cash equivalents(1)................................  $  5.4         $ 64.6
                                                              ======         ======
Long-term debt, including current portion:
  Existing senior credit facilities.........................  $163.6         $   --
  Senior Credit Facilities:
     Revolving Credit Facility(2)...........................      --             --
     Senior Term Facilities(3)..............................      --          310.0
  10 1/8% Senior Subordinated Notes Due 2007(4).............   300.0          300.0
  10 3/8% Senior Subordinated Notes Due 2007................      --          300.0
                                                              ------         ------
       Total long-term debt, including current portion......   463.6          910.0
                                                              ------         ------
  Stockholder's Equity(5):
       Common stock $.01 par value (1,000 shares authorized,
        100 shares issued and outstanding actual and pro
        forma)..............................................      --             --
     Additional paid-in capital.............................    12.0           62.0
     Accumulated earnings (deficit)(6)......................     4.2          (31.0)
                                                              ------         ------
       Total stockholder's equity(7)........................    16.2           31.0
                                                              ------         ------
          Total capitalization..............................  $479.8         $941.0
                                                              ======         ======

-------------------------

(1) The purchase price paid to Samsung Electronics is net of post-closing adjustments aggregating $48.2 million for working capital and an income payment.

(2) Borrowings of up to $100.0 million under the Revolving Credit Facility are available for working capital and general corporate purposes.

(3) The Senior Term Facilities consist of a $100.0 million Tranche A Facility that amortizes over five years and a $210.0 million Tranche B Facility that amortizes within six years with 1% of the original principal amount due in each of the first five years and the balance due in year six. Total pro forma year one amortization would be approximately $14.1 million.

(4) We must redeem $150.0 million principal amount of the 10 1/8% Senior Subordinated Notes on March 15, 2005 and $75.0 million principal amount on March 15, 2006, in each case at a redemption price of 100% of the principal amount plus accrued interest to the date of redemption.

(5) Citicorp Mezzanine Partners, L.P. contributed $50.0 million in cash to Fairchild Holdings in exchange for the 12.5% Subordinated PIK Note Due 2008 and a warrant to purchase 3,538,228 shares of the common stock of Fairchild Holdings. Fairchild Holdings contributed the $50.0 million from Citicorp Mezzanine Partners, L.P. to us as a capital contribution. In connection with Fairchild's spin-off from National Semiconductor in March 1997, Fairchild Holdings issued 12% Series A Cumulative Compounding Preferred Stock and common stock in the amounts of $70.0 million and $7.8 million, respectively. Fairchild Holdings contributed such equity proceeds to Fairchild in exchange for Fairchild's common stock. In addition, Fairchild Holdings issued to National Semiconductor the 11.74% Subordinated Note due March 14, 2008 in the original principal amount of $77.0 million.

(6) Includes $4.0 million, net of the related tax benefit of $0.4 million, for the write-off of unamortized debt issuance costs on the existing senior credit facilities.

(7) The excess of the aggregate purchase price over the historical net book value of the Power Device Business' assets acquired and liabilities assumed as of December 31, 1998 has been allocated to inventory, property, plant and equipment, and various intangible assets, for illustrative purposes in the pro forma financial statements only. Actual allocations will be based on fair values as of the acquisition date (April 13, 1999). Included in the allocation to intangible assets is an estimated allocation to in-process research and development of $31.2 million, which amount was expensed upon consummation of the Acquisition. This expense has been deducted from stockholder's equity in the pro forma balance sheet as of February 28, 1999.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            FINANCIAL STATEMENTS AND
                          UNAUDITED SUPPLEMENTAL DATA

     The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Fairchild, the Power Device Business and Raytheon which are included elsewhere in this prospectus. The acquisition of Raytheon was consummated on December 31, 1997, and, accordingly, Fairchild's historical consolidated statements of operations include the results of operations of Raytheon beginning January 1, 1998.

     The Unaudited Pro Forma Combined Condensed Statements of Operations give effect to the Raytheon acquisition and the Transactions as if they were consummated on May 26, 1997. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Transactions as if they were consummated on February 28, 1999. All of the pro forma adjustments are described more fully in the accompanying notes. The pro forma adjustments are based upon preliminary estimates and certain assumptions that we believe are reasonable in the circumstances. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data. Final amounts could differ from those set forth below.

     The Unaudited Pro Forma Combined Condensed Statements of Operations for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999 include the historical statements of operations of the Power Device Business for the twelve months ended June 30, 1998 and the nine months ended December 31, 1998, respectively. The Unaudited Pro Forma Combined Condensed Balance Sheet as of February 28, 1999 includes the historical balance sheet of the Power Device Business as of December 31, 1998. The results of operations of the Power Device Business for the period from April 1, 1998 through June 30, 1998 have been included in both the Unaudited Pro Forma Combined Condensed Statements of Operations for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999. Power Device Business revenue and loss for this period was $101.5 million and $34.1 million, respectively.

     The Power Device Business' historical financial information reflected in the Pro Forma Financial Statements represents the accounts and operations of Samsung Electronics with respect to the Power Device Business. During the period covered by the Power Device Business' Financial Statements, the Power Device Business was conducted as a part of Samsung Electronics' overall operations, and separate financial statements were not prepared. Fairchild has been advised by Samsung Electronics that the Power Device Business' Financial Statements were prepared from the historical accounting records of Samsung Electronics and include various allocations for costs and expenses. Therefore, the statements of operations of the Power Device Business may not be indicative of the results of operations that would have resulted if the Power Device Business had operated on a stand-alone basis. Fairchild has been advised by Samsung Electronics that all of the allocations and estimates reflected in the Power Device Business' Financial Statements are based on assumptions that Samsung Electronics believes are reasonable under the circumstances.

     The Pro Forma Financial Statements are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have been achieved had such transactions been consummated on the date or for the periods indicated and do not purport to be indicative of the balance sheet data or results of operations as of any future date or for any future period. The Pro Forma Financial Statements should be read in conjunction with the accompanying notes, the financial statements and notes thereto of Fairchild, the Power Device Business and Raytheon which are included elsewhere in this prospectus, "Management's Discussion and Analysis of Financial Condition and Results of Operations of Fairchild" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Power Device Business."

     The acquisition of Raytheon and the Acquisition of the Power Device Business were accounted for using the purchase method of accounting. The purchase method of accounting allocates the aggregate purchase price to the assets acquired and liabilities assumed based upon their respective fair values. For purposes of the Pro Forma Financial Statements, the excess of the aggregate purchase price over the historical net book value of the Power Device Business' assets acquired and liabilities assumed as of December 31, 1998 has been allocated to inventory, property, plant and equipment, and various intangible assets, and is for illustrative purposes in the pro forma financial statements only. Actual allocations will be based on fair values as of the acquisition date (April 13, 1999).

                      FAIRCHILD SEMICONDUCTOR CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                                              FISCAL YEAR ENDED MAY 31, 1998
                         ---------------------------------------------------------------------------------------------------------
                                         POWER
                           POWER        DEVICE        POWER
                           DEVICE      BUSINESS      DEVICE                                                  COMPANY
                          BUSINESS     PRO FORMA    BUSINESS      FAIRCHILD       RAYTHEON                  PRO FORMA     COMPANY
                         HISTORICAL   ADJUSTMENTS   PRO FORMA   HISTORICAL(3)   HISTORICAL(3)   COMBINED   ADJUSTMENTS   PRO FORMA
                         ----------   -----------   ---------   -------------   -------------   --------   -----------   ---------
                                                                   (DOLLARS IN MILLIONS)
Revenue
  Net sales-trade......    $400.2       $  7.51a     $413.8        $635.8           $47.3       $1,096.9     $    --     $1,096.9
                                           6.11b
Contract
  manufacturing........      27.6         22.81c       50.4         153.4              --         203.8           --        203.8
                           ------       ------       ------        ------           -----       --------     -------     --------
                            427.8         36.4        464.2         789.2            47.3       1,300.7           --      1,300.7
Cost of sales
  Cost of
    sales-trade........     240.6         (2.7)1a     249.8         441.6            26.7         718.1          3.92a      722.0
                                           9.91d
                                           1.41e
                                           1.31f
                                          (0.7)1g
  Cost of contract
    manufacturing......      27.6           --         27.6         117.1              --         144.7           --        144.7
                           ------       ------       ------        ------           -----       --------     -------     --------
                            268.2          9.2        277.4         558.7            26.7         862.8          3.9        866.7
                           ------       ------       ------        ------           -----       --------     -------     --------
Gross profit...........     159.6         27.2        186.8         230.5            20.6         437.9         (3.9)       434.0
Research and
  development..........      15.4           --         15.4          35.7             6.9          58.0           --         58.0
Selling, general and
  administrative.......      32.5         15.51a       33.9          92.0             6.4         132.3         28.42a      160.7
                                          (8.7)1d
                                          (5.4)1h
Litigation settlement
  expense..............      58.0           --         58.0            --              --          58.0           --         58.0
Restructuring and other
  non-recurring
  charges..............        --           --           --          15.5              --          15.5           --         15.5
                           ------       ------       ------        ------           -----       --------     -------     --------
Operating income.......      53.7         25.8         79.5          87.3             7.3         174.1        (32.3)       141.8
Non-cash interest
  expense..............        --           --           --           2.8              --           2.8          2.22b        5.0
Cash interest expense,
  net..................       9.9         (9.9)1i        --          41.9              --          41.9         46.02c       87.9
Foreign currency
  losses, net..........       7.5           --          7.5            --              --           7.5           --          7.5
                           ------       ------       ------        ------           -----       --------     -------     --------
Income before income
  taxes................      36.3         35.7         72.0          42.6             7.3         121.9        (80.5)        41.4
Income taxes...........      11.1        (11.1)1j        --          13.9             2.6          16.5         (8.1)2d       8.4
                           ------       ------       ------        ------           -----       --------     -------     --------
Net income(4)..........    $ 25.2       $ 46.8       $ 72.0        $ 28.7           $ 4.7       $ 105.4      $ (72.4)    $   33.0
                           ======       ======       ======        ======           =====       ========     =======     ========

 See accompanying notes to unaudited pro forma combined condensed statements of operations.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                                           NINE MONTHS ENDED FEBRUARY 28, 1999
                                -----------------------------------------------------------------------------------------
                                                POWER          POWER
                                  POWER         DEVICE        DEVICE
                                  DEVICE       BUSINESS      BUSINESS                              COMPANY       COMPANY
                                 BUSINESS     PRO FORMA         PRO      FAIRCHILD                PRO FORMA        PRO
                                HISTORICAL   ADJUSTMENTS       FORMA     HISTORICAL   COMBINED   ADJUSTMENTS      FORMA
                                ----------   ------------    ---------   ----------   --------   -----------    ---------
                                                                  (DOLLARS IN MILLIONS)
Revenue
  Net sales-trade.............    $282.4        $18.41a       $308.5       $434.1      $742.6      $   --        $742.6
                                                  7.71b
  Contract manufacturing......      12.5         11.71c         24.2         54.5        78.7          --          78.7
                                  ------        -----         ------       ------      ------      ------        ------
                                   294.9         37.8          332.7        488.6       821.3          --         821.3
Cost of sales
  Cost of sales-trade.........     190.3          6.91a        205.4        336.2       541.6         3.02a       544.6
                                                  5.11d
                                                  1.41e
                                                  0.91f
                                                  0.81g
  Cost of contract
     manufacturing............      12.5           --           12.5         45.4        57.9          --          57.9
                                  ------        -----         ------       ------      ------      ------        ------
                                   202.8         15.1          217.9        381.6       599.5         3.0         602.5
                                  ------        -----         ------       ------      ------      ------        ------
Gross profit..................      92.1         22.7          114.8        107.0       221.8        (3.0)        218.8
Research and development......      11.5           --           11.5         27.9        39.4          --          39.4
Selling, general and
  administrative..............      27.9         10.21a         31.3         68.5        99.8        19.72a       119.5
                                                 (2.7)1d
                                                  0.41e
                                                 (4.5)1h
Litigation settlement
  expense.....................      58.0           --           58.0           --        58.0          --          58.0
Restructuring and other non-
  recurring charges...........        --           --             --          7.2         7.2          --           7.2
                                  ------        -----         ------       ------      ------      ------        ------
Operating income (loss).......      (5.3)        19.3           14.0          3.4        17.4       (22.7)         (5.3)
Non-cash interest expense.....                     --             --          2.3         2.3         1.52b         3.8
Cash interest expense, net....       2.6         (2.6)1i          --         34.5        34.5        29.42c        63.9
Foreign currency gains, net...      (0.3)          --           (0.3)          --        (0.3)         --          (0.3)
                                  ------        -----         ------       ------      ------      ------        ------
Income (loss) before income
  taxes.......................      (7.6)        21.9           14.3        (33.4)      (19.1)      (53.6)        (72.7)
Income taxes..................       8.6         (8.6)1j          --         (3.3)       (3.3)       (5.4)2d       (8.7)
                                  ------        -----         ------       ------      ------      ------        ------
Net income (loss).............    $(16.2)       $30.5         $ 14.3       $(30.1)     $(15.8)     $(48.2)       $(64.0)
                                  ======        =====         ======       ======      ======      ======        ======

 See accompanying notes to unaudited pro forma combined condensed statements of operations.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS

     THE UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS GIVE EFFECT TO THE FOLLOWING PRO FORMA ADJUSTMENTS:

1.  PRO FORMA ADJUSTMENTS TO THE HISTORICAL RESULTS OF THE POWER DEVICE
BUSINESS.

     (a) Historically, the Power Device Business has recognized revenue for sales to Samsung Electronics' foreign sales subsidiaries, which we refer to as the Sales Subsidiaries, at the time of shipment to the Sales Subsidiaries. The pro forma adjustment to net sales eliminates the sales to the Sales Subsidiaries from the revenue of the Power Device Business and replaces them with the sales of the Sales Subsidiaries to the ultimate third parties. Cost of sales is also adjusted to reflect the change in the inventory held by the Sales Subsidiaries. Historically, the selling expenses incurred by the Sales Subsidiaries in connection with their sales to third parties have been recorded by the Sales Subsidiaries. The Power Device Business' selling, general and administrative expenses have been adjusted to give effect to the provisions of the Overseas Sales Support Agreement, which provides for commissions to be paid to the Sales Subsidiaries to provide certain sales services to the Power Device Business.

        The pro forma increases (decreases) to net sales, cost of sales and SG&A expenses are as follows:

                                                                      FISCAL YEAR    NINE MONTHS
                                                                         ENDED          ENDED
                                                                        MAY 31,      FEBRUARY 28,
                                                                         1998            1999
                                                                      -----------    ------------
                                                                         (DOLLARS IN MILLIONS)
        Net sales -- trade..........................................     $ 7.5          $18.4
        Cost of sales -- trade......................................      (2.7)           6.9
        SG&A........................................................      15.5           10.2

     (b) Historically, the Power Device Business has sold its products to Samsung Electronics at intercompany transfer prices. Under the terms of the Product Supply Agreement, the Power Device Business will sell its products to Samsung Electronics at guaranteed minimum annual levels based on historical volumes and at prices designed to reflect market prices, subject to certain adjustments to reflect changes in market prices as published by Worldwide Semiconductor Trade Statistics. In order to give effect to the minimum contractual volumes over historical levels and the pricing structure under the Product Supply Agreement, the pro forma net sales are increased by $6.1 million and $7.7 million for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999, respectively.

     (c) The pro forma adjustment to contract manufacturing revenue is $22.8 million and $11.7 million for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999, respectively. These amounts reflect the increase in contract manufacturing revenue that will be required to generate the minimum profit level guaranteed by Samsung Electronics under the Foundry Sale Agreement of W53,700 million during the first three years following consummation of the Acquisition (W27,700 million, W17,300 million and W8,700 million for the first, second and third years, respectively). Historically, the Power Device Business has provided these contract manufacturing services, consisting of wafer fabrication services, to Samsung Electronics at cost. The U.S. Dollar-denominated pro forma adjustments have been recorded using weighted average exchange rates of 1,260 Won and 1,334 Won to one U.S. Dollar for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999, respectively.

     (d) Historically, the Power Device Business has been charged at cost for epitaxial fabrication services, assembly and test services and photo mask supply services provided by Samsung Electronics' plants

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

         located in Onyang and Kiheung, South Korea. Under the terms of the EPI Services Agreement, the Onyang Assembly and Test Services Agreement and the Photo Mask Supply Agreement, Samsung Electronics has agreed to provide the Power Device Business with the above services for a three-year period following consummation of the Acquisition at agreed-upon prices denominated in U.S. Dollars in accordance with the terms of the above agreements. In the case of the Onyang Assembly and Test Services Agreement, the agreement provides for a 5% annual price decrease. The pro forma adjustments reflect the effects of (i) replacing the actual historical costs of these services with the negotiated costs of these services, which negotiated costs include recovery of general and administrative and interest costs attributable to these plants recorded in SG&A for the Power Device Business, based on historical product volumes and (ii) eliminating the portion of historically allocated SG&A expenses to be included in such negotiated costs.

        The pro forma increases (decreases) to cost of sales and SG&A expenses are as follows:

                                                                      FISCAL YEAR    NINE MONTHS
                                                                         ENDED          ENDED
                                                                        MAY 31,      FEBRUARY 28,
                                                                         1998            1999
                                                                      -----------    ------------
                                                                         (DOLLARS IN MILLIONS)
        Cost of sales -- trade......................................     $ 9.9          $ 5.1
        SG&A........................................................      (8.7)          (2.7)

     (e) Historically, the Power Device Business has been allocated charges for information technology services, logistics and other general and administrative services which were provided by Samsung Electronics. Under the terms of the Transitional Services Agreement, Samsung Electronics has agreed to provide to the Power Device Business logistics and other general and administrative services for a three-year period, at the fixed annual price of $5.3 million. Information technology services are provided under a separate agreement with Samsung SDS Co., Ltd. at the fixed annual price of $3.8 million. The pro forma adjustments to cost of sales and SG&A expenses reflect the effects of replacing the historical charges for such services with the fixed prices included in the Transitional Services Agreement and the agreement with Samsung SDS Co., Ltd. In addition, the pro forma adjustment includes the effect of a fixed 1,200 Won to one U.S. Dollar exchange rate used to translate the fixed charges included in the Transitional Services Agreement and the agreement with Samsung SDS Co., Ltd.

        The pro forma increases to cost of sales relating to information technology services and SG&A expenses relating to logistics and other general and administrative services are as follows:

                                                                      FISCAL YEAR    NINE MONTHS
                                                                         ENDED          ENDED
                                                                        MAY 31,      FEBRUARY 28,
                                                                         1998            1999
                                                                      -----------    ------------
                                                                         (DOLLARS IN MILLIONS)
        Cost of sales -- trade......................................     $1.4            $1.4
        SG&A........................................................       --             0.4

     (f) Sales of certain Power Device Business products will be subject to royalties arising from Fairchild's existing license agreement with another semiconductor corporation. The pro forma increases to cost of sales to give effect to such royalties are $1.3 million and $0.9 million for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999, respectively.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

     (g) Historically, the Power Device Business has been charged at cost for assembly and test services provided by Samsung Electronics' plant located in Suzhou, China. Under the terms of the Suzhou Assembly and Test Services Agreement, Samsung Electronics has agreed to provide the Power Device Business with assembly and test services for a three-year period following consummation of the Acquisition at agreed-upon prices denominated in U.S. Dollars. The pro forma adjustments reflect the effects of replacing the actual historical costs of these services with the negotiated costs of these services based on historical product volumes. Although the Suzhou Assembly and Test Services Agreement provides for annual price adjustments based upon the percentage change in the U.S. Consumer Price Index, the pro forma adjustments do not give effect to such price adjustments. The pro forma increases (decreases) to cost of sales are $(0.7) million and $0.8 million for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999, respectively.

     (h) Represents the elimination of royalty expense incurred by Samsung Electronics attributable to the Power Device Business which arises from certain license agreements that were not transferred to Fairchild. This results in a decrease to SG&A expenses of $5.4 million and $4.5 million for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999, respectively.

     (i) The pro forma adjustment to cash interest expense is $9.9 million and $2.6 million for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999, respectively. These amounts represent the elimination of interest expense on bank borrowings, capital lease obligations and corporate borrowings of Samsung Electronics allocated to the Power Device Business that were not transferred to Fairchild.

     (j) The pro forma adjustment for the elimination of income taxes is $11.1 million and $8.6 million for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999, respectively. As a result of the Acquisition, the Power Device Business is 100% exempt from Korean income taxes for seven years beginning with the first year in which taxable Korean income is generated.

2. PRO FORMA ADJUSTMENTS TO THE COMBINED RESULTS OF FAIRCHILD, THE POWER DEVICE BUSINESS AND RAYTHEON.

     (a) On April 13, 1999, Fairchild completed the acquisition of the Power Device Business for approximately $406.8 million, net of post-closing adjustments for working capital and an income payment aggregating $48.2 million. The purchase includes all of the worldwide operations and assets of the Power Device Business, which are comprised in part of a high volume wafer fabrication plant in Bucheon, South Korea, design and development operations in Bucheon, South Korea, secured services for high volume assembly and test operations and worldwide sales and marketing operations. The transaction is being accounted for as a purchase.

        The following table represents the estimated allocation of the purchase price over the historical net book value of the Power Device Business' assets acquired and liabilities assumed as of December 31, 1998, and is for illustrative purposes in the pro forma financial statements only. Actual allocations will be based on fair values as of the acquisition date (April 13, 1999). Also presented are the estimated periods of amortization for each of the identifiable intangible assets for purposes of calculating the pro forma adjustments to amortization expense in the accompanying pro forma condensed consolidated statements of operations. All tangible assets will be amortized on a straight-line basis. The amount allocated to in-process research and development will be charged to expense in our fourth fiscal quarter ended May 30, 1999. This expense has been excluded from the accompanying pro forma combined condensed

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

        statements of operations. Assuming the Transactions occurred on February 28, 1999, the allocation would have included the following intangible assets (in millions):

                                                                                  PERIOD OF
        INTANGIBLE ASSETS                                             AMOUNT     AMORTIZATION
        -----------------                                             -------    ------------
        Developed technology........................................  $124.1       15 years
        Customer base...............................................    47.0        8 years
        In-process research and development.........................    31.2             --
        Covenant not to compete.....................................    26.9        5 years
        Trademarks and tradenames...................................    21.9        4 years
        Assembled workforce.........................................     3.8        3 years
                                                                      ------
                  Total.............................................  $254.9
                                                                      ======

        In connection with Fairchild's acquisition of Raytheon on December 31, 1997, intangible assets were recorded for developed technologies and an assembled workforce. These assets are being amortized on a straight line basis over periods of 3 to 15 years.

        Pro forma adjustments for depreciation and amortization of fixed assets and other intangible assets are as follows:

                                                                      FISCAL YEAR    NINE MONTHS
                                                                         ENDED          ENDED
                                                                        MAY 31,      FEBRUARY 28,
                                                                         1998            1999
                                                                      -----------    ------------
                                                                         (DOLLARS IN MILLIONS)
        Intangibles -- Power Device Business........................     $26.3          $19.7
        Intangibles -- Raytheon.....................................       2.1             --
                                                                         -----          -----
             Total recorded in SG&A.................................     $28.4          $19.7
                                                                         =====          =====
        Fixed assets -- Power Device Business recorded in cost of
          sales-trade...............................................     $ 3.9          $ 3.0
                                                                         =====          =====

     (b) In connection with the Transactions, the Company incurred debt issuance costs of approximately $22.3 million associated with the Senior Credit Facilities and the Notes. These costs are comprised primarily of financing costs and other professional fees that will be deferred and amortized over the term of the related debt, which ranges from 5 to
        8 1/2 years. The pro forma adjustments to non-cash interest expense represent the incremental amortization of these debt issuance costs in the amount of $2.2 million and $1.5 million for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999, respectively. Unamortized debt issuance costs of $4.0 million, net of the related tax benefit of $0.4 million, associated with the existing senior credit facilities was charged to interest expense concurrent with the Transactions. The non-recurring charge has been excluded from the pro forma combined condensed statements of operations.

     (c) In connection with the Transactions, the Company entered into the Senior Credit Facilities, which provided up to $410.0 million in financing, consisting of a $100.0 million Revolving Credit Facility (under which no amounts were drawn at closing of the Acquisition) and $310.0 million of Senior Term Facilities. The Company also issued $300.0 million of Notes. Since a portion of the purchase price for the acquisition

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

         of Raytheon was paid from existing cash, interest income that corresponds to the interest on such cash and which would not have been earned during the period from May 26, 1997 through the date of the acquisition has been eliminated.

        The pro forma increases (decreases) to cash interest expense are as follows:

                                                                      FISCAL YEAR    NINE MONTHS
                                                                         ENDED          ENDED
                                                                        MAY 31,      FEBRUARY 28,
                                                                         1998            1999
                                                                      -----------    ------------
                                                                         (DOLLARS IN MILLIONS)
        Senior Term Facilities -- Tranche A Facility (7.75%)........    $  7.5          $  4.9
        Senior Term Facilities -- Tranche B Facility (8.25%)........      17.3            12.8
        Notes (10.375%).............................................      31.1            23.4
        Income lost -- Raytheon.....................................       1.6              --
        Interest expense on debt refinanced.........................     (11.5)          (11.7)
                                                                        ------          ------
             Total..................................................    $ 46.0          $ 29.4
                                                                        ======          ======

        The Senior Term Facilities bear interest at adjustable rates based on a spread over LIBOR. An increase of 0.125% in the rate applicable to the Senior Term Facilities will increase interest expense and reduce net income as follows:

                                                                      FISCAL YEAR    NINE MONTHS
                                                                         ENDED          ENDED
                                                                        MAY 31,      FEBRUARY 28,
                                                                         1998            1999
                                                                      -----------    ------------
                                                                         (DOLLARS IN MILLIONS)
        Interest expense............................................     $ 0.4          $ 0.3
                                                                         =====          =====
        Net income..................................................     $(0.3)         $(0.2)
                                                                         =====          =====

     (d) The pro forma adjustment for income tax benefit is $8.1 million and $5.4 million for the fiscal year ended May 31, 1998 and the nine months ended February 28, 1999, respectively. These amounts represent the benefit for income taxes on the loss before income tax resulting from the pro forma adjustments made to the combined results of the Company. The benefit for income taxes was calculated using a rate of 10%, the Company's current effective tax rate.

3. For the fiscal year ended May 31, 1998, historical Fairchild amounts include the results of operations of Raytheon after December 31, 1997, the date of its acquisition, and historical Raytheon amounts include the results of operations of Raytheon from June 1, 1997 to December 31, 1997.

4. Net income excludes a charge for the cumulative effect of change in accounting principle of $1.5 million, net of a related tax benefit of $0.8 million, in fiscal year ended May 31, 1998.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                                            AT FEBRUARY 28, 1999
                                           --------------------------------------------------------------------------------------
                                                           POWER
                                             POWER        DEVICE        POWER
                                             DEVICE      BUSINESS      DEVICE                               COMPANY
                                            BUSINESS     PRO FORMA    BUSINESS    FAIRCHILD                PRO FORMA     COMPANY
                                           HISTORICAL   ADJUSTMENTS   PRO FORMA   HISTORICAL   COMBINED   ADJUSTMENTS   PRO FORMA
                                           ----------   -----------   ---------   ----------   --------   -----------   ---------
                                                                           (DOLLARS IN MILLIONS)
ASSETS
Current assets:
  Cash and cash equivalents..............    $   --       $    --      $   --       $  5.4      $  5.4      $ 59.22a    $   64.6
  Receivables, net.......................      26.6            --        26.6        101.5       128.1                     128.1
  Inventories............................      44.0            --        44.0        105.6       149.6        (4.6)2b      145.0
  Deferred income taxes..................       1.2          (1.2)1a       --           --          --          --            --
  Other current assets...................       3.8          (1.4)1b      2.4         19.7        22.1          --          22.1
                                             ------       -------      ------       ------      ------      ------      --------
    Total current assets.................      75.6          (2.6)       73.0        232.2       305.2        54.6         359.8
Property, plant and equipment, net.......      91.0            --        91.0        305.9       396.9        24.22b       421.1
Deferred income taxes....................        --            --          --         24.5        24.5          --          24.5
Goodwill, net............................        --            --          --           --          --          --            --
Intangible assets, net...................       0.9            --         0.9         29.0        29.9       223.72b       253.6
Other assets.............................       2.8            --         2.8         31.1        33.9        18.32c        52.2
                                             ------       -------      ------       ------      ------      ------      --------
    Total assets.........................    $170.3       $  (2.6)     $167.7       $622.7      $790.4      $320.8      $1,111.2
                                             ======       =======      ======       ======      ======      ======      ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short-term borrowings and current
    portion of long-term debt............    $ 20.7       $ (20.7)1c   $   --       $ 35.5      $ 35.5      $(21.4)2d   $   14.1
  Income tax payable.....................      13.0         (13.0)1a       --           --          --          --            --
  Accounts payable.......................      13.7            --        13.7         85.2        98.9          --          98.9
  Accrued expenses and other current
    liabilities..........................      70.6          (5.5)1b      7.1         56.0        63.1          --          63.1
                                                            (58.0)1d       --           --          --          --            --
                                             ------       -------      ------       ------      ------      ------      --------
    Total current liabilities............     118.0         (97.2)       20.8        176.7       197.5       (21.4)        176.1
Long term debt, less current portion.....      55.7         (55.7)1c       --        428.1       428.1       467.82e       895.9
Deferred income taxes....................       1.9          (1.9)1a       --           --          --          --            --
Other liabilities........................       6.5            --         6.5          1.7         8.2          --           8.2
                                             ------       -------      ------       ------      ------      ------      --------
    Total liabilities....................     182.1        (154.8)       27.3        606.5       633.8       446.4       1,080.2
                                             ------       -------      ------       ------      ------      ------      --------
Commitments and contingencies
Stockholder's equity:
  Common stock...........................        --            --          --           --          --          --            --
  Additional paid-in capital.............        --            --          --         12.0        12.0        50.02f        62.0
  Business equity........................       0.3         152.2       152.5           --       152.5      (152.5)2g         --
  Cumulative translation adjustment......     (12.1)           --       (12.1)          --       (12.1)       12.12g          --
  Accumulated earnings (deficit).........        --            --          --          4.2         4.2       (31.2)2b      (31.0)
                                                                                                              (4.0)2c
                                             ------       -------      ------       ------      ------      ------      --------
    Total stockholder's equity...........     (11.8)        152.2       140.4         16.2       156.6      (125.6)         31.0
                                             ------       -------      ------       ------      ------      ------      --------
    Total liabilities and stockholder's
      equity.............................    $170.3       $  (2.6)     $167.7       $622.7      $790.4      $320.8      $1,111.2
                                             ======       =======      ======       ======      ======      ======      ========

See accompanying notes to unaudited pro forma combined condensed balance sheet.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                                 BALANCE SHEET

     THE UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET GIVES EFFECT TO THE FOLLOWING PRO FORMA ADJUSTMENTS:

1.  PRO FORMA ADJUSTMENTS TO THE HISTORICAL RESULTS OF THE POWER DEVICE
    BUSINESS.

     (a) Reflects the elimination of deferred income tax assets of $1.2 million, deferred income tax liabilities of $1.9 million and income taxes payable of $13.0 million that were not transferred to Fairchild.

     (b) Reflects the elimination of prepaid royalties of $1.4 million and accrued royalties of $5.5 million arising from certain license agreements that were not transferred to Fairchild.

     (c) Reflects the elimination of bank borrowings, capital lease obligations and corporate borrowings of Samsung Electronics allocated to the Power Device Business in an aggregate amount of $76.4 million that were not transferred to Fairchild.

     (d) Reflects the elimination of accrued expense of $58.0 million for patent litigation settlement costs that will be paid by Samsung Electronics.

2. PRO FORMA ADJUSTMENTS TO THE COMBINED RESULTS OF FAIRCHILD AND THE POWER DEVICE BUSINESS.

     (a) Represents the amount of excess cash that was provided in connection with the Transactions.

     (b) The following table represents the estimated allocation of the purchase price over the historical net book value of the Power Device Business' assets acquired and liabilities assumed as of December 31, 1998, and is for illustrative purposes in the pro forma financial statements only. Actual allocations will be based on fair values as of the acquisition date (April 13, 1999). Assuming the Transactions occurred on February 28, 1999, the purchase price allocation, including acquisition related expenses of $8.1 million, would have been as follows (in millions):

           Working capital.............................................  $ 47.6
           Property, plant and equipment...............................   115.2
           Other assets................................................     3.7
           Long-term liabilities.......................................    (6.5)
           Developed technology........................................   124.1
           Customer base...............................................    47.0
           In-process research and development.........................    31.2
           Covenant not to compete.....................................    26.9
           Trademarks and tradenames...................................    21.9
           Assembled workforce.........................................     3.8
                                                                         ------
                Total..................................................  $414.9
                                                                         ======

     In-process research and development of $31.2 million will be charged to operations in the Company's fourth fiscal quarter ending May 30, 1999. This non-recurring charge has been excluded from the unaudited pro forma statement of operations data presented in this prospectus. For pro forma balance sheet purposes, intangible assets have been reduced by $31.2 million with a corresponding charge to accumulated earnings (deficit).

     (c) Represents deferred debt issuance costs primarily comprised of financing costs and professional fees of $22.3 million associated with the Notes and the Senior Credit Facilities offset by the write-off of $4.0 million, net of the related tax benefit of $0.4 million, of unamortized debt issuance costs associated with the existing senior credit facilities being repaid.

     (d) Represents the repayment of the short-term portion of the existing senior credit facilities in an aggregate amount of $35.5 million, offset by the current portion of the Term Loan Facilities in an aggregate amount of $14.1 million.

     (e) Represents the repayment of the long-term portion of the existing senior credit facilities in an aggregate amount of $128.1 million offset by the Term Loan Facilities and the Notes in an aggregate amount of $595.9 million.

     (f) Represents $50.0 million contributed to the capital of Fairchild by Fairchild Holdings.

     (g) Represents the elimination of the equity of the Power Device Business at the Acquisition date in an aggregate amount of $140.4 million.

               SELECTED CONSOLIDATED FINANCIAL DATA OF FAIRCHILD

     The following table sets forth selected historical consolidated financial data of Fairchild. The historical consolidated financial data as of and for the fiscal years ended May 26, 1996, May 25, 1997 and May 31, 1998 are derived directly from the audited Consolidated Financial Statements of Fairchild included elsewhere in this prospectus. The historical consolidated financial data as of February 28, 1999 and for the nine months ended March 1, 1998 and February 28, 1999 are derived directly from the unaudited Consolidated Financial Statements of Fairchild included elsewhere in this prospectus. The historical consolidated financial data as of and for the fiscal years ended May 29, 1994 and May 28, 1995, and the historical balance sheet data as of March 1, 1998, are derived from unaudited consolidated financial statements of Fairchild that are not included in this prospectus. We believe that such unaudited consolidated financial statements include all adjustments necessary for the fair presentation of the financial condition and the results of operations of Fairchild for such periods and as of such dates. Operating results for the nine months ended February 28, 1999 are not necessarily indicative of the results of operations that may be expected for Fiscal 1999. This information should be read in conjunction with the Consolidated Financial Statements of Fairchild included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Fairchild."

                                                                                            NINE MONTHS ENDED
                                                     FISCAL YEAR ENDED MAY               -----------------------
                                          --------------------------------------------   MARCH 1,   FEBRUARY 28,
                                           1994     1995     1996      1997      1998      1998         1999
                                          ------   ------   -------   -------   ------   --------   ------------
                                                                  (DOLLARS IN MILLIONS)
HISTORICAL STATEMENT OF OPERATIONS
  DATA:(1)
Revenue.................................  $716.6   $680.3   $776.3    $692.0    $789.2    $601.9       $488.6
Gross profit............................  $248.3   $203.8   $216.8    $152.5    $230.5    $180.2       $107.0
Research and development................    27.4     31.0     30.3      18.9      35.7      24.7         27.9
Selling, general and administrative.....    97.3    100.3    114.4      96.4      92.0      66.6         68.5
Restructuring and other non-recurring
  charges(2)............................      --       --       --       5.3      15.5      15.5          7.2
                                          ------   ------   ------    ------    ------    ------       ------
Operating income........................  $123.6   $ 72.5   $ 72.1    $ 31.9    $ 87.3    $ 73.4       $  3.4
                                          ======   ======   ======    ======    ======    ======       ======
OTHER FINANCIAL DATA:
Revenue:
  Analog................................  $   --   $   --   $   --    $   --    $ 32.0    $ 11.9       $ 49.7
  Discrete..............................    80.0    116.4    175.0     164.5     187.3     144.8        131.6
  Logic.................................   393.8    327.7    339.5     285.3     303.0     234.3        194.2
  Memory................................   185.1    185.5    174.2     138.0     113.5      88.1         58.6
  Contract manufacturing services.......    57.7     50.7     87.6     104.2     153.4     122.8         54.5
                                          ------   ------   ------    ------    ------    ------       ------
         Total revenue..................  $716.6   $680.3   $776.3    $692.0    $789.2    $601.9       $488.6
                                          ======   ======   ======    ======    ======    ======       ======
Adjusted EBITDA(3)......................  $162.3   $117.2   $136.3    $128.4    $187.4    $151.4       $ 82.7
Depreciation and amortization...........    38.7     44.7     64.2      77.1      84.6      62.5         72.1
Capital expenditures....................    88.2    112.9    153.9      47.1      78.0      49.3         31.5
Ratio of earnings to fixed charges(4)...    84.7x    75.3x    46.2x      2.9x      1.9x     2.1x           --(5)
HISTORICAL BALANCE SHEET DATA (END OF
  PERIOD):
Inventories.............................  $ 60.9   $ 68.8   $ 93.1    $ 73.1    $108.0    $ 99.6       $105.6
Total assets............................   233.0    323.2    432.7     554.3     631.8     629.1        622.7
Long-term debt, excluding current
  portion...............................      --       --       --     409.0     438.1     442.0        428.1
Total equity............................   161.1    233.2    349.2      16.7      46.3      44.2         16.2

-------------------------

(1) For the fiscal years ended May 1997 and prior, statement of operations data includes the direct and allocated expense of the Fairchild Semiconductor Business of National Semiconductor. Such amounts may not be comparable to data for Fiscal 1998 and the historical and pro forma nine months ended February 28, 1999.

(2) In Fiscal 1997, restructuring and other non-recurring charges consisted of severance and other costs related to lay-offs that occurred in the first quarter of Fiscal 1997. In Fiscal 1998, such charges consisted of $15.5 million for in-process research and development associated with the acquisition of Raytheon. For the nine months ended February 28, 1999, such charges consisted of severance and other costs related to lay-offs in the first and third quarters of Fiscal 1999.

(3) Adjusted EBITDA is defined as operating income before other (income) expense, interest expense, taxes, depreciation, amortization, restructuring and other non-recurring charges and $14.1 million of one-time retention bonuses in 1997 associated with the recapitalization of National Semiconductor. Adjusted EBITDA is presented because we believe that EBITDA is a widely accepted financial indicator of an entity's ability to incur and service debt. Adjusted EBITDA should not be considered by an investor as an alternative to net income or income from operations, as an indicator or our operating performance or other combined operations or cash flow data prepared in accordance with generally accepted accounting principles or as an alternative to cash flows as a measure of liquidity. Our computation of Adjusted EBITDA may differ from similarly titled computations of other companies.

(4) Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on debt and amortization of deferred debt issuance costs, and the portion (approximately one-third) of rental expense that the Company believes is representative of the interest component of rental expense.

(5) Earnings for the nine months ended February 28, 1999 were inadequate to cover fixed charges by approximately $33.4 million.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS OF FAIRCHILD

     The following discussion should be read in conjunction with the Consolidated Financial Statements and notes thereto of Fairchild included elsewhere in this prospectus. For the purposes of this section only, we refer to Fairchild Semiconductor Corporation and its subsidiaries prior to the consummation of the Acquisition as the Company, unless the context requires otherwise.

OVERVIEW

     Fairchild is a leading designer, manufacturer and supplier of high-performance logic, non-volatile memory, discrete power and signal technology and analog and mixed signal semiconductors, serving the personal computer, industrial, telecommunications, consumer electronics and automotive markets. The predecessor to Fairchild was renowned as one of the pioneering companies of the semiconductor industry. Fairchild invented the planar process of manufacturing semiconductors, regarded as one of the most significant achievements in the semiconductor industry since the invention of the transistor. These early innovations form the base of a rich company history. Acquired in 1979 by Schlumberger, Fairchild continued to innovate, introducing logic products such as FAST(R) (Fairchild Advanced Schottky Technology) and FACT(TM) (Fairchild Advanced CMOS Technology), which remain industry standard products today. In 1987, Fairchild was acquired by National Semiconductor and integrated into its operations. Certain of the assets of Fairchild were spun-off from National Semiconductor on March 11, 1997 pursuant to an Agreement and Plan of Recapitalization (the "Recapitalization") and began operating as a stand-alone entity. At that time, Fairchild's business consisted of the Logic Products Group, historically a core business of Fairchild, and the Discrete Products Group and the Non-Volatile Memory Products Group, historically multi-market businesses of National Semiconductor. On December 31, 1997, the Company acquired all of the outstanding common stock of Raytheon for approximately $117.0 million in cash. Raytheon designs, manufactures and markets high-performance analog and mixed signal semiconductors with long product lives for the personal computer, communications, broadcast video and industrial markets. Similar to Fairchild's business, Raytheon operates in the moving and shaping segment of the semiconductor market. Immediately prior to the closing of the transaction, Raytheon was renamed Fairchild Semiconductor Corporation of California and, upon closing, became a wholly-owned subsidiary of the Company. Fairchild Semiconductor Corporation of California was combined with the Non-Volatile Memory Products Group and is being operated as the Analog, Mixed Signal and Non-Volatile Memory Products Group. The transaction was accounted for as a purchase. Accordingly, the Company's operating results in Fiscal 1998 include the operating results of Fairchild Semiconductor Corporation of California as of the date of the acquisition. The results of operations in Fiscal 1997 for the period prior to March 11, 1997 reflect the operating results of the Fairchild Semiconductor Business of National Semiconductor, and are not necessarily indicative of the results that would have been obtained as a stand-alone company during that time. This is due in part to the fact that National Semiconductor allocated to the Fairchild Semiconductor Business certain corporate and other overhead costs at levels higher than those experienced as a stand-alone company. In addition, the Fairchild Semiconductor Business, prior to the establishment of the Company, provided contract manufacturing services to National Semiconductor at cost and now provides such services at higher prices. Under manufacturing agreements with National Semiconductor, National Semiconductor is required to purchase not less than $330.0 million of contract manufacturing services from the Company during the first 39 months after consummation of the Recapitalization.

     The following table sets forth the composition of revenue by product group and contract manufacturing services, as a percentage of total revenues:

                                                                 FISCAL YEAR ENDED
                                                                        MAY
                                                              -----------------------
                                                              1996     1997     1998
                                                              -----    -----    -----
Logic.......................................................   43.7%    41.2%    38.4%
Discrete....................................................   22.6     23.8     23.7
Analog, Mixed Signal and Non-Volatile Memory................   22.5     19.9     18.5
Contract Manufacturing Services.............................   11.2     15.1     19.4
                                                              -----    -----    -----
          Total.............................................  100.0%   100.0%   100.0%
                                                              =====    =====    =====

QUARTERLY RESULTS

     The following table sets forth the unaudited historical quarterly trade sales and trade gross profits (losses) of Fairchild's product groups:

                                      FISCAL 1997                         FISCAL 1998                    FISCAL 1999
                           ---------------------------------   ---------------------------------   ------------------------
                             Q1       Q2       Q3       Q4       Q1       Q2       Q3       Q4       Q1       Q2       Q3
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
                                                                (DOLLARS IN MILLIONS)
TRADE SALES:
Analog...................  $   --   $   --   $   --   $   --   $   --   $   --   $ 11.9   $ 20.1   $ 16.9   $ 17.7   $ 15.1
Discrete.................    35.9     39.7     42.7     46.2     48.2     47.0     49.6     42.5     38.9     45.7     47.0
Logic....................    66.8     74.7     69.2     74.6     78.9     79.8     75.6     68.7     60.9     67.7     65.6
Memory...................    30.2     39.6     35.6     32.6     31.6     28.5     28.0     25.4     18.4     20.9     19.3
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
    Total................  $132.9   $154.0   $147.5   $153.4   $158.7   $155.3   $165.1   $156.7   $135.1   $152.0   $147.0
                           ======   ======   ======   ======   ======   ======   ======   ======   ======   ======   ======
GROSS PROFIT (LOSS):
Analog...................  $   --   $   --   $   --   $   --   $   --   $   --   $  4.9   $  7.2   $  5.9   $  7.4   $  5.2
Discrete.................    10.7     11.2     13.4     15.8     18.9     17.9     17.3     12.8      8.9     10.5     10.7
Logic....................    12.2     18.7     15.7     21.0     25.9     29.7     25.6     21.3     14.8     17.7     20.4
Memory...................     7.1      6.6      6.8      6.5      5.9      2.3      1.3      3.2     (0.8)    (2.0)    (0.8)
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
    Total................  $ 30.0   $ 36.5   $ 35.9   $ 43.3   $ 50.7   $ 49.9   $ 49.1   $ 44.5   $ 28.8   $ 33.6   $ 35.5
                           ======   ======   ======   ======   ======   ======   ======   ======   ======   ======   ======
GROSS PROFIT (LOSS)
PERCENTAGE:
Analog...................      --%      --%      --%      --%      --%      --%    41.2%    35.8%    34.9%    41.8%    34.4%
Discrete.................    29.8     28.2     31.4     34.2     39.2     38.1     34.9     30.1     22.9     23.0     22.8
Logic....................    18.3     25.0     22.7     28.2     32.8     37.2     33.9     31.0     24.3     26.1     31.1
Memory...................    23.5     16.7     19.1     19.9     18.7      8.1      4.6     12.6     (4.3)    (9.6)    (4.1)
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
    Total................    22.6     23.7     24.3     28.2     31.9     32.1     29.7     28.4     21.3     22.1     24.1
                           ======   ======   ======   ======   ======   ======   ======   ======   ======   ======   ======

NINE MONTHS ENDED FEBRUARY 28, 1999 COMPARED TO NINE MONTHS ENDED MARCH 1, 1998

     Results of Operations. The Company incurred net losses of $30.1 million for the first nine months of Fiscal 1999, compared to net income of $25.1 million in the corresponding period last year. Net losses for the first nine months of Fiscal 1999 include pre-tax restructuring charges of $7.2 million. The corresponding period in Fiscal 1998 includes both a non-recurring pre-tax charge of $15.5 million for the write-off of purchased in-process research and development associated with the acquisition of Raytheon

Semiconductor, Inc. ("Analog") in December 1997 and an after-tax charge of $1.5 million for the cumulative effect of a change in accounting principle.

     Operating income was $3.4 million in the first nine months of Fiscal 1999, compared to $73.4 million in the first nine months of Fiscal 1998. Excluding restructuring and other non-recurring charges, the Company had operating income of $10.6 million and $88.9 million for the first nine months of Fiscal 1999 and 1998, respectively. Operating income for the first nine months of Fiscal 1999 includes operating losses of $0.3 million for Analog. The decrease in profitability in the first nine months of Fiscal 1999 over the comparable period last year is primarily attributable to lower trade revenues and corresponding deterioration in margins resulting from soft market conditions worldwide in the industry, due to excess personal computer inventories in the sales channels and adverse effects on semiconductor demand driven by economic uncertainty in Southeast Asia, and lower contract manufacturing profits due to significantly reduced demand from National Semiconductor.

     Excluding depreciation and amortization of $72.1 million in the first nine months of Fiscal 1999 and $62.5 million in the comparable period of Fiscal 1998, and restructuring and other non-recurring charges, earnings before interest, taxes and depreciation and amortization, which we refer to as EBITDA, were $82.7 million in the first nine months of Fiscal 1999 compared to $151.4 million in the comparable period of Fiscal 1998. EBITDA is presented because the Company believes that it is a widely accepted financial indicator of an entity's ability to incur and service debt. EBITDA should not be considered as an alternative to net income, operating income, or other consolidated operations and cash flow data prepared in accordance with generally accepted accounting principles, as an indicator of the operating performance of the Company, or as an alternative to cash flows as a measure of liquidity.

     Revenues. The Company's revenues consist of trade sales to unaffiliated customers (88.8% of total revenues in the first nine months of Fiscal 1999 and 79.6% in the comparable period of Fiscal 1998) and revenues from contract manufacturing services provided to National Semiconductor (11.2% of total revenues in the first nine months of Fiscal 1999, and 20.4% in the comparable period of Fiscal 1998). Trade sales decreased 9.4% to $434.1 million compared to $479.1 million for the comparable period of Fiscal 1998. Trade sales for the first nine months of Fiscal 1999 include those of Analog, while the comparable period in Fiscal 1998 includes only two months. Excluding Analog's trade sales for the non-comparable periods, trade sales decreased 17.5% for the nine month period ending February 28, 1999 over the same period a year ago. Sales declines impacted all product groups. For the first nine months of Fiscal 1999, Logic, Discrete and Memory trade sales decreased by 17.2%, 9.1% and 33.3%, respectively, over the comparable period a year ago.

     Geographically, 35%, 20% and 45% of trade sales were derived from North America, Europe and Asia/Pacific, respectively, in the first nine months of Fiscal 1999, compared to 36%, 21% and 43% in the first nine months of Fiscal 1998. Trade sales were down in all regions in the first nine months of Fiscal 1999 compared to a year ago. Trade sales decreased by 17.4%, 25.1% and 11.6% in North America, Europe and Asia/Pacific, respectively.

     Contract manufacturing revenues decreased to $54.5 million, from $122.8 million for the comparable period in Fiscal 1998. Contract manufacturing revenue includes $15.8 million of billings, recorded in the first nine months of Fiscal 1999, under the fixed cost recovery and guaranteed annual revenue provisions of the Company's manufacturing agreements with National Semiconductor. The aforementioned decrease is reflective of greatly reduced demand from National Semiconductor.

     Gross Profit. Gross profit decreased 40.6% to $107.0 million, compared to $180.2 million in the first nine months of Fiscal 1998. As a percentage of trade sales, gross trade profit for the first nine months of Fiscal 1999 was 22.6% compared to 31.2% in the same period of Fiscal 1998. The decrease in the first nine months of Fiscal 1999 over the comparable period of Fiscal 1998 is due to lower average selling prices and decreased factory utilization, particularly in the first half of Fiscal 1999, resulting from soft market conditions. The Company also experienced inefficiencies, particularly in the second quarter of Fiscal 1999, due to the start-up of its own shipping and logistics systems (independent of National Semiconductor's), part of its ongoing enterprise system implementation.

     Contract manufacturing gross profit decreased 70.2% in the first nine months of Fiscal 1999, over the corresponding period in the prior year. As a percentage of contract manufacturing revenue, gross contract manufacturing profits were 16.7% in the first nine months of Fiscal 1999 compared to 24.8% in the comparable period of Fiscal 1998. The decreases in contract manufacturing gross profits as a percent of contract manufacturing revenues result from factory under-utilization driven by reduced demand from National Semiconductor.

     Research and Development. Research and development expenses were $27.9 million, or 6.4% of trade sales, compared to $24.7 million, or 5.2% of trade sales, for the comparable period of Fiscal 1998. The increase in year-to-date R&D expenditures is driven by R&D costs incurred by Analog in Fiscal 1999. Only two months of R&D for Analog were recorded in the first nine months of Fiscal 1998. R&D efforts are focused on the Company's growth products: CMOS Logic, DMOS, EEPROM and Analog. In the first nine months of Fiscal 1999, R&D expenditures were 9.0% of trade sales, for these growth products. R&D expenditures for the Company's mature products (Bipolar Logic, Bipolar Discretes and EPROM) were less than 1% of trade sales for the first nine months of Fiscal 1999.

     Selling, General and Administrative. Selling, general and administrative expenses were $68.5 million, or 15.8% of trade sales, compared to $66.6 million, or 13.9% of trade sales for the comparable period of Fiscal 1998. The increase in year-to-date SG&A expenses is primarily the result of the incremental SG&A expenses of Analog. Only two months of SG&A expenses for Analog were recorded in the comparable period of Fiscal 1998.

     Restructuring. The nine months ended February 28, 1999 included a pre-tax restructuring charge of approximately $4.5 million in the first quarter of Fiscal 1999 in connection with management's plan to reduce costs and improve operating efficiencies. The charge consisted of $0.8 million related to non-cash asset impairments and $3.7 million of employee separation costs. The nine months ended February 28, 1999 also included a charge of $2.7 million in the third quarter of Fiscal 1999 in connection with the transfer of all assembly and test activities related to its Analog and Mixed Signal product lines from its Mountain View, California facility to its Penang, Malaysia facility or to subcontractors. The charge consisted of $1.9 million of non-cash asset write-offs and $0.8 million of employee separation costs that were substantially paid during the third quarter of Fiscal 1999.

     Interest, Net. Interest, net was $36.8 million in the first nine months of Fiscal 1999 compared to $33.8 million in the comparable period of Fiscal 1998. The increase is principally the result of indebtedness incurred to fund the Raytheon acquisition, which occurred in the third quarter of Fiscal 1998.

     Income Taxes. Income tax expense (benefit) was $(3.3) million for the first nine months of Fiscal 1999, compared to $13.0 million in the first nine months of Fiscal 1998. The effective tax rate for the first nine months of Fiscal 1999 was 10% compared to 33% in the comparable period last year. The reduction in the Company's effective tax rate primarily results from the Company's year-to-date loss and its inability to carry-back current year net operating losses due to the short time the Company has operated as a stand-alone entity.

YEAR ENDED MAY 31, 1998 COMPARED TO YEAR ENDED MAY 25, 1997

     Results of Operations. Net income increased 62.9% to $27.2 million in Fiscal 1998, as compared to $16.7 million in Fiscal 1997. Net income in Fiscal 1998 includes a one-time pre-tax charge for in-process research and development associated with the acquisition of Raytheon ($15.5 million) and an after-tax charge for the cumulative effect of a change in accounting principle pertaining to certain business process reengineering costs associated with the Company's enterprise software system implementation ($1.5 million) which had been previously capitalized. Net income in Fiscal 1997 includes one-time pre-tax charges related to payment of retention bonuses ($14.1 million) and a restructuring charge ($5.3 million) related to workforce reductions. In addition, Fiscal 1998 net income includes a full year of interest expense and income taxes, while Fiscal 1997 includes these charges only for the period subsequent to the Recapitalization. Prior to the Recapitalization, the Fairchild Semiconductor Business did not incur these costs.

     Operating income, excluding one-time charges, increased 100.4% to $102.8 million in Fiscal 1998 from $51.3 million in Fiscal 1997. Included in operating income is $36.3 million and $6.8 million of gross profit on contract manufacturing services in Fiscal 1998 and 1997, respectively, under manufacturing agreements with National Semiconductor. Gross profit on contract manufacturing services in Fiscal 1997 was generated subsequent to the Recapitalization. Prior to the Recapitalization, contract manufacturing revenues were recorded at cost. In addition, operating income in Fiscal 1998 increased over Fiscal 1997 due to higher trade revenues as a result of the acquisition of Raytheon and improved market conditions, particularly in the first half of the year, higher trade gross profit due to improved factory utilization, and the favorable effect of currency devaluations in Southeast Asia on manufacturing costs. Excluding one-time charges, depreciation and amortization of $84.6 million and $77.1 million in Fiscal 1998 and 1997, respectively, and other expense of $1.4 million in Fiscal 1997, EBITDA increased 46.0% to $187.4 million in Fiscal 1998 from $128.4 million in Fiscal 1997.

     The Company's results for the fiscal year ended May 31, 1998 consist of 53 weeks of activity, compared to 52 weeks for the fiscal years ended May 25, 1997 and May 26, 1996.

     Revenues. The Company's revenues consist of trade sales to unaffiliated customers (80.6% and 84.9% of total revenues in Fiscal 1998 and 1997, respectively) and revenues from contract manufacturing services provided to National Semiconductor (19.4% and 15.1% of total revenues in Fiscal 1998 and 1997, respectively).

     Trade sales increased 8.2% to $635.8 million in Fiscal 1998 compared to $587.8 million in Fiscal 1997. Trade sales for Fiscal 1998 include those of Raytheon since the acquisition. Excluding Raytheon, trade sales increased 2.7% in Fiscal 1998 over Fiscal 1997. The increase in trade sales was driven primarily by increased unit volume, as average selling prices were flat. Average selling prices increased year over year for the first three quarters in Fiscal 1998, but decreased significantly in the fourth quarter as industry-wide market conditions softened.

     Logic trade sales increased 6.2% in Fiscal 1998 over Fiscal 1997. The increase was driven by higher unit volume, which offset a decrease in average selling prices. In Fiscal 1998, CMOS trade sales increased 14.3% over Fiscal 1997, offsetting a decrease of 2.8% in Bipolar trade sales. The increase in CMOS trade sales was across all product lines, including VHC, LCX, FACT(TM) and HCMOS. The decrease in Bipolar trade sales is reflective of the general market trend toward lower power consuming CMOS products.

     Discrete trade sales increased 13.9% in Fiscal 1998 over Fiscal 1997. The increase was due to higher average selling prices, driven by new product introductions and a favorable sales mix, and slightly higher unit volume. DMOS trade sales increased 39.9% in Fiscal 1998 over Fiscal 1997, offsetting a decrease of 7.6% in Bipolar trade sales. The increase in DMOS trade sales was due to higher sales volume of new products featuring the Company's Trench technology, which offset price erosion in some of the more mature DMOS products. The decrease in Bipolar trade sales was driven by a combination of lower sales volume and slightly lower average selling prices. Reflective of the Company's growth strategy, trade sales of DMOS products in Fiscal 1998 exceeded trade sales in Bipolar products for the first time.

     Analog, Mixed Signal and Non-Volatile Memory trade sales increased 5.4% in Fiscal 1998 over Fiscal 1997. The increase was due entirely to the acquisition of Raytheon. Excluding Analog and Mixed

Signal Products, Non-volatile Memory trade sales decreased 17.7% in Fiscal 1998 over Fiscal 1997. The decrease was driven by lower prices impacting all memory product lines due to competitive pressures, partially offset by higher volume, particularly in EEPROM. EEPROM, which is the Company's long-term focus in the non-volatile memory market, had increased trade sales of 4.7% in Fiscal 1998 over Fiscal 1997. In a declining market, EPROM trade sales decreased 46.2% in Fiscal 1998 over Fiscal 1997, as EPROMs are being rapidly phased out by FLASH memory products in the marketplace.

     Geographically, 38%, 21% and 41% of trade sales were derived in North America, Europe and Asia/Pacific, respectively, in Fiscal 1998, compared to 38%, 20% and 42% in Fiscal 1997. Trade sales in all regions grew over Fiscal 1997 levels. Europe increased 12.7%, North America increased 8.8% and Asia/Pacific increased 5.4%, despite soft economic conditions in the region. Asia/Pacific trade sales were influenced by strong growth in Southeast Asia, which offset a year over year decline in Japan.

     Contract manufacturing revenues increased 47.2% to $153.4 million in Fiscal 1998 compared to $104.2 million in Fiscal 1997. This increase, when normalized for higher prices to include a markup for all of Fiscal 1998, reflects greater demand from National Semiconductor, particularly in the first nine months of Fiscal 1998. During the fourth quarter, foundry revenues decreased 26.1% from the third quarter as National Semiconductor sharply cut back its demand in response to its own publicly-announced restructuring created by soft market conditions in the industry.

     Gross Profit. Gross profit increased 51.2% to $230.5 million in Fiscal 1998, compared to $152.5 million in Fiscal 1997. Included in gross profit in Fiscal 1998 and 1997 is $36.3 million and $6.8 million, respectively, attributable to contract manufacturing services provided to National Semiconductor. Prior to the Recapitalization in Fiscal 1997, these revenues were recorded at cost. Gross trade profit, excluding contract manufacturing, increased 33.3% in Fiscal 1998 over Fiscal 1997. As a percentage of trade sales, gross trade profits were 30.5% and 24.8% in Fiscal 1998 and 1997, respectively. The increase in gross trade profit as a percentage of trade sales was due to increased factory utilization due to improved market conditions and the favorable effect on fixed cost absorption of increased demand from National Semiconductor in the first nine months of Fiscal 1998, the favorable effects of currency devaluations in Southeast Asia on the Company's manufacturing costs and the acquisition of Raytheon, which increased the Company's portfolio of higher-margin products.

     Research and Development. R&D expenses were $35.7 million, excluding a $15.5 million pre-tax charge for purchased in-process R&D expenses associated with the acquisition of Raytheon, or 5.6% of trade sales in Fiscal 1998, compared to $18.9 million, or 3.2% of trade sales in Fiscal 1997. The increase in R&D expenses is driven by higher spending to support new product development, reflecting the Company's renewed emphasis on R&D efforts as a stand-alone company following the Recapitalization. Prior to the Recapitalization, R&D expenditures of the business primarily consisted of allocations from National Semiconductor. Reflective of increased R&D efforts, the Company approximately doubled the number of new products introduced in Fiscal 1998 from Fiscal 1997. In addition, the Company is spending higher levels of R&D expenses for its Analog and Mixed Signal products, reflecting its strategy to focus on and grow this segment of its business. R&D efforts are focused on the Company's growth products: CMOS Logic, DMOS, EEPROM and Analog. In Fiscal 1998, R&D expenditures were 8.9% of trade sales for these growth products, and 0.5% of trade sales for the Company's mature products (Bipolar Logic, Bipolar Discretes and EPROM). Comparison of the above to Fiscal 1997 is not meaningful as the Company was not a stand-alone entity for the entire year.

     Selling, General and Administrative. SG&A expenses were $92.0 million, or 14.5% of trade sales, in Fiscal 1998, compared to $96.4 million, or 16.4% of trade sales, in Fiscal 1997. Excluding one-time retention bonuses of $14.1 million charged in Fiscal 1997, SG&A expenses were $82.3 million, or 14.0% of trade sales in Fiscal 1997. The increase in SG&A expenses as a percent of trade sales after elimination of retention bonuses is due to higher selling and marketing expenses driven by inefficiencies experienced in the first half of Fiscal 1998 while operating under transition service agreements with National

Semiconductor, and in the second half of Fiscal 1998 due to the integration of the Raytheon sales force into the Company. The increase in selling and marketing expenses was partially offset by a decrease in general and administrative expenses due to lower expenses incurred as a stand-alone entity in Fiscal 1998 compared to Fiscal 1997, which reflects nine months of direct and allocated expenses of the Fairchild Semiconductor Business while operated by National Semiconductor.

     Restructuring. Fiscal 1997 included a one-time restructuring charge of $5.3 million, incurred in the first quarter, for severance and other costs directly attributable to a workforce reduction.

     Interest, Net. Interest, net was $44.7 million and $9.3 million in Fiscal 1998 and 1997, respectively. Fiscal 1998 includes a full year of interest expense on indebtedness incurred to finance the Recapitalization, while Fiscal 1997 contains approximately one quarter of such interest expense. In addition, the Company incurred additional indebtedness due to the purchase of Raytheon in the third quarter of Fiscal 1998. Prior to the Recapitalization in Fiscal 1997, the Fairchild Semiconductor Business was allocated net interest expense from National Semiconductor. This amount is included in other expense.

     Other Expenses. Other expense was $1.4 million in Fiscal 1997, consisting primarily of net interest expense allocated to the Fairchild Semiconductor Business by National Semiconductor. There were no comparable amounts incurred in Fiscal 1998.

     In the third quarter of Fiscal 1998, the Company took a pre-tax charge of $15.5 million for purchased in-process research and development in conjunction with the acquisition of Raytheon and an after-tax charge of $1.5 million for the cumulative effect of an accounting charge pertaining to treatment of certain costs associated with the Company's enterprise software system implementation. The enterprise software system implementation costs, relating to activities to assess the system's capabilities in light of the Company's current business processes, were previously capitalized as part of the cost of the software. Emerging Issues Task Force Issue 97-13, dated November 20, 1997, requires companies to expense such costs as incurred.

     Income Taxes. Income taxes were $13.9 million and $4.5 million in Fiscal 1998 and 1997, respectively. In Fiscal 1998, income taxes were recorded at an effective tax rate of 32.6%. In Fiscal 1997, income taxes were recorded only for the period subsequent to the Recapitalization, at an effective rate of 38.7%. The lower tax rate in Fiscal 1998 is due to a higher proportion of taxable income in lower tax countries as compared to Fiscal 1997. Prior to the Recapitalization, the Fairchild Semiconductor Business did not record a tax provision or pay income taxes as it operated as a division of National Semiconductor.

YEAR ENDED MAY 25, 1997 COMPARED TO YEAR ENDED MAY 26, 1996

     Results of Operations. Net income decreased 76.9% to $16.7 million in Fiscal 1997 from $72.3 million in Fiscal 1996. Fiscal 1997 includes interest expense and income taxes of $9.3 million and $4.5 million, respectively, incurred subsequent to the Recapitalization. No such amounts were incurred in Fiscal 1996. Operating income was $31.9 million in Fiscal 1997, a 55.8% decrease from the prior year. This decrease was attributable to a combination of lower trade sales driven by industry-wide adverse market conditions that impacted much of Fiscal 1997, lower gross profits as a result of factory underutilization caused by an inventory reduction initiative in Fiscal 1997, one-time retention bonuses of $14.1 million and a one-time restructuring charge of $5.3 million in Fiscal 1997 related to the Company's workforce reductions in the first quarter of Fiscal 1997, partially offset by gross profit on contract manufacturing services in Fiscal 1997 subsequent to the Recapitalization. Prior to the Recapitalization, these revenues were recorded at cost. Excluding interest expense and one-time charges in Fiscal 1997 and other (income) expense of $1.4 million and $(0.2) million in Fiscal 1997 and 1996, respectively, EBITDA was $128.4 million in Fiscal 1997, compared to $136.3 million in Fiscal 1996.

     Revenues. The Company's revenues consist of trade sales to unaffiliated customers (84.9% and 88.7% of total revenues in Fiscal 1997 and 1996, respectively) and revenues from contract manufacturing services provided to National Semiconductor (15.1% and 11.3% of total revenues in Fiscal 1997 and 1996, respectively).

     Trade sales decreased 14.7% to $587.8 million in Fiscal 1997 from $688.7 million in Fiscal 1996. The decrease in trade sales impacted all product groups and was due primarily to industry-wide adverse market conditions which impacted order rates starting in the second half of Fiscal 1996 and continued through the first half of Fiscal 1997, after which order rates recovered moderately. Trade sales were down 23.7% in the first half of Fiscal 1997 over the first half of Fiscal 1996, but were down only 3.7% in the second half of Fiscal 1997 over the second half of Fiscal 1996, reflecting improvement in orders as market conditions improved.

     Logic trade sales decreased 16.0% in Fiscal 1997 over Fiscal 1996. The decline in Logic trade sales was almost entirely unit price driven, as volumes were flat year over year. The majority of Logic's trade sales decline was in the mature Bipolar products, which declined 22.1% in Fiscal 1997 over Fiscal 1996. CMOS trade sales declined 9.5% in Fiscal 1997 over Fiscal 1996. Reflective of the Company's growth strategy, CMOS trade sales in Fiscal 1997 exceeded Bipolar trade sales for the first time.

     Discrete trade sales decreased 6.0% in Fiscal 1997 over Fiscal 1996. The decline in Discrete trade sales was due to lower volume in Bipolar products, whose trade sales decreased 27.7% in Fiscal 1997 over Fiscal 1996, offset by strong growth in higher-priced DMOS products, the focus of the Discrete Products Group's growth strategy, whose trade sales increased 54.2% in Fiscal 1997 over Fiscal 1996.

     Non-Volatile Memory trade sales decreased 20.8% in Fiscal 1997 over Fiscal 1996. The decline in Non-Volatile Memory trade sales was driven by a significant decline in EPROM sales volume, whose trade sales decreased 40.8% year over year, offset by continued growth in EEPROM trade sales, which increased 6.2% in Fiscal 1997 over Fiscal 1996. Additionally, EEPROM trade sales exceeded EPROM trade sales in Fiscal 1997 for the first time.

     Geographically, 38%, 20% and 42% of trade sales were derived in North America, Europe and Asia/Pacific, respectively, in Fiscal 1997, as compared to 38%, 23% and 39% in Fiscal 1996. All regions experienced declines in trade sales in Fiscal 1997 as compared to Fiscal 1996. Trade sales in North America declined 14%, Europe 27% and Asia/Pacific 7%. Overall, exchange rates had a minimal effect on trade sales as the majority of the Company's sales are U.S. Dollar-denominated.

     Contract manufacturing revenues increased 19.0% to $104.2 million in Fiscal 1997 from $87.6 million in Fiscal 1996. This increase, when normalized for higher prices to include a markup in Fiscal 1997 subsequent to the Recapitalization, was due to greater demand in Fiscal 1997 from National Semiconductor, particularly for products manufactured in the Company's 6-inch wafer fabrication plant in South Portland, Maine.

     Gross Profit. Gross profit decreased 29.7% to $152.5 million in Fiscal 1997 from $216.8 million in Fiscal 1996. Included in the Fiscal 1997 amount is $6.8 million of gross profit attributable to contract manufacturing services provided to National Semiconductor subsequent to the Recapitalization. Prior to the Recapitalization, these revenues were recorded at cost. Under the manufacturing agreements with National Semiconductor, prices for contract manufacturing services were designed to generate a 20% gross profit for the Company. For the period subsequent to the Recapitalization, the Company was achieving this level of gross profit with respect to contract manufacturing revenues. As a percentage of trade sales, gross trade profits were 24.8% and 31.5% in Fiscal 1997 and 1996, respectively. The decline in gross trade profit as a percentage of trade sales was due to lower prices, particularly in Logic, and lower factory utilization, particularly in the first half of Fiscal 1997, due to adverse market conditions and an inventory reduction initiative. The Company reduced inventories by $20.0 million, or 21.5%, in Fiscal 1997 over Fiscal 1996. In response to declining gross profit, we enacted cost reduction programs, which included headcount reductions, in the first quarter of Fiscal 1997. Gross trade profit as a percent of trade sales was 23.2% in the first half of Fiscal 1997, reflecting slow order rates and low factory utilization. Gross trade profit as a percent of trade sales increased to 26.3% in the second half of Fiscal 1997, reflecting increased order rates, improved factory utilization and the beneficial effects of the cost reduction programs enacted in the first half of Fiscal 1997.

     Research and Development. R&D expenses were $18.9 million, or 3.2% of trade sales in Fiscal 1997, compared to $30.3 million, or 4.4% of trade sales, in Fiscal 1996. The decrease in R&D expenses relates primarily to reduced allocations from National Semiconductor in Fiscal 1997 prior to the Recapitalization as a result of the refocus of its strategic direction away from Fairchild's markets, as well as the elimination of allocations from National Semiconductor subsequent to the Recapitalization.

     Selling, General and Administrative. SG&A expenses were $96.4 million, or 16.4% of trade sales, in Fiscal 1997, compared to $114.4 million, or 16.6% of trade sales, in Fiscal 1996. The decrease in SG&A expenses is attributable to reduced allocations from National Semiconductor in Fiscal 1997 prior to the Recapitalization, reflecting the reduced consumption of corporate services, and the favorable effect of lower charges under the Transition Services Agreement with National Semiconductor subsequent to the Recapitalization as compared to the allocations for those same services for the comparable period in Fiscal 1996, offset by one-time retention and incentive bonuses ($14.1 million) paid in Fiscal 1997 concurrently with the Recapitalization.

     Restructuring. Fiscal 1997 included a restructuring charge of $5.3 million for severance and other costs directly attributable to a workforce reduction undertaken in the first quarter of Fiscal 1997.

     Interest, Net. Interest, net was $9.3 million in Fiscal 1997, as a result of indebtedness incurred concurrently with the Recapitalization. In Fiscal 1997 prior to the Recapitalization, and in Fiscal 1996, the Company was allocated net interest income from National Semiconductor. This amount is included in other (income) expense.

     Other (Income) Expense. Other expense was $1.4 million in Fiscal 1997, compared to other income of $0.2 million in Fiscal 1996. The increase in other expense was primarily due to higher net interest expense allocated from National Semiconductor in Fiscal 1997.

     Income Taxes. Income taxes were $4.5 million in Fiscal 1997. The provision for income taxes was recorded only for the period subsequent to the Recapitalization. Prior to the Recapitalization, the Company did not pay income taxes or file income tax returns as it operated as a division of National Semiconductor. The effective tax rate on income generated subsequent to the Recapitalization is 38.7%.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has a borrowing capacity of $100.0 million for working capital and general corporate purposes under the Revolving Credit Facility. The Company did not draw upon the Revolving Credit Facility in connection with the Transactions. The Company is required to pay an approximately $41.0 million Korean value added tax in connection with the Acquisition. The Company intends to utilize the post-closing purchase price adjustments in connection with the Acquisition and existing cash to pay the full amount of the value added tax due and payable. The Company believes that it will be entitled to a full refund of the value added tax within approximately 15 days of such payment. The Company cannot be assured of the refund, however.

     The Senior Credit Facilities, the 10 1/8% Senior Subordinated Notes and the Notes do, and other debt instruments the Company may enter into in the future may, impose various restrictions and covenants on the Company which could potentially limit the Company's ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities. The Company expects that its existing cash, together with available funds from its amended Senior Credit Facilities and funds generated from operations, will be sufficient to meet its anticipated operating requirements and to fund its research and development and capital expenditures for the next twelve months.

     As of February 28, 1999, the Company's cash and cash equivalents balance was $5.4 million, a decrease of $1.1 million from May 31, 1998. On a pro forma basis, after giving effect to the Transactions, the Company's cash and cash equivalents as of February 28, 1999 was $64.6 million.

     During the nine months ended February 28, 1999, the Company's operations generated $20.0 million in cash compared to $108.7 million generated in the first nine months of Fiscal 1998. The decrease in cash provided by operating activities reflects a decrease in net income adjusted for noncash items of $68.7 million as well as a decrease in cash flows from changes in operating assets and liabilities of $20.0 million. Cash used in investing activities during the first nine months of Fiscal 1999 totaled $33.4 million compared to $170.3 million in the first nine months of Fiscal 1998. Capital expenditures in the first nine months of Fiscal 1999 and Fiscal 1998, respectively, were being made principally to purchase and install the Company's enterprise-wide information system and to increase capacity in the Company's assembly and test facilities. Cash provided by financing activities of $12.3 million for the first nine months of Fiscal 1999 was the result of net proceeds from the Company's Revolving Credit Facility of $21.6 million and repayments of long-term debt of $9.3 million. Cash provided by financing activities of $33.3 million for the first nine months of Fiscal 1998 was primarily the result of borrowings used to fund the acquisition offset by repayments of long-term debt.

     During Fiscal 1998, the Company generated sufficient cash from operations to fund its research and development, capital expenditure and debt service requirements. The Company also used approximately $75.0 million of its existing cash to fund in part the acquisition of Raytheon. Concurrent with the acquisition, the Company borrowed $90.0 million under a new tranche C term loan under its existing senior credit facilities, the proceeds from which were used in part to repay the remaining principal on its tranche B term loan under its existing senior credit facilities. Research and development expenditures are made primarily to fund new product development. Capital expenditures in Fiscal 1998, and those anticipated for the remainder of Fiscal 1999, are being made primarily to increase assembly and test capacity in the Company's manufacturing facilities and to purchase and install an enterprise-wide information system. Capital expenditures for Fiscal 1999 are expected to be approximately $50.0 million.

     The Company utilizes financial instruments to hedge its overall exposure to the effects of foreign currency and interest rate fluctuations. The Company may utilize short-term forward and option contracts to hedge currency exposure when deemed necessary for expenses denominated in Malaysian ringgit and Philippine peso, as well as revenues denominated in Japanese yen and the major European currencies. Deferred gains and losses from hedging transactions were immaterial to the Company's operating results in all periods presented. Fairchild does not speculate in these financial instruments.

     On January 1, 1999, 11 of the 15 countries which are members of the European Monetary Union introduced a new currency called the "Euro." The conversion rates between the Euro and the participating nations' currencies were irrevocably fixed on January 1, 1999. Until January 1, 2002, either the Euro or a participating country's present currency (a "national currency") will be accepted as legal currency. The Company has incorporated the necessary changes to its information systems to allow it to conduct business in Euros, the cost of which was not material. While it is not possible to predict the impact the Euro will have on the Company's business or on the economy in general with certainty, we currently do not anticipate that the Euro conversion will have a material adverse impact on the Company's results of operations or financial condition.

NATIONAL SEMICONDUCTOR RELATIONSHIP

     The Company and National Semiconductor have arrangements relating to services and sale of the Company's products as follows: First, National Semiconductor has agreed to purchase certain of the

Company's products and services until June 11, 2000 under a foundry services agreement. In Fiscal 1998, such sale of products and services to National Semiconductor accounted for approximately 19% of the Company's revenues. Second, National Semiconductor has agreed to provide certain administrative services to the Company under a transition services agreement. Third, National Semiconductor has agreed to indemnify the Company against certain losses relating to infringement of intellectual property rights of third parties under a technology licensing and transfer agreement.

     In the fourth quarter of Fiscal 1998, National Semiconductor informed the Company that its demand would be significantly lower in Fiscal 1999 than in Fiscal 1998. This has resulted in significantly lower contract manufacturing revenues in the first half of Fiscal 1999 as compared to the first half of Fiscal 1998 and will result in substantially lower contract manufacturing revenues throughout Fiscal 1999 as compared to Fiscal 1998. Such reduced demand has and will continue to negatively impact factory utilization, particularly in the 6-inch wafer fabrication plant in South Portland, Maine. National Semiconductor, under the terms of the Asset Purchase Agreement with Fairchild, is obligated to purchase an aggregate of $330.0 million of contract manufacturing services during the 39-month period which began March 11, 1997, including a minimum of $90.0 million and $80.0 million of contract manufacturing services in Fiscal 1999 and Fiscal 2000, respectively. In addition, National Semiconductor is obligated to cover a contractually agreed-upon amount of fixed costs in the Company's 6-inch wafer fabrication plant in South Portland, Maine in Fiscal 1999. For the six-months ended November 29, 1998, the Company has billed National Semiconductor $11.6 million for committed fixed cost absorption under the Asset Purchase Agreement. Despite recent indications that demand from National Semiconductor will increase in the second half of Fiscal 1999, the Company does not believe National Semiconductor will meet its revenue commitment in Fiscal 1999. In this event, the Asset Purchase Agreement requires National Semiconductor to reimburse the Company for unabsorbed fixed costs and lost profit on the revenue shortfall. National Semiconductor has reaffirmed its commitment to remain in compliance with the terms of the Asset Purchase Agreement.

YEAR 2000 COMPLIANCE

     In the fourth quarter of Fiscal 1997, the Company commenced its enterprise software system implementation project for the purpose of separating from National Semiconductor's business systems. The system, which became operational for several of the Company's critical business processes in the first half of Fiscal 1999, is year 2000 compliant. Additional modules of the system are scheduled to be implemented throughout Fiscal 1999. The Company's business is dependent upon its information systems as an integral part of all major business processes. Additionally, internal resources have been redeployed to identify, test and correct year 2000 problems in other systems throughout the Company, including those systems embedded in the Company's machinery and equipment. Identification of systems and equipment that are not year 2000 compliant has been completed. The Company is also reviewing the year 2000 readiness and compliance of its principal suppliers of products and services, in order to identify and assess any negative impacts that such non-compliances could have on the Company. In addition, the Company is working with its customers to identify potential year 2000 issues with its products. To date, no issues have been identified. We expect that our assessments will be completed by June 30, 1999. During the first nine months of Fiscal 1999, the incremental amounts incurred and charged to expense to identify, test and correct such other year 2000 problems were immaterial to the financial statements. Future incremental expenditures are currently estimated to be approximately $1.0 million, the majority of which should be incurred before the end of the second quarter of Fiscal 2000. Although we believe the Company's systems will be year 2000 compliant, the failure of the Company's suppliers and customers to address the year 2000 issue could result in disruption to the Company's operations and have a significant adverse impact on its results of operations, the extent of which the Company has not yet estimated. The Company is not actively engaged in preparing contingency plans in the event that key suppliers or customers fail to become year 2000 compliant. However, the Company, in the ordinary course of business, seeks to expand its customer base to lessen dependence on any one customer for a significant portion of its revenues, and seeks second sources of supply for its key products and services where appropriate.

RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

     During and subsequent to Fiscal 1998, the Financial Accounting Standards Board issued several new statements. SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments in annual and interim financial statements. This statement also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997, but is not required in interim periods in the first year of adoption. SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, amends certain provisions of SFAS Nos. 87, 88 and 106. It revises employers' disclosures about pension and other postretirement benefit plans. This statement is effective for fiscal years beginning after December 15, 1997. SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, establishes accounting and reporting standards for derivatives and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999.

     The AICPA issued two new Statements of Position ("SOP") in Fiscal 1998. SOP 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use, requires that companies capitalize certain internal-use software costs upon meeting of certain criteria. This SOP is effective for fiscal years beginning after December 15, 1998. SOP 98-5, Reporting on the Costs of Start-up Activities, requires companies to expense start-up costs and organization costs as they are incurred. This SOP is effective for fiscal years beginning after December 15, 1998.

     The Company intends to adopt SFAS No. 131 and SFAS No. 132 effective for its consolidated financial statements for the fiscal year ending May 30, 1999 and will retroactively adopt the provisions of SFAS No. 131 for the year ended May 31, 1998. The Company intends to adopt SOP 98-1 and SOP 98-5 in Fiscal 2000 and SFAS No. 133 in Fiscal 2001. Adoption of SFAS No. 131 will only result in added disclosure and adoption of SOP 98-1 and SOP 98-5 is not expected to have a material effect on the consolidated financial statements. The Company is presently analyzing SFAS No. 132 and SFAS No. 133, and has not yet determined their impact on the Company's consolidated financial statements.

                   SELECTED HISTORICAL FINANCIAL DATA OF THE
                             POWER DEVICE BUSINESS

     The following table sets forth selected historical financial data of the Power Device Business. The historical financial data as of and for the years ended December 31, 1996, 1997 and 1998 are derived directly from the audited Financial Statements of the Power Device Business included elsewhere in this prospectus. This information should be read in conjunction with the Financial Statements of the Power Device Business included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Power Device Business."

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                               1996      1997      1998
                                                              ------    ------    ------
                                                                (DOLLARS IN MILLIONS)
HISTORICAL STATEMENT OF OPERATIONS DATA:
Revenue.....................................................  $471.8    $478.1    $386.5
Gross profit................................................  $ 56.5    $131.0    $137.3
Research and development....................................    18.6      19.2      15.2
Selling, general and administrative.........................    29.0      34.3      33.8
Litigation settlement expense...............................      --        --      58.0
                                                              ------    ------    ------
Operating income............................................  $  8.9    $ 77.5    $ 30.3
                                                              ======    ======    ======
OTHER FINANCIAL DATA:
Revenue:
  Discrete..................................................  $300.7    $286.4    $224.6
  Analog....................................................   117.4     154.3     145.3
  Contract manufacturing services...........................    53.7      37.4      16.6
                                                              ------    ------    ------
Total revenue...............................................  $471.8    $478.1    $386.5
                                                              ======    ======    ======
Depreciation and amortization...............................  $ 49.0    $ 38.8    $ 22.3
Capital expenditures........................................   118.1      10.9       8.6

HISTORICAL BALANCE SHEET DATA (END OF PERIOD):
Inventories.................................................  $ 79.2    $ 50.5    $ 44.0
Total assets................................................   340.1     188.6     170.3
Business equity.............................................    51.9      37.3       0.3
Cumulative translation adjustments..........................    (4.1)    (18.6)    (12.1)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
             AND RESULTS OF OPERATIONS OF THE POWER DEVICE BUSINESS

     The following discussion should be read in conjunction with the Financial Statements and notes thereto of the Power Device Business included elsewhere in this prospectus.

OVERVIEW

     The Power Device Business designs, manufactures and markets power discrete semiconductors and standard analog integrated circuits serving the personal computer, industrial, telecommunications and consumer electronics markets. On April 13, 1999, Samsung Electronics sold the Power Device Business to Fairchild for approximately $406.8 million in cash, net of certain purchase price adjustments. The Power Device Business is headquartered in Bucheon, South Korea. For all periods presented, the Power Device Business has been operated as part of the System LSI Division of Samsung Electronics. The operating results of the Power Device Business are not necessarily indicative of the results that would have been obtained on a stand-alone basis. See Notes to Unaudited Pro Forma Combined Condensed Financial Statements and Unaudited Supplemental Data.

     The functional currency of the Power Device Business is the Won. The financial statements for the three years ended December 31, 1998, have been translated into U.S. Dollars based on the provisions of SFAS No. 52, and are presented in accordance with U.S. GAAP. The income statement of the Power Device Business has been translated into U.S. Dollars at the weighted average rates of 805 Won, 951 Won, and 1,399 Won to one U.S. Dollar for 1996, 1997 and 1998, respectively.

     The following table summarizes the composition of the revenues of the Power Device Business as a percentage of total revenues:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1996     1997     1998
                                                              -----    -----    -----
Trade sales to unaffiliated customers.......................   38.1%    40.9%    48.0%
Trade sales to Samsung Electronics and affiliated Samsung
  companies.................................................   19.9     19.7     25.3
Trade sales to Sales Subsidiaries of Samsung Electronics....   30.6     31.6     22.4
                                                              -----    -----    -----
Total product sales.........................................   88.6     92.2     95.7
Contract manufacturing revenues -- Samsung Electronics......   11.4      7.8      4.3
                                                              -----    -----    -----
          Total.............................................  100.0%   100.0%   100.0%
                                                              =====    =====    =====

     As part of the Acquisition, Fairchild negotiated a Product Supply Agreement with Samsung Electronics, which provides for guaranteed annual minimum levels of product purchases at historical volumes and market prices for three years. In addition, the Product Supply Agreement stipulates that Samsung Electronics will undertake its best efforts to assure that Fairchild is established as a preferred vendor of affiliated Samsung companies to the extent permissible under applicable laws and regulations. The Sales Subsidiaries re-sell products of the Power Device Business to third party customers in Asia, North America, Europe and Japan. As part of the Acquisition, Fairchild negotiated continued sales support by the Sales Subsidiaries under a Transitional Services Agreement for a period of three years. The Power Device Business provides wafer fabrication services to Samsung Electronics. Historically, contract manufacturing revenues have been recorded at cost. As part of the Acquisition, Fairchild negotiated a Foundry Sale Agreement with Samsung Electronics which is designed to generate Won-denominated profits equivalent to $44.8 million over the next three years (assuming an exchange rate of 1,200 Won to one U.S. Dollar).

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     Results of Operations. Net income was $15.7 million for 1998, compared to $42.9 million for 1997. Net income for 1998 includes a one-time charge for a settlement of a patent infringement lawsuit of $58.0 million which did not occur in 1997. Excluding this one-time charge which will remain with Samsung Electronics, net income was $73.7 million, an increase of 71.8% from 1997. Operating income, excluding the one-time charge, was $88.3 million in 1998, compared to $77.5 million in 1997, an increase of 13.9%. The increase in operating income is due primarily to increased gross profit as a result of the devaluation of the Won, lower depreciation and a full year's benefit of the impact of cost reduction actions in 1998, which were undertaken during 1997. Excluding the one-time charge, foreign currency gains and losses and depreciation and amortization of $22.3 million and $38.8 million in 1998 and 1997, respectively, EBITDA was $110.6 million in 1998 as compared to $116.3 million in 1997. EBITDA is presented because we believe that it is a widely accepted indicator of an entity's ability to incur and service debt. EBITDA should not be considered as an alternative to net income, operating income, or other consolidated operations and cash flow data prepared in accordance with generally accepted accounting principles, as an indicator of the operating performance of the Power Device Business, or as an alternative to cash flows as a measure of liquidity.

     Revenues. The revenues of the Power Device Business are comprised of product sales to third parties, Samsung Electronics and affiliated Samsung companies and Sales Subsidiaries of Samsung Electronics (95.7% and 92.2% of total revenues in 1998 and 1997, respectively) and revenues from contract manufacturing services provided to Samsung Electronics (4.3% and 7.8% of total revenues in 1998 and 1997, respectively). Product sales decreased 16.1% to $369.9 million in 1998 from $440.7 million in 1997, driven by soft market conditions in the semiconductor industry and the devaluation of the Won. The decrease in product sales was driven by falling average selling prices, offset by an increase in unit sales volume of 3.0% year over year. The decrease in average selling prices is the result of price competition driven by excess capacity in the semiconductor industry.

     Sales of discrete products, representing 60.7% and 65.0% of 1998 and 1997 product sales, respectively, decreased 21.6% in 1998 from 1997. The decrease was due entirely to lower average selling prices, which declined approximately 24% in 1998 due in part to the devaluation of the Won, offset by slightly higher volumes. Sales of analog products, representing 39.3% and 35.0% of 1998 and 1997 product sales, respectively, decreased 5.8% in 1998 from 1997. The decrease was entirely due to lower average selling prices, which declined approximately 11% in 1998 due in part to the devaluation of the Won, offset by higher volumes.

     Geographically, 87.5%, 6.6% and 5.9% of product sales were derived in Asia, North America and Europe in 1998, respectively, compared to 85.9%, 8.1% and 6.0% in 1997. Product sales fell in all regions in 1998 from 1997. Product sales decreased 14.5%, 31.8% and 17.4% in Asia, North America and Europe, respectively, in 1998 as compared to 1997. The Power Device Business' product sales are primarily denominated in U.S. Dollars.

     Contract manufacturing revenues decreased 55.6% to $16.6 million in 1998 from $37.4 million in 1997. Contract manufacturing revenues are recorded at cost. The decrease in 1998 from 1997 was driven by lower demand from Samsung Electronics.

     Gross Profit. Despite lower revenues, gross profit increased 4.8% to $137.3 million in 1998 from $131.0 million in 1997. As a percentage of product sales, gross profits were 37.1% in 1998, compared to 29.7% in 1997. The increase in gross profit as a percentage of product sales was driven by the devaluation of the Won against the U.S. Dollar, as the Power Device Business' manufacturing cost structure is primarily Won-based, while revenues are predominately U.S. Dollar-denominated. The Won devalued 47.1% against the U.S. Dollar in 1998. As a result of the Acquisition, Fairchild is seeking to minimize its exposure to fluctuations in the Won to U.S. Dollar exchange rate. Actions to reduce such exposure include increasing revenues denominated in Won and decreasing costs denominated in Won per the terms of certain agreements with Samsung Electronics. Other actions include negotiating U.S. Dollar prices and payment terms with certain subcontractors and hedging activities. In addition, gross profit as a percentage of product sales was enhanced by a full-year's benefit of cost reduction actions, including efficiencies realized from the transfer of certain wafer fabrication and assembly and test activities to other Samsung Electronics' facilities, which was completed during 1997, offset by the negative effect of falling average selling prices and reduced factory utilization in the second half of 1998 as the Power Device Business slowed production in an effort to reduce inventories.

     Research and Development. R&D expenses decreased 20.8% to $15.2 million or 4.1% of product sales in 1998, compared to $19.2 million or 4.4% of product sales in 1997. The decrease in R&D expenses is due primarily to the devaluation of the Won against the U.S. Dollar, as R&D expenses are primarily denominated in Won. In Won, R&D expenses increased approximately 16% in 1998 from 1997 due to increased headcount and expenses related to the operation of a pilot assembly line for package development in 1998 which the Power Device Business did not incur in 1997.

     Selling, General and Administrative. SG&A expenses decreased 1.5% to $33.8 million or 9.1% of product sales in 1998, from $34.3 million or 7.8% of product sales in 1997. The decrease in SG&A expenses is due to the devaluation of the Won, offset by higher Won-based allocations.

     Litigation Settlement. The Power Device Business incurred litigation settlement costs, payable by Samsung Electronics, of $58.0 million in 1998 resulting from the settlement of a patent infringement lawsuit. No such amounts were incurred in 1997.

     Interest Expense, Net. Interest expense, net was $4.2 million and $10.1 million in 1998 and 1997, respectively. Interest is recorded on the allocated portion of corporate borrowings by Samsung Electronics and on the amortization of capital lease obligations on assets held by the Power Device Business. The reduction in interest in 1998 from 1997 is due primarily to lower corporate borrowings allocated to the Power Device Business in 1998. Both the allocated corporate borrowings and the capital lease obligations were retained by Samsung Electronics as part of the Acquisition.

     Foreign Currency Losses, Net. The Power Device Business experienced foreign currency losses of $0.9 million in 1998, compared to $5.9 million in 1997. The decreased loss in 1998 is due to moderating foreign exchange losses in 1998 over 1997. In late 1997, the Power Device Business suffered large foreign exchange transaction losses on accounts payable denominated in U.S. Dollars, resulting from the sudden devaluation of the Won. Accounts receivable denominated in U.S. Dollars are not similarly exposed due to one to two day settlements under letter of credit arrangements. Such transaction losses moderated during 1998 as the Won strengthened against the U.S. Dollar during the year.

     Income Taxes. Income tax expense was $9.5 million and $18.5 million in 1998 and 1997, respectively. The effective tax rate was 37.8% in 1998, compared to 30.2% in 1997. The increase in the effective rate is due to the translation of the patent infringement settlement at the 1998 year ending exchange rate for purposes of calculating Won -based income tax expense, as opposed to the weighted average exchange rate for translating U.S. Dollar income tax expense, in accordance with SFAS No. 52.

     The effective tax rates on a Won-denominated basis were 28.8% and 30.2% in 1998 and 1997, respectively.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Results of Operations. Net income was $42.9 million for 1997, compared to $2.8 million for 1996. Operating income was $77.5 million in 1997, compared to $8.9 million in 1996. The increase in operating income is due primarily to increased gross profit as a result of the devaluation of the Won, particularly in the second half of 1997, lower depreciation and the favorable effect of cost reduction actions undertaken during 1997. Excluding foreign currency gains and losses and depreciation and amortization of $38.8 million and $49.0 million in 1997 and 1996, respectively, EBITDA was $116.3 million in 1997, compared to $57.9 million in 1996.

     Revenues. The revenues of the Power Device Business are comprised of product sales to third parties, Samsung Electronics and affiliated Samsung companies and Sales Subsidiaries of Samsung Electronics (92.2% and 88.6% of total revenues in 1997 and 1996, respectively) and revenues from contract manufacturing services provided to Samsung Electronics (7.8% and 11.4% of total revenues in 1997 and 1996, respectively). Product sales increased 5.4% to $440.7 million in 1997 from $418.0 million in 1996. The increase in product sales was driven by a 7.4% increase in unit shipments, offset by a slight decrease in average selling prices.

     Sales of discrete products, representing 65.0% and 71.9% of 1997 and 1996 product sales, respectively, decreased 4.7% in 1997 from 1996. The decrease was due to lower average selling prices, which offset a 4% increase in sales volumes. Sales of analog products, representing 35.0% and 28.1% of 1997 and 1996 product sales, respectively, increased 31.4% in 1997 from 1996. The increase was due to higher sales volume across all product families and the sales ramp for the proprietary Smart Power Switch, offset by slightly lower average selling prices.

     Geographically, 85.9%, 8.1% and 6.0% of product sales were derived in Asia, North America and Europe in 1997, respectively, compared to 86.4%, 7.7% and 5.9% in 1996. Product sales increased in all regions in 1997 from 1996. Product sales increased 4.8%, 11.4% and 6.1% in Asia, North America and Europe, respectively, in 1997 compared to 1996. The Power Device Business' product sales are denominated primarily in U.S. Dollars.

     Contract manufacturing revenues decreased 30.4% to $37.4 million in 1997 from $53.7 million in 1996. Contract manufacturing revenues are recorded at cost. The decrease in 1997 from 1996 was driven by lower demand from Samsung Electronics.

     Gross Profit. Gross profit increased 132.2% to $131.0 million in 1997 from $56.5 million in 1996. As a percentage of product sales, gross profits were 29.7% in 1997, compared to 13.5% in 1996. The increase in gross profit as a percentage of product sales was driven primarily by the effect of a full-year's benefit of cost reduction actions, including efficiencies realized from the transfer of certain wafer fabrication and assembly and test activities to other Samsung Electronics' facilities, which was completed during 1997. In addition, gross profit was negatively impacted by the devaluation of the Won against the U.S. Dollar, particularly in the second half of 1997, as the Power Device Business' manufacturing cost structure is primarily Won-based. The Won devalued 18.1% against the U.S. Dollar in 1997.

     Research and Development. R&D expenses increased 3.2% to $19.2 million, or 4.4% of product sales in 1997 compared to $18.6 million or 4.4% of product sales in 1996. The increase in R&D expenses is primarily due to increased headcount to support new product and process development activities.

     Selling, General and Administrative. SG&A expenses increased 18.4% to $34.3 million or 7.8% of product sales in 1997, from $29.0 million or 6.9% of product sales in 1996. The increase in SG&A expenses is due primarily to increased allocations from Samsung Electronics.

     Interest Expense, Net. Interest expense, net was $10.1 million and $10.4 million in 1997 and 1996, respectively. Interest is recorded on the allocated portion of corporate borrowings by Samsung Electronics and on the amortization of capital lease obligations on assets held by the Power Device Business. The reduction in interest in 1997 from 1996 is due primarily to lower corporate borrowings allocated to the Power Device Business in 1997. Neither the allocated corporate borrowings nor the capital lease obligations were assumed by Fairchild as part of the Acquisition.

     Foreign Currency Losses, Net. The Power Device Business experienced foreign currency losses of $5.9 million in 1997, compared to $0.5 million in 1996. The increased loss is due to large foreign exchange losses on accounts payable denominated in U.S. Dollars in late 1997, resulting from the sudden devaluation of the Won. Accounts receivable denominated in U.S. Dollars are not similarly exposed due to one to two day settlements under letter of credit arrangements. Such a devaluation did not occur in 1996.

     Income Taxes. Income tax expense was $18.5 million in 1997, as compared to an income tax benefit of $4.8 million in 1996. The effective tax rate was 30.2% in 1997. The effective tax rate for 1996 is not meaningful as the Power Device Business incurred a net loss before income taxes. Income tax benefits incurred in 1996 represent an increase in deferred tax assets due to net operating losses and R&D tax credits that will be utilized to offset future taxable income.

YEAR 2000 COMPLIANCE

     The Power Device Business is dependent upon the information systems of Samsung Electronics. Under the terms of an agreement with Samsung SDS Co., Ltd. ("Samsung Data Systems") entered into in connection with the Acquisition, Samsung Data Systems has agreed to provide certain information technology services to the Power Device Business and to support the use of its information systems by the Power Device Business for a three-year period following consummation of the Acquisition. See "The Transactions -- Transitional Services Agreement." The terms of the agreement with Samsung Data Systems require them to insure the systems utilized by the Power Device Business are year 2000 compliant.

     The Power Device Business has deployed internal resources to identify, test and correct year 2000 problems in other systems it employs, including those embedded in its machinery and equipment. The Power Device Business is also reviewing the year 2000 readiness and compliance of its principal suppliers of products and services, in order to identify and assess any negative impacts that such non-compliances could have on the Power Device Business. In addition, the Power Device Business is working with its customers to identify potential year 2000 problems with its products. To date, none have been identified. The Power Device Business expects to remedy all year 2000 problems with its other systems by November 1999, and complete its assessments of its key suppliers' readiness by October 1999. For 1998, 1997 and 1996, incremental amounts incurred and charged to expense to identify, test and correct year 2000 problems were immaterial to the financial statements. Future amounts expected to be incurred are also believed to be immaterial. Although the Power Device Business expects its other systems will be year 2000 compliant, either the failure of Samsung Electronics to make its systems year 2000 compliant or the failure of its key suppliers and customers to address the year 2000 issue could result in disruption to the operations of the Power Device Business and have a significant adverse effect on its results of operations, the extent of which cannot be estimated. The Power Device Business is in the process of developing contingency plans in the event that certain or all of Samsung Electronics' systems fail to become year 2000 compliant, or the operations of key suppliers or customers become disrupted. Such contingency plans are expected to be completed by June 1999.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We issued and sold the Existing Notes to the Initial Purchasers on April 7, 1999 (the "Issue Date"). The Initial Purchasers subsequently sold the Existing Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Because the Existing Notes are subject to certain transfer restrictions, our company, Fairchild Holdings and the Initial Purchasers entered into a registration rights agreement dated March 30, 1999 (as used in this and the next paragraph, the "Registration Rights Agreement"), pursuant to which we agreed:

     - within 60 days after the Issue Date, to prepare and file with the Securities and Exchange Commission the Registration Statement of which this prospectus is a part;

     - within 150 days after the Issue Date, to use our best efforts to cause the Registration Statement to become effective under the Securities Act;

     - upon the effectiveness of the Registration Statement, to offer the Exchange Notes in exchange for surrender of the Existing Notes; and

     - to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Existing Notes.

The Registration Statement is intended to satisfy in part our obligations with respect to the Existing Notes under the Registration Rights Agreement.

     Under existing interpretations of the Securities and Exchange Commission, the Exchange Notes will be freely transferable by holders other than our affiliates after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that:

     - it is acquiring the Exchange Notes in the ordinary course of its business;

     - it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

     - it is not an affiliate of the Company, as such terms are interpreted by the Securities and Exchange Commission.

However, broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Securities and Exchange Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Existing Notes) with this prospectus. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING EXISTING NOTES

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), we will accept for exchange Existing Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used in the prospectus, the term "Expiration Date" means 5:00 p.m.,
New York City time, on              , 1999. However, if we, in our sole
discretion, have extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this prospectus, $300.0 million aggregate principal amount of the Existing Notes are outstanding. This prospectus, together with the
Letter of Transmittal, is first being sent on or about              , 1999 to
all holders of Existing Notes known to us. Our obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Existing Notes, by giving notice of such extension to the holders of Existing Notes as described below. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer.

     We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Existing Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "-- Certain Conditions to the Exchange Offer." We will give notice of any extension, amendment, non-acceptance or termination to the holders of the Existing Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

PROCEDURES FOR TENDERING EXISTING NOTES

     The tender to us of Existing Notes by a holder of Existing Notes as set forth below and the acceptance of such tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Existing Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to United States Trust Company of New York at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date. In addition, the Exchange Agent must receive:

     - certificates for such Existing Notes along with the Letter of Transmittal, or

     - prior to the Expiration Date, a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing Notes into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility" or the "Depositary") pursuant to the procedure for book-entry transfer described below, or

     - the holder must comply with the guaranteed delivery procedure described below.

     The method of delivery of Existing Notes, Letters of Transmittal and all other required documents is at your election and risk. If such delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send Letters of Transmittal or Existing Notes to us.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange are tendered:

     - by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instruction" on the Letter of Transmittal; or

     - for the account of an Eligible Institution (as defined below).

     In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Existing Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature on such Existing Notes guaranteed by an Eligible Institution.

     Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and who wishes to tender, should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Existing Notes, either (1) make appropriate arrangements to register ownership of the Existing Notes in such owner's name or (2) obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by us in our sole discretion. This determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions to such Letter of Transmittal) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

     By tendering, each holder of Existing Notes will represent to us in writing that, among other things:

     - the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder;

     - neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes; and

     - neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in distribution of the Exchange Notes.

     If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of ours, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of such Exchange Notes to be acquired pursuant to the Exchange Offer, such holder or any such other person (1) may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     If the holder is a broker-dealer, the holder must represent that it will receive Exchange Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities. Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (an "Exchanging Dealer"), must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept, promptly after the Expiration Date, all Existing Notes property tendered, and will issue the Exchange Notes promptly after acceptance of the Existing Notes. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, we shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if we have given oral and written notice to the Exchange Agent.

     The Exchange Notes will bear interest from the most recent date to which interest has been paid on the Existing Notes, or if no interest has been paid on the Existing Notes, from April 7, 1999. Accordingly, registered holders of Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 7, 1999. Existing Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Existing Notes whose Existing Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Existing Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer and will be deemed to have waived their rights to receive such accrued interest on the Existing Notes.

     In all cases, issuance of Exchange Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) certificates for such Existing Notes or a timely Book-Entry Confirmation of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, (2) a properly completed and duly executed Letter of Transmittal and (3) all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder of such Existing Notes (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

     Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Existing Notes by causing the Book-Entry Transfer Facility to transfer such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Existing Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date, unless such holder has strictly complied with the guaranteed delivery procedures described below.

     We understand that the Exchange Agent has confirmed with the Book-Entry Transfer Facility that any financial institution that is a participant in the Book-Entry Transfer Facility's system may utilize the Book-Entry Transfer Facility's Automated Tender Offer Program ("ATOP") to tender Existing Notes. We further understand that the Exchange Agent will request, within two business days after the date the Exchange Offer commences, that the Book-Entry Transfer Facility establish an account with respect to the Existing Notes for the purpose of facilitating the Exchange Offer, and any participant may make book-entry delivery of Existing Notes by causing the Book-Entry Transfer Facility to transfer such Existing Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's ATOP procedures for transfer. However, the exchange of the Existing Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next sentence), an appropriate Letter of Transmittal with any required signature guarantee, and any other documents required. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming part of Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering Existing Notes which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Existing Notes desires to tender such Existing Notes and the Existing Notes are not immediately available, or time will not permit such holder's Existing Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may nonetheless be effected if:

     - the tender is made through an Eligible Institution;

     - prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     - the certificates for all physically tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of

       Transmittal are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must:

     - specify the name of the person having tendered the Existing Notes to be withdrawn;

     - identify the Existing Notes to be withdrawn (including the principal amount of such Existing Notes); and

     - where certificates for Existing Notes have been transmitted specify the name in which such Existing Notes are registered, if different from that of the withdrawing holder.

If certificates for Existing Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution.

     If Existing Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, whose determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Existing Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, we shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer if it any time before the acceptance of such Existing Notes for exchange or the exchange of Exchange Notes for such Existing Notes, we determine that:

     - the Exchange Offer does not comply with any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

     - we have not received all applicable governmental approvals; or

     - any actions or proceedings of any governmental agency or court exist which could materially impair our ability to consummate the Exchange Offer.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any Existing Notes tendered, and no Exchange Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    By Hand, up to 4:30 p.m.:     By Registered or Certified Mail:   By Overnight Courier & By Hand
   United States Trust Company       United States Trust Company    after 4:30 p.m. on the expiration
           of New York                       of New York                       date only:
          111 Broadway                      P.O. Box 844               United States Trust Company
           Lower Level             Attn: Corporate Trust Services              of New York
 Attn: Corporate Trust Services            Cooper Station               770 Broadway, 13th Floor
    New York, New York 10006             New York, New York             New York, New York 10003
                                             10276-0844              Attn: Corporate Trust Services
                                            By Facsimile:
                                           (212) 420-6211

                                        Confirm by Telephone:
                                           (800) 548-6565

     Delivery other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     The expenses to be incurred in connection with the Exchange Offer will be paid by us. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying amount as the Existing Notes, which is the principal amount as reflected in our accounting records on the date of the exchange and, accordingly, no gain or loss will be recognized. The debt issuance costs will be capitalized and amortized to interest expense over the term of the Exchange Notes.

TRANSFER TAXES

     Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register Exchange Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF EXCHANGE NOTES

     Holders of Existing Notes who do not exchange their Existing Notes for Exchange Notes in the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Existing Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 10 3/8% per annum and will otherwise remain outstanding in accordance with their terms. Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Existing Notes under the Securities Act. However, (i) if any Initial Purchaser so requests with respect to Existing Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or (ii) if any holder of Existing Notes (other than an Exchanging Dealer) is not eligible to participate in the Exchange Offer or, in the case of any holder of Existing Notes (other than an Exchanging Dealer) that participates in the Exchange Offer, does not receive Exchange Notes in exchange for Existing Notes that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of us within the meaning of the Securities Act), we are obligated to file a shelf registration statement on the appropriate form under the Securities Act relating to the Existing Notes held by such persons.

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from us to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. If any holder has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." We have not requested the staff of the Securities and Exchange Commission to consider the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff would take positions similar to those taken in the interpretive letters referred to above if we were to make such a no-action request.

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions in the United States as any selling holder of the Notes reasonably requests in writing.

                               INDUSTRY OVERVIEW

     Semiconductors are the critical components used to create an increasing variety of electronic products and systems. Since the invention of the transistor in 1948, continuous improvements in semiconductor process and design technologies have led to smaller, more complex and more reliable devices at a lower cost per function. As performance has increased and size and cost have decreased, semiconductors have expanded beyond their original primary applications in computer systems to applications in telecommunications systems, automotive products, consumer products and industrial automation and control systems. In addition, system users and designers have demanded systems with increased functionality, higher levels of performance, greater reliability and shorter design cycle times, all in smaller packages at lower costs. These demands have resulted in increased semiconductor content as a percentage of the system costs of electronic products. The demand for electronic systems has also expanded geographically with the emergence of new markets, particularly in the Asia/Pacific region.

     Historically, changes in production capacity in the semiconductor industry and, to a lesser extent, demand for electronic systems have resulted in pronounced fluctuations in prices and margins. However, we believe that the following factors may limit the severity of future cyclical variations: the development of new semiconductor applications, the increased semiconductor content as a percentage of total system cost, the trend towards consolidation in the industry, more moderate capital spending on production capacity and the increased customer use of just-in-time supply systems that have reduced inventory levels.

     Additionally, these trends have helped build demand for multi-market companies that can provide a wide range of building block semiconductors as a single-source supplier. Utilizing a single supplier with a sufficiently broad product portfolio contributes to a manufacturer's overall cost reduction, and helps to simplify the production of electronic products and systems.

     Since 1990, the semiconductor market has expanded at a compounded annual growth rate of approximately 12.0%, primarily as a result of two factors. The first is the rapidly expanding end-user demand for faster, smaller and more efficient electronic devices, with a greater range of functionality and reliability, at lower costs. The second is the increasing value of semiconductors as a percentage of the cost of electronic systems. According to Worldwide Semiconductor Trade Statistics, the worldwide semiconductor total available market declined to $125.6 billion in 1998 from $137.2 billion in 1997. The decline was due primarily to an industry-wide drop in average selling prices due to industry overcapacity. In addition, during the same period, total available market for the DRAM segment of the semiconductor market declined by 29.3%, compared to a decline of 4.9% for all other segments in the aggregate.

SEMICONDUCTOR CLASSIFICATIONS

     The following table sets forth the worldwide semiconductor total available market in each of the three product functions of the semiconductor industry:

                                                WORLDWIDE SEMICONDUCTOR TOTAL AVAILABLE MARKET(1)
                               ------------------------------------------------------------------------------------
                               1990    1991    1992    1993     1994     1995     1996     1997     1998    CAGR(2)
                               -----   -----   -----   -----   ------   ------   ------   ------   ------   -------
                                                              (DOLLARS IN BILLIONS)
Micro components.............  $ 9.2   $11.4   $13.9   $19.1   $ 23.8   $ 33.4   $ 39.8   $ 47.8   $ 47.3     22.7%
Memory:
  Volatile...................    8.7     9.1    11.4    16.4     27.2     46.9     29.9     23.6     17.9
  Non-volatile...............    3.1     3.1     3.4     4.8      5.3      6.6      6.1      5.7      5.1
                               -----   -----   -----   -----   ------   ------   ------   ------   ------
    Total memory.............   11.8    12.2    14.8    21.3     32.5     53.5     36.0     29.3     23.0      8.7
Moving/Shaping...............   29.6    31.0    31.1    37.0     45.6     57.5     56.1     60.1     55.3      8.1
                               -----   -----   -----   -----   ------   ------   ------   ------   ------
    Total....................  $50.5   $54.6   $59.9   $77.3   $101.9   $144.4   $132.0   $137.2   $125.6     12.0
                               =====   =====   =====   =====   ======   ======   ======   ======   ======

-------------------------

(1) According to Worldwide Semiconductor Trade Statistics. Due to rounding, some totals are not arithmetically correct sums of their component figures.

(2) Compounded annual growth rate. Represents the compounded annual growth rate for the semiconductor industry since 1990.

     The semiconductor industry can be divided into three product functions: microcomponents, memory and moving and shaping. Microcomponents include microprocessors and microcontrollers that process data according to instruction sets embedded within the semiconductors themselves. These are considered the "brains" of the electronic system and are at the center of the system architecture. Memory includes two types of memory devices, volatile and non-volatile, that store data and instructions. Volatile memory devices, which need continual application of electricity to retain data, can be segmented into DRAM (dynamic random access memory), SRAM (static random access memory) and VRAM (video random access memory). Non-volatile devices, which retain data after power to the device has been shut off, can be segmented into ROM (read-only memory), EPROM, EEPROM and FLASH (memories that enable high speed electrical reprogramming). Moving and shaping includes the moving of commands and the shaping of signals to enable electronic devices to perform intended functions, including moving information into memory or from one sub-system to another, or allowing microprocessors to process data.

     Semiconductors are either analog/mixed signal, where electronic signals are not viewed as "one" and "zero," or digital integrated circuits, such as logic devices, that do rely on ones and zeroes to control the operation of electronic systems. Furthermore, semiconductors are classified as either standard components or application-specific components. Multi-market standard components are used by a large group of systems designers for a broad range of applications, while application-specific components are designed to perform specific functions in specific applications.

FAIRCHILD MARKETS

     The following table sets forth information with respect to worldwide semiconductor sales by product family and process technology in which we participate:

                                              WORLDWIDE SEMICONDUCTOR SALES(1)
                                 ----------------------------------------------------------
                                 1990   1991   1992   1993    1994    1995    1996    1997
                                 ----   ----   ----   -----   -----   -----   -----   -----
                                                   (DOLLARS IN BILLIONS)
MOVING & SHAPING:
ANALOG
  Standard Linear..............  $3.0   $3.0   $3.1   $ 3.8   $ 4.7   $ 5.7   $ 5.5   $ 6.2
  Mixed Signal.................   4.8    5.3    5.6     6.9     8.9    10.9    11.5    13.6
                                 ----   ----   ----   -----   -----   -----   -----   -----
     Total.....................  $7.8   $8.3   $8.7   $10.7   $13.6   $17.6   $17.0   $19.8
                                 ====   ====   ====   =====   =====   =====   =====   =====
DISCRETE
  DMOS Power...................  $0.6   $0.7   $0.8   $ 1.1   $ 1.4   $ 2.1   $ 2.2   $ 2.2
  Bipolar......................   4.2    4.2    4.1     4.6     5.5     7.1     6.2     6.1
  IGBT.........................    --     --     --      --      --     0.5     0.6     0.6
                                 ----   ----   ----   -----   -----   -----   -----   -----
     Total.....................  $4.8   $4.9   $4.9   $ 5.7   $ 6.9   $ 9.7   $ 9.0   $ 8.9
                                 ====   ====   ====   =====   =====   =====   =====   =====
LOGIC
  Bipolar......................  $1.5   $1.4   $1.3   $ 1.5   $ 1.3   $ 1.3   $ 0.9   $ 0.9
  CMOS/BiCMOS..................   1.1    1.1    1.0     1.4     1.8     2.3     2.1     2.4
                                 ----   ----   ----   -----   -----   -----   -----   -----
     Total.....................  $2.6   $2.5   $2.3   $ 2.9   $ 3.1   $ 3.6   $ 3.0   $ 3.3
                                 ====   ====   ====   =====   =====   =====   =====   =====
MEMORY:
NON-VOLATILE MEMORY
  EPROM........................  $1.6   $1.4   $1.2   $ 1.3   $ 1.4   $ 1.4   $ 1.1   $ 0.7
  EEPROM(2)....................   0.2    0.2    0.5     0.7     0.7     0.9     0.9     0.9
                                 ----   ----   ----   -----   -----   -----   -----   -----
     Total.....................  $1.8   $1.6   $1.7   $ 2.0   $ 2.1   $ 2.3   $ 2.0   $ 1.6
                                 ====   ====   ====   =====   =====   =====   =====   =====

-------------------------

(1) According to Worldwide Semiconductor Trade Statistics, except as otherwise noted. Due to rounding, some totals are not arithmetically correct sums of their component figures. In addition, 1998 data are not yet available.

(2) According to ICE Corporation.

MOVING AND SHAPING MARKETS

     Analog Market. Analog products are used to shape or condition electrical signals, to amplify electrical signal strength, to convert electrical signals to and from digital "one or zero" levels, to regulate voltage levels and to provide interfaces between other products within an electrical system. The analog market is split into two major segments: Standard Linear and Mixed Signal. The Standard Linear market is comprised of building block products such as amplifiers, voltage regulators, data conversion, interface circuits, and comparators. These products are used in all end systems, from computers and telecommunications, to industrial, automotive and consumer applications. The Mixed Signal market consists of more complex analog products, which also contain some digital circuitry for timing, information control and data flow. Mixed Signal products are often developed for specific applications, such as video encoding, hard disk drive control, data transmission, motor control and power supply control. We compete in both the Standard Linear and Mixed Signal markets.

     Discrete Market. The discrete business, unlike logic and memory, is highly fragmented and composed of dozens of middle market players. Discrete devices consist of individual diodes or transistors, whereas integrated circuits (such as memory or logic devices) combine millions of functions into a "single chip" of silicon to form a more complex circuit. Discrete products are differentiated almost entirely on the basis of performance, as opposed to on the basis of function as in the integrated circuit market. We participate in both the power and small signal discrete markets, manufacturing devices that condition power or signals for use by other devices. While small signal discrete markets have generally grown at slower, but more stable, rates than integrated circuit markets, the power discrete market is rapidly growing due to the increasing importance of power management, particularly in portable applications (e.g., pagers and notebook computers).

     Standard Logic Market. Logic devices are integrated circuits that control the operation of electronic systems and move data. The standard logic market is fully digital and has five major participants, of which we are one of the leaders. Standard logic products are fabricated through three primary process technologies: Bipolar, CMOS and BiCMOS. Bipolar technology is targeted for high speed applications while CMOS technology allows the manufacturer to create a denser chip, consuming less power and generating less heat. BiCMOS is a hybrid of Bipolar and CMOS. While Bipolar semiconductors were once used extensively in large computer systems, CMOS has become the most prevalent technology, particularly for devices used in portable personal computer systems. Given the growing demand for portability, use of CMOS technology is expected to continue to expand; however, the demand for Bipolar is expected to continue as a result of its lower cost and suitability for particular applications.

MEMORY MARKET

     Non-Volatile Memory Market. The memory market is comprised of volatile memory devices (DRAM, SRAM and VRAM) and non-volatile memory devices (ROM, EPROM, EEPROM and FLASH). Volatile memory devices need continual application of electricity to retain data, while non-volatile memory retains data after the power to the device has been turned off. Most of the historic economic cyclicality in the semiconductor industry has been attributable to the volatile memory market, as evidenced by a 29.3% decline in 1998 market sales versus a 4.9% decrease for the microcomponents, moving & shaping and non-volatile memory markets.

     We produce standard EPROM and EEPROM products, but also fabricate application-specific EEPROM devices. We have standardized the application-specific nature of the EEPROM process, having designed it to perform functions in a specific application, but not be proprietary for any single customer. EEPROMs are being used extensively due to their ease of programmability, and the demand for these products is growing rapidly. The EEPROM market has grown at a compounded annual growth rate of 24.0% from 1990 to 1997, ahead of the overall semiconductor market growth. EEPROMs are somewhat isolated from FLASH products, as they serve different market needs. Reprogrammable EEPROMs are used in many products to store frequently used phone numbers (fax machines), store accumulated phone time (cellular phones) and change authorization codes (keyless security systems). EPROMs have been losing market share to FLASH products because FLASH memories are easily programmable and have higher data densities. However, there is a level of EPROM demand that is not economically served by FLASH. As a result, EPROMs are still utilized in virtually all segments of the low-end consumer electronic market (e.g., answering machines, garage door openers and washing machines), where storage of the instruction set for the microcontrollers require less than 2 Mb.

                                    BUSINESS

GENERAL

     Fairchild is the largest independent semiconductor company focused solely on multi-market products. We design, develop and market analog, discrete, logic and non-volatile memory semiconductors. Within our multi-market products portfolio, we are particularly strong in providing discrete and analog power management solutions. Multi-market products are the building block components for virtually all electronic devices, from sophisticated computers and internet hardware to telecommunications equipment to household appliances. Because of their basic functionality, our products provide customers with greater design flexibility than more highly integrated products and improve the performance of more complex devices or systems. Given such characteristics, our products have a wide range of applications. Our products are sold to customers in the personal computer, industrial, telecommunications, consumer electronics and automotive markets.

     With a history dating back more than 35 years, our predecessors were among the original founders of the semiconductor industry. The original Fairchild was established in 1959 as a provider of memory and logic semiconductors. Fairchild was acquired by Schlumberger in 1979. National Semiconductor acquired Fairchild from Schlumberger in 1987, and fully integrated it into its operations. Under the Recapitalization, National Semiconductor spun-off certain of the assets of Fairchild as an independent company on March 11, 1997. At the time of the Recapitalization, Fairchild consisted of the discrete, logic and non-volatile memory businesses of National Semiconductor. On December 31, 1997, Fairchild acquired Raytheon Semiconductor, Inc., a wholly owned subsidiary of Raytheon Company, for approximately $117.0 million in cash. Raytheon Semiconductor designs, manufactures and markets high-performance analog and mixed signal semiconductors for the personal computer, communications, broadcast video and industrial markets. Raytheon Semiconductor was combined with the Non-Volatile Memory Products Group to form the Analog, Mixed Signal and Non-Volatile Memory Products Group. Fairchild's other product groups include the Discrete Power and Signal Technologies Group and the Logic Products Group.

     On April 13, 1999, we purchased the Power Device Business from Samsung Electronics for approximately $406.8 million, net of certain purchase price adjustments. The Power Device Business designs, manufactures and markets power discrete semiconductors and standard analog integrated circuits serving the personal computer, industrial, telecommunications and consumer electronics markets. The Power Device Business has developed a number of new product designs with industry leading performance characteristics, such as its recent process developments in trench technology and silicon bonding. The Acquisition not only enhances our analog and power discrete product offerings, but also provides us with a greater market presence in South Korea. The Acquisition also provides us with additional revenue opportunities through our relationship with Samsung
Electronics:

     - Samsung Electronics is required to purchase guaranteed minimum annual levels of products from the Power Device Business based on historical volumes and market prices for a three-year period pursuant to a product supply agreement.

     - We are required to provide contract manufacturing services in the form of wafer foundry services for Samsung Electronics for a three-year period pursuant to a foundry sale agreement. The agreement is designed to provide us certain levels of profitability for each of the three years.

     In connection with the Acquisition, we have obtained a full income tax holiday for a period of seven years in South Korea. The Power Device Business added approximately 1,455 employees, most of whom work at its wafer fabrication facility in South Korea, to Fairchild's existing work force of approximately 6,500.

GROWTH STRATEGY

     Our objective is to be the leading supplier of multi-market semiconductors to the worldwide personal computer, industrial, telecommunications, consumer electronics and automotive industries. Our business strategy emphasizes the following key elements:

     MAINTAIN HIGH QUALITY SERVICE. We seek to distinguish our service by providing the industry's best support services, including electronic order entry, just-in-time delivery and a full range of Internet services that provide device specifications and order entry for samples. Since 1997, we have invested in a number of innovative programs in order to deliver superior customer service including:

     - developing and maintaining four customer response centers staffed with experienced employees to provide a link between customers and our design engineers, manufacturing operations and sales personnel;

     - creating a vice president of customer service position and establishing customer focus teams and field application engineering teams;

     - installing a state-of-the-art company-wide PeopleSoft enterprise software system which provides a fully integrated order management, inventory and manufacturing system;

     - centralizing and consolidating our finished goods warehouse functions to a primary site in Penang, Malaysia. This site, together with a Federal Express shipment arrangement, facilitates timely movement of products worldwide to end customers.

     INTRODUCE NEW PRODUCTS. We are focused on expanding our customer base and increasing our market share by continuing to develop new products and enhance our current product portfolio to capitalize on industry trends. In Fiscal 1998, our first full year as a stand-alone company, Fairchild introduced over 200 new products, approximately twice the number of new products introduced in Fiscal 1997. In 1998, the Power Device Business introduced approximately 85 new products.

     INCREASE MARKET PENETRATION OF EXISTING PRODUCTS. We are uniquely positioned, as the only global semiconductor company focused solely on multi-market semiconductors, to dedicate our sales and marketing efforts toward expanding our market share of existing products. Our internal sales force, authorized representatives and distributors continue to expand customer information programs, including technical specifications, application notes and on-line services, and augment our trade advertising and comprehensive customer support efforts which facilitate the incorporation of our products into our customers' designs.

     MAKE SELECTED SYNERGISTIC ACQUISITIONS. We intend to pursue strategic acquisitions of companies that will complement our existing business by expanding our product offerings, research and development capabilities and market share. In addition to the Acquisition of the Power Device Business, we acquired Raytheon Semiconductor, Inc. from Raytheon Company in December 1997. That acquisition provided us with the opportunity to enter the approximately $19.0 billion analog market.

     CONTINUE TO IMPROVE MANUFACTURING EFFICIENCY. We have made significant capital expenditures to increase capacity and improve manufacturing efficiency. Although we believe that our wafer fabrication plants and assembly and test facilities are among the most productive and efficient in the industry, we will continue to invest in our people and assets in order to increase productivity and enhance process efficiency. We are currently in the process of transferring our analog wafer fabrication plants from our Mountain View, California facility to our South Portland, Maine facility, which is expected to reduce our wafer costs by two-thirds.

COMPANY STRENGTHS

     We believe our core strengths are the following:

     BREADTH OF PRODUCT PORTFOLIO. We provide our customers with one of the largest product offerings in the industry for analog, discrete, logic and non-volatile memory devices. Our analog device portfolio comprises over 2,300 products, including offerings in 92 of the top 100 best-selling analog product types by volume. Our discrete device portfolio comprises over 4,000 products and we believe it is one of the most comprehensive power device portfolios in the industry. We develop products for a wide range of market applications, reducing our dependence on any single product, application or market. In addition, we believe that our ability to provide our customers with multiple products meets a growing need for a single source of supply among our end users.

     LEADERSHIP IN POWER SOLUTIONS. We believe there is an increasing demand for a combination of sophisticated computing and communication capabilities, frequently in the form of portable devices. We are a leader in providing solutions for managing the power required to operate such devices. Our combined analog and discrete offering provides a complete solution for power management:

     - Analog: We provide specific solutions for power conversion, temperature sensing, management functions, battery chargers and motor controls.

     - Power Discrete: We provide comprehensive solutions for managing power from the original source to end products such as computers, cellular phones and network devices. Our portfolio of products includes low-voltage products, such as power and signal MOSFETs and bipolar devices, and high-voltage products, such as high-power MOSFETs, IGBTs, Smart Power Switches and high-power bipolar transistors.

     HIGH QUALITY CUSTOMER SERVICE. Our customers recognize us for our high quality of service. They require a reliable source of supply, often in high volumes and with short lead times, demand quick responses to technical questions and seek support in designing new applications which use our products. Because we are an independent company focused solely on multi-market products, all of our service and support efforts are tailored to meet these customer needs. As a result of our efforts, we have recently received numerous customer and industry awards, including supplier awards from Compaq Computer Corp., Siemens AG and Acer Inc. and the European Mid-Size Vendor of the Year award from Dataquest.

     HISTORY OF PRODUCT INNOVATION. Our success in introducing new products has been an important source of our growth and profitability. We have been a significant innovator in the multi-market segment of the semiconductor industry with several leading edge technologies and industry firsts, including our introduction of High Speed CMOS in the late 1970s, FAST(R) and FACT(TM) in the 1980s and Low Voltage Logic products, DMOS Power MOSFETs using trench technology and IGBT using silicon bonding technology in the 1990s. Since June 1997, we have introduced approximately 300 new products.

     DIVERSE AND BLUE-CHIP CUSTOMER BASE. Our diverse customer base, which spans a wide spectrum of end user markets, enables us to avoid some of the volatility that may be encountered in specific semiconductor markets. We serve more than 50,000 customers worldwide, with no single customer, other than National Semiconductor and Samsung Electronics, providing more than 5% of our pro forma Fiscal 1998 total revenue. Customers in our end user markets include industry leaders including Nokia, Compaq, Dell, Ericsson, IBM, Intel, Lucent, Nortel Networks, Samsung Electronics, Siemens and Solectron.

     EXPERIENCED MANAGEMENT. Our senior management team consists of seven individuals who have on average approximately 25 years of experience in the semiconductor industry and includes:

     - Kirk P. Pond (Chief Executive Officer): Mr. Pond, with over 30 years of experience in the semiconductor industry, has held various senior management positions at Texas Instruments Incorporated and was the Chief Operating Officer of National Semiconductor.

     - Joseph R. Martin (Chief Financial Officer): Mr. Martin, with over 20 years of experience in the semiconductor industry, has held various senior financial positions with National Semiconductor, including Vice President of Finance, Worldwide Operations.

     In March 1997, Mr. Pond, Mr. Martin and certain other key employees of Fairchild made an aggregate cash investment of $6.8 million in our parent company, Fairchild Holdings. Such individuals currently own approximately 17.1% of the outstanding common stock of Fairchild Holdings.

CUSTOMERS AND APPLICATIONS

     Fairchild designs, develops and manufactures products that it supplies to more than 50,000 customers. As a result of the Acquisition, we provide a wide range of more than 10,000 analog, discrete, logic and non-volatile memory products to our diverse customer base. Our position as a strategic supplier of basic and essential semiconductor products fosters close relationships with customers. These relationships result in additional growth opportunities for sales of existing products as well as early knowledge of customers' evolving requirements and opportunities arising from the related development of their new products.

     The following table sets forth our principal end-user markets, the percentage of pro forma trade revenue generated from each end-user market, certain applications for our products and certain of our customers. Products from each of our businesses are used throughout each of the major end-user markets set forth below.

                                                                                               CONSUMER
                             PERSONAL COMPUTERS  INDUSTRIAL AND OTHER  TELECOMMUNICATIONS     ELECTRONICS        AUTOMOTIVE
END MARKETS: --------------  ------------------  --------------------  ------------------  -----------------  -----------------
PERCENTAGE OF THE COMPANY'S  40%                 25%                   15%                 16%                4%
TRADE REVENUE(1):
-------------------------------------------------------------------------------------------------------------------------------
APPLICATIONS:                Chips for           Industrial            Central office      Cable television   Airbags Antiskid
                             smartcards Disk      automation and        switching systems   systems Compact   braking  kits
                             drives Internet      control Intelligent  Data Network        disc  players      Automotive
                             hardware Monitors   power  switches        equipment          Home security       entertainment
                             Network             Lighting systems      Cellular             systems            systems Central
                             controllers         Motor controllers      telephones ISDN    Household          locking  systems
                             Optical scanners    Power supplies        controllers Modems   appliances Pay    Fuel injection
                             PDA Printers PC     Smartcard readers     PBX systems         television          circuits
                             motherboards                              Set-top boxes        decoders          Ignition circuits
                                                                                           Satellite          Transmission
                                                                                           receiver            control circuits
                                                                                            decoding
                                                                                           circuits VCR
-------------------------------------------------------------------------------------------------------------------------------
CUSTOMERS:                   Apple Compaq Dell   Allen Bradley         AT&T Alcatel        Canon Creative     Bosch Chrysler
                             Gateway Hewlett-    American Power        Ericsson Lucent     Design Daewoo LG   Delco Electronics
                             Packard IBM Intel   Honeywell Reliance     Technologies       Electronics        Ford Mitsubishi
                             NEC Samsung         Siemens Tektronics    Nokia Nortel        Motorola Samsung   Teves Toyota
                              Electronics        Teradyne              Networks Samsung     Electronics Sony
                             Seagate Technology                         Electronics        Thompson
                             Toshiba                                   Siemens              Consumer Zenith
-------------------------------------------------------------------------------------------------------------------------------
EXAMPLE OF PRODUCT           Computer            Electric motor        Portable phone      VCR                Engine control
 APPLICATION:                                     assembly line
                                                  control
-------------------------------------------------------------------------------------------------------------------------------
INPUT:                       Turn on computer    Start motor assembly  Turn on phone       Program VCR to     Start car
                                                  conveyor                                  record
-------------------------------------------------------------------------------------------------------------------------------
WHAT THE PRODUCT DOES:       Boot up program     Analog device to      Power is routed     EEPROM memory is   Program in EPROM
                              moves from  EPROM   detect ground        from  battery to     programmed to      memory directs
                             to main  memory     faults                active  circuits     start VCR          fuel mixture
                             via logic  chip;                          by a  discrete
                             logic chips                               DMOS  transistor
                              communicate
                              between main
                              memory and
                              processor
-------------------------------------------------------------------------------------------------------------------------------
RESULT:                      Spreadsheet         Potential electrical  A phone call is     Program is         Car runs smoothly
                              application is      hazard is            made                recorded            with fewer
                              accessed            eliminated                                                   emissions
-------------------------------------------------------------------------------------------------------------------------------

(1) 1998 combined trade revenues include those of Fairchild for the twelve-month period ended November 29, 1998 and those of the Power Device Business for the twelve-month period ended December 31, 1998 and are presented to be consistent with the data reported by Worldwide Semiconductor Trade Statistics.

PRODUCTS AND TECHNOLOGY

     We design, develop and manufacture a broad range of products used in a wide variety of microelectronic applications, including personal computer, industrial, telecommunications, consumer products and automotive systems. Our products are organized into three principal products groups: the Analog, Mixed Signal and Non-Volatile Memory Products Group, the Discrete Power and Signal Technologies Group, and the Logic Products Group.

  ANALOG, MIXED SIGNAL AND NON-VOLATILE MEMORY PRODUCTS GROUP

       ANALOG AND MIXED SIGNAL PRODUCTS

     This product line designs, manufactures and markets high-performance analog and mixed signal integrated circuits for the personal computer, industrial, consumer electronics and broadcast video markets. These products are manufactured using leading-edge CMOS, BiCMOS, DMOS and bipolar technologies. Analog and mixed signal products represent a significant long-term growth area of the semiconductor industry. The increasing demand to integrate high performance microprocessor-based electronics in equipment ranging from personal computers to scientific instrumentation, telecommunications and data communications networks has led analog and mixed signal semiconductor suppliers to create designs that have higher levels of integration to reduce space and power requirements and provide greater functionality, all at lower cost. We offer over 2,300 analog device products, including offerings in 92 of the top 100 best selling analog product types by volume. Major competitors include Analog Devices, Burr Brown, Linear Technology, Harris, Motorola, Philips and Semtech.

     Analog. Analog products control continuously variable functions such as light, color, sound and power. They enable human beings to interface with the digital world. We provide analog products that solve problems relating to power conversion, temperature sensing, management functions, battery chargers and motor controls. Our Smart Power Switch is a proprietary, multichip module consisting of a power management integrated circuit and a MOSFET. Smart Power Switches provide a solution for off-line power converter designs in power supplies, battery chargers, PC peripherals, and home and consumer applications. Fairchild also offers a mix of mature products, such as operational amplifiers, audio amplifiers, regulators, compurators, references and timers, and ground fault interrupters, which continue to generate significant revenues due to their long product life cycles.

     Mixed Signal. Mixed signal products are those which can process both analog and digital information. Fairchild's mixed signal offerings include analog to digital converters, digital to analog converters and market-leading digital video encoders and decoders sold to manufacturers of high-end video equipment and set top boxes.

     We believe our Analog product portfolio is further enhanced by a wide variety of packaging solutions that we have developed. These solutions include surface mount and tiny packages.

       NON-VOLATILE MEMORY PRODUCTS

     Fairchild designs, manufactures and markets non-volatile memory circuits which retain data after power to the device has been shut off. Fairchild offers an extensive portfolio of high performance serial EEPROM and EPROM products. Fairchild does not participate in the FLASH market segment. EPROMs are electrically programmable read-only memories. These non-volatile memory devices are used in the personal computer, industrial, telecommunications, consumer electronics and automotive systems. Major competitors include ST Microlectronics, Advanced Micro Devices, Atmel, Xicor and Microchip Technology.

     EEPROMS. EEPROMs are used primarily to store changing information in consumer products and automotive applications such as microwaves, televisions, stereos and automotive controls. EEPROMs are one of the growth products in the group and a focus of non-volatile memory research and development expenditures. Fairchild serves the serial EEPROM product with product offerings in (i) standard EEPROM and (ii) Application Specific Standard Products. Fairchild's standard EEPROM products serve each of the three bus interface protocols used with all industry standard microcontrollers. Fairchild's Application Specific Standard Products are individually developed for specific applications and combine Fairchild's core EEPROM competencies with logic capabilities. The Company's Application Specific Standard Products serve three applications groups: HiSeC, Plug and Play and SPD. HiSeC, introduced in 1994, is a single chip remote keyless entry solution which operates complex rolling codes for secure entry. The device is intended for applications such as automotive keyless entry systems, garage door openers and other applications where secure transmission of a code is critical. Plug and Play devices allow manufacturers of computer add-on cards to automatically configure their cards for the host system. SPD, introduced in 1996, allows a computer to identify specifications of an add-on memory module and is used in memory upgrade products. Since Fairchild's spin-off from National Semiconductor, Fairchild's market share in the growing Serial EEPROM market ($910 million total available market) has grown by 10.2%.

     EPROMS. The ability of EPROMs to be programmed electrically by the equipment manufacturer enables them to achieve shorter time to market for new products than if they used products that must be programmed by the chip manufacturer. Today, EPROMs are primarily utilized in applications where storage of the instruction sets for microcontrollers requires less than 2 Mb in density, which is virtually all segments of the low-end consumer electronic market (e.g., answering machines, garage door openers and washing machines). The EPROM market is declining as FLASH becomes cost-effective at lower densities. As a result, Fairchild is incurring minimal research and development expenditures in this product line. Fairchild currently sells EPROMs in densities ranging from 64K to 4Mb. In Fiscal 1998, Fairchild had a market share of 4.4% in the EPROM market ($740 million total available market).

DISCRETE POWER AND SIGNAL TECHNOLOGIES GROUP

     Discrete devices are individual diodes or transistors that perform basic signal amplification and switching functions in electronic circuits. Driving the long-term growth of discretes is the increasing importance of power management, particularly in portable applications (e.g., pagers and notebook computers). Fairchild participates in both the power and small signal discrete markets using its DMOS and Bipolar technologies, manufacturing semiconductors that condition (or shape) power or signals for use by other devices. The Acquisition added significantly to our discrete product portfolio, with only small signal transistors overlapping with our existing portfolio. While the world market is dominated by such multinational semiconductor manufacturers as Toshiba, Motorola and Philips, a significant portion of the industry is fragmented where competition is primarily on a regional basis. Other competitors include Siliconix and International Rectifier.

     DMOS. DMOS discrete devices are used to convert, switch or otherwise shape or condition electricity. Fairchild offers a wide range of DMOS power MOSFETs designed for low and high voltage applications over a wide range of performance characteristics, power handling capabilities and package options. Fairchild is focusing on DMOS as its growth area due to the trend towards smaller and lighter products and longer battery life, as well as batteries with built-in smart functions. DMOS products are the focus of Fairchild's research and development expenditures. These expenditures have been directed primarily toward the development of Fairchild's leading-edge Trench technology. These products are commonly found in portable computers and peripherals, portable telephones, automobiles, and battery-powered devices. Our DMOS products include:

          Low Voltage MOSFET. This product line is focused on developing products in the Low Voltage DMOS area in support of the trend towards smaller and lighter products, longer battery life expectancy, as well as batteries with built-in smart functions. Research and development efforts and expenditures have been directed towards the development of Fairchild's leading edge Trench Technology. The combination of leading edge wafer fabrication processes and new packaging technology continues to allow Fairchild's Low Voltage DMOS product families to set new standards for low resistance and high current performance in miniature surface mount power packaging. Our Low Voltage DMOS products are commonly found in portable computers and peripherals, portable telephones, automobiles and battery-powered devices.

          High Voltage MOSFET. This product line offers a wide variety of HV MOSFET devices designed for high voltage applications (200V to 900V) over a wide range of performance characteristics, power handling capabilities and package options. The product portfolio includes both N channel and P channel devices using proprietary HDMOS process technology. These products are commonly found in power system applications including flyback and forward converters and power factor correction in switch-mode power supplies (SMPS).

          IGBT. This product line offers very high voltage devices (600V to 1500V) in a variety of package options. A proprietary silicon bonding process is being used in the production of this family of products. Typical applications for these devices are motor control, inverters, robotics, servo controls, power supply and lamp ballast. IGBT will be a focused growth product line as more industrial applications are designing products using this technology.

       Bipolar. Fairchild manufactures and sells a wide range of bipolar discretes, including single junction glass diodes, small signal transistors, bipolar power transistors, JFETs and Zener diodes in a wide variety of package configurations. These devices switch, amplify and otherwise shape or modify electronic signals and are found in nearly every electronic product, including computers, cellular phones, mass storage devices, televisions, radios, VCRs and camcorders.

  LOGIC PRODUCTS GROUP

     Fairchild designs, develops and manufactures standard logic devices utilizing three wafer fabrication processes: CMOS, BiCMOS and Bipolar. Within each of these production processes, Fairchild manufactures products that possess advanced performance characteristics, as well as mature products that provide high performance at low cost to customers. Since market adoption rates of new standard logic families have historically spanned several years, Fairchild continues to generate significant revenues from its mature products. Customers are typically slow to move from an older product to a newer one. Further, for any given product, standard logic customers use several different generations of logic products in their designs. As a result, typical life cycles for logic families are between 20 to 25 years.

     Since it takes new logic products an average of three to five years to reach full market acceptance, Fairchild continues to invest in new products to generate future revenue growth. In addition, many of these investments have established our logic devices as key components for the personal computer and telecommunications markets, particularly in the internet and networking sector and cellular communications sector. Internet appliances and internet infrastructure equipment (e.g. LAN and WAN switches, hubs, routers, and servers) require high speed, high drive and low noise characteristics. We offer logic devices using CMOS, BiCMOS and Bipolar processes that are required to achieve these characteristics. Our ABT, LVT, ECL and GTL logic devices have all successfully penetrated the internet hardware market. In addition, cellular communications equipment such as cellular phones, pagers and base stations requires low power and noise generation in very small packages. Our Tiny Logic, VHC, LCX and FST technology have established our logic products as a leader in addressing these requirements. Major competitors include Texas Instruments, Motorola and Philips.

     CMOS. CMOS is a technology that consumes less power than Bipolar technology and therefore permits more transistors to be integrated into a single integrated circuit. Portable applications such as laptop computers and cellular telephones require the low power consumption of CMOS technology. As a result of the general trend toward portability, CMOS technology has been expanding at the expense of Bipolar technology, and is the focus of research and development spending in the Logic Products Group. Fairchild's CMOS offerings include mature products such as FACT(TM), HCMOS, and CD4K, and new products such as LCX, VHC, GTL, Switches and TinyLogic.

     Bipolar. Bipolar devices typically operate at high speeds, require more power, are less costly than CMOS devices and are used in many applications that do not require CMOS solutions. Fairchild supplies a full line of Bipolar products to a broad customer base in a wide range of end-user applications.

Bipolar products are generally mature products that have few new product development activities associated with them. Fairchild's Bipolar offerings include FAST(R), ALS, LS, ECL and TTL.

     BiCMOS. BiCMOS is a hybrid of CMOS and Bipolar technologies developed to combine the high speed and high drive characteristics of bipolar technologies with the low power consumption and high integration of CMOS technologies. BiCMOS is an emerging technology which requires complex manufacturing processes and is used in niche applications, primarily in the telecommunications market. Fairchild's BiCMOS offerings include ABT and LVT.

     According to reports issued by Insight/Onsite, a market research firm, Fairchild was the third largest supplier of standard logic products in the world in 1997. In the Low Voltage CMOS Logic market ($175.0 million total available market in 1997), the fastest growing portion of the CMOS Logic market, Fairchild held a No. 2 share position in 1997 behind the leader, Texas Instruments. Fairchild held a strong No. 2 position in 1997 in the TTL Bipolar market as well with a 24% market share.

SALES, MARKETING AND DISTRIBUTION

     In Fiscal 1998, Fairchild derived approximately 55% of its trade sales from original equipment manufacturer customers through its regional sales organizations and 45% of its trade sales through distributors. Fairchild operates regional sales organizations in Europe, headquartered in Swindon, England, the Americas, headquartered in Sunnyvale, California, the Asia/Pacific region, with offices in Kowloon, Hong Kong and the Japan region with its office in Tokyo, Japan. Each of the four regional sales organizations is supported by logistics organizations which manage independently-operated free-on-board warehouses. Product orders flow to Fairchild's manufacturing facilities, where the product is made. Products are then shipped either directly to the customer or indirectly to the customer via independently-operated warehouses in Singapore, the United States and the United Kingdom.

     Fairchild has dedicated direct sales organizations operating in Europe, the Americas, Asia/Pacific and Japan that serve its major original equipment manufacturer customers. Fairchild also has a large network of distributors and manufacturer's representatives to distribute its products around the world. We believe that maintaining a small, highly focused, direct sales force selling products for each of Fairchild's businesses, combined with an extensive network of distributors and manufacturer's representatives, is the most efficient way to serve our multi-market customer base. Fairchild also maintains a dedicated marketing organization, which consists of marketing organizations in each product group, including tactical and strategic marketing and applications, as well as marketing personnel located in each of the sales regions.

     Typically, distributors handle a wide variety of products, including products that compete with Fairchild products, and fill orders for many customers. Some of Fairchild's sales to distributors are made under agreements allowing for market price fluctuations and/or the right of return on certain unsold merchandise. Virtually all distribution agreements contain a standard stock rotation provision allowing for minimum levels of inventory returns. In Fairchild's experience, these inventory returns can usually be resold. Manufacturer's representatives generally do not offer products that compete directly with Fairchild's products, but may carry complementary items manufactured by others. Manufacturer's representatives do not maintain a product inventory; instead, their customers place large quantity orders directly with Fairchild and are referred to distributors for smaller orders.

     In 1998, the Power Device Business derived approximately 73% of its trade sales from third party original equipment manufacturer customers and Samsung Electronics and affiliated Samsung companies and 27% of its trade sales through distributors. The Power Device Business has been historically supported by sales organizations in Korea and in foreign sales subsidiaries of Samsung Electronics throughout the world. Product orders flow to the Power Device Business' manufacturing facility, in Bucheon, South Korea, where silicon wafers are fabricated. Products are assembled and tested by either independently operated subcontractors or manufacturing entities of Samsung Electronics. Finished products are warehoused in a Samsung Electronics facility in Onyang, South Korea. From there they are shipped either directly to customers, distributors or sales agents or first to Samsung Electronics' Sales Subsidiaries and then to customers. As a result of the Acquisition, assembly and testing services are provided under the Assembly and Test Services Agreements, warehousing is provided under the Transitional Services Agreement, and sales and distribution services are provided under an Overseas Sales Services Agreement between Fairchild Korea and each of the Sales Subsidiaries. See "The Transactions."

     The sales organizations in each of the Sales Subsidiaries of Samsung Electronics and its dedicated marketing personnel have been integrated into Fairchild's sales and marketing organizations.

RESEARCH AND DEVELOPMENT

     Fairchild's expenditures for research and development in Fiscal 1996, 1997 and 1998 were $30.3 million, $18.9 million and $35.7 million (excluding a $15.5 million pre-tax charge for purchased in-process research and development associated with the acquisition of Raytheon), respectively. Such expenditures represented 4.4%, 3.2% and 5.6% of trade sales in Fiscal 1996, 1997 and 1998, respectively. Manufacturing technology is a key determinant in the improvement of semiconductor products. Each new generation of process technology has resulted in products with higher speed and greater performance produced at lower cost. Infrastructure investments made in recent years will enable Fairchild to continue to achieve high volume, high reliability and low-cost production using leading edge process technology. Fairchild's research and development efforts are focused on new product development and improvements in process technology in Fairchild's growth areas: CMOS logic, DMOS power discretes, EEPROMs and analog and mixed signal products.

     Each of Fairchild's product groups maintain independent research and development organizations. Fairchild works closely with its major customers in many research and development situations, in order to increase the likelihood that Fairchild's products will be designed directly into the customers' products and achieve rapid and lasting market acceptance.

     The Power Device Business' expenditures for research and development in 1996, 1997 and 1998 were $18.6 million, $19.2 million and $15.2 million, respectively. The Power Device Business' research and development efforts are focused on IGBT and HV MOSFET process and product development, Motor Control integrated circuit and Smart Power Switch product development and BCDMOS process development.

     The Power Device Business' research and development team at the Bucheon facility consists of design, application, process and package engineers. The Power Device Business ensures early adoption of its new products by engaging application engineers to work side-by-side with design engineers and customers during product definition and design phase to ensure customers' ease of incorporating our products into their designs. Following the Acquisition, research and development for Power Device Business products continues to be conducted by a research and development team at the Bucheon facility.

MANUFACTURING

     We operate six manufacturing facilities, four of which are front-end wafer fabrication plants located in the United States and South Korea and two of which are back-end assembly and test facilities in the Asia/Pacific region. Our products are manufactured and designed using a broad range of manufacturing processes and proprietary design methods. We use all of the prevalent function-oriented process technologies for wafer fabrication, including CMOS, Bipolar, BiCMOS, DMOS and non-volatile memory technologies. We use primarily through-hole and surface mount technologies in our assembly and test operations, in lead counts from two to fifty-six leads.

     The table below sets forth certain information with respect to our manufacturing facilities, products and technologies.

                            MANUFACTURING FACILITIES

           LOCATION                         PRODUCTS                       TECHNOLOGIES
           --------                         --------                       ------------
FRONT-END FACILITIES:
South Portland, Maine            Bipolar, CMOS and BiCMOS logic   4-inch fab -- 5.0/3.0 micron
                                   products                         Bipolar and CMOS
                                                                    5-inch fab -- 3.0/1.5 micron
                                                                    Bipolar and CMOS
                                 National Semiconductor contract  6-inch fab -- 1.5/0.5 micron
                                   manufacturing                    CMOS and BiCMOS
Salt Lake City, Utah             EPROMs, EEPROMs, ACE and USB     6-inch fab -- 1.0/0.65 micron
                                                                    CMOS EPROM
                                 Discrete power                   -- 2.0/0.8 micron CMOS
                                 National Semiconductor contract  EPROM -- 2.0 micron DMOS
                                   manufacturing
Mountain View, California(1)     Standard Linear products         4-inch fab -- 5.0/3.0 micron
                                 Op Amps, Ground Fault            Bipolar and CMOS
                                   Interruptors
Bucheon, South Korea             Power discrete semiconductors,   4-inch fab -- 5.0/4.0 micron
                                   Standard analog integrated       Bipolar
                                 circuits                         5-inch fab -- 2.0/0.8 micron
                                                                    Bipolar and DMOS
BACK-END FACILITIES:
Penang, Malaysia                 Bipolar, CMOS and BiCMOS logic   MDIP, SOIC, EIAJ, TSSOP, SSOP,
                                   products                         8-56 Pins
                                 National Semiconductor assembly
                                   and test services
Cebu, the Philippines            Power and small signal discrete  TO92, SOT-23, Super SOT,
                                 National Semiconductor assembly  SOT-223, TO220, TO263
                                   and test services

-------------------------

(1) We are currently in the process of transferring our analog wafer fabrication plant from our Mountain View, California facility to our South Portland, Maine facility. On April 23, 1999, we sold our Mountain View property for $35.0 million. The sale price is subject to (1) a $3.5 million holdback which will be paid to us unless the city council rejects the buyer's application to increase its building density from 35% to 50%; and (2) a $500,000 deposit which will be placed into an escrow account and will be released to us upon the demolition of the existing structures on the Mountain View property. In connection with the sale of the Mountain View property, we have entered into an arrangement to lease back the property until the transfer of our facility from the property is completed. We pay monthly rent of $125,000 under the lease, which expires on December 31, 2000.

     Fairchild's strategy is to have its manufacturing facilities dedicated to its product groups. The South Portland, Maine, wafer fabrication plant and Penang, Malaysia assembly and test facility primarily support the Logic Products Group. The Salt Lake City, Utah wafer fabrication plant and Cebu, the Philippines assembly and test facility primarily support the Discrete Power and Signal Technologies Group. The Mountain View, California facility supports the Analog and Mixed Signal Products Group. Fairchild also subcontracts out fabrication of wafers, primarily to Tower Semiconductor, Chartered Semiconductor and Torex Semiconductor. Certain back-end assembly and testing operations are also subcontracted out. Primary subcontractors include Carsem, NS Electronics (Bangkok) Ltd. and New Japan Radio Corporation.

     The Power Device Business' wafer fabrication plant in Bucheon, South Korea, supports the entire operations of the Power Device Business. The Power Device Business subcontracts out nearly all of its assembly and test operations to third party vendors, primarily to Korea Micro Industry, AUK and Woosuk Electronic Company. The Power Device Business also subcontracts certain manufacturing services from Samsung Electronics. As a result of the Acquisition, these services are provided under other manufacturing agreements with Samsung Electronics.

     Our manufacturing processes use many raw materials, including silicon wafers, copper lead frames, mold compound, ceramic packages and various chemicals and gases. We obtain our raw materials and supplies from a large number of sources on a just-in-time basis. Although supplies for the raw materials used by us are currently adequate, shortages could occur in various essential materials due to interruption of supply or increased demand in the industry.

BACKLOG

     Our trade sales are made primarily pursuant to standard purchase orders that are generally booked from one to twelve months in advance of delivery. Backlog is influenced by several factors including market demand, pricing and customer order patterns in reaction to product lead times. Quantities actually purchased by customers, as well as prices, are subject to variations between booking and delivery to reflect changes in customer needs or industry conditions.

     Fairchild sells certain products to key customers pursuant to contracts. Contracts are annual fixed-price agreements with customers setting forth the terms of purchase and sale of specific products. These contracts allow Fairchild to schedule production capacity in advance and allow customers to manage their inventory levels consistent with just-in-time principles while shortening the cycle times required to produce ordered products. However, quantity and price agreements under these contracts are, as a matter of industry practice, difficult to maintain and implement. Fairchild recognizes revenue from contract manufacturing services but does not account for these revenues on a backlog basis. For these reasons, Fairchild believes that the amount of backlog at a particular date is not meaningful and is not necessarily a relevant indicator of future revenues.

     The Power Device Business historically did not track backlog, but rather negotiated pricing and delivery agreements with its customers from time to time based on current market conditions. However, we intend to manage the backlog of the Power Device Business in a manner consistent with the historic management of Fairchild's backlog.

SEASONALITY

     Generally, Fairchild is affected by the seasonal trends of the semiconductor and related industries. As a result of these trends, Fairchild typically experiences lower revenue in the third fiscal quarter, primarily due to customer demand adjustments as a result of holiday seasons around the world. Revenue usually has a seasonal peak in Fairchild's fourth fiscal quarter. In Fiscal 1998, Fairchild did not experience the typical seasonality in the fourth quarter due to decreasing customer demand primarily as a result of the Asian financial crisis and softness in the personal computer market due to excess inventories in the sales channels.

     The Power Device Business is also affected by the seasonal trends of the semiconductor and related industries. The Power Device Business typically experiences lower revenues in its fourth quarter. Revenue usually has a seasonal peak in the third quarter. In 1998, the Power Device Business did not experience the typical seasonality in the third quarter due to market softness in the semiconductor industry.

COMPETITION

     Markets for our products are highly competitive. Although only a few companies compete with us in all of our product lines, we face significant competition within each of our product lines from major international semiconductor companies. Some of our competitors may have substantially greater financial and other resources with which to pursue engineering, manufacturing, marketing and distribution of their products. Competitors include manufacturers of standard semiconductors, application-specific integrated circuits and fully customized integrated circuits, as well as customers who develop their own integrated circuit products.

     We compete in different product lines to various degrees on the basis of price, technical performance, product features, product system compatibility, customized design, availability, quality and sales and technical support. Our ability to compete successfully depends on elements both within and outside of our control, including successful and timely development of new products and manufacturing processes, product performance and quality, manufacturing yields and product availability, customer service, pricing, industry trends and general economic trends.

TRADEMARKS AND PATENTS

     Fairchild owns rights to a number of trademarks and patents that are important to its business. Among others, we consider Fairchild, FACT(TM) and FAST(R) to be trademarks that are material to Fairchild's operations.

     Fairchild's corporate policy is to protect proprietary products by obtaining patents for such products when practicable. Under a technology licensing and transfer agreement with National Semiconductor entered into in connection with the Recapitalization, Fairchild has acquired approximately 150 U.S. patents and obtained perpetual, royalty free non-exclusive licenses on approximately 250 of National Semiconductor's patents. Pursuant to an acquisition agreement with Raytheon Company, Fairchild acquired over 100 patents owned by Raytheon Semiconductor, Inc., as well as licensing rights (similar to those granted to Fairchild by National Semiconductor in the Recapitalization) for other semiconductor-related intellectual property of Raytheon Company not directly owned by Raytheon Semiconductor, Inc. We believe that we have the right to use all technology used in the production of our products.

     Similarly, Fairchild acquired from Samsung Electronics a significant number of licenses and patents (granted, applied for and under review for application). Approximately 125 U.S. patents and over 1,000 Korean patents were transferred pursuant to the Acquisition. Fairchild also received the rights to use all relevant trademarks. See "The Transactions -- Intellectual Property and Trademark License Agreements."

ENVIRONMENTAL MATTERS

     Our operations are subject to environmental laws and regulations in the countries in which we operate that regulate, among other things, air and water emissions and discharges at or from our manufacturing facilities; the generation, storage, treatment, transportation and disposal of hazardous materials by our company; the investigation and remediation of environmental contamination; and the release of hazardous materials into the environment at or from properties operated by our company and at other sites. As with other companies engaged in like businesses, the nature of our operations exposes our company to the risk of liabilities and claims with respect to such matters. We believe, however, that our operations are in substantial compliance with applicable environmental laws and regulations. Fairchild's costs to comply with environmental regulations were immaterial in Fiscal 1996, 1997 and 1998, as were the Power Device Business' environmental compliance costs for 1996, 1997 and 1998.

     Fairchild's facilities in South Portland, Maine, and, to a lesser extent, Salt Lake City, Utah, have ongoing remediation projects to respond to certain releases of hazardous materials that occurred prior to the consummation of the Recapitalization. Under the Asset Purchase Agreement, as supplemented by certain ancillary agreements entered into in conjunction with the Recapitalization, National Semiconductor has agreed to indemnify Fairchild for the cost of these projects, subject to certain limitations. Based on the historical costs of these projects, we do not believe that future remediation costs will be material, even without the indemnity.

     Fairchild's Mountain View, California, facility is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act. Under the terms of the Acquisition Agreement with Raytheon Company, dated December 31, 1997, Raytheon Company has retained responsibility for, and has agreed to indemnify us with respect to, certain remediation costs or other liabilities related to pre-acquisition contamination subject to certain limitations.

     Although we believe that the Power Device Business has no significant environmental liabilities, Samsung Electronics has agreed to indemnify Fairchild for certain environmental liabilities arising out of the Bucheon, South Korea plant or the Power Device Business subject to certain limitations.

     Future laws or regulations and changes in existing environmental laws or regulations may subject our operations to different, additional or more stringent standards. While historically the cost of compliance with environmental laws has not had a material adverse effect on our results of operations, business or financial condition, we cannot predict with certainty our future costs of compliance because of changing standards and requirements. We cannot assure you that material costs will not be incurred in connection with the future compliance with environmental laws.

EMPLOYEES

     Fairchild's worldwide workforce consisted of 6,450 full- and part-time employees as of February 28, 1999, none of whom were represented by collective bargaining arrangements. Of the total number of employees, 5,460 were engaged in manufacturing and information services, 232 were engaged in marketing and sales, 528 were engaged in administration and 230 were engaged in research and development. Of the total number of employees, 3,201 or 50% were employed in the Logic Products Group, 2,624 or 41% were employed in the Discrete Power and Signal Technologies Group, 371 or 5% were employed in the Analog, Mixed Signal and Non-Volatile Memory Products Group and 254 or 4% were employed in corporate or centralized sales and marketing activities. Fairchild believes that its relations with its employees are satisfactory.

     The Power Device Business' worldwide workforce consisted of approximately 1,455 full- and part-time employees as of February 28, 1999, none of whom were represented by collective bargaining arrangements. Of the total number of employees, 910 were engaged in production, 65 were engaged in marketing and sales, 264 were engaged in administration and 216 were engaged in research and development. In connection with the Acquisition, we retained all of the employees of the Power Device Business.

     Fairchild Korea sponsors a Power Device Business Labor Council consisting of seven representatives from the non-management workforce and seven members of the management workforce. The Labor Council, under the Act Regarding Promotion of Employee Participation and Cooperation, is recognized as a representative of the workforce for the purposes of consultation and cooperation only. The Labor Council therefore has no right to take a work action or to strike and is not party to any labor or collective bargaining agreements with Fairchild Korea. Management of the Power Device Business believes that its relations with its employees and the Labor Council are satisfactory.

PROPERTIES

     In the United States, Fairchild's corporate headquarters as well as certain manufacturing and warehouse operations are located in approximately 240,000 square feet of space in properties owned by

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

Fairchild in South Portland, Maine. Additional manufacturing, warehouse and office facilities are housed in approximately 300,000 square feet and 120,000 square feet of space in properties in Salt Lake City, Utah, which Fairchild owns, and Mountain View, California, which Fairchild leases, respectively. Additional office and manufacturing space is located in leased facilities in Sunnyvale, California and San Diego, California.

     Fairchild is currently in the process of transferring its analog wafer fabrication plant from its Mountain View, California facility to its South Portland, Maine facility. On April 23, 1999, Fairchild sold its Mountain View property for approximately $35.0 million. The sale price is subject to (1) a $3.5 million holdback which will be paid to Fairchild unless the city council rejects the buyer's application to increase its building density from 35% to 50%; and (2) a $500,000 deposit which will be placed into an escrow account and will be released to Fairchild upon the demolition of the existing structures on the Mountain View property. In connection with the sale of the Mountain View property, Fairchild has entered into an agreement to lease back the property until the transfer of its facility from the property is completed. We pay monthly rent of $125,000 under the lease, which expires on December 31, 2000.

     In Asia, Fairchild owns or leases approximately 397,000 square feet and 170,000 square feet of manufacturing and warehouse space in Penang, Malaysia, and Cebu, the Philippines, respectively. Leases affecting the facilities in Penang, Malaysia, and Cebu, the Philippines, are generally in the form of long-term ground leases, with Fairchild owning improvements on the land. The initial terms of these leases will expire beginning in 2014. In some cases Fairchild has the option to renew the lease term, while in others Fairchild has the option to purchase the leased premises. We lease additional warehouse space in Singapore.

     We maintain regional sales offices in leased space in Swindon, England, Kowloon, Hong Kong, and Tokyo, Japan. In addition, we maintain smaller sales offices in leased space around the world.

     The Power Device Business' corporate headquarters as well as certain manufacturing operations are located in approximately 766,000 square feet of space in properties owned by the Power Device Business in Bucheon, South Korea. See "-- Manufacturing."

     We believe that our facilities around the world, whether owned or leased, are well-maintained. Our manufacturing facilities contain sufficient productive capacity to meet its needs for the foreseeable future.

LEGAL PROCEEDINGS

     From time to time we are involved in legal proceedings arising in the ordinary course of business. We believe there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, results of operations or cash flows.

                                THE TRANSACTIONS

     The following contains summaries of certain agreements which we entered into in connection with the Acquisition. The descriptions in the summaries of the terms and provisions of the agreements are not complete, and you should read the agreements themselves, copies of which have been filed as exhibits to, or incorporated by reference in, the registration statement of which this prospectus is a part.

BUSINESS TRANSFER AGREEMENT

     The Business Transfer Agreement provided for the sale from Samsung Electronics to Fairchild Korea, an indirect wholly owned subsidiary of Fairchild Semiconductor, of substantially all of the assets and the assumption of certain of the liabilities of the Power Device Business for a purchase price of approximately $406.8 million, net of purchase price adjustments based on the working capital of the Power Device Business upon consummation of the Acquisition and an income payment Samsung Electronics made to Fairchild Korea upon consummation of the Acquisition.

     The assets purchased by Fairchild Korea include, among other things, land, a manufacturing plant and other buildings in Bucheon, South Korea, as well as, with some exceptions and limitations, all of the manufacturing equipment, inventory, motor vehicles, contractual rights and obligations, governmental permits and licenses and all other assets used to conduct the Power Device Business. In addition, the purchased assets included all of the patents, trademarks, mask works, copyrights and other intellectual property used primarily in the Power Device Business. Samsung retained a co-ownership interest in certain assembly and test patents. Intellectual property which is used in connection with the Power Device Business, but which is also used by other affiliated Samsung companies, is licensed to Fairchild Korea by Samsung Electronics. See "-- Intellectual Property and Trademark License Agreements."

     Fairchild Korea did not assume liabilities incurred by or relating to the Power Device Business on or prior to consummation of the Acquisition, except for liabilities that arise in the ordinary course of business and certain income tax liabilities as discussed below. The agreement provides that Samsung Electronics will indemnify Fairchild Korea for those and certain other excluded liabilities as well as for environmental liabilities of the Power Device Business. Samsung Electronics' liability under the environmental indemnity, together with certain other indemnification claims under the agreement, is limited to $150.0 million. Samsung Electronics will also indemnify Fairchild Korea, for a period of three years after consummation of the Acquisition, for damages that result from certain third-party claims that the products of the Power Device Business infringe patents owned by those third parties that were issued before consummation of the Acquisition. This separate patent infringement indemnity is subject to certain limitations and conditions. For example, it does not apply if the infringement claim would have been avoided were it not for a post-closing product design change by Fairchild Korea. Samsung Electronics' liability under the patent indemnity provision is limited to $40.0 million.

     The agreement provides that the economic benefit or detriment of the Power Device Business inure to Fairchild Korea as of January 1, 1999. In connection with this provision, Samsung Electronics agreed to pay Fairchild Korea an amount equal to the net income before income taxes of the Power Device Business from January 1, 1999 to March 15, 1999, and half the net income before income taxes from March 15, 1999 to the date the Acquisition was consummated. Accordingly, the agreement provides that Fairchild Korea assume liabilities for income taxes of the Power Device Business, with respect to amounts received, for the same period.

     Under the agreement, Fairchild Korea agreed to offer employment to all Power Device Business employees in South Korea and to provide, either itself or through the Transitional Services Agreement, employee benefits comparable to those provided by Samsung Electronics at the time of consummation of the Acquisition. The agreement also contains a provision that forbids Samsung Electronics, subject to certain limitations, from competing with the Power Device Business for a period of five years after consummation of the Acquisition. In addition, both Samsung Electronics and Fairchild Korea have agreed that, for one year following consummation of the Acquisition, neither of them will solicit any director, officer or employee of the other party to terminate his or her employment with the other party. In case an employee of either party seeks employment with the other without solicitation, Samsung Electronics and Fairchild Korea have agreed to consult one another before making a hiring decision.

     As required by the Business Transfer Agreement, Samsung Electronics and Fairchild Korea have entered into the Intellectual Property License Agreement, the Transitional Services Agreement, the Assembly and Test Services Agreements, the Trademark License Agreement, the Foundry Sale Agreement, the Product Supply Agreement, the EPI Services Agreement, the Photo Mask Supply Agreement and an employment agreement with Dr. Deok J. Kim, Vice President and General Manager of the Power Device Business.

     In connection with the consummation of the Acquisition, we, Fairchild Korea and Samsung Electronics entered into a closing agreement providing, among other things, for certain post-consummation filings, mechanisms for determining purchase price adjustments and confirming the agreed-upon schedules to the Business Transfer Agreement.

INTELLECTUAL PROPERTY AND TRADEMARK LICENSE AGREEMENTS

     Under the Intellectual Property License Agreement, Samsung Electronics non-exclusively licensed to Fairchild Korea certain patent, copyright and mask work rights that are used in connection with the Power Device Business, but that were not transferred to Fairchild Korea under the Business Transfer Agreement. The licensed rights include certain rights to intellectual property of Samsung Electronics as well as rights to certain intellectual property used in the Power Device Business under licenses granted by third parties, in each case to the extent Samsung Electronics has the right to grant a license without obligation or accounting to others. Licensed patent rights include rights to design, develop, make, have made, use, offer for sale, import, package, sell or modify any product of the Power Device Business that is under design or development or being manufactured or sold by the Power Device Business on the date of the Acquisition, as well as similar rights with respect to derivative products that are designed for the Power Device Business and embody technologies assigned or licensed to Fairchild Korea in the Acquisition. Samsung Electronics also sublicensed to Fairchild Korea rights to certain software necessary for the operation of the Power Device Business, for the life of Samsung Electronics' license for that software.

     For patents and other intellectual property that were transferred to Fairchild Korea under the Business Transfer Agreement, Fairchild Korea has non-exclusively licensed back to Samsung Electronics certain rights to such intellectual property, to the extent Samsung Electronics needs such rights to fulfill obligations to third parties under existing agreements, or to prosecute or defend infringement and other claims of third parties arising in connection with the Power Device Business prior to the Acquisition.

     Under the Trademark License Agreement, Samsung Electronics has licensed Fairchild Korea to continue to use certain of Samsung Electronics' trademarks on Power Device Business products, and to use part numbers and other proprietary identification systems in the Power Device Business as long as necessary for up to ten years to avoid retooling, requalification of existing products or customer disruption. Fairchild Korea has agreed to use its good faith efforts to discontinue using Samsung Electronics' trademarks and to replace them with Fairchild's trademarks and identification numbers. As Fairchild Korea's use of Samsung Electronics trademarks is discontinued, its rights under the Trademark License Agreement will terminate.

TRANSITIONAL SERVICES AGREEMENT

     Under the Transitional Services Agreement, Samsung Electronics has agreed to provide a number of business support services to Fairchild Korea that assist the Power Device Business' conversion into an
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

indirect subsidiary of Fairchild. The agreement requires Samsung Electronics to provide Fairchild Korea, for up to three years following the Acquisition, logistics, purchasing, sales, personnel, financial services, intellectual property administration and other services that have been provided to the Power Device Business by Samsung Electronics or its sales subsidiaries and that were necessary to operate the Power Device Business during calendar year 1998. Information technology services are provided under a separate agreement between Fairchild Korea and Samsung SDS Co., Ltd. The Transitional Services Agreement requires services to be provided at a cost per service consistent with costs charged to the Power Device Business during calendar year 1998, subject to adjustments for inflation and before accounting for the effects of currency exchange rate changes. Fairchild Korea has the right to terminate any given service under the Transitional Services Agreement upon 90 days' notice. Under the Transitional Services Agreement, Samsung Electronics bears any costs of Fairchild Korea separating from the provided services, except for the costs of any third-party assistance, which will be shared equally by Samsung Electronics and Fairchild Korea, and costs of Fairchild Holdings' or our company's personnel, which will be borne by Fairchild. Samsung Electronics will invoice Fairchild Korea monthly for services provided under the Transitional Services Agreement.

MANUFACTURING AGREEMENTS

     Samsung Electronics and Fairchild Korea have entered into several manufacturing agreements, including a Product Supply Agreement pursuant to which Fairchild Korea has agreed to supply products to Samsung Electronics, a Foundry Sale Agreement pursuant to which Fairchild Korea has agreed to provide foundry manufacturing services for Samsung Electronics, Assembly and Test Services Agreements pursuant to which Samsung Electronics and one of its subsidiaries have agreed to provide assembly and test services to Fairchild Korea, a Photo Mask Supply Agreement pursuant to which Samsung Electronics has agreed to provide mask work services for Fairchild Korea, and an EPI Services Agreement pursuant to which Samsung Electronics has agreed to provide certain wafer fabrication services for Fairchild Korea.

     Under the Product Supply Agreement, Samsung Electronics has agreed that for three years it will purchase Power Device Business products from Fairchild Korea at a volume level equal to 701,941,000 units per year, the average of its purchases from the Power Device Business during 1996, 1997 and 1998. Prices charged to Samsung Electronics under the Product Supply Agreement will be based on prices paid by Samsung Electronics during the Power Device Business' fourth quarter of 1998, subject to quarterly adjustment and reconciliation to reflect changes in the worldwide market price for such products. Samsung Electronics has also agreed that for three years it will provide Fairchild Korea with an opportunity to match quotes of other suppliers with respect to Samsung Electronics' needs for products manufactured by the Power Device Business, to the extent such needs exceed Samsung Electronics' committed volume of purchases under the agreement. Samsung Electronics' purchase commitments are conditioned on Fairchild Korea's ability to satisfy Samsung Electronics' quality and other specifications for the Power Device Business products. Samsung Electronics also agreed to use its best efforts to cause affiliated Samsung companies to designate Fairchild Korea as a preferred supplier of Power Device Business products to the extent permissible under applicable laws and regulations.

     Under the Foundry Sale Agreement, Fairchild Korea has agreed to provide semiconductor wafer manufacturing services for Samsung Electronics for a three-year period following consummation of the Acquisition. The agreement is structured to provide that Fairchild Korea will earn a profit from foundry sales to Samsung Electronics equal to 27.7 billion Won, 17.3 billion Won and 8.7 billion Won in each of the respective years of the agreement. Profits earned in excess of each annual minimum amount will be counted toward the next year's minimum profit amount.

     Under the Assembly and Test Services Agreements, Samsung Electronics has agreed to provide assembly and test services for Fairchild Korea at Samsung Electronics' Onyang, South Korea facility and

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

a subsidiary of Samsung Electronics has agreed to provide such services at facilities in Suzhou, China for three years following consummation of the Acquisition. Under separate agreements for services to be provided at each location, the costs charged for such services should be consistent (before accounting for the effects of currency exchange rate changes) with historical costs charged to the Power Device Business, subject to adjustments for inflation in the case of Suzhou and 5% annual price decreases in the case of Onyang. Fairchild Korea has the right to terminate the Suzhou agreement at any time, and the Onyang agreement after its second anniversary, in either case upon 90 days' notice. Each agreement also provides that Samsung Electronics in the case of Onyang, or its subsidiary in the case of Suzhou, and Fairchild Korea will enter into good-faith negotiations to allow Fairchild Korea the opportunity to own or have an interest in the assembly and test facilities at Onyang and Suzhou.

     Under the Photo Mask Supply Agreement, Samsung Electronics has agreed to supply masks, which are used in semiconductor wafer manufacturing, to Fairchild Korea for three years following consummation of the Acquisition at costs consistent (before accounting for the effects of currency exchange rate changes) with costs historically charged to the Power Device Business. Under the EPI Services Agreement, Samsung Electronics has agreed to provide epitaxial fabrication, an intermediate step in wafer manufacturing, for three years following consummation of the Acquisition at costs consistent (before accounting for the effects of currency exchange rate changes) with historical costs charged to the Power Device Business, plus a 10% markup.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the persons who are members of the Board of Directors or executive officers of Fairchild Holdings and our company. Each director of Fairchild Holdings and our company will hold office until the next annual meeting of shareholders of Fairchild Holdings and our company, respectively, or until his successor has been elected and qualified.

NAME                                      AGE                     TITLE
----                                      ---                     -----
Kirk P. Pond............................  54     Chairman of the Board of Directors,
                                                 President and Chief Executive Officer
Joseph R. Martin........................  51     Executive Vice President and Chief
                                                 Financial Officer and Director
Daniel E. Boxer.........................  53     Executive Vice President and Chief
                                                 Administrative Officer, General Counsel
                                                 and Secretary
Jerry M. Baker..........................  47     Executive Vice President and General
                                                 Manager, Discrete Power and Signal
                                                 Technologies Group
W. Wayne Carlson........................  57     Executive Vice President and General
                                                 Manager, Logic Products Group
Keith Jackson...........................  43     Executive Vice President and General
                                                 Manager, Analog, Mixed Signal and Non-
                                                 Volatile Memory Products Group
Darrell Mayeux..........................  56     Senior Vice President, Worldwide Sales
                                                 and Marketing
David A. Henry..........................  37     Vice President, Corporate Controller
Matthew W. Towse........................  36     Vice President, Treasurer
Brian L. Halla..........................  52     Director
William N. Stout........................  60     Director
Richard M. Cashin, Jr...................  46     Director
Paul C. Schorr IV.......................  32     Director
Ronald W. Shelly........................  55     Director

     Kirk P. Pond, Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Pond has been the President of the Company since June 1996. Since 1987, Mr. Pond had held several executive positions with National Semiconductor, most recently Executive Vice President and Chief Operating Officer. Prior executive management positions were with Fairchild Semiconductor Corporation, Texas Instruments and Timex Corporation.

     Joseph R. Martin, Executive Vice President, Chief Financial Officer and Director. Mr. Martin has been the Executive Vice President and Chief Financial Officer of the Company since June 1996. Mr. Martin had held several senior financial positions with National Semiconductor since 1989, most recently as Vice President of Finance, Worldwide Operations. Prior to joining National Semiconductor, Mr. Martin was Senior Vice President and Chief Financial Officer of VTC Incorporated.

     Daniel E. Boxer, Executive Vice President and Chief Administrative Officer, General Counsel and Secretary. Mr. Boxer joined the Company in March 1997. He has practiced law for 27 years and since

1975 had been a partner at the law firm of Pierce Atwood, Portland, Maine. His practice at Pierce Atwood included advising many large manufacturing companies, including the Company, on business, governmental, legal compliance and environmental issues. He was most recently a senior partner and Chairman of the firm's Management Committee.

     Jerry M. Baker, Executive Vice President and General Manager, Discrete Power and Signal Technologies Group. Mr. Baker has been Executive Vice President and General Manager, Discrete Power and Signal Technologies Group, since December 1996. He has spent more than 24 years in a variety of engineering and management positions within National Semiconductor, most recently as Vice President and General Manager, Discrete Products Divisions.

     W. Wayne Carlson, Executive Vice President and General Manager, Logic Products Group. Mr. Carlson has been Executive Vice President and General Manager, Logic Products Group, since June 1996. He has 32 years of prior engineering and management experience with National Semiconductor and Fairchild, most recently as Vice President and General Manager, Data Management Division.

     Keith Jackson, Executive Vice President and General Manager, Analog, Mixed Signal and Non-Volatile Memory Products Group. Mr. Jackson joined the Company in March 1998. He has over 20 years of semiconductor industry experience. Most recently, Mr. Jackson was President of TriTech Microelectronics in Singapore, a manufacturer of analog and mixed signal products, which he joined in 1996. Prior to that, he worked for National Semiconductor for 10 years, most recently as Vice President and General Manager of the Analog and Mixed Signal division. He has also held various marketing and engineering positions at National Semiconductor and Texas Instruments.

     Darrell Mayeux, Senior Vice President, Worldwide Sales and Marketing. Mr. Mayeux has been Senior Vice President, Worldwide Sales and Marketing since November 1996. He had been with National Semiconductor since 1992 as Vice President of Sales and Marketing for Logic Products Group. He previously held engineering, marketing and general management positions with Texas Instruments and Philips.

     David A. Henry, Vice President, Corporate Controller. Mr. Henry has been Corporate Controller since December 1996. Previously, he had been with National Semiconductor for eight years, and held various financial management positions, most recently as Director of Financial Planning and Analysis for the Fairchild Business of National Semiconductor. Mr. Henry previously worked for Amfac, Inc. as well as Ernst and Whinney, and is a Certified Public Accountant.

     Matthew W. Towse, Vice President, Treasurer. Mr. Towse became Treasurer in March 1997. He had been with National Semiconductor for six years and has held various financial management positions, most recently as Controller for the Fairchild plant in South Portland, Maine. Mr. Towse previously worked for Ernst & Young and is a Certified Public Accountant.

     Brian L. Halla, Director. Mr. Halla became a Director upon consummation of the Recapitalization. He had been employed by National Semiconductor since 1996, serving as Chairman of the Board, President and Chief Executive Officer. From 1988 to 1996, he was employed by LSI Logic Corporation, where he was (in reverse chronological order) Executive Vice President, LSI Logic Products; Senior Vice President and General Manager, Microprocessor/DSP Products Group; and Vice President, General Manager, Microprocessor Products Group.

     William N. Stout, Director. Mr. Stout became a Director in March 1997. He has been Chairman and Chief Executive Officer of Sterling Holding Company, LLC and Sterling's subsidiaries since 1988. Sterling is engaged, through subsidiaries including Trompeter Electronics Inc. and Semflex, Inc., in the manufacture and sale of coaxial connectors, coaxial cable and coaxial cable assemblies. From 1985 to 1988, Mr. Stout was a private investor and consultant. From 1979 to 1985, Mr. Stout was President and

Chief Executive Officer of Lundy Electronics & Systems, which manufactured electronic products and systems.

     Richard M. Cashin, Jr., Director. Mr. Cashin became a Director in March 1997. He has been employed by Citicorp Venture Capital Ltd. since 1980, and has been President since 1994. Mr. Cashin is a director of Lifestyle Furnishings International, Euramax International plc, Delco Remy International, Gerber Childrenswear, MSX International, IPC Information Systems and Titan Wheel International.

     Paul C. Schorr IV, Director. Mr. Schorr became a Director in March 1997. He has been employed by and been a Vice President of Citicorp Venture Capital Ltd. since 1996. Prior to joining Citicorp Venture Capital Ltd., Mr. Schorr was employed by McKinsey & Company, Inc. from 1993 to 1996 (in reverse chronological order) as an engagement manager and an associate. He is a director of KEMET Corporation and Sybron Chemical.

     Ronald W. Shelly, Director. Mr. Shelly became a Director in June 1998. Until January 31, 1999, he was employed by Solectron Texas, an electronic manufacturing services company, where he served as its President from April 1996 until April 1999 when he retired. He currently serves as a consultant to Solectron. Mr. Shelly has more than 30 years experience in the semiconductor industry. Prior to joining Solectron, he was employed by Texas Instruments for 30 years, most recently as Executive Vice President, Custom Manufacturing Services.

DIRECTOR COMPENSATION AND ARRANGEMENTS

     Certain of our non-employee directors receive cash compensation for their services as a director. Messrs. Stout and Shelly receive $15,000 per year, plus $1,000 for meetings attended in person and $500 for meetings attended by teleconference. Messrs. Halla, Cashin and Schorr are not compensated for their services as directors. We do not pay our employee directors any fees or additional compensation for service as members of our Board. We reimburse all our directors for expenses incurred in attending our Board meetings.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation received by our Chief Executive Officer and our four other most highly compensated executive officers relating to services rendered during Fiscal 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                           ANNUAL COMPENSATION    COMPENSATION
                                                           -------------------   --------------
                                                                                   NUMBER OF
                                                  FISCAL                         STOCK OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR     SALARY     BONUS     (IN SHARES)(1)   COMPENSATION(2)
---------------------------                       ------   --------   --------   --------------   ---------------
Kirk P. Pond(3).................................   1998    $449,994   $435,969           --         $   39,844
  Chairman of the Board of Directors,              1997     424,624    594,382      100,000          3,018,314
  President and Chief Executive Officer            1996     414,521    146,300       18,000             34,292
Joseph R. Martin................................   1998     262,024    152,240           --             19,818
  Executive Vice President and Chief               1997     201,614    147,385        9,000          1,251,476
  Financial Officer and Director                   1996     181,466     68,875        7,500              7,114
Daniel E. Boxer.................................   1998     262,024    152,240           --            254,283
  Executive Vice President and Chief               1997      52,885         --           --                 --
  Administrative Officer, General                  1996          --         --           --                 --
  Counsel and Secretary
W. Wayne Carlson................................   1998     250,004    138,406           --             17,081
  Executive Vice President and General             1997     245,862    198,582       10,000            801,614
  Manager, Logic Products Group                    1996     234,125     64,815        7,000              8,895
Jerry M. Baker..................................   1998     250,009    138,406           --             12,598
  Executive Vice President and General             1997     204,864    241,269       10,000            602,782
  Manager, Discrete Power and Signal               1996     169,370     54,744       10,200              6,906
  Technologies

-------------------------

(1) All options granted were for National Semiconductor common stock pursuant to National Semiconductor's Stock Option Plan. We did not assume National Semiconductor's obligations under its Stock Option Plan.

(2) Amounts shown reflect contributions and allocations to National Semiconductor and/or Fairchild defined contribution retirement plans and the value of insurance premiums paid by National Semiconductor and/or Fairchild for term life insurance and disability insurance as follows: for Fiscal 1998, all amounts shown except $238,262 for Mr. Boxer representing a one-time signing bonus. For Fiscal 1997, $18,314 for Mr. Pond; $4,289 for Mr. Martin; $4,500 for Mr. Baker; and $4,542 for Mr. Carlson. For Fiscal 1996, all amounts shown. The remainder of the amounts shown for Fiscal 1997 are comprised of one-time retention bonuses paid by National Semiconductor as follows: $3,000,000 to Mr. Pond; $1,247,187 to Mr. Martin; $598,282 to
    Mr. Baker; and $797,072 to Mr. Carlson.

(3) In addition to the amounts disclosed in the table, Mr. Pond received, as long-term compensation from National Semiconductor in Fiscal 1996, $311,190 in long-term incentive plan payoffs pursuant to National Semiconductor's Performance Award Plan and, in Fiscal 1997, a severance payment from National Semiconductor of $742,757. National Semiconductor's obligations under the Performance Award Plan were not assumed by Fairchild.

     The following table provides information with respect to the named executive officers concerning the exercise of National Semiconductor options during Fiscal 1998, and unexercised National Semicon-ductor options held as of the end of Fiscal 1998. No stock options were granted during Fiscal 1998 under the FSC Semiconductor Stock Option Plan to the named executive officers.

                                      NUMBER OF                     NUMBER OF         VALUE OF
                                       SHARES                      UNEXERCISED       UNEXERCISED
                                      ACQUIRED                       OPTIONS        IN-THE-MONEY
                                         ON            VALUE        AT FISCAL     OPTIONS AT FISCAL
NAME                                 EXERCISE(1)    REALIZED(2)     1998 END          1998 END
----                                 -----------    -----------    -----------    -----------------
Kirk P. Pond.......................    94,000       $1,586,716       80,000(3)         $75,000(3)(4)
Joseph R. Martin...................    22,750          176,156           --                 --
Daniel E. Boxer....................        --               --           --                 --
W. Wayne Carlson...................    22,375          207,063           --                 --
Jerry M. Baker.....................        --               --           --                 --

-------------------------

(1) Options exercised were for National Semiconductor common stock. The table excludes any shares acquired under the National Semiconductor Employees Stock Purchase Plan.

(2) Equals the market value of the underlying shares (based on the opening price of National Semiconductor on the date of exercise) minus the exercise price.

(3) All options held by Mr. Pond were exercisable at the end of Fiscal 1998.

(4) Represents the difference between $16.875, the market price per share of National Semiconductor common stock at fiscal year end, and the exercise price.

DEFERRED COMPENSATION AGREEMENTS

     National Semiconductor adopted the National Semiconductor Corporation Deferred Compensation Plan shortly before the establishment of Fairchild as an independent entity in March 1997. Under the Deferred Compensation Plan, Kirk P. Pond, Joseph R. Martin, W. Wayne Carlson and Jerry M. Baker elected to defer receipt of amounts that otherwise would have become payable under National Semiconductor's Key Employee Incentive Plan, Discrete Retention Bonus Plan, Discrete Performance Incentive Plan -- Executive Level and/or letter agreements with National Semiconductor concerning certain payments related to the establishment of Fairchild as an independent entity. In March 1997, Fairchild assumed the Deferred Compensation Plan and all liabilities with respect to payments due thereunder, and the Deferred Compensation Plan participants released National Semiconductor from those liabilities. The Deferred Compensation Plan is administered by the Board of Directors.

     Amounts a Deferred Compensation Plan participant deferred pursuant to the Deferred Compensation Plan were credited to an account for that participant on the books of Fairchild and will be credited with earnings based on the employee's election. Each Deferred Compensation Plan participant has elected that specific portions of the earnings on his deferrals will be measured based on the performance of Fairchild Holdings' 12% Series A Cumulative Compounding Preferred Stock and common stock, and that a portion of the earnings on his deferrals will be measured based on short-term U.S. Treasury obligations.

     Amounts credited to a Deferred Compensation Plan participant's account also will be paid based on the participant's election. Each participant has elected that the portion of his account on which earnings are measured based on shares of Fairchild Holdings' stock will be paid when such shares, if actually held, would be redeemed, automatically or upon request, by Fairchild Holdings to the extent that all restrictions on the transfer of such shares have lapsed. Generally, all payments under the Deferred Compensation Plan will be made in cash. Payments will be made in all events (1) upon our liquidation or dissolution; (2) upon a sale of fifty percent (50%) or more of the equity interests in Fairchild Holdings or our company, consolidation or merger of our company with or into another entity, or sale of all or substantially all of our assets; (3) to the participant's beneficiary upon his death; and (4) upon the mandatory redemption of 12% Series A Cumulative Compounding Preferred Stock. Payments pursuant to items (2) through (4) of the portion of any account the earnings on which are measured based on the performance of Fairchild Holdings' stock will only be made, however, to the extent that shares of such stock, if actually held, would be redeemed at that time upon request. Payment to a participant may be accelerated if the participant suffers an unforeseeable financial emergency or severe hardship.

     In March 1997, Fairchild established a grantor trust to which National Semiconductor and Fairchild together contributed cash in an amount equal to the aggregate amount of deferrals under the Deferred Compensation Plan as of the closing date of the Recapitalization. The trust agreement establishing the trust provides that such amount will be invested in specific amounts of 12% Series A Cumulative Compounding Preferred Stock and common stock.

EMPLOYMENT AGREEMENTS

     In March 1997, Fairchild and Sterling entered into an employment agreement with each of Kirk P. Pond and Joseph R. Martin. Mr. Pond is employed as Chairman of the Board of Directors and as Chief Executive Officer of our company. Mr. Martin is employed as Executive Vice President and Chief Financial Officer, and serves as a member of our Board of Directors. The respective agreements provide for an annual base salary of $450,000 for Mr. Pond and $250,000 for Mr. Martin (which was subsequently increased to $285,000), subject in each case to increases at the discretion of the Board of Directors and to annual performance bonuses in accordance with the FSC Semiconductor Corporation 1997 Executive Officer Incentive Plan. Each agreement also provides for the executive to receive standard Fairchild benefits. The term of each agreement is three years subject to automatic renewal for up to two consecutive one-year terms unless, in each case, either we or the executive gives prior notice of non-renewal. Under each agreement, either we or the executive may terminate the agreement with or without cause. If we terminate without cause or the executive terminates with cause, each agreement requires us to pay the executive monthly severance payments (approximately equal to his salary at the time of termination plus an amount equal to incentive awards payable in the fiscal year prior to termination) until the end of the term of the agreement or for 24 months if longer. Each executive is subject to a non-competition covenant during the term of his agreement and for a period of at least 24 months following termination or expiration of the agreement.

PERSONAL SAVINGS AND RETIREMENT PLAN

     We have adopted a Personal Savings and Retirement Plan, which we refer to as our Retirement Plan, for all eligible employees who are not foreign nationals or contract employees. The Retirement Plan includes a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code and matching contributions under Section 401(m) of the Internal Revenue Code. Under the 401(k) plan, participants may elect to defer from 1% to 15% of their compensation on an after-tax basis, directing the investment of these elective deferrals among several mutual funds. We will make quarterly matching contributions equal to 75% of the first 6% of an employee's before-tax elective deferral contributions for the period. Both elective deferrals and matching contributions under the 401(k) plan will be fully vested at all times.

FAIRCHILD BENEFIT RESTORATION PLAN

     We have adopted the Fairchild Benefit Restoration Plan. Under the Fairchild Benefit Restoration Plan, certain of our employees are eligible (i) to defer on a before-tax basis amounts over and above those they are permitted by law to defer under Fairchild's Retirement Plan and (ii) to receive matching contributions from our company equal to the difference between matching contributions received under the Retirement Plan and the matching contributions they would have received under the Retirement Plan but for statutory limits applicable to such contributions. Deferral and matching contributions are credited to accounts established and maintained by our company. Interest at a rate equal to a commonly reported rate for long-term "A"-rated corporate bonds is credited to participants' accounts at such times as determined by the Board of Directors which administers the Fairchild Benefit Restoration Plan. The Fairchild Benefit Restoration Plan is an unfunded plan of deferred compensation, and amounts payable thereunder are paid out of our general corporate assets and are subject to the claims of our general creditors.

FAIRCHILD INCENTIVE PROGRAM

     We have adopted the Fairchild Incentive Program. Under the Fairchild Incentive Program, all of our regular full-and part-time employees (with certain limited exceptions) are eligible to receive annual or semiannual incentive awards. The amount of each payment is based on a given employee's "Target Award." Under the current formulation of the Fairchild Incentive Program, the Target Award is 5% of annual compensation for non-exempt employees, from 5% to 15% (depending on grade level) of annual compensation for exempt employees, and up to 35% (depending on grade level) of annual compensation for certain management-level employees. Payment awards range from 0% to 250% of the Target Award, depending on whether we achieve certain pre-established earnings goals. Certain participants in the Fairchild Incentive Program are eligible to defer awards, and to the extent that the deferral option applies only to certain Fairchild Incentive Program participants, it constitutes a separate unfunded plan known as the Fairchild Select Employee Incentive Deferral Plan. For participants who elect deferral, we will establish and maintain book-entry accounts to which we shall credit deferred payments and interest equal to a commonly reported rate for long-term "A"-rated corporate bonds. We pay deferred amounts and accrued interest to participants upon termination or on the date pre-selected by the participant according to the terms of the Deferral Plan. The Compensation Committee, which is presently comprised of the entire Board of Directors, administers the Fairchild Incentive Program and reserves the right, among other things, not to make award payments, and to modify or amend the Fairchild Incentive Program. The Deferral Plan is an unfunded plan of deferred compensation, and benefits payable thereunder are paid out of our general corporate assets and are subject to the claims of our general creditors.

FSC SEMICONDUCTOR CORPORATION 1997 EXECUTIVE OFFICER INCENTIVE PLAN

     We adopted the FSC Semiconductor Corporation 1997 Executive Officer Incentive Plan on March 11, 1997 and subsequently amended and restated it on June 1, 1998. Under the Executive Officer Incentive Plan, certain of our executive officers may be eligible to receive annual incentive awards, based on a "Target Award" which ranges from 40% to 90% of an officer's base annual compensation. Actual award payments range from 0% to 250% of the Target Award depending on the extent to which we achieve or surpass certain pre-established earnings goals. Participants may elect to defer all or any portion of an award payment. For participants who elect deferral, we will establish and maintain book-entry accounts, and credit cash account annually with deferred payments, as well as interest at a rate equal to a commonly reported rate for long-term "A"-rated corporate bonds. We will pay deferrals and accrued interest thereon to participants upon termination or on a date pre-selected by the participant according to the terms of the Executive Officer Incentive Plan. The Board of Directors determines eligibility for Executive Officer Incentive Plan participation, performance goals and other terms of the Executive Officer Incentive Plan. To the extent of any deferrals, the Executive Officer Incentive Plan is an unfunded plan of deferred compensation, and benefits payable thereunder are paid out of our general corporate assets and are subject to the claims of our general creditors.

1997 STOCK OPTION PLAN

     Fairchild Holdings has adopted the 1997 Stock Option Plan. Fairchild Holdings may grant to regular salaried officers and key employees of Fairchild options for up to 6,084,000 shares of Fairchild Holdings Class A Common Stock under the 1997 Stock Option Plan, as amended. The plan authorizes Fairchild Holdings to grant either (i) options intended to constitute incentive stock options under the Internal Revenue Code of 1986, as amended or (ii) non-qualified stock options. Under the 1997 Stock Option Plan, the board of directors of Fairchild Holdings shall determine the exercise price of each option granted. The maximum term of any option shall be ten years from the date of grant for incentive stock options and ten years and one day from the date of grant for non-qualified stock options. Options granted are exercisable at the determination of the board of directors of Fairchild Holdings, and the options currently vest ratably over approximately five years. Within any one-year period, employees may not receive options to purchase more than 200,000 shares of Fairchild Holdings Class A Common Stock.

EMPLOYEE STOCK PURCHASE SAVINGS PLAN

     Fairchild Holdings adopted the Employee Stock Purchase Savings Plan (the "Savings Plan"), pursuant to which participating employees contribute a portion of their salary, through payroll deductions, to the Savings Plan and in return obtain an interest in the Savings Plan. The contributions to the Savings Plan are held in trust for the benefit of the participating employees and are invested in one or more money-market funds. In addition, participating employees become eligible to use funds contributed to the Savings Plan to purchase, if they so choose, shares of Fairchild Holdings Class A Common Stock concurrently and in connection with an initial public offering of such stock. Upon an initial public offering of Fairchild Holdings Class A Common Stock registered with the SEC, the Savings Plan authorizes Fairchild Holdings to issue to participating employees up to the lesser of (i) shares of such stock having an aggregate sales price of $5.0 million and (ii) shares of such stock representing 2.5% of the total number of shares issuable pursuant to such initial public offering. Such shares will be offered to participating employees at a price equal to or less than the price at which shares of Fairchild Holdings Class A Common Stock are offered to the public generally in such public offering.

POWER DEVICE BUSINESS EMPLOYMENT AGREEMENTS AND BENEFIT PLANS

     In connection with the Acquisition, we executed employment agreements with Dr. Deok J. Kim, Vice President and General Manager of the Power Device Business and the head of sales and marketing of the Power Device Business and the Vice President of the Bucheon plant.

     We also provide key management of the Power Device Business, as well as all other employees, with compensation and benefits plans comparable to those that were in place on the date of the Acquisition. These plans consist of all legally mandated and nationally-sponsored benefits plans such as national medical insurance, unemployment insurance and a national pension program, as well as privately sponsored plans such as a medical treatment guarantee program and a personal pension contribution program. We will either continue in the Samsung Electronics-sponsored programs that currently exist or replicate existing Samsung Electronics programs under the sponsorship of Fairchild Korea.

     In addition to the above-mentioned benefits plans, we are continuing incentive compensation programs of the Power Device Business which existed at the date of the Acquisition. These programs include an Individual Incentive Plan which provides potential annual incentive compensation for key employees, a Productivity Incentive Plan which pays semi-annually based on productivity rankings and a Management by Objectives Incentive Plan which pays semi-annually based on reaching certain EBITDA goals (as defined in the plan). These incentive plans make incentive payments available in multiples of the employee's monthly base salary, with varying caps on the payments available under the various plans, so that an employee can earn a maximum of 200% of monthly base salary under any one plan. Under all of the various incentive plans, the average employee will receive approximately six months of pay in the form of incentive payments during a fiscal year.

                           OWNERSHIP OF CAPITAL STOCK

     The following table sets forth certain information with respect to the security ownership of Fairchild Holdings' 12% Series A Cumulative Compounding Preferred Stock and of each holder of 5% or more of the outstanding shares of Fairchild Holdings Class A Common Stock (its only voting class of stock), each director and each executive officer named in the Summary Compensation Table, and all directors and officers as a group, as of March 31, 1999.

                                                  12% SERIES A
                                                   CUMULATIVE       FAIRCHILD HOLDINGS     FAIRCHILD HOLDINGS
                                                  COMPOUNDING         CLASS A COMMON         CLASS B COMMON
                                                PREFERRED STOCK         STOCK (1)              STOCK (2)
                                                ----------------   --------------------   --------------------
NAME OF BENEFICIAL OWNER                        NUMBER   PERCENT     NUMBER     PERCENT     NUMBER     PERCENT
------------------------                        ------   -------   ----------   -------   ----------   -------
Sterling Holding Company, LLC.................  53,113    75.9%    14,212,000    48.1%    28,396,000    85.1%
  c/o Fairchild Semiconductor Corporation
  333 Western Avenue
  South Portland, Maine 04106(3)(4)
National Semiconductor Corporation............  11,667    16.7%     4,380,000    14.8%     4,980,000    14.9%
  2900 Semiconductor Drive
  Santa Clara, California 95052(5)
Kirk P. Pond..................................     --       --      3,275,836    11.1%            --      --
  c/o Fairchild Semiconductor Corporation
  333 Western Avenue
  South Portland, Maine 04106.
Joseph R. Martin..............................     --       --      1,637,920     5.5%            --      --
  c/o Fairchild Semiconductor Corporation
  333 Western Avenue
  South Portland, Maine 04106.
H.M. Payson & Co., Trustee....................  4,582      6.5%       435,520     1.5%            --      --
of the Fairchild NSC Deferred
Compensation Plan Trust
  P.O. Box 31
  Portland, Maine 04112.
Daniel E. Boxer...............................     --       --        668,208     2.3%            --      --
Jerry M. Baker................................     --       --        668,208     2.3%            --      --
W. Wayne Carlson..............................     --       --        668,208     2.3%            --      --
Brian L. Halla(5).............................     --       --             --      --             --      --
William N. Stout(3)...........................     --       --             --      --             --      --
Richard M. Cashin.............................     --       --             --      --             --      --
Paul C. Schorr IV.............................     --       --             --      --             --      --
Ronald W. Shelly..............................     --       --             --      --             --      --
All directors and executive officers as a
  group (11 persons)(6).......................    332      0.5%     7,670,108    25.9%            --      --

-------------------------

(1) Does not include shares of Fairchild Holdings Class A Common Stock upon conversion of Fairchild Holdings Class B Common Stock.

(2) Does not include shares of Fairchild Holdings Class B Common Stock issuable upon conversion of Fairchild Holdings Class A Common Stock.

(3) William N. Stout, who is one of our directors, is affiliated with Sterling, in the capacities described under "Management -- Directors and Executive Officers." In those capacities he may be deemed to beneficially own the shares held of record by Sterling. Mr. Stout disclaims ownership of such shares.

(4) Citicorp Venture Capital Ltd. owns an interest in Sterling. Salomon Smith Barney, one of the Initial Purchasers, is an affiliate of Citicorp Venture Capital Ltd. Citicorp Mezzanine Partners, L.P., the general partner of which is an affiliate of Citicorp Venture Capital Ltd., contributed $50.0 million in cash to Fairchild Holdings in exchange for a 12.5% Subordinated PIK Note Due 2008 and a warrant to purchase 3,538,228 shares of the common stock of Fairchild Holdings. Fairchild Holdings contributed the $50.0 million from Citicorp Mezzanine Partners, L.P. to us as a capital contribution.

(5) Brian L. Halla, who is one of our directors, is affiliated with National Semiconductor in the capacities described under "Management -- Directors and Executive Officers." In those capacities he may be deemed to beneficially own the shares held of record by National Semiconductor. Mr. Halla disclaims ownership of such shares.

(6) Does not include shares held for the benefit of executive officers by H.M. Payson & Co., trustee of the Fairchild Semiconductor Corporation Deferred Compensation Plan Trust. Under the terms of that trust, the executive officers do not beneficially own the shares held for their benefit under the meaning of the Securities Act. See "Deferred Compensation Agreements."

12% SERIES A CUMULATIVE COMPOUNDING PREFERRED STOCK

     Fairchild Holdings authorized 70,000 shares of redeemable preferred stock at a par value of $.01, all of which are designated as 12% Series A Cumulative Compounding Preferred Stock. The 12% Series A Cumulative Compounding Preferred Stock has a stated value of $1,000 per share and is entitled to annual dividends when, as and if declared, which dividends will be cumulative, whether or not earned or declared, and will accrue at a rate of 12%, compounding annually. At May 31, 1998 and May 25, 1997, 70,000 shares were issued and outstanding. The total liquidation value of the shares outstanding at May 31, 1998 and May 25, 1997, was in the amounts of $80.5 million and $71.8 million, respectively. The vote of a majority of the outstanding shares of the 12% Series A Cumulative Compounding Preferred Stock, voting as a separate class, is required to (i) create, authorize or issue any other class or series of stock entitled to a preference prior to the 12% Series A Cumulative Compounding Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of Fairchild Holdings, or increase the authorized amount of any such other class or series, or (ii) amend Fairchild Holdings' Certificate of Incorporation if such amendment would adversely affect the relative rights and preferences of the holders of the 12% Series A Cumulative Compounding Preferred Stock. Except as described in the immediately preceding sentence or as otherwise required by law, the 12% Series A Cumulative Compounding Preferred Stock is not entitled to vote. Fairchild Holdings may not pay any dividend upon (except for a dividend payable in Junior Stock, as defined below), or redeem or otherwise acquire shares of, capital stock junior to the 12% Series A Cumulative Compounding Preferred Stock (including Fairchild Holdings Common Stock) ("Junior Stock") unless all cumulative dividends on the 12% Series A Cumulative Compounding Preferred Stock have been paid in full. Upon liquidation, dissolution or winding up of Fairchild Holdings, holders of 12% Series A Cumulative Compounding Preferred Stock are entitled to receive out of the legally available assets of Fairchild Holdings, before any amount shall be paid to holders of Junior Stock, an amount equal to $1,000 per share of 12% Series A Cumulative Compounding Preferred Stock, plus all accrued and unpaid dividends to the date of final distribution. If such available assets are insufficient to pay the holders of the outstanding shares of 12% Series A Cumulative Compounding Preferred Stock in full, such assets, or the proceeds thereof, will be distributed ratably among such holders. The 12% Series A Cumulative Compounding Preferred Stock is not mandatorily redeemable prior to the maturity of the Fairchild Holdings PIK Note (as defined), which will be one year after the maturity of the Notes. The 12% Series A Cumulative Compounding Preferred Stock is mandatorily redeemable in 2009. Fairchild Holdings may optionally redeem, in whole or in part, the 12% Series A Cumulative Compounding Preferred Stock at any time at a price per share of $1,000, plus accrued and unpaid dividends to the date of redemption.

     At the option of Fairchild Holdings, the 12% Series A Cumulative Compounding Preferred Stock may be exchanged for junior subordinated debentures of Fairchild Holdings. The face value of such junior subordinated debentures shall be (i) $1,000 per share of 12% Series A Cumulative Compounding Preferred Stock exchanged, plus (ii) all accrued but unpaid dividends on such stock to the date of exchange. Their maturity date will be the same as the mandatory redemption date of the 12% Series A Cumulative Compounding Preferred Stock, and they shall bear interest at a rate equal to the lesser of 12% and the maximum interest rate permitted to be deducted as accrued under the relevant provisions of the Internal Revenue Code of 1986.

FAIRCHILD HOLDINGS COMMON STOCK

     On January 5, 1998, the board of directors of Fairchild Holdings approved a four-for-one common stock split in the form of a stock dividend. Stockholders received three additional shares for each share held. Such distribution was made on April 29, 1998 to stockholders of record on that date. All share amounts in the accompanying consolidated financial statements have been restated to retroactively reflect the split.

     As approved by stockholders on April 24, 1998, Fairchild Holdings has authorized 160,000,000 shares of common stock at a par value of $.01 per share (the "Fairchild Holdings Common Stock"), divided into two classes consisting of 80,000,000 shares of Class A Common stock (the "Fairchild Holdings Class A Common Stock") and 80,000,000 shares of Class B Common stock (the "Fairchild Holdings Class B Common Stock"). The holders of Fairchild Holdings Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Except as required by law, the holders of Fairchild Holdings Class B Common Stock have no voting rights. A holder of either class of Fairchild Holdings Common Stock may convert any or all of his shares into an equal number of shares of the other class of Fairchild Holdings Common Stock provided that in the case of a conversion from Fairchild Holdings Class B Common Stock, which is nonvoting, into Fairchild Holdings Class A Common Stock, which is voting, such conversion would be permitted only to the extent that the holder of shares to be converted would be permitted under applicable law to hold the total number of shares of Fairchild Holdings Class A Common Stock which would be held after giving effect to the conversion.

WARRANT

     In connection with the Transactions, Fairchild Holdings issued to Citicorp Mezzanine Partners, L.P. a warrant (the "Fairchild Holdings Warrant") to purchase Fairchild Holdings Common Stock. The Fairchild Holdings Warrant entitles the holder to purchase 3,538,228 shares of Fairchild Holdings Common Stock from 18 months until 9 years after the issuance thereof at an exercise price of $0.01 per share, subject to adjustment in certain circumstances to prevent dilution. Shares issued in connection with the Fairchild Holdings Warrant are subject to certain registration rights, including certain limited demand and piggyback rights. If Fairchild Holdings prepays in full the 12.5% Subordinated PIK Note Due 2008 within 18 months after the issuance thereof, the Fairchild Holdings Warrant will not be exercisable. See "Description of Certain Indebtedness -- 12.5% Subordinated PIK Note Due February 1, 2008."

STOCKHOLDERS' AGREEMENT

     The stockholders of Fairchild Holdings entered into a Securities Purchase and Holders Agreement (the "Stockholders' Agreement") containing certain agreements among such stockholders with respect to the capital stock and corporate governance of Fairchild Holdings and our company. Citicorp Mezzanine Partners, L.P. will join in the Stockholders' Agreement with respect to any shares issued in connection with the Fairchild Holdings Warrant. The following is a summary description of the principal terms of the Stockholders' Agreement.

     Pursuant to the Stockholders' Agreement, the boards of directors of Fairchild Holdings and our company will be composed at all times of seven directors as follows: Mr. Pond, so long as he continues to own shares of Fairchild Holdings Common Stock or 12% Series A Cumulative Compounding Preferred Stock; Mr. Martin, so long as he continues to own shares of Fairchild Holdings Common Stock or 12% Series A Cumulative Compounding Preferred Stock; the President of our company if either of Messrs. Pond or Martin is no longer serving on the board of directors; if National Semiconductor so chooses, so long as National Semiconductor continues to own shares of Fairchild Holdings Common Stock or 12% Series A Cumulative Compounding Preferred Stock, one individual designated by National Semiconductor, provided that such person shall be an executive officer of National Semiconductor reasonably acceptable to the remaining directors; two individuals designated by Sterling; and the remaining directors shall be such independent directors as shall be designated by Sterling, to the extent permitted by applicable law as determined by Sterling in its sole discretion, subject to the right of the Chief Executive Officer of our company to veto the election of any such independent director, provided that in the event that Sterling concludes that it is unable to designate, or elects not to designate for any reason, one or more of such independent directors or the election of any such independent director is not approved by the holders of a majority of the outstanding shares of Fairchild Holdings Class A Common Stock, such directorship or directorships shall not be filled by the remaining members of the Board of Directors but shall remain vacant until the election of a director designated by Sterling to fill such vacancy in accordance with the Stockholders' Agreement.

     The Stockholders' Agreement contains certain provisions which, with certain exceptions, restrict the ability of the stockholders to transfer any Fairchild Holdings Common Stock or 12% Series A Cumulative Compounding Preferred Stock except pursuant to the terms of the Stockholders' Agreement. If holders of more than 50% of the Fairchild Holdings Common Stock approve the sale of Fairchild Holdings or our company (an "Approved Sale"), each stockholder has agreed to consent to such sale and, if such sale includes the sale of stock, each stockholder has agreed to sell all of such stockholder's Fairchild Holdings Common Stock and 12% Series A Cumulative Compounding Preferred Stock on the terms and conditions approved by holders of a majority of the Fairchild Holdings Common Stock then outstanding. In the event Fairchild Holdings proposes to issue and sell, other than in a public offering pursuant to a registration statement, any shares of Fairchild Holdings Common Stock or any securities containing options or rights to acquire any shares of Fairchild Holdings Common Stock or any securities convertible into Fairchild Holdings Common Stock to Citicorp Venture Capital Ltd., Sterling or any of their respective affiliates, Fairchild Holdings must first offer to each of the other shareholders a pro rata portion of such shares. Such preemptive rights are not applicable to the issuance of shares of Fairchild Holdings Common Stock upon the conversion of shares of one class of Fairchild Holdings Common Stock into shares of the other class. Subject to certain limitations neither Sterling nor National Semiconductor, nor any of their respective affiliates, may sell any of their shares of 12% Series A Cumulative Compounding Preferred Stock or Fairchild Holdings Common Stock without offering the other stockholders a pro rata opportunity to participate in such sale. In addition, the Stockholders' Agreement restricts certain transactions between Fairchild Holdings and our company, on the one hand, and owners of 15% or more of the Fairchild Holdings Common Stock and their affiliates, on the other hand.

     The Stockholders' Agreement also provides for certain additional restrictions on transfer of shares by certain key employees of Fairchild, who are parties to the Stockholders' Agreement, including the right of Fairchild Holdings to repurchase certain shares upon termination of such stockholder's employment prior to 2002, at a formula price, and the grant of a right of first refusal in favor of Fairchild Holdings in the event such a key employee of our company elects to transfer shares of Fairchild Holdings Common Stock.

     Certain amendments to the Stockholders' Agreement, which were effected on May 29, 1998, resulted in the lapse of certain risks of forfeiture by our executive officers with respect to their stock in

Fairchild Holdings. The lapse of such restrictions resulted in the incurrence by such executive officers of liability for federal and state income tax. We made loans to such executive officers in June 1998 to enable such officers to fund such tax liabilities. These loans were in the following amounts: Kirk P. Pond -- $1,686,164; Joseph R. Martin -- $843,094; Daniel E. Boxer -- $347,060; Darrell
Mayeux -- $347,060; W. Wayne Carlson -- $347,060; and Jerry M.
Baker -- $350,600. Such loans bear interest at a rate of 6% per annum. Such loans, including accrued but unpaid interest thereon, will be cancelled over the four-year period following their creation, or earlier, in whole, upon the occurrence of certain qualifying public offerings of our or Fairchild Holdings' stock and, in part, upon the death or disability of the obligor. We have also agreed to pay to such executive officers amounts sufficient to enable them to discharge all tax liabilities arising out of the cancellation of such loans as well as all tax liabilities arising out of such payments. Any such executive officer whose employment terminates will be required to repay any uncancelled amounts immediately.

     It is anticipated that the amounts payable by our company with respect to such executive officers' tax liabilities, assuming no repayment obligation on the part of any executive officer and cancellation in full after 4 years, are as follows: Kirk P. Pond -- $1,811,523; Joseph R. Martin -- $905,763; Daniel E. Boxer -- $372,858; Darrell Mayeux -- $372,858; W. Wayne Carlson -- $372,858; and Jerry M. Baker -- $384,287.

REGISTRATION RIGHTS AGREEMENT

     In connection with their entry into the Stockholders' Agreement, Fairchild Holdings, Sterling, certain of our key employees of Fairchild, National Semiconductor and certain other stockholders of Fairchild Holdings entered into a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, upon the written request of Sterling or National Semiconductor, Fairchild Holdings will prepare and file a registration statement with the Securities and Exchange Commission concerning the distribution of all or part of the shares held by Sterling or National Semiconductor and use its best efforts to cause such registration statement to become effective. If at any time Fairchild Holdings files a registration statement for the Fairchild Holdings Common Stock pursuant to a request by Sterling, National Semiconductor or otherwise (other than a registration statement on Form S-8, Form S-4 or any similar form, a registration statement filed in connection with a share exchange or an offering solely to Fairchild Holdings' employees or existing stockholders, or a registration statement registering a unit offering (as defined)) (a "Qualifying Offering"), Fairchild Holdings will use its best efforts to allow the other parties to the Registration Rights Agreement to have their shares of Fairchild Holdings Common Stock (or a portion of their shares under certain circumstances) included in such offering of Fairchild Holdings Common Stock. Registration expenses of the selling stockholders (other than underwriting fees, brokerage fees and transfer taxes applicable to the shares sold by such stockholders or in certain cases the fees and expenses of any accountants or other representatives retained by a selling stockholder) will be paid by Fairchild Holdings.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following is a summary of certain indebtedness of our company and Fairchild Holdings. To the extent such summary contains descriptions of the Senior Credit Facilities and other loan documents, such descriptions do not purport to be complete and are qualified in their entirety by reference to such documents, which we will provide you upon request.

SENIOR CREDIT FACILITIES

     General. In connection with the Transactions, we entered into the Senior Credit Facilities with a syndicate of certain financial institutions, as lenders, Credit Suisse First Boston, New York Branch, as the Administrative Agent, Salomon Brothers Holding Company Inc, as Syndication Agent, and ABN Amro Bank, N.V. and Fleet National Bank, as Documentation Agents.

     The Senior Credit Facilities provide for up to $410.0 million of aggregate borrowing capacity for our company, consisting of:

     - a secured $100.0 million funded tranche A term loan, which we refer to as the Tranche A Facility;

     - a secured $210.0 million funded tranche B term loan, which we refer to as the Tranche B Facility; and

     - a secured $100.0 million revolving line of credit, which we refer to as the Revolving Credit Facility, including up to $10.0 million of swingline loans.

     Use of the Senior Credit Facilities. We used the proceeds from the Tranche A Facility and the Tranche B Facility, together with the proceeds of the sale of the Existing Notes and the equity contribution from Fairchild Holdings, to (i) fund the Acquisition, (ii) refinance a portion of our existing bank indebtedness, (iii) pay related fees and expenses and (iv) fund our working capital needs and pay Korean value added tax in connection with the Acquisition.

     Guarantees; Security. Our obligations under the Senior Credit Facilities are unconditionally guaranteed, jointly and severally, by Fairchild Holdings and certain of our existing and subsequently acquired or organized domestic, and, to the extent no adverse tax consequences will result, foreign, subsidiaries. Our obligations and those of such guarantors under the Senior Credit Facilities are secured by a pledge of all of our capital stock and by substantially all of the assets of Fairchild Holdings, our company and certain of our existing and subsequently acquired or organized domestic, and, to the extent no adverse tax consequences will result, foreign, subsidiaries. None of our foreign subsidiaries guarantee the Senior Credit Facilities, and the Senior Credit Facilities are not secured by a pledge of the intercompany debt obligation of Fairchild Korea. Less than two-thirds of the capital stock of Fairchild Korea has been pledged to secure the Senior Credit Facilities.

     Amortization; Interest; Fees; Maturity. The Tranche A Facility is subject to certain specified amortization payments required to be made in quarterly installments which commence on September 30, 1999 until final payment is made on March 31, 2004. The Tranche B Facility is subject to certain specified amortization payments required to be made in quarterly installments which commence on September 30, 1999 until final payment is made on December 15, 2004. The Revolving Credit Facility is available until March 31, 2004 unless terminated earlier under certain circumstances.

     Borrowings by our company under the Tranche A Facility, Tranche B Facility and Revolving Credit Facility portions of the Senior Credit Facilities bear interest at a rate equal to, at our option, either (i) the base rate, which is based on the prime rate most recently announced by the Administrative Agent or the Federal Funds rate plus one-half of 1%, or (ii) the applicable London interbank offered rate, in each case plus an applicable margin, determined by reference to the ratio of Total Indebtedness to EBITDA (as defined in the Senior Credit Facilities). In addition, the Senior Credit Facilities are subject to a commitment fee of 0.50% per annum of the undrawn portion of the Revolving Credit Facility, and letter of credit fees with respect to each letter of credit outstanding under the Senior Credit Facilities equal to (i) the spread over Adjusted LIBOR (as defined in the Senior Credit Facilities) in effect for loans under the Revolving Credit Facility and (ii) 0.25% per annum on the face amount of all outstanding letters of credit.

     Prepayments. The loans under the Senior Credit Facilities are required to be prepaid with certain asset and capital stock sales and dispositions, certain incurrences of indebtedness, certain offerings of common equity securities and by certain percentages of our annual Excess Cash Flow (as defined in the Senior Credit Facilities). Voluntary prepayments may be made in whole or in part without premium or penalty.

     Covenants and Events of Default. The Senior Credit Facilities contain, among other things, covenants restricting our ability and our subsidiaries' ability to dispose of assets, merge, pay dividends, repurchase or redeem capital stock and indebtedness, including the Notes, incur indebtedness and guarantees, create liens, enter into agreements with negative pledge clauses, make certain investments or acquisitions, enter into sale and leaseback transactions, enter into transactions with affiliates, change its business or make fundamental changes, and otherwise restrict corporate actions. The Senior Credit Facilities also contain a number of financial maintenance covenants.

     The Senior Credit Facilities also include events of default usual for these types of credit facilities and transactions, including but not limited to nonpayment of principal or interest, violation of covenants, incorrectness of representations and warranties, cross defaults and cross acceleration, bankruptcy, material judgments, ERISA, actual or asserted invalidity of the guarantees or the security documents and certain changes of control of our company. The occurrence of any event of default could result in the acceleration of the Company's and the guarantors' obligations under the Senior Credit Facilities, which could materially and adversely affect you.

10 1/8% SENIOR SUBORDINATED NOTES DUE 2007

     We are the primary obligor on $300,000,000 in aggregate principal amount of 10 1/8% Senior Subordinated Notes. The 10 1/8% Senior Subordinated Notes bear interest at a rate of 10 1/8% per annum, payable semi-annually on March 15 and September 15 of each year.

     We are required to redeem $150.0 million principal amount of 10 1/8% Senior Subordinated Notes on March 15, 2005 and $75.0 million principal amount of 10 1/8% Senior Subordinated Notes on March 15, 2006, in each case at a redemption price of 100% of the principal amount plus accrued interest to the date of redemption, subject to our right to credit against any such redemption 10 1/8% Senior Subordinated Notes acquired by our company otherwise than through any such redemption. The 10 1/8% Senior Subordinated Notes are not otherwise redeemable prior to March 15, 2002, except that, until March 15, 2000, we may redeem, at our option, up to an aggregate of $105.0 million of the principal amount of the 10 1/8% Senior Subordinated Notes at the redemption price set forth in the indenture governing the 10 1/8% Senior Subordinated Notes plus accrued interest to the date of redemption with the net proceeds of one or more Public Equity Offerings (as defined under the indenture governing the 10 1/8% Senior Subordinated Notes) if at least $150.0 million of the principal amount of the 10 1/8% Senior Subordinated Notes remains outstanding after each such redemption. On or after March 15, 2002, the 10 1/8% Senior Subordinated Notes are redeemable at our option, in whole or in part, at the redemption prices set forth in the indenture governing the 10 1/8% Senior Subordinated Notes plus accrued interest to the date of redemption.

     Upon a "Change of Control" under the indenture governing the 10 1/8% Senior Subordinated Notes and subject to certain conditions, each holder of the 10 1/8% Senior Subordinated Notes may require our company to repurchase the 10 1/8% Senior Subordinated Notes held by such holder at 101% of the principal amount thereof plus accrued interest to the date of repurchase.

     The 10 1/8% Senior Subordinated Notes are unsecured senior subordinated obligations of our company and are subordinated in right of payment to all existing and future Senior Indebtedness, as defined under the indenture governing the 10 1/8% Senior Subordinated Notes, of our company. The 10 1/8% Senior Subordinated Notes rank pari passu in right of payment with all senior subordinated indebtedness of our company and senior to any other subordinated indebtedness of our company.

     The payment of principal, premium, if any, and interest on the 10 1/8% Senior Subordinated Notes is fully and unconditionally guaranteed on a senior subordinated basis by Fairchild Holdings and the subsidiary guarantors. The guaranties by Fairchild Holdings and the subsidiary guarantors are subordinated to all existing and future Senior Indebtedness of such parties, including Fairchild Holdings' and the subsidiary guarantors' guaranties of our obligations under the Senior Credit Facilities. Fairchild Holdings currently conducts no business and has no significant assets other than our capital stock, all of which will be pledged to secure Fairchild Holdings' obligations under the Senior Credit Facilities. The guaranty of Fairchild Holdings or a subsidiary guarantor, as the case may be, may be released upon a sale of Fairchild Holdings or a subsidiary guarantor, as the case may be, or upon repayment or defeasance of the 10 1/8% Senior Subordinated Notes in each case as permitted by the indenture governing the 10 1/8% Senior Subordinated Notes.

     The indenture governing the 10 1/8% Senior Subordinated Notes contains restrictive covenants substantially identical to those contained in the Indenture governing the Notes, including covenants that limit, among other things, (i) the incurrence of additional debt by our company and our subsidiaries, (ii) the payment of dividends on our capital stock and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (iii) investments, (iv) certain transactions with affiliates, (v) sales of assets, including capital stock of subsidiaries and (vi) certain consolidations, mergers and transfers of assets. The indenture governing the 10 1/8% Senior Subordinated Notes also prohibits certain restrictions on distributions from subsidiaries. See "Description of the Notes" for a more complete description of such provisions.

11.74% SUBORDINATED NOTE DUE MARCH 14, 2008

     In connection with the Recapitalization, Fairchild Holdings issued to National Semiconductor the 11.74% Subordinated Note Due March 14, 2008 (the "Fairchild Holdings PIK Note") in the original principal amount of $77.0 million. The Fairchild Holdings PIK Note will mature in 2008 and bears interest at an annual rate equal to 11.74%. During Fiscal 1998, National Semiconductor sold its interest in the Fairchild Holdings PIK Note to a number of financial institutions. To the extent any Fairchild Holdings Senior Debt (as defined) prohibits Fairchild Holdings from paying interest due on the Fairchild Holdings PIK Note in cash, such interest shall be paid by adding such interest to the then outstanding principal amount of the Fairchild Holdings PIK Note. Such amount shall accrue interest as a portion of the principal amount of the Fairchild Holdings PIK Note from the applicable interest payment date. Fairchild Holdings may redeem the Fairchild Holdings PIK Note at any time in whole or in part at 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption. In addition, upon a "change in control" Fairchild Holdings will be required to redeem the Fairchild Holdings PIK Note at the same price subject to certain conditions. The Fairchild Holdings PIK Note contains certain covenants in favor of the holder (the "Holder") including, but not limited to: (i) restrictions on the payment by Fairchild Holdings of dividends and the purchase, redemption or prepayment by Fairchild Holdings and its subsidiaries of its capital stock or indebtedness which is, by its terms or by operation of law, ranks pari passu or junior in right of payment to the Fairchild Holdings PIK Note and (ii) restrictions (except for restrictions with respect to debt that is senior to the Fairchild Holdings PIK Note) on subsidiaries entering into agreements (other than with respect to the Fairchild Holdings PIK Note) restricting their ability to pay dividends or make certain other distributions to Fairchild Holdings or any subsidiary of Fairchild Holdings. The Fairchild Holdings PIK Note will be subordinated to Fairchild Holdings' obligations (including guarantees, if any, from time to time) under the Senior Credit Facilities and the Notes and is subordinated to Fairchild Holdings' obligations under the 10 1/8% Senior Subordinated Notes and certain other indebtedness of Fairchild Holdings, other than indebtedness which by its terms is pari passu or junior in right of payment to the Fairchild Holdings PIK Note (the "Fairchild Holdings Senior Debt"). Until such Fairchild Holdings Senior Debt is paid in full, Fairchild Holdings may not make any payment of principal or interest to the Fairchild Holdings PIK Note Holder: (i) if such Fairchild Holdings Senior Debt has not been paid in full, following the maturity of any Fairchild Holdings Senior Debt (either by lapse, acceleration or otherwise); (ii) following a payment default on Fairchild Holdings Senior Debt or (iii) following a nonpayment default on Fairchild Holdings Senior Debt (until
(a) such non-payment default shall have been cured or waived, (b) certain

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

events of default under the Fairchild Holdings PIK Note shall have occurred, (c) the Senior Credit Facilities, 10 1/8% Senior Subordinated Notes or Notes shall have become due and payable upon acceleration or (d) 180 days shall have elapsed after notice of such non-payment default has been received by Fairchild Holdings). Except for certain events of bankruptcy, the consent of Fairchild Holdings PIK Note Holders holding 25% or more of the principal amount of the Fairchild Holdings PIK Note is required to accelerate the payment of principal upon an event of default. If any Fairchild Holdings Senior Debt is outstanding at the time of an acceleration of the Fairchild Holdings PIK Note, the Fairchild Holdings PIK Note will become due and payable upon the earlier of acceleration of such Fairchild Holdings Senior Debt or thirty days following notice of acceleration of the Fairchild Holdings PIK Note being given to the agent for Fairchild Holdings Senior Debt holders. An event of default under the Fairchild Holdings PIK Note will include, among other things, failure to pay principal or interest when due, failure to comply with the material terms of the Fairchild Holdings PIK Note following notice, failure to pay certain material indebtedness of Fairchild Holdings and certain events of bankruptcy or insolvency.

12.5% SUBORDINATED PIK NOTE DUE FEBRUARY 1, 2008

     In connection with the Transactions, Fairchild Holdings issued to Citicorp Mezzanine Partners, L.P. the 12.5% Subordinated PIK Note Due 2008 in the original principal amount of $50.0 million. The 12.5% Subordinated PIK Note Due 2008 will mature on February 1, 2008 and bears interest at an annual rate equal to 12.5%. To the extent any Fairchild Holdings Senior Debt prohibits Fairchild Holdings from paying interest due on the 12.5% Subordinated PIK Note Due 2008 in cash, such interest shall be paid by adding such interest to the then outstanding principal amount of the 12.5% Subordinated PIK Note Due 2008. Such amount shall accrue interest as a portion of the principal amount of the 12.5% Subordinated PIK Note Due 2008 from the applicable interest payment date. The 12.5% Subordinated PIK Note Due 2008 is subordinated to Fairchild Holdings' obligations (including guarantees, if any, from time to time) under the Senior Credit Facilities, the Notes, our 10 1/8% Senior Subordinated Notes and certain other indebtedness of Fairchild Holdings, other than indebtedness which by its terms is pari passu or junior in right of payment to the 12.5% Subordinated PIK Note Due 2008, including the Fairchild Holdings PIK Note. The 12.5% Subordinated PIK Note Due 2008 contains certain covenants in favor of the holder that are no more burdensome, in any material respect, to the Company than the covenants of the Company under the Notes. Fairchild Holdings may prepay the 12.5% Subordinated PIK Note Due 2008 at any time in whole or in part at 100% of the principal amount thereof plus (a) accrued and unpaid interest to the date of prepayment and (b) certain prepayment premiums, including a premium payable if the note is prepaid within 18 months after its issuance. If Fairchild Holdings prepays in full the 12.5% Subordinated PIK Note Due 2008 within 18 months after the issuance thereof, the Fairchild Holdings Warrant will not become exercisable. See "Ownership of Capital Stock -- Warrant."

                            DESCRIPTION OF THE NOTES

GENERAL

     Fairchild issued the Existing Notes under the Indenture between itself and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the Indenture apply to the Existing Notes and to the Exchange Notes for which you may tender your Existing Notes pursuant to the Exchange Offer (all such Notes being collectively referred to in this section as the "Notes"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     Certain terms used in this description are defined under the caption
"-- Certain Definitions." In this description, the word "Company" refers only to Fairchild Semiconductor Corporation and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of these Notes. You may request copies of these agreements at our address set forth under "Where You Can Find More Information."

BRIEF DESCRIPTION OF THE NOTES

THE NOTES

     These Notes:

     - are unsecured senior subordinated obligations of the Company;

     - are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

     - are senior in right of payment to any future Subordinated Obligations of the Company; and

     - are subject to registration with the Securities and Exchange Commission pursuant to the Registration Rights Agreement.

THE GUARANTIES

     The Fairchild Holdings Guaranty and each Subsidiary Guaranty:

     - unconditionally guarantee the obligations of the Company under the Notes; and

     - are senior subordinated obligations of Fairchild Holdings and the relevant Subsidiary Guarantor, as the case may be.

PRINCIPAL, MATURITY AND INTEREST

     The Company issued the Notes initially in the principal amount of $300.0 million. The Company issued the Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on October 1, 2007. Subject to our compliance with the covenant described under the caption "-- Certain
Covenants -- Limitation on Indebtedness," we are permitted to issue more Notes under the Indenture in an unlimited principal amount ("Additional Notes"). Any such Additional Notes that are actually issued will be treated as issued and outstanding Notes (and as the same class as the initial Notes) for all purposes of the Indenture and this "Description of the Notes," unless the context indicates otherwise.

     Interest on these Notes will accrue at the rate of 10 3/8% per annum and will be payable semiannually in arrears on April 1 and October 1, commencing on October 1, 1999. The Company will make each interest payment to the holders of record of these Notes on the immediately preceding March 15 and September 15. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

     Interest on these Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

OPTIONAL REDEMPTION

     Except as set forth below, we will not be entitled to redeem the Notes at our option prior to April 1, 2003.

     On and after April 1, 2003, we will be entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on April 1 in the years indicated below:

YEAR                                                            PERCENTAGE
----                                                            ----------
2003........................................................     105.188%
2004........................................................     103.458
2005........................................................     101.729
2006 and thereafter.........................................     100.000

     In addition, prior to April 1, 2002, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes (which includes Additional Notes, if any) originally issued at a redemption price of 110 3/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that:

     (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

     (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

SPECIAL REDEMPTION; ESCROW OF OFFERING PROCEEDS

     In the event that (1) the Acquisition of the Power Device Business had not been consummated and (2) Samsung Electronics had not received in cash the full purchase price for the Acquisition, in each case on or prior to April 23, 1999, Fairchild would have been required to redeem the Notes (the "Special Redemption") at a redemption price (the "Special Redemption Price") of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon (subject to the right of holders of record on the relevant date to receive interest due on such date) to the date of redemption (the "Special Redemption Date"). We would have been required to cause the notice of the Special Redemption to be mailed on or prior to April 26, 1999 and we would have been required to redeem the Notes on or prior to May 3, 1999, or, in the event that Fairchild was restricted by Korean law from redeeming the Notes, we would have been required to redeem the Notes on the earlier of (1) the fifth business day immediately following the date such restriction is no longer applicable and (2) July 1, 1999.

     Concurrently with the closing of the sale of the Notes, Fairchild entered into an escrow agreement (the "Escrow Agreement") with United States Trust Company of New York, as escrow agent (the "Escrow Agent"), pursuant to which Fairchild deposited with the Escrow Agent, the net proceeds of the sale of the Notes.

     Fairchild was only entitled to direct the Escrow Agent to release the escrowed funds in accordance with the provisions of the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrow Agent was required to release the escrowed funds upon the satisfaction of certain conditions, including the presentation of an officer's certificate certifying that (1) the Acquisition of the Power Device Business has been consummated pursuant to the terms of the Business Transfer Agreement on or prior to April 23, 1999 and (2) following the release of the escrowed funds, such funds, together with the proceeds of other Transactions, will be applied by Fairchild in the manner described under "Sources and Uses of Proceeds."

     If the Escrow Agent had received a notice of Special Redemption pursuant to the terms of the Notes, the Escrow Agent would have been required to liquidate the escrowed funds then held by it on or before the Special Redemption Date and release to the Paying Agent for the Notes the escrowed funds in order to fund, in part, the Special Redemption Price on or prior to such date.

     Certain provisions relating to Fairchild's obligation to redeem the Notes in the Special Redemption may not be waived or modified without the written consent of the holders of all the Notes.

SELECTION AND NOTICE OF REDEMPTION

     If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     Notes redeemed in part will be redeemed only in principal amounts of $1,000. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. We will issue a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

GUARANTIES

     Fairchild Holdings and each Subsidiary Guarantor will jointly and severally guarantee, on a senior subordinated basis, our obligations under the Notes. Each Subsidiary Guaranty will be limited as necessary to prevent such Subsidiary Guaranty from being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors -- Fraudulent Conveyance Matters."

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

     If a Subsidiary Guaranty were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero.

     Pursuant to the Indenture, Fairchild Holdings or a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "-- Certain Covenants -- Merger and Consolidation;" provided, however, that if such other Person is not the Company, Fairchild Holdings' obligations under the Fairchild Holdings Guaranty or such Subsidiary Guarantor's obligations under its Subsidiary Guaranty, as the case may be, must be expressly assumed by such other Person.

     A Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guaranty:

     (1) upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor; or

     (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture.

RANKING

NOTES AND GUARANTIES VERSUS SENIOR INDEBTEDNESS.

     The indebtedness evidenced by the Notes, the Fairchild Holdings Guaranty and the Subsidiary Guaranties are the senior subordinated obligations of the Company, Fairchild Holdings and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium, if any, and interest on the Notes and the payment of the Fairchild Holdings Guaranty and any Subsidiary Guaranty is subordinate in right of payment, as set forth in the Indenture, to the prior payment in full in cash when due of all Obligations with respect to Senior Indebtedness of the Company, Fairchild Holdings or the relevant Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including the obligations of the Company, Fairchild Holdings and such Subsidiary Guarantor under the Credit Agreement.

     As of February 28, 1999, after giving pro forma effect to the Transactions:

     (1) the Senior Indebtedness of the Company would have been approximately $310.0 million, all of which would have been secured indebtedness under the Senior Credit Facilities;

     (2) the Senior Indebtedness of Fairchild Holdings would have been approximately $310.0 million, consisting of the Fairchild Holdings' senior guaranty of the Company's obligations under the Senior Credit Facilities; and

     (3) the Senior Indebtedness of the Subsidiary Guarantors would have been approximately $310.0 million, consisting of the Subsidiary Guarantors' senior guaranty of the Company's obligations under the Senior Credit Facilities.

     In addition, the Company would have had additional availability of $100.0 million for borrowings of Senior Indebtedness under the Revolving Credit Facility. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness."

GUARANTIES VERSUS OTHER LIABILITIES OF SUBSIDIARIES.

     A portion of the operations of the Company are conducted through its subsidiaries. Some of the Company's domestic subsidiaries and all of its foreign subsidiaries, including Fairchild Korea, are not guaranteeing the Notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders, if any, of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of creditors of the Company, including holders of the Notes, even if such obligations do not constitute Senior Indebtedness. The Notes, the Fairchild Holdings Guaranty and each Subsidiary Guaranty, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders of such non-guarantor subsidiaries of the Company. See "Risk Factors -- Subordination."

     As of February 28, 1999, after giving pro forma effect to the Transactions, the total liabilities of the Company's non-guarantor subsidiaries would have been approximately $52.1 million, excluding distributor reserves. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications.

Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture. See "-- Certain Covenants -- Limitation on Indebtedness."

NOTES AND GUARANTIES VERSUS OTHER SENIOR SUBORDINATED INDEBTEDNESS.

     Only Indebtedness of the Company, Fairchild Holdings or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes, the Fairchild Holdings Guaranty and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes, the Fairchild Holdings Guaranty and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, Fairchild Holdings and the relevant Subsidiary Guarantor, respectively.

     The Company and each Subsidiary Guarantor have agreed in the Indenture that they will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.

PAYMENT OF NOTES.

     We are not permitted to pay principal of, premium, if any, or interest on, the Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if either of the following (each, a "Payment Default") occurs:

     (1) any Obligations with respect to Senior Indebtedness are not paid in full when due; or

     (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded in writing or such Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

     During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

     (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

     (2) because no defaults continue in existence which would permit the acceleration of the maturity of any Designated Senior Indebtedness at such time; or

     (3) because such Designated Senior Indebtedness has been repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists, we are permitted to resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness (other than holders of the Bank Indebtedness), a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period, and there must be 181 days during any 360-day consecutive period during which no Payment Blockage Period is in effect.

     Upon any payment or distribution by the Company upon any liquidation, dissolution, winding up, assignment for the benefit of creditors or marshalling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

     (1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations with respect to such Senior Indebtedness before the Noteholders are entitled to receive any payment or distribution; and

     (2) until all Obligations with respect to Senior Indebtedness are paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear.

     If a distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, we or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration. If any Designated Senior Indebtedness is outstanding at the time of such acceleration, neither the Company nor any Subsidiary Guarantor may pay the Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

     The obligations of Fairchild Holdings under the Fairchild Holdings Guaranty and of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by Fairchild Holdings or by a Subsidiary Guarantor pursuant to the Fairchild Holdings Guaranty or a Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of Fairchild Holdings or such Subsidiary Guarantor, as the case may be. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to Fairchild Holdings and a Subsidiary Guarantor and the obligations of Fairchild Holdings and such Subsidiary Guarantor under the Fairchild Holdings Guaranty or a Subsidiary Guaranty, as the case may be.

     By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company, Fairchild Holdings or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company, Fairchild Holdings or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Noteholders.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "-- Defeasance," if the foregoing subordination provisions were not violated at the time the respective amounts were deposited pursuant to such defeasance provisions.

BOOK-ENTRY, DELIVERY AND FORM

     The Existing Notes were, and the Exchange Notes will be, issued in the form of one or more global notes (the "Global Note") deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. You may hold your beneficial interests in the Global Note directly through the Depository if you have an account with the Depository or indirectly through organizations which have accounts with the Depository.

     The Depository has advised the Company as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     The Company expects that pursuant to procedures established by the Depository, upon the deposit of the Global Note with the Depository, the Depository will credit, on its book-entry registration and transfer system, the principal amount of Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchasers. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related Notes evidenced by the Global Note for all purposes of such Notes and the Indenture. Except as set forth below, as an owner of a beneficial interest in the Global Note, you will not be entitled to have the Notes represented by the Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered to be the owner or holder of any Notes under the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     We will make payments of principal of, premium, if any, and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     We expect that the Depository or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Global Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Note owning through such participants or indirect participants.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     Subject to certain conditions, the Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

     (1) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to appoint a qualified successor within 90 days;

     (2) we in our discretion at any time determine not to have all the Notes represented by the Global Note; or

     (3) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

     Any Note that is exchangeable as above is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the legend referred to under "Transfer Restrictions" (unless we determine otherwise in accordance with applicable law), subject, with respect to such certificated Notes, to the provisions of such legend.

SAME-DAY PAYMENT

     The Indenture requires us to make payments in respect of Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS

     We have agreed pursuant to the Registration Rights Agreement with the Initial Purchasers that we will, at our cost:

     (1) within 60 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission with respect to a registered offer (the "Registered Exchange Offer") to exchange the Existing Notes for the Exchange Notes, which must have terms substantially identical in all material respects to the Existing Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

     (2) use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date;

     (3) upon the effectiveness of the Exchange Offer Registration Statement, offer the Exchange Notes in exchange for surrender of the Existing Notes; and

     (4) keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Notes.

     For each Existing Note surrendered to us pursuant to the Registered Exchange Offer, we will issue an Exchange Note having a principal amount equal to that of the surrendered Existing Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange thereof or, if no interest has been paid on such Note, from the date of its original issue.

     In the event that (1) applicable interpretations of the staff of the Securities and Exchange Commission do not permit us to effect such a Registered Exchange Offer, (2) if for any other reason the Registered Exchange Offer is not consummated within 180 days of the date of the Registration Rights Agreement, or
(3) if the Initial Purchasers so request with respect to Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer, or (4) if any holder of Notes is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Exchange Notes in the Registered Exchange Offer, we will, at our cost:

     (1) as promptly as practicable, file a shelf registration statement (the "Shelf Registration Statement") covering resales of the Notes or the Exchange Notes, as the case may be;

     (2) use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and

     (3) keep the Shelf Registration Statement effective until the earlier of
         (A) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses
         (c), (e), (f) and (h) of Rule 144 and (B) two years from the Issue
         Date.

     We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

     We will pay additional cash interest on the Notes if:

     (1) on or prior to June 7, 1999 (60 days after the Issue Date), neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Securities and Exchange Commission;

     (2) on or prior to October 5, 1999 (180 days after the Issue Date), neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective; or

     (3) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses
         (1) through (3), a "Registration Default").

     Additional cash interest will accrue on the Notes and the Exchange Notes at the rate of 0.50% per annum (increasing by 0.50% per annum at the end of each 90-day period thereafter) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured; provided, however, that in no event shall such additional interest exceed 2.0% per annum. Such interest is payable in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

     All references in the Indenture, in any context, to any amount of interest or any other amount payable on or with respect to any of the Notes shall be deemed to include payment of any additional interest pursuant to the Registration Rights Agreement.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus any accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     (1) prior to the earlier to occur of (A) the first public offering of common stock of Fairchild Holdings or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of Fairchild Holdings or the Company, any merger, consolidation, liquidation or dissolution of Fairchild Holdings or the Company, any direct or indirect transfer of securities by Fairchild Holdings or otherwise (for purposes of this clause (1) and clauses (2) and (4) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified entity") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); provided, however, that notwithstanding the foregoing, CVC shall be deemed to beneficially own a majority of the voting power of the

         Voting Stock of Sterling (or any successor) so long as CVC, employees, officers and directors of CVC and corporations, partnerships and other entities at least a majority of the equity in which is held in the aggregate by CVC and its employees, officers and directors hold in the aggregate no less than a majority of the economic interests in Sterling (or such successor);

     (2) after the earlier to occur of (A) the first public offering of common stock of Fairchild Holdings or (B) the first public offering of the common stock of the Company, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

     (3) individuals who on the Issue Date constituted the Board of Directors (together with any new directors (A) whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (B) who were elected to the Board of Directors pursuant to the Stockholders' Agreement, as amended, modified or supplemented from time to time) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), if the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

     Within 30 days following any Change of Control (but subject to compliance with the immediately succeeding paragraph), the Company shall mail a notice to each Holder with a copy to the Trustee stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus any accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts regarding such Change of Control;

     (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

     If the terms of the Credit Agreement prohibit the Company from making the foregoing offer upon a Change of Control or from purchasing any Notes pursuant thereto, prior to the mailing of the notice to Holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to:

     (1) repay in full all indebtedness outstanding under the Credit Agreement or offer to repay in full all such indebtedness and repay the indebtedness of each lender who has accepted such offer; or

     (2) obtain the requisite consent under the Credit Agreement to permit the purchase of the Notes as described above.

     The Company must first comply with the covenant described above before it will be required to purchase Notes in the event of a Change of Control; provided, however, that the Company's failure to comply with the covenant described in the preceding sentence or to make a Change of Control offer because of any such failure shall constitute a Default described in clause (4) under " -- Defaults" below (and not under clause (2) thereof). As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all indebtedness outstanding under the Credit Agreement or obtain requisite consents under the Credit Agreement.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

     The Credit Agreement will prohibit us from purchasing any Notes, and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a
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consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to comply with this covenant would constitute a Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of Notes.

     Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness except that the Company may Incur Indebtedness if, after giving effect thereto, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

      (1) Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to the Revolving Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $100.0 million and (B) the sum of 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and 65% of the book value of the accounts receivables of the Company and its Restricted Subsidiaries;

      (2) Indebtedness of the Company Incurred pursuant to the Term Loan Facilities; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $310.0 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness (other than principal payments made from any permitted Refinancings thereof);

      (3) Indebtedness of the Company or any Restricted Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

      (4) Indebtedness of the Company or any Restricted Subsidiary owed to and held by any Restricted Subsidiary (other than a Wholly Owned Subsidiary); provided, however, that (A) any such Indebtedness shall be unsecured Subordinated Obligations of the Company or such Restricted Subsidiary, as applicable, and (B) any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary or any subsequent transfer of such Indebtedness

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

          (other than to the Company, a Wholly Owned Subsidiary or another Restricted Subsidiary) shall be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof;

      (5) Indebtedness consisting of the Notes and the Exchange Notes (other than Additional Notes) and the Purchase Price Note;

      (6) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3), (4) or (5) of this covenant);

      (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (5), (6) or this clause (7);

      (8) Hedging Obligations of the Company or any Restricted Subsidiary under or with respect to Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation;

      (9) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business;

     (10) Indebtedness consisting of the Subsidiary Guaranties and the Guarantees of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (5), (6) and (7) above and (15) below;

     (11) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within five business days of Incurrence;

     (12) Indebtedness consisting of Capital Lease Obligations in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (12) and then outstanding, does not exceed $15.0 million; provided, however, that the assets subject to the related capital lease are not owned or used by the Company or any Restricted Subsidiary on the Issue Date or the Acquisition Closing Date;

     (13) Indebtedness of the Company or any Restricted Subsidiary consisting of indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

     (14) Indebtedness of a Foreign Subsidiary Incurred to finance the purchase, lease or improvement of property (real or personal) or equipment, in each case incurred no more than 180 days after such purchase, lease or improvement of such property, and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that, except in the case of the Incurrence of any such Refinancing Indebtedness, at the time of the Incurrence of such Indebtedness and after giving effect thereto, (A) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) above and (B) the aggregate amount of all Indebtedness Incurred pursuant to this clause (14) and then outstanding (including any such Refinancing Indebtedness) shall not exceed 20% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Incurrence; and

     (15) Indebtedness of the Company in an aggregate principal amount which, together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such

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

          Incurrence (other than Indebtedness permitted by clauses (1) through (14) above or paragraph (a) above) does not exceed $50.0 million.

     (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the relevant Subsidiary Guaranty, as applicable, to at least the same extent as such Subordinated Obligations.

     (d)  For purposes of determining compliance with the foregoing covenant,
(1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     (e) Notwithstanding paragraphs (a) and (b) above, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (2) any Secured Indebtedness (other than trade payables incurred in the ordinary course of business) that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes or the relevant Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default shall have occurred and be continuing (or would result therefrom);

     (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness;" or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

        (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to the Indenture) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

        (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary or Indebtedness Guaranteed by the Company or any Subsidiary);

        (C) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange

            (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

        (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

     (b)  The provisions of the foregoing paragraph (a) shall not prohibit:

     (1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary of the Company or Indebtedness Guaranteed by the Company or any Subsidiary of the Company); provided, however, that
         (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause
         (3)(B) of paragraph (a) above;

     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

     (3) any purchase or redemption of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or a Restricted Subsidiary which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness;" provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

     (4) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales or Assets and Subsidiary Stock;" provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

     (5) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to the covenant described under "-- Change of Control" above (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, that
         (A) at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom), (B) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness" after giving pro forma effect to such Restricted Payment and (C) such purchase or redemption shall be included in the calculation of the amount of Restricted Payments;

     (6) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     (7) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed the sum of $7.0 million and the Net Cash Proceeds from the sale of Capital Stock to members of management or directors of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of paragraph (a) above); provided further, however, that (A) such repurchases shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

     (8) dividends or advances to Fairchild Holdings in an amount necessary to pay holding company expenses, such amount not to exceed $500,000 in any fiscal year of the Company; provided, however, that such dividends and advances shall be excluded in the calculation of the amount of Restricted Payments; or

     (9) Restricted Payments not exceeding $25.0 million in the aggregate; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and
         (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

     (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, or, in the case of the Credit Agreement, as in effect on the Acquisition Closing Date;

     (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit

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

         support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

     (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or
         (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

     (4) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

     (5) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

     (7) any restriction in any agreement that is not more restrictive than the restrictions under the terms of the Credit Agreement as in effect on the Acquisition Closing Date.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

     (2) at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

        (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition and the receipt of such Net Available Cash;

        (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition and the receipt of such Net Available Cash;

        (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions contained in the Indenture; and

        (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) to (x) the acquisition by the Company or any Wholly Owned Subsidiary of Additional Assets or (y) the prepayment, repayment or purchase of Indebtedness (other than any Disqualified Stock) of the Company (other than Indebtedness owed to an Affiliate of the Company) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company);

in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in clause (b) below is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments or used to reduce loans outstanding under any revolving credit facility.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Subordinated Indebtedness) pursuant to clause
         (a)(3)(C) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes (and any other Senior Subordinated Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause (a)(3)(D) above. If the aggregate purchase price of the Notes (and any other Senior Subordinated Indebtedness) tendered exceeds the Net Available Cash allotted to the purchase thereof, the Company will select the Notes (and any other Senior Subordinated Indebtedness) to be purchased on a pro rata basis but in denominations of $1,000 or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

     Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof:

     (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

     (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, (A) are set forth in writing and (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

     (3) if such Affiliate Transaction involves as amount in excess of $10.0 million, have been determined by (A) a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or (B) an accounting or appraisal firm nationally recognized in making such determinations to be on terms that are not less favorable to the Company and its Restricted Subsidiaries than the terms that could be obtained in an arms-length transaction from a Person that is not an Affiliate of the Company.

        (b) The provisions of the foregoing paragraph (a) shall not prohibit;

     (1) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments;"

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

     (3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors;

     (4) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

     (5) reasonable fees, compensation or employee benefit arrangements to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business;

     (6) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;

     (7) any Affiliate Transaction with National Semiconductor pursuant to written agreements in effect on the Issue Date and as amended, renewed or extended from time to time; provided, however, that any such amendment, renewal or extension shall not contain terms which are materially less favorable to the Company than those in the agreements in effect on the Issue Date; and

     (8) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except:

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

     (1) to the Company or a Wholly Owned Subsidiary;

     (2) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary;

     (3) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "-- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition; or

     (4) directors' qualifying shares.

     Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

     (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness;"

     (4) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

     (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and any supplemental indenture comply with the Indenture;

provided, however, that clauses (3) and (4) above shall not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose and effect of such transaction is to change the jurisdiction of incorporation of the Company.

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

     (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was

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

         organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

     (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

     (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

     The provisions of clauses (1) and (2) above shall not apply to any one or more transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" above.

     Pursuant to the Indenture, Fairchild Holdings will covenant not to merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

     (1) the resulting, surviving or transferee Person (if not Fairchild Holdings) shall be a Person organized and existing under the laws of the jurisdiction under which Fairchild Holdings was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Guaranty Agreement, all the obligations of Fairchild Holdings, if any, under the Fairchild Holdings Guaranty;

     (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

     (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

     Future Guarantors. In the event that, after the Issue Date, any Restricted Subsidiary (other than a Foreign Subsidiary) (1) Incurs any Indebtedness pursuant to paragraph (a) or pursuant to clause (1) or (10) of paragraph (b) of the covenant described under "-- Limitation on Indebtedness" above and (2) until the termination of the Credit Agreement, either has Guaranteed or will as a result of such Incurrence be required to Guarantee any Obligations under the Credit Agreement, the Company shall cause such Restricted Subsidiary to Guarantee the Notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth in the Indenture and shall cause all Indebtedness of such Restricted Subsidiary owing to the Company or any other Subsidiary of the Company and not previously discharged to be converted into Capital Stock of such Restricted Subsidiary (other than Disqualified Stock).

     Securities and Exchange Commission Reports. Whether or not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the Securities and Exchange Commission and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections at the times specified for such filings under such Sections. However, we will not be required to file any reports, documents or other information if the Securities and Exchange Commission will not accept such a filing.

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

DEFAULTS

     Each of the following is an Event of Default:

     (1) a default in the payment of interest on the Notes when due, continued for 30 days;

     (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise;

     (3) the failure by the Company or Fairchild Holdings to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above;

     (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "-- Change of Control" (other than a failure to purchase the Notes) or under "-- Certain Covenants" under "-- Limitation on Indebtedness,"
         "-- Limitation on Restricted Payments," " -- Limitation on Restrictions on Distributions from Restricted Subsidiaries," "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase the Notes), "-- Limitation on Affiliate Transactions," "-- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries,"
         "-- Future Guarantors" or "-- Securities and Exchange Commission Reports;"

     (5) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture;

     (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million (the "cross acceleration provision");

     (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");

     (8) any judgment or decree for the payment of money in excess of $10.0 million is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"); or

     (9) the Fairchild Holdings Guaranty or any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Fairchild Holdings Guaranty or such Subsidiary Guaranty) or Fairchild Holdings or any Subsidiary Guarantor denies or disaffirms its obligations under the Fairchild Holdings Guaranty or its Subsidiary Guaranty, as the case may be.

     However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately; provided, however, that if upon such declaration there are any amounts outstanding under the Credit Agreement and the amounts thereunder have not been accelerated, such principal and interest shall be due and payable upon the earlier of the time such amounts are accelerated or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such declaration. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

      (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

      (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

      (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

      (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

      (5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, no amendment may, among other things:

      (1) reduce the amount of Notes whose holders must consent to an amendment;

      (2) reduce the rate of or extend the time for payment of interest on any Note;

      (3)  reduce the principal of or extend the Stated Maturity of any Note;

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

      (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above;

      (5)  make any Note payable in money other than that stated in the Note;

      (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

      (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

      (8) make any change to the subordination provisions of the Indenture that would adversely affect the Noteholders;

      (9) make any change in the Fairchild Holdings Guaranty or any Subsidiary Guaranty that would adversely affect the Noteholders; or

     (10) make any change in the provisions described under "-- Escrow of Offering Proceeds; Special Redemption" above.

     Without the consent of any holder of the Notes, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Notes, to release a Subsidiary Guaranty when permitted by the Indenture, to secure the Notes, to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder of the Notes or to comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consents to such change.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     The Existing Notes were and the Exchange Notes will be issued in registered form and are transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen

Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (3) and (4) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "-- Defaults" above or because of the failure of the Company to comply with clause (3) or (4) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above or the failure of Fairchild Holdings to comply with the limitation under the fifth paragraph under "-- Certain Covenants -- Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, Fairchild Holdings and each Subsidiary Guarantor will be released from all of its obligations with respect to the Fairchild Holdings Guaranty or its Subsidiary Guaranty, as the case may be.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law).

CONCERNING THE TRUSTEE

     United States Trust Company of New York is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

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

CERTAIN DEFINITIONS

     "Acquisition Closing Date" means the date the Company consummates the Acquisition of the Power Device Business from Samsung Electronics.

     "Additional Assets" means (1) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Restricted Payments," "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (1), (2) and (3) above, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (y) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" and
(z) disposition of assets with a fair market value of less than $100,000).

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

     "Banks" has the meaning specified in the Credit Agreement.

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

     "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

     "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to the Indenture) prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

     (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

     (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

     (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid,

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

         repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

     (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or
         (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (1) all intercompany items between the Company and any Restricted Subsidiary and (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

      (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

      (2) amortization of debt discount and debt issuance cost;

      (3) capitalized interest;

      (4) non-cash interest expenses;

      (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

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

      (6) net costs associated with Hedging Obligations involving any Interest Rate Agreement (including amortization of fees);

      (7) Preferred Stock dividends accrued by consolidated Restricted Subsidiaries in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary;

      (8) interest incurred in connection with Investments in discontinued operations;

      (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restrictions during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (5) extraordinary gains or losses; and

     (6) the cumulative effect of a change in accounting principles.

     (7) Notwithstanding the foregoing, for the purposes of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Tangible Assets" as of any date of determination means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

     (1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

     (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

     (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

     (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

     (5) treasury stock;

     (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

     (7) Investments in and assets of Unrestricted Subsidiaries.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (1) the par or stated value of all outstanding Capital Stock of the Company plus (2) paid-in capital or capital surplus relating to such Capital Stock plus (3) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Credit Agreement" means (1) prior to the Acquisition Closing Date, the Credit Agreement, as amended, dated as of March 11, 1997, by and among Fairchild Holdings, the Company, certain of its Subsidiaries, the lenders referred to therein, Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent, together with the related documents thereto and (2) on or after the Acquisition Closing Date, the Credit Agreement to be entered into by and among Fairchild Holdings, the Company, certain of its Subsidiaries, the lenders referred to therein and Credit Suisse First Boston, as Administrative Agent, together with the related documents thereto (including without limitation the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refund or refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or beneficiary.

     "CVC" means Citicorp Venture Capital Ltd.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (1) the Bank Indebtedness; provided, however, that Bank Indebtedness outstanding under any Credit Agreement that Refinanced in part, but not in whole, the previously outstanding Bank Indebtedness shall only constitute Designated Senior Indebtedness if it meets the requirements of succeeding clause (2); and (2) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(2) is convertible or exchangeable for Indebtedness or Disqualified Stock or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "-- Change of Control" and under "-- Certain
Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

     (2) depreciation expense of the Company and its consolidated Restricted Subsidiaries;

     (3) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

     (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fairchild Holdings" means FSC Semiconductor Corporation, a Delaware corporation, and any successor corporation.

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

     "Fairchild Holdings Guaranty" means the Guarantee by Fairchild Holdings of the Company's obligations with respect to the Notes contained in the Indenture.

     "Foreign Subsidiary" means any Restricted Subsidiary not created or organized in the United States or any state thereof and that conducts substantially all its operations outside of the United States.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the Securities and Exchange Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Securities and Exchange Commission. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which Fairchild Holdings or a Subsidiary Guarantor becomes subject to the applicable terms and conditions of the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (1) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in accordance with GAAP.

     "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments;"

     (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Permitted Holders" means (1) CVC, (2) any officer, employee or director of CVC or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors, (3) any officer, employee or director of Fairchild Holdings, the Company or any Subsidiary or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors, and (4) in the case of any individual, any Permitted Transferee of such individual (as defined in the Stockholders Agreement), except a Permitted Transferee by virtue of Section 3.4(b)(iv) thereof; provided, however, that in no event shall individuals collectively be deemed to be "Permitted Holders" with respect to more than 30% of the total voting power of Fairchild Holdings or the Company.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

     (3) Temporary Cash Investments;

     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionaire trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock;" and

     (9) so long as no Default shall have occurred and be continuing (or result therefrom), any Person engaged in a Related Business in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (9) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed $30.0 million.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Public Equity Offering" means an underwritten primary public offering of common stock of (1) the Company or (2) Fairchild Holdings (to the extent the proceeds thereof are contemporaneously contributed to the Company), in each case pursuant to an effective registration statement under the Securities Act.

     "Purchase Price Note" means the promissory note, not to exceed $455.0 million, of the Company and Fairchild Korea to be issued to Samsung Electronics on the Acquisition Closing Date for the purchase price of the Power Device Business.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

     "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company; provided, however, that if and for so long as any Senior Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such senior Indebtedness.

     "Restricted Payment" with respect to any Person means:

     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

     (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

     (4) the making of any Investment in any Person (other than a Permitted Investment).

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Revolving Credit Facilities" means the revolving credit facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances or replaces, in whole or in part, any such revolving credit facility.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Indebtedness" of any Person means all (1) Bank Indebtedness of or guaranteed by such Person, whether outstanding on the Issue Date or thereafter Incurred, and (2) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, including interest thereon, in respect of (A) Indebtedness for money borrowed, (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable and (C) Hedging Obligations, unless, in the case of (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the obligations under the Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of such Person to any subsidiary of such Person, (ii) any liability for Federal, state, local or other taxes owed or owing by such Person, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior by its terms to any other Indebtedness or other obligation of such Person (including, in the case of the Company, the Notes and 10 1/8% Senior Subordinated Notes Due 2007 and, in the case of Fairchild Holdings, its 11.74% Subordinated Note due March 14, 2008 and 12.5% Subordinated PIK Note due February 1, 2008) or (v) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture (but as to any such Indebtedness under the Credit Agreement, no such violation shall be deemed to exist if the Representative of the Lenders thereunder shall have received an officers' certificate of the Company to the effect that the issuance of such Indebtedness does not violate such covenant and setting forth in reasonable detail the reasons therefor).

     "Senior Subordinated Indebtedness" means (1) with respect to the Company, the Notes, the 10 1/8% Senior Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company and (2) with respect to Fairchild Holdings or a Subsidiary Guarantor, their respective Guarantees of the Notes, the 10 1/8% Senior Subordinated Notes and any other Indebtedness of such Person that specifically provides that such Indebtedness rank pari passu with such Guaranty in respect of payment and is not subordinated by its terms in respect of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person; provided, however, that Senior Subordinated Indebtedness shall not include, in the case of Fairchild Holdings, the 11.74% Subordinated Note due March 14, 2008.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Stockholders' Agreement" means the Securities Purchase and Holders Agreement among the stockholders of Fairchild Holdings, as in effect on the Issue Date.

     "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to, in the case of the Company, the Notes or, in the case of such Subsidiary Guarantor, its Subsidiary Guaranty, pursuant to a written agreement to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means Fairchild Semiconductor Corporation of California and any other subsidiary of the Company that Guarantees the Company's obligations with respect to the Notes.

     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Temporary Cash Investments" means any of the following:

     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

     (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause
         (2) above;

     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Term Loan Facilities" means the term loan facilities contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part any such term loan facility.

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

     "Unrestricted Subsidiary" means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants -- Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Recapitalization, the stockholders of Fairchild Holdings entered into the Stockholders' Agreement containing certain agreements among such stockholders with respect to the capital stock and corporate governance of Fairchild Holdings and our company. Certain amendments to the Stockholders' Agreement, which were effected on May 29, 1998, resulted in the lapse of certain risks of forfeiture by executive officers of our company with respect to their stock in Fairchild Holdings. The lapse of such restrictions resulted in the incurrence by such executive officers of liability for federal and state income tax. Our company made loans to such executive officers in June 1998 to enable such officers to fund such tax liabilities. These loans were in the following amounts: Kirk P. Pond -- $1,686,164; Joseph R. Martin -- $843,094; Daniel E. Boxer -- $347,060; Darrell Mayeux -- $347,060; W. Wayne
Carlson -- $347,060; and Jerry M. Baker -- $350,600. Such loans bear interest at a rate of 6% per annum. Such loans (including accrued but unpaid interest thereon) will be canceled over the four-year period following their creation, or earlier, in whole, upon the occurrence of certain qualifying public offerings of our company's or Fairchild Holding's stock and, in part, upon the death or disability of the obligor. Our company has also agreed to pay to such executive officers amounts sufficient to enable them to discharge all tax liabilities arising out of the cancellation of such loans (as well as all tax liabilities arising out of such payments). Any such executive officer whose employment terminates will be required to repay any uncanceled amounts immediately.

     It is anticipated that the amounts payable by our company with respect to such executive officers' tax liabilities (assuming no repayment obligation on the part of any executive officer and cancellation in full after 4 years) are as follows: Kirk P. Pond -- $1,811,523; Joseph R. Martin -- $905,763; Daniel E. Boxer -- $372,858; Darrell Mayeux -- $372,858; W.
Wayne Carlson -- $372,858; and Jerry M. Baker -- $384,287.

     Keith Jackson, Executive Vice President, Analog, Mixed Signal and Non-Volatile Memory Products Group, received a loan in the amount of $100,000 from our company on April 15, 1998 in order to assist him in covering the costs of relocating to take this position with us. Such loan bears interest at a rate of 6% per annum, with all accrued interest payable on each April 15, beginning April 15, 1999. The outstanding principal of the loan is payable in full upon the earlier of (a) six months after any initial public offering of Fairchild Holdings' or our company's stock, (b) 60 days after Mr. Jackson ceases to be employed by our company or (c) April 15, 2003.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material United States federal income tax consequences of the Exchange Offer to a holder of Existing Notes that is an individual citizen or resident of the United States or a United States corporation that purchased the Existing Notes pursuant to their original issue (a "U.S. Holder"). This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Existing Notes, and the Exchange Notes received in exchange for the Existing Notes, that are held as "capital assets" within the meaning of
Section 1221 of the Code by U.S. Holders. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to subsequent purchasers (persons who did not purchase the Existing Notes pursuant to their original issue), or to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Exchange Offer.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO EXCHANGE EXISTING NOTES FOR EXCHANGE NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE EXISTING NOTES FOR EXCHANGE NOTES.

THE EXCHANGE OFFER

     The exchange of Existing Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Existing Notes because the terms of the Exchange Notes are not materially different from the terms of the Existing Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders, and therefore:

     - no gain or loss should be realized by U.S. Holders upon receipt of an Exchange Note;

     - the holding period of the Exchange Note should include the holding period of the Existing Note for which the Exchange Note was exchanged; and

     - the adjusted tax basis of the Exchange Note should be the same as the adjusted tax basis of the Existing Note for which the Exchange Note was exchanged immediately before the exchange.

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

STATED INTEREST

     Stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. The Notes are not considered to have been issued with original issue discount for federal income tax purposes.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     A U.S. Holder's tax basis in a Note generally will be its cost. A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the Note. Gain or loss recognized on the sale, exchange or retirement of a Note (excluding amounts received in respect of accrued interest which will be taxable as ordinary interest income) generally will be capital gain or loss, and will be long-term capital gain or loss if the Note was held for more than one year.

BACKUP WITHHOLDING

     Under certain circumstances, a U.S. Holder of a Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest on a Note or the gross proceeds from the disposition of a Note.

     This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number in the specified manner and in certain circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use
in connection with any such resale. In addition, until                , 1999 (90
days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Noes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the

Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Exchange Notes offered hereby will be passed upon for us by Dechert Price & Rhoads, New York, New York.

                                    EXPERTS

     The consolidated financial statements of our company as of May 31, 1998 and May 25, 1997, and for each of the years in the three-year period ended May 31, 1998, have been included in this prospectus and the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, which report is included elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG LLP covering the May 31, 1998 consolidated financial statements of our company contains an explanatory paragraph that states that our company changed our method of accounting for business process reengineering costs in 1998 to adopt the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs."

     The consolidated financial statements of Fairchild Holdings as of May 31, 1998 and May 25, 1997, and for each of the years in the three-year period ended May 31, 1998, have been included in this prospectus and the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, which report is included elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KMPG LLP covering the May 31, 1998 consolidated financial statements of Fairchild Holdings contains an explanatory paragraph that states that Fairchild Holdings changed its method of accounting for business process reengineering costs in 1998 to adopt the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs."

     The financial statements of the Power Device Business have been included in this prospectus and in the Registration Statement in reliance upon the report of Samil Accounting Corporation, independent certified public accountants, appearing elsewhere herein, and upon their authority as experts in accounting and auditing.

     The financial statements of Raytheon Semiconductor, Inc. as of December 31, 1997 and for the year then ended, have been included in this prospectus and the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, which report is included elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

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

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any reports or other information filed by us at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13(th) Floor, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the SEC upon payment of certain fees prescribed by the SEC. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information contained in the public reference room. Our filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the Securities and Exchange Commission's Web site at "http://www.sec.gov."

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, covering the notes to be issued in the exchange offer
(File No. 333-               ). This prospectus, which is a part of the
registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information with respect to our company and the notes to be issued in the Exchange Offer, please reference the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

     Copies of the registration statement, including all related exhibits and schedules, may be inspected without charge at the public reference facilities maintained by the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at the address set forth above. In addition, you may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Fairchild Semiconductor Corporation
333 Western Avenue, Mail Stop 01-00
South Portland, ME 04106
Telephone: (207) 775-8100

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                                    GLOSSARY

ABT.....................Advanced BiCMOS Technology.

ALS.....................Advanced Low Power Schottky.

Application Specific
  Standard Product......A standard integrated circuit designed for a specific product or application, such as a VCR, stereo or microwave.

BiCMOS..................BiCMOS is a hybrid of CMOS and bipolar technologies developed to combine the high speed characteristics of bipolar technologies with the low power consumption and high integration of CMOS technologies.

Bipolar.................A manufacturing process that uses two opposite electrical poles to build semiconductors.

CMOS....................Complementary Metal Oxide Semiconductor. Currently the
                        most common integrated circuit fabrication process technology, CMOS is one of the latest fabrication techniques to use metal oxide semiconductor transistors.

Die.....................A piece of a semiconductor wafer containing the circuitry of a single chip.

Diode...................An electronic device that allows current to flow in only one direction.

Discrete................A single individually packaged component.

DMOS....................Diffused Metal Oxide Semiconductor. A process technology used in power discrete fabrication.

ECL.....................Emitter Coupled Logic.

EEPROM..................Electrically Erasable and Programmable Read-Only Memory.
                        A form of non-volatile memory that can be erased electronically before being reprogrammed.

EPROM...................Electrically Programmable Read-Only Memory. Non-volatile memory which may be erased by exposure to ultraviolet light and which can be reprogrammed only by an external programming unit.

Fab.....................The facility that fabricates the wafer.

FACT(TM)................Fairchild Advanced CMOS Technology.

FAST(R).................Fairchild Advanced Schottky Technology.

FET.....................Field Effect Transistor.

Flash Memory............A type of non-volatile memory, similar to an EEPROM in that it is erasable and reprogrammable. The difference is that it must be erased and reprogrammed in sectors, not individual bits.

Foundry.................A wafer fab that manufactures silicon for another business.

GFI.....................Ground Fault Interruptors.

GTL.....................Gunning Transceiver Logic.

HV MOSFET...............High Voltage MOSFET.

IGBT....................Insulated Gate Bipolar Transistor.

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

Integrated Circuit......A combination of two or more transistors on a base material, usually silicon. All semiconductor chips, including memory chips and logic chips, are just very complicated integrated circuits with thousands of transistors.

Lead Frames.............A conductive frame that brings the electrical signals to and from the die.

Logic Product...........A product that contains digital integrated circuits that move and shape, rather than store, information.

LS......................Low Power Schottky.

LVT.....................Low Voltage Technology.

Mask....................A piece of glass on which an integrated circuit's circuitry design is laid out. Integrated circuits may require up to 20 different layers of design, each with its own mask. In the integrated circuit production process, a light shines through the mask leaving an image of the design on the wafer. Also known as a reticle.

Mb......................Mega Bit. One million (or 1,048,576) bits as a unit of data size or memory capacity.

Memory..................A group of integrated circuits that a computer uses to store data and programs, such as ROM, RAM, DRAM, SRAM, EEPROM and EPROM.

Micron..................1/25,000 of an inch. Circuity on an integrated circuit typically follows lines that are less than one micron wide.

MOS.....................Metal Oxide Semiconductor.

MOSFET..................Metal Oxide Semiconductor FET.

Motherboard.............The main piece of circuitry inside a PC.

Non-volatile Memory.....Memory products which retain their data content without the need for constant power supply.

Op Amp..................Operational Amplifier.

Package.................A protective case that surrounds the die, consisting of a plastic housing and a lead frame.

PC......................Personal Computer.

Planar Technology.......By the later 1950s, transistors were made in batches through a simple photolithographic technique known as the mesa process. This process, which led directly to the creation of the commercially viable integrated circuit, is a form of contact printing.

                        A cross section of a typical mesa transistor resembles a mesa of silicon squatting on top of a foundation of silicon. The three essential parts of a transistor are all there: the base is the mesa, the collector is the foundation, and the emitter is a tiny piece of doped silicon embedded in the base. To fabricate a mesa transistor, a flat wafer of silicon was doped with either positive ions or electrons, covered with a photomask (a photographic plate), exposed to ultraviolet light and then immersed in an acid bath, which etched away the exposed area around the mesa.

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

                        For all the manufacturing benefits brought about by the mesa process, it had two major drawbacks: the mesa was susceptible to both physical harm and contamination, and the process did not lend itself to the making of resistors. Then Jean Hoerni, a Swiss physicist and one of Fairchild's founders, invented an ingenious way around these obstacles by creating a flat, or planar, transistor.

                        Instead of mounting the mesa, or base, on top of a foundation of silicon, he diffused it into the foundation, which served as the collector. Next he diffused the emittor into the base. (The base was composed of negatively doped silicon, the collector and emitor of positively doped silicon; the first planar device was thus a pnp transistor.) Then he covered the whole thing with a protective coating of silicon dioxide, an insulator, leaving certain areas in the base and the emitter uncovered. He diffused a thin layer of aluminum into these areas, thereby creating "wires" that hooked the device up to the outside (this was the idea of his colleague and Fairchild co-founder, Robert Noyce). The result was a durable and reliable transistor, and the all-important breakthrough that made commercial production of integrated circuits possible.

Plug and Play...........A protocol that supports automated configuration of add on cards.

Power Discrete..........A discrete device that converts, switches or conditions electricity.

PROM....................Programmable Read-Only Memory. Similar to ROM in that once programmed it can be "read only" and not changed. Programmable ROM means that customers can program the integrated circuits themselves, so that the integrated circuit need not be programmed when it is manufactured. The programming is possible because of a series of fuses in the circuitry that can be selectively blown to create a unique type of data.

RAM.....................Random Access Memory. A type of volatile memory, forming the main memory of a computer where applications and files are run.

ROM.....................Read-Only Memory. Memory that is programmed by the manufacturer and cannot be changed. Typically, ROM is used to provide start-up data when a computer is first turned on.

Semiconductor...........A material with electrical conducting properties in between those of metals and insulators. (Metals always conduct and insulators never conduct, but semiconductors sometimes conduct.) Essentially, semiconductors transmit electricity only under certain circumstances, such as when given a positive or negative electric charge. Therefore, a semiconductor's ability to conduct can be turned on or off by manipulating those charges and this allows the semiconductor to act as an electric switch. The most common semiconductor material is silicon, used as the base of most semiconductor chips today because it is relatively inexpensive and easy to create.

Silicon bonding.........A manufacturing process used to bond together two silicon wafers, allowing higher resistivity in one layer and lower resistivity in the other to help conduct current.

Sort....................The process of evaluating die into different grades, good/bad or speed grades.

SPD.....................Serial Presence Detect.

Transistor..............An individual circuit that can amplify or switch electric current. This is the building block of all integrated circuits and semiconductors.

Trench technology.......A manufacturing process used to etch trenches into silicon wafers, allowing the transistor to be placed both on the sides of the trenches and on the surface of the wafer to enable transistors to be condensed into a smaller area.

TTL.....................Transistor Transistor Logic.

VHC.....................Very High Speed CMOS.

Volatile Memory.........Memory products which lose their data content when the power supply is switched off.

Wafer...................Thin, round, flat piece of silicon that is the base of most integrated circuits.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
               FAIRCHILD SEMICONDUCTOR CORPORATION
Independent Auditors' Report................................   F-3
Consolidated Balance Sheets at May 31, 1998 and May 25,
  1997......................................................   F-4
Consolidated Statements of Operations for each of the years
  in the three-year period ended May 31, 1998...............   F-5
Consolidated Statement of Cash Flows for the year ended May
  31, 1998..................................................   F-6
Consolidated Statements of Stockholder's Equity for each of
  the years in the three-year period ended May 31, 1998.....   F-7
Notes to Consolidated Financial Statements..................   F-8
Condensed Consolidated Statements of Operations (Unaudited)
  for the Nine Months Ended February 28, 1999 and March 1,
  1998......................................................  F-28
Condensed Consolidated Balance Sheet as of February 28, 1999
  (Unaudited)...............................................  F-29
Condensed Consolidated Statements of Cash Flows (Unaudited)
  for the Nine Months Ended February 28, 1999 and March 1,
  1998......................................................  F-30
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................  F-31

                  FSC SEMICONDUCTOR CORPORATION
Independent Auditors' Report................................  F-33
Consolidated Balance Sheets at May 31, 1998 and May 25,
  1997......................................................  F-34
Consolidated Statements of Operations for each of the years
  in the three-year period ended May 31, 1998...............  F-35
Consolidated Statement of Cash Flows for the year ended May
  31, 1998..................................................  F-36
Consolidated Statements of Stockholders' Equity (Deficit)
  for each of the years in the three-year period ended May
  31, 1998..................................................  F-37
Notes to Consolidated Financial Statements..................  F-38
Condensed Consolidated Statements of Operations (Unaudited)
  for the Nine Months Ended February 28, 1999 and March 1,
  1998......................................................  F-60
Condensed Consolidated Balance Sheet as of February 28, 1999
  (Unaudited)...............................................  F-61
Condensed Consolidated Statements of Cash Flows (Unaudited)
  for the Nine Months Ended February 28, 1999 and March 1,
  1998......................................................  F-62
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................  F-63

                      POWER DEVICE BUSINESS
Independent Auditors' Report................................  F-65
Statements of Net Assets (Liabilities) as of December 31,
  1998 and 1997.............................................  F-66
Statements of Operations and Comprehensive Income (Loss) for
  each of the years in the three-year period ended December
  31, 1998..................................................  F-67
Statement of Cash Flows for each of the years in the
  three-year period ended December 31, 1998.................  F-68
Notes to Financial Statements...............................  F-69

                                                              PAGE
                                                              ----
                   RAYTHEON SEMICONDUCTOR, INC.
Independent Auditors' Report................................  F-85
Balance Sheet as of December 31, 1997.......................  F-86
Statement of Income for the year ended December 31, 1997....  F-87
Statement of Stockholder's Equity for the year ended
  December 31, 1997.........................................  F-88
Statement of Cash Flows for the year ended December 31,
  1997......................................................  F-89
Notes to Financial Statements...............................  F-90

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Fairchild Semiconductor Corporation:

     We have audited the accompanying balance sheets of Fairchild Semiconductor Corporation (the "Company") as of May 31, 1998 and May 25, 1997, the related consolidated and combined statements of operations and stockholder's equity for each of the years in the three-year period ended May 31, 1998, and the related consolidated statement of cash flows for the year ended May 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared on the basis of presentation as described in Note 1. Prior to March 11, 1997, the statements present the combined business equity and the related combined revenues less direct expenses before taxes of the Fairchild Semiconductor Business of National Semiconductor Corporation (the Business), and are not intended to be a complete presentation of the Business' financial position, results of operations or cash flows. The results of operations before taxes are not necessarily indicative of the results of operations before taxes that would have been recorded by the Company on a stand-alone basis.

     In our opinion, the accompanying financial statements present fairly, in all material respects, the consolidated financial position of the Company as of May 31, 1998 and May 25, 1997, the results of operations for each of the years in the three year period ended May 31, 1998, and the results of cash flows for the year ended May 31, 1998, on the basis described in Note 1, in conformity with generally accepted accounting principles.

     As discussed in Note 17 to the financial statements, the Company changed its method of accounting for business process reengineering costs in 1998 to adopt the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs".

                                      KPMG PEAT MARWICK LLP

Boston, Massachusetts
June 16, 1998, except as to Note 18, which is as of July 20, 1998

              FAIRCHILD SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              MAY 31,     MAY 25,
                                                                1998        1997
                                                              --------    --------
                                                              (IN MILLIONS, EXCEPT
                                                                  SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $  6.5      $ 40.7
  Accounts receivable, net of allowances of $14.2 and $15.9
     at May 31, 1998 and May 25, 1997, respectively.........     75.0        79.6
  Inventories...............................................    108.0        73.1
  Other current assets......................................     20.0        18.7
                                                               ------      ------
     Total current assets...................................    209.5       212.1
Property, plant and equipment, net..........................    342.9       295.0
Deferred income taxes.......................................     17.5        17.8
Intangible assets, net of accumulated amortization of $1.4
  at May 31, 1998...........................................     31.5          --
Other assets................................................     30.4        29.4
                                                               ------      ------
     Total assets...........................................   $631.8      $554.3
                                                               ======      ======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt.........................   $ 13.2      $ 11.0
  Accounts payable..........................................     77.7        77.1
  Accrued expenses and other current liabilities............     55.9        40.1
                                                               ------      ------
     Total current liabilities..............................    146.8       128.2
Long-term debt, less current portion........................    438.1       409.0
Other liabilities...........................................      0.6         0.4
                                                               ------      ------
     Total liabilities......................................    585.5       537.6
                                                               ======      ======
Commitments and contingencies
Stockholder's equity:
  Common stock, $.01 par value; 1,000 shares authorized, 100 shares issued and outstanding at May 31, 1998 and May
     25, 1997, respectively.................................       --          --
  Additional paid-in capital................................     12.0         9.6
  Retained earnings.........................................     34.3         7.1
                                                               ------      ------
     Total stockholder's equity.............................     46.3        16.7
                                                               ------      ------
     Total liabilities and stockholder's equity.............   $631.8      $554.3
                                                               ======      ======

          See accompanying notes to consolidated financial statements.

              FAIRCHILD SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      YEAR ENDED
                                                             -----------------------------
                                                             MAY 31,    MAY 25,    MAY 26,
                                                              1998       1997       1996
                                                             -------    -------    -------
                                                                     (IN MILLIONS)
Revenue:
  Net sales -- trade.......................................  $635.8     $587.8     $688.7
  Contract manufacturing -- National Semiconductor.........   153.4      104.2       87.6
                                                             ------     ------     ------
     Total revenue.........................................   789.2      692.0      776.3
Operating expenses:
  Cost of sales............................................   441.6      442.1      471.9
  Cost of contract manufacturing -- National
     Semiconductor.........................................   117.1       97.4       87.6
  Research and development.................................    35.7       18.9       30.3
  Selling, general and administrative......................    92.0       96.4      114.4
  Purchased in-process research and development............    15.5         --         --
  Restructuring............................................      --        5.3         --
                                                             ------     ------     ------
     Total operating expenses..............................   701.9      660.1      704.2
                                                             ------     ------     ------
Operating income...........................................    87.3       31.9       72.1
Interest, net..............................................    44.7        9.3         --
Other (income) expense, net................................      --        1.4       (0.2)
                                                             ------     ------     ------
Income before income taxes.................................    42.6       21.2       72.3
Income taxes...............................................    13.9        4.5         --
                                                             ------     ------     ------
Income before cumulative effect of change in accounting
  principle................................................    28.7       16.7       72.3
Cumulative effect of change in accounting principle, net of
  tax effect of $0.8 million...............................    (1.5)        --         --
                                                             ------     ------     ------
Net income.................................................  $ 27.2     $ 16.7     $ 72.3
                                                             ======     ======     ======

          See accompanying notes to consolidated financial statements.

              FAIRCHILD SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                               YEAR ENDED
                                                              MAY 31, 1998
                                                              -------------
                                                              (IN MILLIONS)
Cash flows from operating activities:
  Net income................................................     $  27.2
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Cumulative effect of change in accounting principle,
      net...................................................         1.5
     Depreciation and amortization..........................        84.6
     Loss on disposal of fixed assets.......................         0.9
     Purchased in-process research and development..........        15.5
     Deferred income taxes..................................         2.8
  Changes in operating assets and liabilities, net of effect of acquisition:
     Accounts receivable....................................        18.5
     Inventories............................................       (21.3)
     Prepaid expenses and other current assets..............        (1.6)
     Accounts payable.......................................        (4.2)
     Accrued expenses and other current liabilities.........        11.6
     Other assets and liabilities...........................         0.6
                                                                 -------
       Cash provided by operating activities................       136.1
                                                                 -------
Cash flows from investing activities:
  Capital expenditures......................................       (78.0)
  Purchase of molds and tooling.............................        (5.7)
  Purchase of Raytheon Semiconductor, Inc., net of cash
     acquired...............................................      (116.8)
                                                                 -------
       Cash used by investing activities....................      (200.5)
                                                                 -------
Cash flows from financing activities:
  Repayment of long-term debt...............................       (58.7)
  Issuance of long-term debt................................        90.0
  Debt issuance costs.......................................        (1.1)
                                                                 -------
       Cash provided by financing activities................        30.2
                                                                 -------
Net change in cash and cash equivalents.....................       (34.2)
Cash and cash equivalents at beginning of period............        40.7
                                                                 -------
Cash and cash equivalents at end of period..................     $   6.5
                                                                 =======
Supplemental Cash Flow Information:
  Cash paid during the year for:
     Income taxes...........................................     $   8.9
                                                                 =======
     Interest...............................................     $  43.8
                                                                 =======

          See accompanying notes to consolidated financial statements.

              FAIRCHILD SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                     COMMON STOCK
                                   ----------------    ADDITIONAL
                                   (000'S)     PAR      PAID-IN      RETAINED    BUSINESS     TOTAL
                                   SHARES     VALUE     CAPITAL      EARNINGS     EQUITY     EQUITY
                                   -------    -----    ----------    --------    --------    -------
                                                  (IN MILLIONS, EXCEPT SHARE AMOUNTS)
Balances at May 28, 1995.........     --       $--      $    --       $  --      $ 233.2     $ 233.2
  Revenues less expenses.........     --        --           --          --         72.3        72.3
  Net intercompany activity......     --        --           --          --         43.7        43.7
                                     ---       ---      -------       -----      -------     -------
Balances at May 26, 1996.........     --        --           --          --        349.2       349.2
  Revenues less expenses.........     --        --           --          --          9.6         9.6
  Net intercompany activity......     --        --           --          --        (25.4)      (25.4)
                                     ---       ---      -------       -----      -------     -------
Balances at March 10, 1997.......     --        --           --          --        333.4       333.4
  Recapitalization of Business...    0.1        --        333.4          --       (333.4)         --
  Distribution to National
     Semiconductor by
     Fairchild...................     --        --       (401.6)         --           --      (401.6)
  Capital contribution from
     Fairchild Holdings..........     --        --         77.8          --           --        77.8
  Net income for the period from
     March 11, 1997 through
     May 25, 1997................     --        --           --         7.1           --         7.1
                                     ---       ---      -------       -----      -------     -------
Balances at May 25, 1997.........    0.1        --          9.6         7.1           --        16.7
  Net income.....................     --        --           --        27.2           --        27.2
  Adjustment to business equity
     assumed.....................     --        --          2.4          --           --         2.4
                                     ---       ---      -------       -----      -------     -------
Balances at May 31, 1998.........    0.1       $--      $  12.0       $34.3      $    --     $  46.3
                                     ===       ===      =======       =====      =======     =======

          See accompanying notes to consolidated financial statements.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BACKGROUND AND BASIS OF PRESENTATION

BACKGROUND

     Fairchild Semiconductor Corporation ("Fairchild" or the "Company") was incorporated on February 10, 1997 by National Semiconductor Corporation ("National Semiconductor" or "National"). On March 11, 1997, National Semiconductor consummated an Agreement and Plan of Recapitalization ("Recapitalization"). As part of the Recapitalization and pursuant to an Asset Purchase Agreement, National Semiconductor transferred substantially all of the assets and liabilities of the Fairchild Semiconductor Business (the "Business") to the Company. The Business was defined as the logic, discrete and memory divisions of National Semiconductor. The Recapitalization was accounted for as a leveraged recapitalization, whereby the Company assumed the historical operating results of the Business. Fairchild is a leading global designer, developer and manufacturer of high performance multi-market semiconductors. The Company's logic, discrete, non-volatile memory and analog and mixed signal products are the building block components for virtually all electronic devices, from sophisticated computers to household appliances. The Company is headquartered in South Portland, Maine, and has manufacturing operations in South Portland, Maine, West Jordan, Utah, Mountain View, California, Cebu, the Philippines, and Penang, Malaysia. Fairchild is a wholly-owned subsidiary of FSC Semiconductor Corporation ("Fairchild Holdings").

BASIS OF PRESENTATION

     The consolidated financial statements at May 31, 1998 and for the fiscal year then ended, as well as at May 25, 1997, and for the period from March 11, 1997 through May 25, 1997, include the accounts and operations of the Company and its wholly-owned subsidiaries.

     Prior to March 11, 1997, the combined balance sheets included the assets and liabilities that were directly related to the Business as they were operated within National Semiconductor. These balance sheets do not include National Semiconductor's corporate assets or liabilities not specifically identifiable to Fairchild. National Semiconductor performed cash management on a centralized basis and processed related receivables and certain payables, payroll and other activity for Fairchild. These systems did not track receivables, liabilities and cash receipts and payments on a business specific basis. Accordingly, it was not practical to determine certain assets and liabilities associated with the Business. Given these constraints, certain supplemental cash flow information is presented in lieu of a statement of cash flows for the years ended May 25, 1997 and May 26, 1996 (See Note 15). The financial condition and cash flows may have been significantly different if not for the centralized cash management system of National Semiconductor.

     Prior to March 11, 1997, the combined statements of operations included all revenues and costs attributable to the Business including an allocation of the costs of shared facilities and overhead of National Semiconductor. In addition, certain costs incurred at Fairchild plants for the benefit of other National Semiconductor product lines were allocated from Fairchild to National Semiconductor. All of the allocations and estimates in the combined statements of operations were based on assumptions that management believes were reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Business had been operated on a stand alone basis.

     Transactions with National Semiconductor have been identified in the financial statements as transactions between related parties to the extent practicable (See Note 11).

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

     The Company's fiscal year ends on the Sunday on or nearest preceding May
31. The Company's results for the fiscal year ended May 31, 1998 consist of 53 weeks of activity, compared to 52 weeks for the fiscal years ended May 25, 1997 and May 26, 1996.

PRINCIPLES OF CONSOLIDATION

     Commencing with the Recapitalization, the consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

     Revenue from the sale of semiconductor products is recognized when shipped, with a provision for estimated returns and allowances recorded at the time of shipment. Contract manufacturing revenues are recognized upon completion of respective stages of production, defined as wafer fabrication, sort, assembly and test.

RESEARCH AND DEVELOPMENT COSTS

     The Company's research and development expenditures are charged to expense as incurred.

RELATED PARTY ACTIVITY

     In conjunction with the Recapitalization, Fairchild and National Semiconductor executed several agreements which govern the performance of manufacturing services by Fairchild on behalf of National Semiconductor and by National Semiconductor on behalf of Fairchild. In addition, National Semiconductor provides a number of business support services to Fairchild.

     Prior to the Recapitalization, the Business performed contract manufacturing services for National Semiconductor. The revenues for these services are reflected at cost in the accompanying consolidated statements of operations.

     Manufacturing costs were generally apportioned between National Semiconductor and the Business' product lines based upon budgeted and actual factory production loading. Certain manufacturing costs (e.g., material costs) that were specifically identifiable with a particular product line were charged or credited directly without apportionment.

     National Semiconductor also performed manufacturing services for the Business and incurred other elements of cost of sales on behalf of the Business, including freight, duty, warehousing, and purchased manufacturing services from third party vendors.

     Shared or common costs, including certain general and administrative, sales and marketing, and research and development expenses, have been allocated from National Semiconductor's corporate office, selling and marketing locations, and manufacturing sites to the Business or from the Business' plants to National Semiconductor product lines on a basis which is considered to fairly and reasonably reflect the utilization of the services provided to, or benefit obtained by, the business receiving the charge. National Semiconductor had net interest income on a consolidated basis for all periods presented prior to the Recapitalization. Although not material, these amounts have been allocated to the Business prior to

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) the Recapitalization on the basis of net assets and are included in other (income) expense (See Note 11).

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

     Inventories are stated at the lower of standard cost, which approximates actual cost on a first-in, first-out basis, or market.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost and is generally depreciated based upon the following estimated useful lives: buildings and improvements ten to thirty years, and machinery and equipment three to five years. Depreciation is computed using the straight-line method.

INTANGIBLE ASSETS

     Intangible assets were recorded as part of the Raytheon acquisition and are amortized by the use of the straight-line method over their estimated lives which are generally three to fifteen years. (See Note 16)

OTHER ASSETS

     Other assets includes debt acquisition costs which represent costs incurred related to the issuance of the Company's long-term debt. The costs are being amortized using the effective interest method over the related term of the borrowings, which ranges from five to ten years, and are included in interest expense. Also included in other assets are mold and tooling costs. Molds and tools are amortized over their expected useful lives, generally one to three years.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company evaluates the recoverability of long-lived assets not held for sale, including intangible assets, by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no adjustments to the carrying value of long-lived assets in Fiscal Years 1998, 1997 or 1996.

CURRENCIES

     The Company's functional currency for all operations worldwide is the U.S. dollar. Accordingly, gains and losses from translation of foreign currency financial statements are included in current results. In addition, cash conversion of foreign currency and foreign currency transactions are also included in current results.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

     The Company utilizes various off-balance sheet financial instruments to manage market risks associated with the fluctuations in certain interest rates and foreign currency exchange rates. It is the Company's policy to use derivative financial instruments to protect against market risk arising from the normal course of business. Gains and losses on financial instruments that are intended to hedge an identifiable firm commitment are deferred and included in the measurement of the underlying transaction. Gains and losses on hedges of anticipated transactions are deferred until such time as the underlying transactions are recognized or immediately when the transaction is no longer expected to occur. In addition, the Company uses forward and option contracts to hedge certain non-U.S. denominated asset and liability positions. Gains and losses on these contracts are matched with the underlying gains and losses resulting from currency movement on these balance sheet positions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable and payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. Fair values of long term debt, currency forward contracts and currency options are based on quoted market prices or pricing models using prevailing financial market information as of May 31, 1998.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

     Prior to the Recapitalization, the Business did not file separate income tax returns but rather was included in the income tax returns filed by National Semiconductor and its subsidiaries in various domestic and foreign jurisdictions. Therefore, no provision for income taxes has been recorded in the accompanying consolidated financial statements for the period May 27, 1996 through March 10, 1997 and for the year ended May 26, 1996. Upon the Recapitalization, the Company became responsible for its income taxes and, therefore, the provision for income taxes included in the accompanying 1997 statement of operations is for the period March 11, 1997 through May 25, 1997.

     Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) EMPLOYEE STOCK PLAN

     The Company accounts for its stock option plan in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." In 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 provides an alternative to APB 25 and is effective for fiscal years beginning after December 15, 1995. As permitted under SFAS No. 123, the Company continues to account for its stock option plan in accordance with the provisions of APB 25 (see Note 6) and provides the disclosures of pro forma net income as if the fair value method under SFAS No. 123 had been applied.

RECLASSIFICATION

     Certain amounts in Fiscal Years 1997 and 1996 have been reclassified to conform with the current year presentation.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 3 -- FINANCIAL STATEMENT DETAILS

                                                              MAY 31,    MAY 25,
                                                               1998       1997
                                                              -------    -------
                                                                (IN MILLIONS)
Inventories(1)
  Raw materials.............................................  $ 13.0     $  8.8
  Work in process...........................................    69.5       43.4
  Finished goods............................................    25.5       20.9
                                                              ------     ------
                                                              $108.0     $ 73.1
                                                              ======     ======
Other current assets
  Non-trade receivable from manufacturing subcontractor.....  $ 12.7     $ 14.8
  Prepaid and other current assets..........................     7.3        3.9
                                                              ------     ------
                                                              $ 20.0     $ 18.7
                                                              ======     ======
Property, plant and equipment(1)
  Land......................................................  $ 23.5     $  1.2
  Buildings and improvements................................   154.7      140.2
  Machinery and equipment...................................   575.1      526.8
  Construction in progress..................................    46.5       20.2
                                                              ------     ------
     Total property, plant and equipment....................   799.8      688.4
  Less accumulated depreciation.............................   456.9      393.4
                                                              ------     ------
                                                              $342.9     $295.0
                                                              ======     ======
Accrued expenses(1)
  Payroll and employee related accruals.....................  $ 23.4     $ 14.9
  Accrued interest..........................................     8.1        8.9
  Income taxes payable......................................     3.2        2.0
  Other.....................................................    21.2       14.3
                                                              ------     ------
                                                              $ 55.9     $ 40.1
                                                              ======     ======

-------------------------

(1) Approximately $13.6 million of inventory, $49.9 million of property, plant and equipment, and $4.1 million in accrued liabilities were obtained through the Raytheon acquisition and contribute to the growth in each respective account in Fiscal Year 1998.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

]NOTE 4 -- LONG-TERM DEBT

     Long-term debt consists of the following at:

                                                              MAY 31,    MAY 25,
                                                               1998       1997
                                                              -------    -------
                                                                (IN MILLIONS)
Tranche A term loan payable.................................  $ 62.5     $ 75.0
Tranche B term loan payable.................................      --       45.0
Tranche C term loan payable.................................    88.8         --
Senior subordinated notes payable...........................   300.0      300.0
                                                              ------     ------
     Total long-term debt...................................   451.3      420.0
Less current portion........................................    13.2       11.0
                                                              ------     ------
Long-term portion...........................................  $438.1     $409.0
                                                              ======     ======

     On March 11, 1997, the Company entered into a Senior Credit Facilities agreement ("Credit Agreement") with a syndicate of financial institutions. On December 31, 1997, the Credit Agreement was amended and restated ("Amended Credit Agreement") in order to permit the acquisition of Raytheon Semiconductor, Inc. (See Note 16).

     Borrowings under the Amended Credit Agreement are segregated into two tranches: $75.0 million Tranche A Term Loans and $90.0 million Tranche C Term Loans. A portion of the proceeds from the Tranche C Term Loans was used to repay in full the outstanding borrowings of the Tranche B Term Loans under the original Credit Agreement. The Tranche A Term Loans are scheduled to mature on March 11, 2002 and are subject to quarterly principal payments ranging from $2.5 million to $6.5 million, commencing May 30, 1997. The Tranche C Term Loans are scheduled to mature on March 11, 2003 and are subject to quarterly principal payments of $0.6 million each through February 2002, commencing February 28, 1998, with an additional four quarterly payments of $20.0 million each due through March 11, 2003, commencing May 31, 2002. The Amended Credit Agreement also includes a Revolving Credit Facility of $130.0 million. The Revolving Credit Facility is scheduled to mature on March 11, 2002. No amounts were outstanding under the Revolving Credit Facility as of May 31, 1998 and May 25, 1997.

     The Senior Credit Facilities accrue interest based on either the bank's base rate or the Eurodollar rate, at the option of the Company. The interest rate was 8.2% for the Tranche A term loan and 8.1% for the Tranche C term loan at May 31, 1998. The Company pays a commitment fee of 0.5% per annum of the unutilized commitments under the Revolving Credit Agreement. Borrowings are secured by substantially all assets of the Company.

     On March 11, 1997, Fairchild issued $300.0 million of 10 1/8% Senior Subordinated Notes (the "Notes") at face value. The Notes pay interest on March 15 and September 15 of each year commencing September 15, 1997. The Notes are unsecured and are subordinated to all existing and future senior indebtedness of the Company. The Notes are redeemable by the Company, in whole or in part, on or after March 15, 2002 at redemption prices ranging from 100% to approximately 105% of the principal amount. The Company is required to redeem $150.0 million principal amount of Notes on March 15, 2005 and $75.0 million principal amount of Notes on March 15, 2006 and 2007, respectively,

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 4 -- LONG-TERM DEBT -- (CONTINUED)
in each case at a redemption price of 100% of the principal amount plus accrued interest to the date of redemption.

     The payment of principal and interest on the Senior Credit Facilities and the Notes is fully and unconditionally guaranteed by Fairchild Holdings. Fairchild Holdings currently conducts no business and has no significant assets other than the capital stock of the Company. No subsidiaries of Fairchild Holdings are guarantors on either the Senior Credit Facilities or the Notes. Included in the accompanying consolidated balance sheets at May 31, 1998 and May 25, 1997 are approximately $93.6 million and $76.2 million of net assets, respectively, related to the Company's foreign subsidiaries.

     The Senior Credit Facilities and the indenture under which the Notes were issued, contain certain restrictive financial and operating covenants, including limitations on the payment of dividends and stock repurchases, with which the Company was in compliance at May 31, 1998.

     Aggregate maturities of long-term debt for each of the next five years and thereafter are as follows:

                                                           (IN MILLIONS)
                                                           -------------
1999.....................................................     $ 13.2
2000.....................................................       16.2
2001.....................................................       20.9
2002.....................................................       41.2
2003.....................................................       59.8
Thereafter...............................................      300.0
                                                              ------
                                                              $451.3
                                                              ======

     On April 29, 1997 and January 7, 1998, the Company entered into interest rate swap agreements to reduce the impact of changes in interest rates on its Senior Credit Facilities described above. The swap agreements fixed the interest rate on $60.0 million of the Senior Credit Facility at 9.26% through May 2001, and $90.0 million of the Senior Credit Facility at 8.21% through February 2000. The notional face amount of the swap agreements is $151.3 million and $60.0 million at May 31, 1998 and May 25, 1997, respectively (See Note 13). The swap agreement covering $60.0 million of the Senior Credit Facility is cancelable without penalty at the option of the Company after May 26, 1999.

     The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreement; however, the Company does not anticipate nonperformance under the agreement.

NOTE 5 -- INCOME TAXES

     As discussed in Note 2, the Business did not pay income taxes directly or file separate income tax returns prior to the Recapitalization, and therefore, no provision for income taxes has been recorded in the accompanying financial statements for the period ended March 10, 1997 and for the year ended May 26, 1996. The provision for income taxes included in the accompanying consolidated statements of

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 5 -- INCOME TAXES -- (CONTINUED)
operations for Fiscal Year 1998 and for the period from March 11, 1997 to May 25, 1997, consisted of the following:

                                                                               MARCH 11,
                                                               YEAR ENDED       1997 TO
                                                                MAY 31,         MAY 25,
                                                                  1998            1997
                                                              ------------    ------------
                                                                     (IN MILLIONS)
Income before income taxes:
  U.S. .....................................................     $24.4           $ 9.1
  Non-U.S. .................................................      18.2             2.5
                                                                 -----           -----
                                                                 $42.6           $11.6
                                                                 =====           =====
Income taxes:
  Current:
     U.S. federal...........................................     $ 7.1           $  --
     U.S. state and local...................................       1.5              --
     Non-U.S. ..............................................       3.3             1.4
                                                                 -----           -----
                                                                  11.9             1.4
Deferred:
  U.S. federal..............................................       1.2             2.5
  U.S. state and local......................................      (0.4)            0.6
  Non-U.S. .................................................       1.2              --
                                                                 -----           -----
                                                                   2.0             3.1
Total income taxes:
  U.S. federal..............................................       8.3             2.5
  U.S. state and local......................................       1.1             0.6
  Non-U.S. .................................................       4.5             1.4
                                                                 -----           -----
                                                                 $13.9           $ 4.5
                                                                 =====           =====

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 5 -- INCOME TAXES -- (CONTINUED)
     The reconciliation between the income tax rate computed by applying the U.S. federal statutory rate and the reported worldwide tax rate follows:

                                                                            MARCH 11,
                                                              YEAR ENDED     1997 TO
                                                               MAY 31,       MAY 25,
                                                                 1998         1997
                                                              ----------    ---------
                                                                   (IN MILLIONS)
U.S. federal statutory rate.................................     35.0%         35.0%
U.S. state and local taxes, net of federal benefit..........      2.0%          3.7%
Tax differential related to non-U.S. income.................     (4.4)%          --
                                                                 ----         -----
                                                                 32.6%         38.7%
                                                                 ====         =====

     As discussed in Note 1, the Recapitalization was accounted for as a leveraged recapitalization whereby the Company retained the carrying value of assets and liabilities of the Business. For income tax reporting purposes, the Recapitalization was treated as a taxable transaction resulting in a step up of the assets and liabilities to fair value at March 11, 1997. As such, gross deferred tax assets of $53.7 million and a related valuation allowance of $30.7 million were established on March 11, 1997 with an offsetting credit to Business equity.

     The tax effects of temporary differences in the recognition of income and expense for tax and financial reporting purposes that give rise to significant portions of the deferred tax assets and the deferred tax liabilities at May 31, 1998 and May 25, 1997 are presented below:

                                                              MAY 31,    MAY 25,
                                                               1998       1997
                                                              -------    -------
Deferred tax assets:
  Reserves and accruals.....................................   $11.9     $  5.4
  Plant and equipment.......................................     2.8       19.9
  Intangibles, primarily intellectual property and
     software...............................................    31.2       25.3
  AMT tax credit carryovers.................................     3.8         --
                                                               -----     ------
     Total gross deferred assets............................    49.7       50.6
  Valuation allowance.......................................   (30.7)     (30.7)
                                                               -----     ------
     Net deferred tax assets................................    19.0       19.9
Deferred tax liabilities:
  Capital allowance -- foreign..............................    (1.4)      (0.3)
                                                               -----     ------
Net deferred tax assets.....................................   $17.6     $ 19.6
                                                               =====     ======

     In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are classified in the consolidated balance sheet based on the classification of the related asset or liability.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 5 -- INCOME TAXES -- (CONTINUED)
     Deferred income taxes have not been provided for the undistributed earnings of the Company's foreign subsidiaries which aggregated approximately $15.1 million at May 31, 1998. The Company plans to reinvest all such earnings for future expansion. If such earnings were distributed, taxes would be increased by approximately $1.2 million.

NOTE 6 -- STOCK BASED COMPENSATION

     At May 31, 1998, Fairchild Holdings has one stock-based compensation plan, the 1997 Stock Option Plan, as amended, (the "Plan") which is described below. Fairchild Holdings accounts for its stock option plan in accordance with the provisions of APB 25. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Had compensation cost for Fairchild Holdings stock option plan been determined consistent with FASB Statement No. 123, the Company's net income would have approximated reported net income of $27.2 million and $16.7 million, respectively, in Fiscal Years 1998 and 1997.

     The Company estimates the fair value of each option as of the date of grant using a Black-Scholes pricing model with the following weighted average assumptions:

                                                              1998     1997
                                                              -----    -----
Expected volatility.........................................     --       --
Dividend yield..............................................     --       --
Risk-free interest rate.....................................   5.88%    6.17%
Expected life, in years.....................................    2.9      2.6

     Under the Plan, Fairchild Holdings may grant options for up to 5,084,000 shares of Fairchild Holdings Class A common stock. Options granted under the Plan may be either (a) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code or (b) non-qualified stock options. Options may be granted under the Plan to regular salaried officers and key employees of the Company and its subsidiaries. During Fiscal Year 1998, Fairchild Holdings effected a four-for-one common stock split in the form of a stock dividend. All share and per share amounts have been adjusted to reflect the split.

     The exercise price of each option granted under the Plan shall be as determined by the Board of Directors (the "Board"). The maximum term of any option shall be ten years from the date of grant for incentive stock options and ten years and one day from the date of grant for non-qualified stock options. Options granted under the Plan are exercisable at the determination of the Board, currently vesting ratably over approximately 4 years. Employees receiving options under the Plan may not receive in any one year period options to purchase more than 200,000 shares of common stock.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 6 -- STOCK BASED COMPENSATION -- (CONTINUED)
     A summary of the status of Fairchild Holdings' stock option plan as of May 31, 1998 and May 25, 1997, and changes during the years then ended are presented in the table below:

                                                           1998                   1997
                                                    -------------------    -------------------
                                                               WEIGHTED               WEIGHTED
                                                               AVERAGE                AVERAGE
                                                    SHARES     EXERCISE    SHARES     EXERCISE
                                                    (000'S)     PRICE      (000'S)     PRICE
                                                    -------    --------    -------    --------
Outstanding at beginning of year..................   2,029      $0.13          --      $  --
Granted...........................................   1,777       4.29       2,097       0.13
Exercised.........................................    (142)      0.13          --         --
Canceled..........................................     (80)      0.13         (68)      0.13
                                                     -----                  -----
Outstanding at end of year........................   3,584      $2.20       2,029      $0.13
                                                     =====                  =====
Exercisable at end of year........................     798      $0.13          --      $  --
Weighted average fair value of options granted....              $0.22                  $0.02

     Information with respect to stock options outstanding and stock options exercisable at May 31, 1998, is as follows:

                                                OPTIONS OUTSTANDING
                                       -------------------------------------     OPTIONS EXERCISABLE
                                                      WEIGHTED-                -----------------------
                                                       AVERAGE     WEIGHTED-                 WEIGHTED-
                                         (000'S)      REMAINING     AVERAGE      (000'S)      AVERAGE
                                         NUMBER      CONTRACTUAL   EXERCISE      NUMBER      EXERCISE
EXERCISE PRICES                        OUTSTANDING      LIFE         PRICE     EXERCISABLE     PRICE
---------------                        -----------   -----------   ---------   -----------   ---------
$  .13...............................     2,834         8.95        $ 0.13         798         $0.13
$10.00...............................       750         9.94         10.00          --            --
                                          -----                     ------         ---
                                          3,584         9.16        $ 2.20         798         $0.13
                                          =====                     ======         ===

NOTE 7 -- RETIREMENT PLANS

     Effective March 11, 1997, the Company sponsors the Fairchild Personal Savings and Retirement Plan (the "Retirement Plan"), a contributory savings plan which qualifies under section 401(k) of the Internal Revenue Code. The Retirement Plan covers substantially all employees in the United States. At the inception of the Retirement Plan, the Company provided a matching contribution equal to 50% of employee elective deferrals up to a maximum of 6% of an employee's annual compensation. Effective June 1, 1997, the Company increased the matching contribution to 75% of employee elective deferrals. The Company also maintains a non-qualified Benefit Restoration Plan, under which employees who have otherwise exceeded annual IRS limitations for elective deferrals can continue to contribute to their retirement savings. The Company matches employee elective deferrals to the Benefit Restoration Plan on the same basis as the Retirement Plan. Total expense recognized under these plans was $3.4 and $1.1 million for the years ended May 31, 1998 and May 25, 1997.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 7 -- RETIREMENT PLANS -- (CONTINUED)
     Employees in Malaysia participate in a defined contribution plan. The Company has funded accruals for this plan in accordance with statutory regulations in Malaysia. The net pension cost for the years ended May 31, 1998 and May 25, 1997 and the accrued pension cost at May 31, 1998 and May 25, 1997 are not material to the financial statements.

     Employees in the Philippines participate in a defined benefit plan that was assumed by the Company from National Semiconductor as part of the Recapitalization. The benefits are based on years of service and a multiple of the employee's final monthly salary. The Company's funding policy is to contribute annually the amount necessary to maintain the plan on an actuarially sound basis. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. The contributions made for the years ended May 31, 1998 and May 25, 1997 are not material to the financial statements.

     Prior to the Recapitalization, employees of the Business participated in several National Semiconductor retirement, employee benefit, and incentive plans. No liabilities related to retirement and similar plans, other than those disclosed above, were assumed by the Company.

NOTE 8 -- LEASE COMMITMENTS

     Rental expense related to certain facilities and equipment of the Company's plants was $9.5 million, $5.0 million, and $4.8 million for the fiscal years ended 1998, 1997 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases are as follows:

                                                              (IN MILLIONS)
1999........................................................      $10.7
2000........................................................        8.8
2001........................................................        4.8
2002........................................................        2.0
2003........................................................        1.4
Thereafter..................................................        3.5
                                                                  -----
                                                                  $31.2
                                                                  =====

NOTE 9 -- STOCKHOLDER'S EQUITY

     The Company's capital structure consists of 1,000 authorized shares of common stock, $.01 par value, of which 100 shares were issued and outstanding at May 31, 1998 and May 25, 1997, respectively. The Company was formed as a wholly-owned subsidiary of National Semiconductor on February 10, 1997. On March 11, 1997, concurrent with the Recapitalization, National Semiconductor transferred all of the common stock of the Company to Fairchild Holdings in exchange for shares of Fairchild Holdings stock. Immediately following the transfer of stock to Fairchild Holdings, Fairchild Holdings invested an additional $77.8 million in the Company.

     In addition, the Company borrowed $120.0 million under term bank loans and issued $300.0 million of 10 1/8% Notes as described in Note 4. The proceeds from these borrowings were used to repay demand purchase notes from the Company to National Semiconductor in the aggregate principal amount of

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 9 -- STOCKHOLDER'S EQUITY -- (CONTINUED)
$401.6 million, and certain debt acquisition costs as described in Note 2. The purchase notes had been issued by the Company and its foreign subsidiaries in exchange for the assets and liabilities of the Business. The repayment of the purchase notes is included in the accompanying consolidated statements of stockholder's equity as a distribution to National Semiconductor.

     Certain amendments to the Securities Purchase and Holders Agreement, dated as of March 11, 1997 (the "Stockholders Agreement"), which were effected in May 1998, resulted in the lapse of certain risks of forfeiture by the management investors with respect to their stock ownership of Fairchild Holdings. The lapse of such restrictions resulted in the incurrence by the Company of deductible compensation expense for income tax purposes of $10.4 million in Fiscal Year 1998. The tax effect of the compensation expense of $2.1 million was recorded as a reduction in income taxes payable and payable to Fairchild Holdings at May 31, 1998. The tax effect was recorded using the alternative minimum tax rate of 20%. In connection with this transaction, loans aggregating $5.0 million were made by the Company to the management investors to pay their federal and state individual income tax liabilities in June 1998. Such loans (including accrued but unpaid interest thereon) will be cancelled over the four-year period following their creation, or earlier, in whole, upon the occurrence of certain qualifying public offerings of the Company's or Fairchild Holdings' stock and, in part, upon the death or disability of the obligor. The Company has also agreed to pay to such executive officers amounts sufficient to enable them to discharge all tax liabilities arising out of the cancellation of such loans (as well as all tax liabilities arising out of such payments). Any such executive officer whose employment terminates will be required to repay any uncancelled amounts immediately.

NOTE 10 -- RESTRUCTURING

     In June 1996, National Semiconductor announced a restructuring of its operations and the intent to pursue a sale or partial financing of the Business. In connection with the restructuring, the Business recorded a $5.3 million nonrecurring charge related to work force reductions. During the year ended May 25, 1997, $5.3 million of severance was paid to terminated employees.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 11 -- RELATED PARTY TRANSACTIONS

     Related party activity between the Company and National Semiconductor is summarized as follows:

                                                           PERIOD FROM     PERIOD FROM
                                                            MARCH 11,        MAY 27,
                                                YEAR          1997            1996         YEAR
                                                ENDED        THROUGH         THROUGH       ENDED
                                               MAY 31,       MAY 25,        MARCH 10,     MAY 26,
                                                1998          1997            1997         1996
                                               -------    -------------    -----------    -------
                                                                 (IN MILLIONS)
Manufacturing services performed by National
  Semiconductor plants or purchased from
  third parties..............................   $14.0         $ 2.8           $34.3       $ 73.9
Headquarters, freight, duty, warehousing and
  other elements of cost of sales............    17.9           3.7            41.8         58.5
                                                -----         -----           -----       ------
                                                $31.9         $ 6.5           $76.1       $132.4
                                                =====         =====           =====       ======
Cost of business support services provided by
  National Semiconductor.....................   $28.7         $11.6           $  --       $   --
                                                =====         =====           =====       ======
Operating costs allocated to the Business by
  National Semiconductor.....................   $  --         $  --           $63.9       $108.6
                                                =====         =====           =====       ======
Operating costs allocated to National
  Semiconductor by the Business..............   $  --         $  --           $ 9.6       $ 27.1
                                                =====         =====           =====       ======

     Amounts receivable from National Semiconductor, included in accounts receivable, totaled $12.4 million and $19.9 million at May 31, 1998 and May 25, 1997, respectively. Amounts payable to National Semiconductor, included in accounts payable, totaled $5.3 million and $22.6 million at May 31, 1998 and May 25, 1997, respectively.

NOTE 12 -- CONTINGENCIES

     The Company's facilities in South Portland, Maine, West Jordan, Utah, Cebu, the Philippines, and Penang, Malaysia, have ongoing remediation projects to respond to certain releases of hazardous substances that occurred prior to the Recapitalization. Pursuant to the Asset Purchase Agreement, National Semiconductor has agreed to indemnify the Company for the future costs of these projects. The costs incurred to respond to these conditions were not material to the combined financial statements of the Business during Fiscal Years 1997 and 1996.

     The Company's Mountain View, California, facility is located on a contaminated site under the Comprehensive Environmental Response, Compensation and Liability Act. Under the terms of the Acquisition Agreement with Raytheon Company, dated December 31, 1997, Raytheon Company has assumed responsibility for all remediation costs or other liabilities related to historical contamination.

     In addition, in the normal course of business, the Company is subject to proceedings, lawsuits and other claims, including proceedings under laws and regulations related to environmental and other matters. All such matters are subject to uncertainties and outcomes that are not predictable with assurance. Consequently, the Company is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at May 31, 1998. It is management's opinion

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 12 -- CONTINGENCIES -- (CONTINUED)
that after final disposition, any monetary liability or financial impact to the Company would not be material to the Company's financial position, or annual results of operations or cash flows.

NOTE 13 -- FINANCIAL INSTRUMENTS

FOREIGN CURRENCY INSTRUMENTS

     The objective of the Company's foreign exchange risk management policy is to preserve the U.S. dollar value of after-tax cash flows in relation to non-U.S. dollar currency fluctuations. The company uses forward and option contracts to hedge firm commitment and anticipatory exposures. These exposures are primarily comprised of non U.S. dollar sales and manufacturing costs. Gains and losses on financial instruments that are intended to hedge an identifiable firm commitment are deferred and included in the measurement of the underlying transaction. Gains and losses on hedges of anticipated transactions are deferred until such time as the underlying transactions are recognized or immediately when the transaction is no longer expected to occur. In addition, the Company uses forward and option contracts to hedge certain non-U.S. denominated asset and liability positions. Gains and losses on these contracts are matched with the underlying gains and losses resulting from currency movement on these balance sheet positions. Net gains and losses from foreign currency transactions were not material for fiscal years 1998, 1997 and 1996.

INTEREST RATE DERIVATIVES

     The Company utilizes interest rate swap agreements to exchange the variable interest rate of certain long-term, U.S. dollar debt for fixed interest rates. The variable rates on swaps are based primarily on U.S. dollar LIBOR and reset on a quarterly basis. These agreements have maturities of up to two years. The differential between fixed and variable rates to be paid or received is accrued as interest rates change in accordance with the agreements and is included in current interest expense.

FAIR VALUE AND NOTIONAL PRINCIPAL OF OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

     The table below shows the fair value and notional principal of the Company's off-balance sheet instruments as of May 31, 1998 and May 25, 1997. The notional principal amounts for off-balance sheet instruments provide one measure of the transaction volume outstanding as of year end and do not represent the amount of the Company's exposure to credit or market loss. The estimates of fair value are based on applicable and commonly used pricing models using prevailing financial market information as of May 31, 1998, and May 25, 1997. Although the following table reflects the notional principal and fair value of amounts of off-balance sheet instruments, it does not reflect the gains or losses associated with the exposures and transactions that the off-balance sheet instruments are intended to hedge. The amounts ultimately realized upon settlement of these financial instruments, together with the gains and

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 13 -- FINANCIAL INSTRUMENTS -- (CONTINUED) losses on the underlying exposures, will depend on actual market conditions during the remaining life of the instruments.

                                                   MAY 31, 1998               MAY 25, 1997
                                              -----------------------    -----------------------
                                              NOTIONAL     ESTIMATED     NOTIONAL     ESTIMATED
                                              PRINCIPAL    FAIR VALUE    PRINCIPAL    FAIR VALUE
                                              ---------    ----------    ---------    ----------
                                                                (IN MILLIONS)
Interest Rate Instruments
  Swaps.....................................   $151.3        $(0.5)        $60.0        $(0.2)
Foreign Exchange Instruments
  Purchased Options.........................   $ 31.7        $ 0.6         $  --        $  --

FAIR VALUE OF FINANCIAL INSTRUMENTS

     A summary table of estimated fair values of financial instruments at Fiscal Year end follows:

                                                    MAY 31, 1998              MAY 25, 1997
                                               ----------------------    ----------------------
                                               CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                               --------    ----------    --------    ----------
                                                                (IN MILLIONS)
Long Term Debt
  Senior Subordinated Debt...................   $300.0       $310.5       $300.0       $311.3
  Credit Facility............................    151.3        151.3        120.0        120.0
Currency Options.............................      0.8          0.6           --           --

     The Company has outstanding foreign currency options denominated in Japanese yen. All foreign currency options expire within one quarter. Unrealized gains and losses on these option contracts are deferred and recognized in income in the same period as the hedged transactions. Unrealized gains and losses as of May 31, 1998 are not material to the consolidated financial statements. Premiums, if any, on purchased foreign exchange option contracts are amortized over the life of the option.

NOTE 14 -- INDUSTRY AND GEOGRAPHIC SEGMENT INFORMATION

     The Company operates in one industry segment and is engaged in the design, development, manufacture and marketing of a wide variety of semiconductor products for the semiconductor industry and original equipment manufacturers. The Company operates in three main geographic areas. In the information that follows, sales include local sales and exports made by operations within each area. To control costs, a substantial portion of the Company's products are transported between various facilities in the Americas, Asia and Europe in the process of being manufactured and sold. Accordingly, it is not meaningful to present interlocation transfers between the Company's facilities on a stand alone basis. Sales to unaffiliated customers have little correlation with the location of manufacture. It is, therefore, not meaningful to present operating profit by geographic area.

     The Company conducts a substantial portion of its operations outside of the U.S. and is subject to risks associated with non-U.S. operations, such as political risks, currency controls and fluctuations, tariffs, import controls and air transportation.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 14 -- INDUSTRY AND GEOGRAPHIC SEGMENT INFORMATION -- (CONTINUED)

                                                AMERICAS    EUROPE     ASIA     CONSOLIDATED
                                                --------    ------    ------    ------------
                                                             (IN MILLIONS)
1998:
  Sales to unaffiliated customers.............   $242.3     $132.6    $260.9       $635.8
                                                 ======     ======    ======       ======
  Total assets................................   $416.6     $ 12.2    $203.0       $631.8
                                                 ======     ======    ======       ======
1997:
  Sales to unaffiliated customers.............   $222.7     $117.6    $247.5       $587.8
                                                 ======     ======    ======       ======
  Total assets................................   $344.8     $ 14.9    $194.6       $554.3
                                                 ======     ======    ======       ======
1996:
  Sales to unaffiliated customers.............   $260.3     $161.9    $266.5       $688.7
                                                 ======     ======    ======       ======
  Total assets................................   $248.4     $  0.8    $183.5       $432.7
                                                 ======     ======    ======       ======

NOTE 15 -- SUPPLEMENTAL CASH FLOW INFORMATION

     As described in Note 1, National Semiconductor's cash management system was not designed to trace centralized cash and related financing transactions to the specific cash requirements of the Business. In addition, National Semiconductor's corporate transaction systems are not designed to track receivables and certain liabilities and cash receipts and payments on a business specific basis. Given these constraints, the following data are presented to facilitate analysis of key components of cash flow activity for Fiscal Years 1997 and 1996:

                                                                 YEAR ENDED
                                                              -----------------
                                                              MAY 25,   MAY 26,
                                                               1997      1996
                                                              -------   -------
                                                                (IN MILLIONS)
Operating activities:
  Revenues less expenses....................................  $  16.7   $  72.3
  Depreciation and amortization.............................     77.1      64.2
  Deferred taxes............................................    (19.6)       --
  Loss on disposal of equipment, molds and tooling..........      1.0       2.0
  Increase in accounts receivable...........................    (79.6)       --
  Decrease (increase) in inventories........................     20.0     (24.3)
  Decrease (increase) in prepaid expenses and other current
     assets.................................................     (5.8)     11.1
  Increase in other assets..................................      0.9        --
  Increase (decrease) in accounts payable...................     12.2      (5.2)
  Increase (decrease) in accrued expenses and other
     liabilities............................................     21.6      (1.3)
  Net financing provided from (to) National
     Semiconductor*.........................................    (25.4)     43.7
                                                              -------   -------
  Cash provided by operating activities.....................     19.1     162.5
                                                              -------   -------

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 15 -- SUPPLEMENTAL CASH FLOW INFORMATION -- (CONTINUED)

                                                                 YEAR ENDED
                                                              -----------------
                                                              MAY 25,   MAY 26,
                                                               1997      1996
                                                              -------   -------
                                                                (IN MILLIONS)
Investing activities:
  Capital expenditures......................................    (47.1)   (153.9)
  Purchase of molds and tooling.............................     (7.2)     (8.6)
                                                              -------   -------
     Cash used by investing activities......................    (54.3)   (162.5)
                                                              -------   -------
Financing activities:
  Issuance of long-term debt................................    420.0        --
  Debt acquisition costs....................................    (20.3)       --
  Capital Contribution from Fairchild Holdings..............     77.8        --
  Distribution to National Semiconductor....................   (401.6)       --
                                                              -------   -------
     Cash provided by financing activities..................     75.9        --
                                                              -------   -------
Net change in cash and cash equivalents.....................     40.7        --
Cash and cash equivalents at beginning of year..............       --        --
                                                              -------   -------
Cash and cash equivalents at end of year....................  $  40.7   $    --
                                                              =======   =======

-------------------------

* Net financing provided from (to) National Semiconductor does not necessarily represent the cash flows of the Business, or the timing of such cash flows, had it operated on a stand alone basis.

     Cash paid for interest by the Company totaled $0.1 million for the period from March 11, 1997 through May 25, 1997. The Business did not make any cash payments for interest prior to March 11, 1997, as discussed in Note 2. No cash payments were made for income taxes for any period presented above.

NOTE 16 -- ACQUISITIONS

     On December 31, 1997, the Company acquired all of the outstanding common stock of Raytheon Semiconductor, Inc. ("Raytheon") for approximately $117.0 million in cash plus transaction expenses. Raytheon, based in Mountain View, California, designs, manufactures and markets high-performance analog and mixed signal integrated circuits for the personal computer, communications, broadcast video and industrial markets. The purchase price was financed through a combination of existing cash and borrowings under the Tranche C Term Loan.

     The acquisition was accounted for as a purchase as of December 31, 1997, and the results of operations of Raytheon have been included since that date. The purchase price exceeded the fair value of the net tangible assets by $48.4 million, of which $32.9 million was allocated to various intangible assets and $15.5 million to in-process research and development. The in-process research and development was expensed to operations concurrent with the acquisition.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

NOTE 16 -- ACQUISITIONS -- (CONTINUED)
     The unaudited pro forma combined historical results, as if Raytheon had been acquired at the beginning of Fiscal Years 1998 and 1997, respectively, are estimated to be:

                                                               1998      1997
                                                              ------    ------
                                                               (IN MILLIONS)
Net sales...................................................  $836.5    $762.6
Net income..................................................  $ 27.5    $ 12.6

     The pro forma results include amortization of the intangibles presented above and interest expense on debt assumed issued to finance the purchase. The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of each of the fiscal years presented, nor are they necessarily indicative of future consolidated results.

NOTE 17 -- CHANGE IN ACCOUNTING PRINCIPLE

     Effective in the third quarter of Fiscal Year 1998, the Company adopted the provisions of Emerging Issues Task Force Issue 97-13 "Accounting for Business Process Reengineering Costs." This Issue requires companies to write-off business process reengineering costs that had been previously capitalized. The Company had been capitalizing such costs in conjunction with its enterprise software implementation project. The Issue requires companies to write-off these costs in the quarter that contains November 20, 1997.

     The cumulative effect of adoption of this Issue resulted in a charge of $1.5 million, net of taxes of $0.8 million for the year ended May 31, 1998. Of the pre-tax write-off, $1.6 million applies to costs incurred in Fiscal Year 1998, while $0.7 million applies to costs incurred in Fiscal Year 1997. The charge relates specifically to costs incurred to assess the system's capabilities in light of the Company's current business processes, which under prior guidance was capitalizable to the cost of the software.

NOTE 18 -- SUBSEQUENT EVENT -- WORKFORCE REDUCTION

     On July 20, 1998, the Company announced a restructuring of its operations, consisting of a reduction of approximately 10% of its payroll, which will primarily affect its operations in the United States. The Company will take a nonrecurring charge of approximately $4.5 million, primarily for severance costs during the first quarter of Fiscal Year 1999.

              FAIRCHILD SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                              ------------------------
                                                              FEBRUARY 28,    MARCH 1,
                                                                  1999          1998
                                                              ------------    --------
                                                                   (IN MILLIONS)
Revenue:
  Net sales -- trade........................................     $434.1        $479.1
  Contract manufacturing -- National Semiconductor..........       54.5         122.8
                                                                 ------        ------
     Total revenue..........................................      488.6         601.9
Operating expenses:
  Cost of sales.............................................      336.2         329.4
  Cost of contract manufacturing -- National
     Semiconductor..........................................       45.4          92.3
  Research and development..................................       27.9          24.7
  Selling, general and administrative.......................       68.5          66.6
  Purchased in-process research and development.............         --          15.5
  Restructuring.............................................        7.2            --
                                                                 ------        ------
     Total operating expenses...............................      485.2         528.5
                                                                 ------        ------
Operating income............................................        3.4          73.4
Interest, net...............................................       36.8          33.8
                                                                 ------        ------
Income (loss) before income taxes...........................      (33.4)         39.6
Provision (benefit) for income taxes........................       (3.3)         13.0
                                                                 ------        ------
Income (loss) before cumulative effect of change in
  accounting principle......................................      (30.1)         26.6
Cumulative effect of change in accounting principle, net of
  tax effect of $0.8 million................................         --          (1.5)
                                                                 ------        ------
Net income (loss)...........................................     $(30.1)       $ 25.1
                                                                 ======        ======

     See accompanying notes to condensed consolidated financial statements.

              FAIRCHILD SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                              FEBRUARY 28,
                                                                  1999
                                                              -------------
                                                              (IN MILLIONS)
ASSETS
Current assets:
  Cash and cash equivalents.................................     $  5.4
  Receivables, net..........................................      101.5
  Inventories...............................................      105.6
  Other current assets......................................       19.7
                                                                 ------
     Total current assets...................................      232.2
Property, plant and equipment, net..........................      305.9
Deferred income taxes.......................................       24.5
Intangible assets, net......................................       29.0
Other assets................................................       31.1
                                                                 ------
     Total assets...........................................     $622.7
                                                                 ======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short-term borrowings and current portion of long-term
     debt...................................................     $ 35.5
  Accounts payable..........................................       85.2
  Accrued expenses and other current liabilities............       56.0
                                                                 ------
     Total current liabilities..............................      176.7
Long-term debt, less current portion........................      428.1
Other liabilities...........................................        1.7
                                                                 ------
     Total liabilities......................................      606.5
Commitments and contingencies
Stockholder's equity:
  Common stock..............................................         --
  Additional paid-in capital................................       12.0
  Accumulated earnings......................................        4.2
                                                                 ------
     Total stockholder's equity.............................       16.2
                                                                 ------
     Total liabilities and stockholder's equity.............     $622.7
                                                                 ======

     See accompanying notes to condensed consolidated financial statements.

              FAIRCHILD SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                              ------------------------
                                                              FEBRUARY 28,    MARCH 1,
                                                                  1999          1998
                                                              ------------    --------
                                                                   (IN MILLIONS)
Cash flows from operating activities:
  Net income (loss).........................................     $(30.1)      $  25.1
  Adjustments to reconcile net income (loss) to cash
     provided by operating activities:
     Cumulative effect of change in accounting principle....         --           1.5
     Depreciation and amortization..........................       72.1          62.5
     Restructing charges, net of cash expended..............        3.3            --
     Purchased in-process research and development..........         --          15.5
     Loss on disposal of property, plant and equipment......        0.2           0.7
     Deferred income taxes..................................       (7.1)          1.8
  Changes in operating assets and liabilities, net:
     Accounts receivable....................................      (26.5)          6.9
     Inventories............................................        2.4         (12.9)
     Prepaid expenses and other current assets..............        0.4           2.5
     Current liabilities....................................        7.0           5.0
     Other assets and liabilities...........................       (1.7)          0.1
                                                                 ------       -------
       Cash provided by operating activities................       20.0         108.7
                                                                 ------       -------
Cash flows from investing activities:
  Capital expenditures......................................      (31.5)        (49.3)
  Proceeds from sale of property, plant and equipment.......        1.0            --
  Purchase of molds and tooling.............................       (2.9)         (4.2)
  Purchase of Raytheon Semiconductor, Inc., net of cash
     acquired...............................................         --        (116.8)
                                                                 ------       -------
     Cash used in investing activities......................      (33.4)       (170.3)
                                                                 ------       -------
Cash flows from financing activities:
  Proceeds from revolving credit facility, net..............       21.6            --
  Issuance of long-term debt................................         --          90.0
  Repayment of long-term debt...............................       (9.3)        (55.6)
  Debt issuance costs.......................................         --          (1.1)
                                                                 ------       -------
     Cash provided by financing activities..................       12.3          33.3
                                                                 ------       -------
Net change in cash and cash equivalents.....................       (1.1)        (28.3)
Cash and cash equivalents at beginning of period............        6.5          40.7
                                                                 ------       -------
Cash and cash equivalents at end of period..................     $  5.4       $  12.4
                                                                 ======       =======
Supplemental cash flow information:
  Cash paid for:
     Income taxes...........................................     $  2.1       $   8.3
                                                                 ======       =======
     Interest...............................................     $ 27.9       $  24.5
                                                                 ======       =======

     See accompanying notes to condensed consolidated financial statements.

              FAIRCHILD SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The Condensed Consolidated Balance Sheet of Fairchild Semiconductor Corporation (the "Company") as of February 28, 1999, the Condensed Consolidated Statements of Operations for the nine-month periods ended February 28, 1999 and March 1, 1998 and the Condensed Consolidated Statements of Cash Flows for the nine-month periods ended February 28, 1999 and March 1, 1998 were prepared by the Company. In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments (consisting of only normal recurring items) necessary to present fairly the financial position and results of operations of the Company. Interim results of operations are not necessarily indicative of the results to be expected for the full year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended May 31, 1998, included elsewhere in this Prospectus.

     Certain prior period amounts have been reclassified to conform to their current presentation.

NOTE 2 -- INVENTORIES

     The components of inventories are as follows:

                                                              FEBRUARY 28,
                                                                  1999
                                                              -------------
                                                              (IN MILLIONS)
Raw materials...............................................     $  8.6
Work in process.............................................       75.3
Finished goods..............................................       21.7
                                                                 ------
          Total inventories.................................     $105.6
                                                                 ======

NOTE 3 -- RESTRUCTURING CHARGES

     In the first quarter of fiscal 1999, in connection with management's plan to reduce costs and improve operating efficiencies, the Company recorded a pre-tax restructuring charge of approximately $4.5 million. The restructuring charge consisted of $0.8 million related to non-cash asset impairments and $3.7 million of employee separation costs. The charge for employee separation arrangements provided for the termination and other severance costs associated with the approximately 600 salaried, hourly and temporary employees severed as a result of this action, a reduction of approximately 10% of the Company's payroll.

     In the third quarter of fiscal 1999, the Company recorded a pre-tax restructuring charge of approximately $2.7 million related to the transfer of all assembly and test work performed at its Mountain View, California facility to its Penang, Malaysia facility. The charge consisted of $1.9 million of non-cash asset write-offs and $0.8 million primarily for severance and other benefits for 54 employees terminated as a result of the transfer.

NOTE 4 -- SUBSEQUENT EVENT -- FACILITY CLOSURE

     On March 31, 1999, the Company agreed to sell its Mountain View, California facility for approximately $35.0 million. The sale price is subject to (i) a $1.0 million deposit, which is nonrefundable if the sale of the property is not consummated by April 19, 1999 for reasons other than a

              FAIRCHILD SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 4 -- SUBSEQUENT EVENT -- FACILITY CLOSURE -- (CONTINUED) title defect; (ii) a $3.5 million holdback which will be paid to the Company unless the city council rejects the buyer's application to increase its building density from 35% to 50%; and (iii) a $0.5 million deposit which will be placed into an escrow account and will be released to the Company upon the demolition of the existing structures on the property. At closing, which is expected by the end of April 1999, the Company expects to receive approximately $30.7 million (excluding the $0.5 million in escrow) after deducting closing costs, contingency holdbacks, commissions and other fees and expenses.

     In connection with the sale of the Mountain View facility, on April 2, 1999 the Company announced a transfer of all wafer production to its South Portland, Maine facility. The transfer is expected to be complete by the end of the 1999 calendar year. Net of a gain on the sale of land and building of approximately $1.6 million, the Company will record a one-time charge for severance, equipment disposals and other costs related to the closing of the Mountain View facility of approximately $11.9 million in the fourth quarter of fiscal 1999.

NOTE 5 -- SUBSEQUENT EVENT -- ACQUISITION

     On April 13, 1999, the Company completed its acquisition of the Power Device Business of Samsung Electronics Co., Ltd., for approximately $406.8 million net of certain purchase price adjustments. The purchase includes substantially all of the worldwide business and assets of the Power Device Business, comprising high volume wafer fabs in Bucheon, South Korea, design and development personnel in Bucheon, and secured services for high volume assembly and test operations for the Power Device Business, and worldwide sales and marketing personnel.

     On April 13, 1999 the Company refinanced all of its existing senior credit facilities with the proceeds from new senior term facilities of $310.0 million. The excess proceeds, together with the net proceeds from the Company's $300.0 million senior subordinated notes issued on April 7, 1999 and a $50.0 million capital contribution from the Company's parent, FSC Semiconductor, were used to finance the purchase price and related fees and expenses of the acquisition.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
FSC Semiconductor Corporation:

     We have audited the accompanying balance sheets of FSC Semiconductor Corporation (the "Company") as of May 31, 1998 and May 25, 1997, the related consolidated and combined statements of operations and stockholders' equity (deficit) for each of the years in the three-year period ended May 31, 1998, and the related consolidated statement of cash flows for the year ended May 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared on the basis of presentation as described in Note 1. Prior to March 11, 1997, the statements present the combined business equity and the related combined revenues less direct expenses before taxes of the Fairchild Semiconductor Business of National Semiconductor Corporation (the Business), and are not intended to be a complete presentation of the Business' financial position, results of operations or cash flows. The results of operations before taxes are not necessarily indicative of the results of operations before taxes that would have been recorded by the Company on a stand-alone basis.

     In our opinion, the accompanying financial statements present fairly, in all material respects, the consolidated financial position of the Company as of May 31, 1998 and May 25, 1997, the results of operations for each of the years in the three year period ended May 31, 1998, and the results of cash flows for the year ended May 31, 1998, on the basis described in Note 1, in conformity with generally accepted accounting principles.

     As discussed in Note 18 to the financial statements, the Company changed its method of accounting for business process reengineering costs in 1998 to adopt the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs".

                                      KPMG PEAT MARWICK LLP

Boston, Massachusetts
June 16, 1998, except as to Note 19, which is as of July 20, 1998

                 FSC SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                              MAY 31,    MAY 25,
                                                               1998       1997
                                                              -------    -------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   6.5    $  40.7
  Accounts receivable, net of allowances of $14.2 and $15.9
     at May 31, 1998 and May 25, 1997, respectively.........     75.0       79.6
  Inventories...............................................    108.0       73.1
  Other current assets......................................     20.0       18.7
                                                              -------    -------
     Total current assets...................................    209.5      212.1
Property, plant and equipment, net..........................    342.9      295.0
Deferred income taxes.......................................     21.4       18.5
Intangible assets, net of accumulated amortization of $1.4
  at May 31, 1998...........................................     31.5         --
Other assets................................................     30.4       29.4
                                                              -------    -------
     Total assets...........................................  $ 635.7    $ 555.0
                                                              =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term debt.........................  $  13.2    $  11.0
  Accounts payable..........................................     75.4       77.1
  Accrued expenses and other current liabilities............     55.9       40.1
                                                              -------    -------
     Total current liabilities..............................    144.5      128.2
Long-term debt, less current portion........................    526.7      487.9
Other liabilities...........................................      0.6        0.4
                                                              -------    -------
     Total liabilities......................................    671.8      616.5
Redeemable preferred stock--12% Series A cumulative
  compounding preferred stock, $.01 par value, $1,000 stated
  value; 70,000 shares authorized, issued and outstanding at
  May 31, 1998 and May 25, 1997.............................     80.5       71.8
Commitments and contingencies
Stockholders' equity (deficit):
  Class A common stock, $.01 par value, voting; 80,000,000
     shares authorized, 29,238,800 and 28,764,480 shares
     issued and outstanding at May 31, 1998 and May 25,
     1997, respectively.....................................      0.3        0.1
  Class B common stock, $.01 par value, nonvoting;
     80,000,000 shares authorized, 33,635,520 shares issued
     and outstanding at May 31, 1998 and May 25, 1997,
     respectively...........................................      0.3        0.1
Additional paid-in capital..................................      9.5        7.6
Accumulated deficit.........................................   (126.7)    (141.1)
                                                              -------    -------
     Total stockholders' equity (deficit)...................   (116.6)    (133.3)
                                                              -------    -------
     Total liabilities and stockholders' equity (deficit)...  $ 635.7    $ 555.0
                                                              =======    =======

          See accompanying notes to consolidated financial statements.

                 FSC SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                                                                       YEAR ENDED
                                                              -----------------------------
                                                              MAY 31,    MAY 25,    MAY 26,
                                                               1998       1997       1996
                                                              -------    -------    -------
Revenue:
  Net sales -- trade........................................  $635.8     $587.8     $688.7
  Contract manufacturing -- National Semiconductor..........   153.4      104.2       87.6
                                                              ------     ------     ------
     Total revenue..........................................   789.2      692.0      776.3
                                                              ------     ------     ------
Operating expenses:
  Cost of sales.............................................   441.6      442.1      471.9
  Cost of contract manufacturing -- National
     Semiconductor..........................................   117.1       97.4       87.6
  Research and development..................................    35.7       18.9       30.3
  Selling, general and administrative.......................    92.0       96.4      114.4
  Purchased in-process research and development.............    15.5         --         --
  Restructuring.............................................      --        5.3         --
                                                              ------     ------     ------
     Total operating expenses...............................   701.9      660.1      704.2
                                                              ------     ------     ------
Operating income............................................    87.3       31.9       72.1
Interest, net...............................................    54.5       11.2         --
Other (income) expense, net.................................      --        1.4       (0.2)
                                                              ------     ------     ------
Income before income taxes..................................    32.8       19.3       72.3
Income taxes................................................    10.7        3.8         --
                                                              ------     ------     ------
Income before cumulative effect of change in accounting
  principle.................................................    22.1       15.5       72.3
Cumulative effect of change in accounting principle, net of
  tax effect of $0.8 million................................    (1.5)        --         --
                                                              ------     ------     ------
Net income..................................................  $ 20.6     $ 15.5     $ 72.3
                                                              ======     ======     ======

          See accompanying notes to consolidated financial statements.

                 FSC SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN MILLIONS)

                                                              YEAR ENDED
                                                               MAY 31,
                                                                 1998
                                                              ----------
Cash flows from operating activities:
  Net income................................................   $  20.6
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Amortization of deferred compensation..................       0.2
     Cumulative effect of change in accounting principle,
      net...................................................       1.5
     Depreciation and amortization..........................      84.6
     Loss on disposal of fixed assets.......................       0.9
     Non-cash interest expense..............................       9.7
     Purchased in-process research and development..........      15.5
     Deferred income taxes..................................      (0.4)
  Changes in operating assets and liabilities, net of effect of acquisition:
     Accounts receivable....................................      18.6
     Inventories............................................     (21.3)
     Other current assets...................................      (1.6)
     Accounts payable.......................................      (6.5)
     Accrued expenses and other current liabilities.........      13.7
     Other assets and liabilities, net......................       0.6
                                                               -------
       Cash provided by operating activities................     136.1
                                                               -------
Cash flows from investing activities:
  Capital expenditures......................................     (78.0)
  Purchase of molds and tooling.............................      (5.7)
  Purchase of Raytheon Semiconductor, Inc., net of cash
     acquired...............................................    (116.8)
                                                               -------
       Cash used by investing activities....................    (200.5)
                                                               -------
Cash flows from financing activities:
  Repayment of long-term debt...............................     (58.7)
  Issuance of long-term debt................................      90.0
  Debt issuance costs.......................................      (1.1)
                                                               -------
       Cash provided by financing activities................      30.2
                                                               -------
Net change in cash and cash equivalents.....................     (34.2)
Cash and cash equivalents at beginning of period............      40.7
                                                               -------
Cash and cash equivalents at end of period..................   $   6.5
                                                               =======
Supplemental Cash Flow Information:
  Cash paid during the year for:
     Income taxes...........................................   $   8.9
                                                               =======
     Interest...............................................   $  43.8
                                                               =======

          See accompanying notes to consolidated financial statements.

                 FSC SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN MILLIONS)

                                              COMMON STOCK
                                  -------------------------------------
                                                      CLASS A   CLASS B   ADDITIONAL                              TOTAL
                                  CLASS A   CLASS B     PAR       PAR      PAID-IN     ACCUMULATED   BUSINESS    EQUITY
                                  SHARES    SHARES     VALUE     VALUE     CAPITAL       DEFICIT      EQUITY    (DEFICIT)
                                  -------   -------   -------   -------   ----------   -----------   --------   ---------
Balances at May 28, 1995........     --        --      $ --      $ --       $  --        $    --     $ 233.2     $ 233.2
  Revenues less expenses........     --        --        --        --          --             --        72.3        72.3
  Net intercompany activity.....     --        --        --        --          --             --        43.7        43.7
                                   ----      ----      ----      ----       -----        -------     -------     -------
Balances at May 25, 1996........     --        --        --        --          --             --       349.2       349.2
  Revenues less expenses........     --        --        --        --          --             --         9.6         9.6
  Net intercompany activity.....     --        --        --        --          --             --       (25.4)      (25.4)
                                   ----      ----      ----      ----       -----        -------     -------     -------
Balances at March 10, 1997......     --        --        --        --          --             --       333.4       333.4
  Recapitalization of
     Business...................     --        --        --        --          --          333.4      (333.4)         --
  Distribution to National
     Semiconductor by
     Fairchild..................     --        --        --        --          --         (401.6)         --      (401.6)
  PIK Note issued as additional
     purchase consideration for
     the stock of Fairchild.....     --        --        --        --          --          (77.0)         --       (77.0)
  Issuance of common stock......   28.8      33.6       0.1       0.1         7.6             --          --         7.8
  Net income....................     --        --        --        --          --            5.9          --         5.9
  Dividends on redeemable
     preferred stock............     --        --        --        --          --           (1.8)         --        (1.8)
                                   ----      ----      ----      ----       -----        -------     -------     -------
Balances at May 25, 1997........   28.8      33.6       0.1       0.1         7.6         (141.1)         --      (133.3)
  Net income....................     --        --        --        --          --           20.6          --        20.6
  Dividends on redeemable
     preferred stock............     --        --        --        --          --           (8.6)         --        (8.6)
  Adjustment to business equity
     assumed....................     --        --        --        --          --            2.4          --         2.4
  Issuance of common stock......    0.4        --        --        --          --             --          --          --
  Common stock split issued in
     the form of a stock
     dividend (4-1).............     --        --       0.2       0.2        (0.4)            --          --          --
  Deferred compensation related
     to the grant of stock
     options....................     --        --        --        --         0.2             --          --         0.2
  Tax benefit from compensation
     related to lifting of
     restrictions on common
     stock owned by management
     investors..................     --        --        --        --         2.1             --          --         2.1
                                   ----      ----      ----      ----       -----        -------     -------     -------
Balances at May 31, 1998........   29.2      33.6      $0.3      $0.3       $ 9.5        $(126.7)    $    --     $(116.6)
                                   ====      ====      ====      ====       =====        =======     =======     =======

          See accompanying notes to consolidated financial statements.

                         FSC SEMICONDUCTOR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BACKGROUND AND BASIS OF PRESENTATION

BACKGROUND

     FSC Semiconductor Corporation ("Fairchild Holdings" or the "Company") was incorporated on March 10, 1997 by National Semiconductor Corporation ("National Semiconductor" or "National"). On March 11, 1997, National Semiconductor consummated an Agreement and Plan of Recapitalization ("Recapitalization"). As part of the Recapitalization, National Semiconductor transferred all of the capital stock of Fairchild Semiconductor Corporation ("Fairchild") and approximately $12.8 million in cash to Fairchild Holdings in exchange for shares of Fairchild Holdings' 12% Series A Cumulative Compounding Preferred Stock, Fairchild Holdings' common stock and a promissory note in the principal amount of approximately $77.0 million.

     In addition, National Semiconductor transferred substantially all of the assets and liabilities of the Fairchild Semiconductor Business (the "Business") to Fairchild. The Business was defined as the logic, discrete and memory divisions of National Semiconductor. The Recapitalization was accounted for as a leveraged recapitalization, whereby the Company assumed the historical operating results of the Business. Fairchild is a leading global designer, developer and manufacturer of high performance multi-market semiconductors. The Company's logic, discrete, non-volatile memory and analog and mixed signal products are the building block components for virtually all electronic devices, from sophisticated computers to household appliances. The Company is headquartered in South Portland, Maine, and has manufacturing operations in South Portland, Maine, West Jordan, Utah, Mountain View, California, Cebu, the Philippines, and Penang, Malaysia.

BASIS OF PRESENTATION

     The consolidated financial statements at May 31, 1998 and for the fiscal year then ended, as well as at May 25, 1997, and for the period from March 11, 1997 through May 25, 1997, include the accounts and operations of the Company and its wholly-owned subsidiaries.

     Prior to March 11, 1997, the combined balance sheets included the assets and liabilities that were directly related to the Business as they were operated within National Semiconductor. These balance sheets do not include National Semiconductor's corporate assets or liabilities not specifically identifiable to Fairchild. National Semiconductor performed cash management on a centralized basis and processed related receivables and certain payables, payroll and other activity for Fairchild. These systems did not track receivables, liabilities and cash receipts and payments on a business specific basis. Accordingly, it was not practical to determine certain assets and liabilities associated with the Business. Given these constraints, certain supplemental cash flow information is presented in lieu of a statement of cash flows for the years ended May 25, 1997 and May 26, 1996 (See Note 16). The financial condition and cash flows may have been significantly different if not for the centralized cash management system of National Semiconductor.

     Prior to March 11, 1997, the combined statements of operations included all revenues and costs attributable to the Business including an allocation of the costs of shared facilities and overhead of National Semiconductor. In addition, certain costs incurred at Fairchild plants for the benefit of other National Semiconductor product lines were allocated from Fairchild to National Semiconductor. All of the allocations and estimates in the combined statements of operations were based on assumptions that management believes were reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Business had been operated on a stand alone basis.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 1 -- BACKGROUND AND BASIS OF PRESENTATION -- (CONTINUED)
     Transactions with National Semiconductor have been identified in the financial statements as transactions between related parties to the extent practicable (See Note 12).

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

     The Company's fiscal year ends on the Sunday on or nearest preceding May
31. The Company's results for the fiscal year ended May 31, 1998 consist of 53 weeks of activity, compared to 52 weeks for the fiscal years ended May 25, 1997 and May 26, 1996.

PRINCIPLES OF CONSOLIDATION

     Commencing with the Recapitalization, the consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

     Revenue from the sale of semiconductor products is recognized when shipped, with a provision for estimated returns and allowances recorded at the time of shipment. Contract manufacturing revenues are recognized upon completion of respective stages of production, defined as wafer fabrication, sort, assembly and test.

RESEARCH AND DEVELOPMENT COSTS

     The Company's research and development expenditures are charged to expense as incurred.

RELATED PARTY ACTIVITY

     In conjunction with the Recapitalization, Fairchild and National Semiconductor executed several agreements which govern the performance of manufacturing services by Fairchild on behalf of National Semiconductor and by National Semiconductor on behalf of Fairchild. In addition, National Semiconductor provides a number of business support services to Fairchild.

     Prior to the Recapitalization, the Business performed contract manufacturing services for National Semiconductor. The revenues for these services are reflected at cost in the accompanying consolidated statements of operations.

     Manufacturing costs were generally apportioned between National Semiconductor and the Business' product lines based upon budgeted and actual factory production loading. Certain manufacturing costs (e.g., material costs) that were specifically identifiable with a particular product line were charged or credited directly without apportionment.

     National Semiconductor also performed manufacturing services for the Business and incurred other elements of cost of sales on behalf of the Business, including freight, duty, warehousing, and purchased manufacturing services from third party vendors.

     Shared or common costs, including certain general and administrative, sales and marketing, and research and development expenses, have been allocated from National Semiconductor's corporate office, selling and marketing locations, and manufacturing sites to the Business or from the Business'

                         FSC SEMICONDUCTOR CORPORATION

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) plants to National Semiconductor product lines on a basis which is considered to fairly and reasonably reflect the utilization of the services provided to, or benefit obtained by, the business receiving the charge. National Semiconductor had net interest income on a consolidated basis for all periods presented prior to the Recapitalization. Although not material, these amounts have been allocated to the Business prior to the Recapitalization on the basis of net assets and are included in other (income) expense (See Note 12).

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

     Inventories are stated at the lower of standard cost, which approximates actual cost on a first-in, first-out basis, or market.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost and is generally depreciated based upon the following estimated useful lives: buildings and improvements ten to thirty years, and machinery and equipment three to five years. Depreciation is computed using the straight-line method.

INTANGIBLE ASSETS

     Intangible assets were recorded as part of the Raytheon acquisition and are amortized by the use of the straight-line method over their estimated lives which are generally three to fifteen years. (See Note 17)

OTHER ASSETS

     Other assets includes debt acquisition costs which represent costs incurred related to the issuance of the Company's long-term debt. The costs are being amortized using the effective interest method over the related term of the borrowings, which ranges from five to ten years, and are included in interest expense. Also included in other assets are mold and tooling costs. Molds and tools are amortized over their expected useful lives, generally one to three years.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company evaluates the recoverability of long-lived assets not held for sale, including intangible assets, by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no adjustments to the carrying value of long-lived assets in Fiscal Years 1998, 1997 and 1996.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
CURRENCIES

     The Company's functional currency for all operations worldwide is the U.S. dollar. Accordingly, gains and losses from translation of foreign currency financial statements are included in current results. In addition, cash conversion of foreign currency and foreign currency transactions are also included in current results.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

     The Company utilizes various off-balance sheet financial instruments to manage market risks associated with the fluctuations in certain interest rates and foreign currency exchange rates. It is the Company's policy to use derivative financial instruments to protect against market risk arising from the normal course of business. Gains and losses on financial instruments that are intended to hedge an identifiable firm commitment are deferred and included in the measurement of the underlying transaction. Gains and losses on hedges of anticipated transactions are deferred until such time as the underlying transactions are recognized or immediately when the transaction is no longer expected to occur. In addition, the Company uses forward and option contracts to hedge certain non-U.S. denominated asset and liability positions. Gains and losses on these contracts are matched with the underlying gains and losses resulting from currency movement on these balance sheet positions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable and payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. Fair values of long term debt, currency forward contracts and currency options are based on quoted market prices or pricing models using prevailing financial market information as of May 31, 1998.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

     Prior to the Recapitalization, the Business did not file separate income tax returns but rather was included in the income tax returns filed by National Semiconductor and its subsidiaries in various domestic and foreign jurisdictions. Therefore, no provision for income taxes has been recorded in the accompanying consolidated financial statements for the period May 27, 1996 through March 10, 1997 and for the year ended May 26, 1996. Upon the Recapitalization, the Company became responsible for its income taxes and, therefore, the provision for income taxes included in the accompanying 1997 statement of operations is for the period March 11, 1997 through May 25, 1997.

     Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax

                         FSC SEMICONDUCTOR CORPORATION

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EMPLOYEE STOCK PLAN

     The Company accounts for its stock option plan in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." In 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 provides an alternative to APB 25 and is effective for fiscal years beginning after December 15, 1995. As permitted under SFAS No. 123, the Company continues to account for its stock option plan in accordance with the provisions of APB 25 (see Note 6) and provides the disclosure of pro forma net income as if the fair value method under SFAS No. 123 had been applied.

RECLASSIFICATION

     Certain amounts in Fiscal Years 1997 and 1996 have been reclassified to conform with the current year presentation.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 3 -- FINANCIAL STATEMENT DETAILS

                                                              MAY 31,    MAY 25,
                                                               1998       1997
                                                              -------    -------
                                                                (IN MILLIONS)
Inventories(1)
  Raw materials.............................................  $ 13.0     $  8.8
  Work in process...........................................    69.5       43.4
  Finished goods............................................    25.5       20.9
                                                              ------     ------
                                                              $108.0     $ 73.1
                                                              ======     ======
Other current assets
  Non-trade receivable from manufacturing subcontractor.....  $ 12.7     $ 14.8
  Prepaid and other current assets..........................     7.3        3.9
                                                              ------     ------
                                                              $ 20.0     $ 18.7
                                                              ======     ======
Property, plant and equipment(1)
  Land......................................................  $ 23.5     $  1.2
  Buildings and improvements................................   154.7      140.2
  Machinery and equipment...................................   575.1      526.8
  Construction in progress..................................    46.5       20.2
                                                              ------     ------
     Total property, plant and equipment....................   799.8      688.4
  Less accumulated depreciation.............................   456.9      393.4
                                                              ------     ------
                                                              $342.9     $295.0
                                                              ======     ======
Accrued expenses(1)
  Payroll and employee related accruals.....................  $ 23.4     $ 14.9
  Accrued interest..........................................     8.1        8.9
  Income taxes payable......................................     3.2        2.0
  Other.....................................................    21.2       14.3
                                                              ------     ------
                                                              $ 55.9     $ 40.1
                                                              ======     ======

-------------------------

(1) Approximately $13.6 million of inventory, $49.9 million of property, plant and equipment, and $4.1 million in accrued liabilities were obtained through the Raytheon acquisition and contribute to the growth in each respective account in Fiscal Year 1998.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 4 -- LONG-TERM DEBT

     Long-term debt consists of the following at:

                                                              MAY 31,    MAY 25,
                                                               1998       1997
                                                              -------    -------
                                                                (IN MILLIONS)
Tranche A term loan payable.................................  $ 62.5     $ 75.0
Tranche B term loan payable.................................      --       45.0
Tranche C term loan payable.................................    88.8         --
Senior subordinated notes payable...........................   300.0      300.0
                                                              ------     ------
     Subtotal...............................................   451.3      420.0
PIK note payable............................................    88.6       78.9
                                                              ------     ------
     Total long-term debt...................................   539.9      498.9
Less current portion........................................    13.2       11.0
                                                              ------     ------
     Long-term portion......................................  $526.7     $487.9
                                                              ======     ======

     On March 11, 1997, the Company entered into a Senior Credit Facilities agreement ("Credit Agreement") with a syndicate of financial institutions. On December 31, 1997, the Credit Agreement was amended and restated ("Amended Credit Agreement") in order to permit the acquisition of Raytheon Semiconductor, Inc. (See Note 17).

     Borrowings under the Amended Credit Agreement are segregated into two tranches: $75.0 million Tranche A Term Loans and $90.0 million Tranche C Term Loans. A portion of the proceeds from the Tranche C Term Loans was used to repay in full the outstanding borrowings of the Tranche B Term Loans under the original Credit Agreement. The Tranche A Term Loans are scheduled to mature on March 11, 2002 and are subject to quarterly principal payments ranging from $2.5 million to $6.5 million, commencing May 30, 1997. The Tranche C Term Loans are scheduled to mature on March 11, 2003 and are subject to quarterly principal payments of $0.6 million each through February 2002, commencing February 28, 1998, with an additional four quarterly payments of $20.0 million each due through March 11, 2003, commencing May 31, 2002. The Amended Credit Agreement also includes a Revolving Credit Facility of $130.0 million. The Revolving Credit Facility is scheduled to mature on March 11, 2002. No amounts were outstanding under the Revolving Credit Facility as of May 31, 1998 and May 25, 1997.

     The Senior Credit Facilities accrue interest based on either the bank's base rate or the Eurodollar rate, at the option of the Company. The interest rate was 8.2% for the Tranche A term loan and 8.1% for the Tranche C term loan at May 31, 1998. The Company pays a commitment fee of 0.5% per annum of the unutilized commitments under the Revolving Credit Agreement. Borrowings are secured by substantially all assets of the Company.

     On March 11, 1997, Fairchild issued $300.0 million of 10 1/8% Senior Subordinated Notes (the "Notes") at face value. The Notes pay interest on March 15 and September 15 of each year commencing September 15, 1997. The Notes are unsecured and are subordinated to all existing and future senior indebtedness of the Company. The Notes are redeemable by the Company, in whole or in part, on or after March 15, 2002 at redemption prices ranging from 100% to approximately 105% of the principal amount. The Company is required to redeem $150.0 million principal amount of Notes on

                         FSC SEMICONDUCTOR CORPORATION

NOTE 4 -- LONG-TERM DEBT -- (CONTINUED)
March 15, 2005 and $75.0 million principal amount of Notes on March 15, 2006 and 2007, respectively, in each case at a redemption price of 100% of the principal amount plus accrued interest to the date of redemption.

     The payment of principal and interest on the Senior Credit Facilities and the Notes is fully and unconditionally guaranteed by Fairchild Holdings. Fairchild Holdings currently conducts no business and has no significant assets other than the capital stock of the Company. No subsidiaries of Fairchild Holdings are guarantors on either the Senior Credit Facilities or the Notes. Included in the accompanying consolidated balance sheets at May 31, 1998 and May 25, 1997 are approximately $93.6 million and $76.2 million of net assets, respectively, related to the Company's foreign subsidiaries.

     On March 11, 1997, the Company issued a promissory note ("PIK Note") in the principal amount of approximately $77.0 million to National Semiconductor as part of the consideration for all of the capital stock of Fairchild. The PIK Note bears interest at 11.74% per annum and matures in 2008. During Fiscal Year 1998, National Semiconductor sold its interest in the PIK Note to a number of financial institutions. To the extent any Fairchild Holdings senior indebtedness prohibits Fairchild Holdings from paying interest due on the PIK Notes in cash, such interest shall be paid by adding such interest to the then outstanding principal amount of the PIK Notes. Such amount shall accrue interest as a portion of the principal amount of the PIK Notes from the applicable interest payment date. The PIK Notes are subordinated to both the Senior Credit Facilities and the Notes.

     The Senior Credit Facilities and the indenture under which the Notes were issued, and the PIK Notes contain certain restrictive financial and operating covenants, including limitations on the payment of dividends and stock repurchases, with which the Company was in compliance at May 31, 1998.

     Aggregate maturities of long-term debt for each of the next five years and thereafter are as follows:

                                                              (IN MILLIONS)
                                                              -------------
1999........................................................     $ 13.2
2000........................................................       16.2
2001........................................................       20.9
2002........................................................       41.2
2003........................................................       59.8
Thereafter..................................................      388.6
                                                                 ------
                                                                 $539.9
                                                                 ======

     On April 29, 1997 and January 7, 1998, the Company entered into interest rate swap agreements to reduce the impact of changes in interest rates on its Senior Credit Facilities described above. The swap agreements fixed the interest rate on $60.0 million of the Senior Credit Facility at 9.26% through May 2001, and $90.0 million of the Senior Credit Facility at 8.21% through February 2000. The notional face amount of the swap agreements is $151.3 million and $60.0 million at May 31, 1998 and May 25, 1997, respectively (See Note 14). The swap agreement covering $60.0 million of the Senior Credit Facility is cancelable without penalty at the option of the Company after May 26, 1999.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 4 -- LONG-TERM DEBT -- (CONTINUED)
     The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreement; however, the Company does not anticipate nonperformance under the agreement.

NOTE 5 -- INCOME TAXES

     As discussed in Note 2, the Business did not pay income taxes directly or file separate income tax returns prior to the Recapitalization, and therefore, no provision for income taxes has been recorded in the accompanying financial statements for the period ended March 10, 1997 and for the year ended May 26, 1996. The provision for income taxes included in the accompanying consolidated statements of operations for Fiscal Year 1998 and for the period from March 11, 1997 to May 25, 1997, consisted of the following:

                                                                            MARCH 11,
                                                              YEAR ENDED     1997 TO
                                                               MAY 31,       MAY 25,
                                                                 1998         1997
                                                              ----------    ---------
                                                                   (IN MILLIONS)
Income before income taxes:
  U.S.......................................................    $14.6         $7.2
  Non-U.S...................................................     18.2          2.5
                                                                -----         ----
                                                                $32.8         $9.7
                                                                =====         ====
Income taxes:
  Current:
     U.S. federal...........................................    $ 7.1         $ --
     U.S. state and local...................................      1.5           --
     Non-U.S................................................      3.3          1.4
                                                                -----         ----
                                                                 11.9          1.4
  Deferred:
     U.S. federal...........................................     (2.0)         1.9
     U.S. state and local...................................     (0.4)         0.5
     Non-U.S................................................      1.2           --
                                                                -----         ----
                                                                 (1.2)         2.4
  Total income taxes:
     U.S. federal...........................................      5.1          1.9
     U.S. state and local...................................      1.1          0.5
     Non-U.S................................................      4.5          1.4
                                                                -----         ----
                                                                $10.7         $3.8
                                                                =====         ====

                         FSC SEMICONDUCTOR CORPORATION

NOTE 5 -- INCOME TAXES -- (CONTINUED)
     The reconciliation between the income tax rate computed by applying the U.S. federal statutory rate and the reported worldwide tax rate follows:

                                                                            MARCH 11,
                                                              YEAR ENDED     1997 TO
                                                               MAY 31,       MAY 25,
                                                                 1998         1997
                                                              ----------    ---------
                                                                   (IN MILLIONS)
U.S. federal statutory rate.................................     35.0%        35.0%
U.S. state and local taxes, net of federal benefit..........      3.3%         4.1%
Tax differential related to non-U.S. income.................     (5.7)%         --
                                                                 ----         ----
                                                                 32.6%        39.1%
                                                                 ====         ====

     As discussed in Note 1, the Recapitalization was accounted for as a leveraged recapitalization whereby the Company retained the carrying value of assets and liabilities of the Business. For income tax reporting purposes, the Recapitalization was treated as a taxable transaction resulting in a step up of the assets and liabilities to fair value at March 11, 1997. As such, gross deferred tax assets of $53.7 million and a related valuation allowance of $30.7 million were established on March 11, 1997 with an offsetting credit to Business equity.

     The tax effects of temporary differences in the recognition of income and expense for tax and financial reporting purposes that give rise to significant portions of the deferred tax assets and the deferred tax liabilities at May 31, 1998 and May 25, 1997 are presented below:

                                                              MAY 31,    MAY 25,
                                                               1998       1997
                                                              -------    -------
Deferred tax assets:
  Reserves and accruals.....................................  $ 15.8     $  6.1
  Plant and equipment.......................................     2.8       19.9
  Intangibles, primarily intellectual property and
     software...............................................    31.2       25.3
  AMT tax credit carryovers.................................     3.8         --
                                                              ------     ------
     Total gross deferred assets............................    53.6       51.3
  Valuation allowance.......................................   (30.7)     (30.7)
                                                              ------     ------
     Net deferred tax assets................................    22.9       20.6
Deferred tax liabilities:
  Capital allowance -- foreign..............................    (1.4)      (0.3)
                                                              ------     ------
Net deferred tax assets.....................................  $ 21.5     $ 20.3
                                                              ======     ======

     In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are classified in the consolidated balance sheet based on the classification of the related asset or liability.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 5 -- INCOME TAXES -- (CONTINUED)
     Deferred income taxes have not been provided for the undistributed earnings of the Company's foreign subsidiaries which aggregated approximately $15.1 million at May 31, 1998. The Company plans to reinvest all such earnings for future expansion. If such earnings were distributed, taxes would be increased by approximately $1.2 million.

NOTE 6 -- STOCK BASED COMPENSATION

     At May 31, 1998, the Company has one stock-based compensation plan, the 1997 Stock Option Plan, as amended, (the "Plan") which is described below. Fairchild Holdings accounts for its stock option plan in accordance with the provisions of APB 25. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Had compensation cost for the Company stock option plan been determined consistent with FASB Statement No. 123, the Company's net income would have approximated reported net income of $20.6 million and $15.5 million, respectively, in Fiscal Years 1998 and 1997.

     The Company estimates the fair value of each option as of the date of grant using a Black-Scholes pricing model with the following weighted average assumptions:

                                                              1998    1997
                                                              ----    ----
Expected volatility.........................................    --      --
Dividend yield..............................................    --      --
Risk-free interest rate.....................................  5.88%   6.17%
Expected life, in years.....................................   2.9     2.6

     Under the Plan, the Company may grant options for up to 5,084,000 shares of Class A common stock. Options granted under the Plan may be either (a) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code or (b) non-qualified stock options. Options may be granted under the Plan to regular salaried officers and key employees of the Company and its subsidiaries.

     The exercise price of each option granted under the Plan shall be as determined by the Board of Directors (the "Board"). The maximum term of any option shall be ten years from the date of grant for incentive stock options and ten years and one day from the date of grant for non-qualified stock options. Options granted under the Plan are exercisable at the determination of the Board, currently vesting ratably over approximately 4 years. Employees receiving options under the Plan may not receive in any one year period options to purchase more than 200,000 shares of common stock.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 6 -- STOCK BASED COMPENSATION -- (CONTINUED)
     A summary of the status of the Company's stock option plan as of May 31, 1998 and May 25, 1997, and changes during the years then ended are presented in the table below:

                                                          1998                   1997
                                                   -------------------    -------------------
                                                              WEIGHTED               WEIGHTED
                                                              AVERAGE                AVERAGE
                                                   SHARES     EXERCISE    SHARES     EXERCISE
                                                   (000'S)     PRICE      (000'S)     PRICE
                                                   -------    --------    -------    --------
Outstanding at beginning of year.................   2,029      $0.13          --      $  --
Granted..........................................   1,777       4.29       2,097       0.13
Exercised........................................    (142)      0.13          --         --
Canceled.........................................     (80)      0.13         (68)      0.13
                                                    -----                  -----
Outstanding at end of year.......................   3,584      $2.20       2,029      $0.13
                                                    =====                  =====
Exercisable at end of year.......................     798      $0.13          --      $  --
Weighted average fair value of options granted...              $0.22                  $0.02

     Information with respect to stock options outstanding and stock options exercisable at May 31, 1998, is as follows:

                                          OPTIONS OUTSTANDING
                                ---------------------------------------      OPTIONS EXERCISABLE
                                                WEIGHTED-                  ------------------------
                                                 AVERAGE      WEIGHTED-                   WEIGHTED-
                                  (000'S)       REMAINING      AVERAGE       (000'S)       AVERAGE
                                  NUMBER       CONTRACTUAL    EXERCISE       NUMBER       EXERCISE
EXERCISE PRICES                 OUTSTANDING       LIFE          PRICE      EXERCISABLE      PRICE
---------------                 -----------    -----------    ---------    -----------    ---------
$  .13........................     2,834           8.95        $ 0.13          798          $0.13
$10.00........................       750           9.94         10.00           --             --
                                   -----                                       ---
                                   3,584           9.16        $ 2.20          798          $0.13
                                   =====                                       ===

NOTE 7 -- RETIREMENT PLANS

     Effective March 11, 1997, the Company sponsors the Fairchild Personal Savings and Retirement Plan (the "Retirement Plan"), a contributory savings plan which qualifies under section 401(k) of the Internal Revenue Code. The Retirement Plan covers substantially all employees in the United States. At the inception of the Retirement Plan, the Company provided a matching contribution equal to 50% of employee elective deferrals up to a maximum of 6% of an employee's annual compensation. Effective June 1, 1997, the Company increased the matching contribution to 75% of employee elective deferrals. The Company also maintains a non-qualified Benefit Restoration Plan, under which employees who have otherwise exceeded annual IRS limitations for elective deferrals can continue to contribute to their retirement savings. The Company matches employee elective deferrals to the Benefit Restoration Plan on the same basis as the Retirement Plan. Total expense recognized under these plans was $3.4 and $1.1 million for the years ended May 31, 1998 and May 25, 1997.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 7 -- RETIREMENT PLANS -- (CONTINUED)
     Employees in Malaysia participate in a defined contribution plan. The Company has funded accruals for this plan in accordance with statutory regulations in Malaysia. The net pension cost for the years ended May 31, 1998 and May 25, 1997 and the accrued pension cost at May 31, 1998 and May 25, 1997 are not material to the financial statements.

     Employees in the Philippines participate in a defined benefit plan that was assumed by the Company from National Semiconductor as part of the Recapitalization. The benefits are based on years of service and a multiple of the employee's final monthly salary. The Company's funding policy is to contribute annually the amount necessary to maintain the plan on an actuarially sound basis. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. The contributions made for the years ended May 31, 1998 and May 25, 1997 are not material to the financial statements.

     Prior to the Recapitalization, employees of the Business participated in several National Semiconductor retirement, employee benefit, and incentive plans. No liabilities related to retirement and similar plans, other than those disclosed above, were assumed by the Company.

NOTE 8 -- LEASE COMMITMENTS

     Rental expense related to certain facilities and equipment of the Company's plants was $9.5 million, $5.0 million, and $4.8 million for the fiscal years ended 1998, 1997 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases are as follows:

                                                              (IN MILLIONS)
1999........................................................      $10.7
2000........................................................        8.8
2001........................................................        4.8
2002........................................................        2.0
2003........................................................        1.4
Thereafter..................................................        3.5
                                                                  -----
                                                                  $31.2
                                                                  =====

NOTE 9 -- REDEEMABLE PREFERRED STOCK

     Concurrent with the Recapitalization, the Company authorized 70,000 shares of redeemable preferred stock at a par value of $.01, all of which are designated as 12% Series A cumulative compounding preferred stock (the "Redeemable Preferred Stock"). The Redeemable Preferred Stock has a stated value of $1,000 per share and is entitled to annual dividends when, as and if declared, which dividends will be cumulative, whether or not earned or declared, and will accrue at a rate of 12%, compounding annually. At May 31, 1998 and May 25, 1997, 70,000 shares were issued and outstanding. The total liquidation value of the shares outstanding at May 31, 1998 and May 25, 1997, in the amounts of $80.5 million and $71.8 million, respectively, is classified in the Company's balance sheet as Redeemable Preferred Stock. See Note 10.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 9 -- REDEEMABLE PREFERRED STOCK -- (CONTINUED)
     The Redeemable Preferred Stock is mandatorily redeemable in 2009. The Company may optionally redeem, in whole or in part, the Redeemable Preferred Stock at any time at a price per share of $1,000, plus accrued and unpaid dividends to the date of redemption.

     At the option of the Company, the Redeemable Preferred Stock may be exchanged for junior subordinated debentures of the Company. The face value of such junior subordinated debentures shall be (i) $1,000 per share of Redeemable Preferred Stock exchanged, plus (ii) all accrued but unpaid dividends on such stock to the date of exchange. Their maturity date will be the same as the mandatory redemption date of the Redeemable Preferred Stock, and they shall bear interest at a rate equal to the lesser of 12% and the maximum interest rate permitted to be deducted as accrued under the relevant provisions of the Internal Revenue Code of 1986.

NOTE 10 -- STOCKHOLDERS' EQUITY

RECAPITALIZATION

     On March 11, 1997, National Semiconductor consummated the Recapitalization under which the following transactions occurred:

     (i) National Semiconductor, pursuant to an Asset Purchase Agreement, transferred all of the assets and liabilities of the Business to Fairchild and its subsidiaries in exchange for demand purchase notes of Fairchild and its subsidiaries in the aggregate principal amount of $401.6 million (the "Purchase Price Notes");

     (ii) National Semiconductor transferred all of the capital stock of Fairchild and approximately $12.8 million in cash to the Company in exchange for shares of Redeemable Preferred Stock, shares of Class A voting and Class B non-voting common stock, and a promissory PIK Note of the Company in the principal amount of approximately $77.0 million;

     (iii) The Company issued Redeemable Preferred Stock and additional common stock in the aggregate amount of approximately $65.0 million;

     (iv) The Company contributed cash in the amount of approximately $77.8 million to the capital of Fairchild;

     (v) Fairchild borrowed $120.0 million under term bank loans and issued $300.0 million of 10 1/8% Senior Subordinated Notes due 2007 (as described in Note 4). The proceeds from these borrowings were used to repay the Purchase Price Notes and certain debt acquisition costs as described in Note 2.

     The transaction was accounted for as a leveraged recapitalization whereby the Company assumed the historical operating results of the Business. Accordingly, the repayment of the Purchase Price Notes of $401.6 and issuance of the PIK Note of $77.0 million were included in the statements of equity as a distribution to National Semiconductor by Fairchild and the Company, respectively.

COMMON STOCK

     On January 5, 1998, the Board of Directors approved a four-for-one common stock split in the form of a stock dividend. Stockholders received three additional shares for each share held. Such distribution

                         FSC SEMICONDUCTOR CORPORATION

NOTE 10 -- STOCKHOLDERS' EQUITY -- (CONTINUED) was made on April 29, 1998 to stockholders of record on that date. All share amounts in the accompanying consolidated financial statements have been restated to retroactively reflect the split.

     As approved by stockholders on April 24, 1998, the Company has authorized 160,000,000 shares of common stock at a par value of $.01 per share, divided into two classes consisting of 80,000,000 shares of Class A stock and 80,000,000 shares of Class B stock. As of May 25, 1997, 60,000,000 shares were authorized, consisting of 30,000,000 shares of Class A stock and 30,000,000 shares of Class B stock. The holders of Class A stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Except as required by law, the holders of Class B stock have no voting rights. A holder of either class of common stock may convert any or all of his shares into an equal number of shares of the other class of common stock provided that in the case of a conversion from Class B stock, which is nonvoting, into Class A stock, which is voting, such conversion would be permitted only to the extent that the holder of shares to be converted would be permitted under applicable law to hold the total number of shares of Class A stock which would be held after giving effect to the conversion.

     Certain amendments to the Securities Purchase and Holders Agreement, dated as of March 11, 1997 (the "Stockholders Agreement"), which were effected in May 1998, resulted in the lapse of certain risks of forfeiture by the management investors with respect to their stock ownership of the Company. The lapse of such restrictions resulted in the incurrence by the Company of deductible compensation expense for income tax purposes of $10.4 million in Fiscal Year 1998. The tax effect of the compensation expense of $2.1 million was recorded as a reduction in income taxes payable and an increase to additional paid-in capital at May 31, 1998. The tax effect was recorded using the alternative minimum tax rate of 20%. In connection with this transaction, loans aggregating $5.0 million were made by the Company to the management investors to pay their federal and state individual income tax liabilities in June 1998. Such loans (including accrued but unpaid interest thereon) will be cancelled over the four-year period following their creation, or earlier, in whole, upon the occurrence of certain qualifying public offerings of the Company's or Fairchild's stock and, in part, upon the death or disability of the obligor. The Company has also agreed to pay to such executive officers amounts sufficient to enable them to discharge all tax liabilities arising out of the cancellation of such loans (as well as all tax liabilities arising out of such payments). Any such executive officer whose employment terminates will be required to repay any uncancelled amounts immediately.

NOTE 11 -- RESTRUCTURING

     In June 1996, National Semiconductor announced a restructuring of its operations and the intent to pursue a sale or partial financing of the Business. In connection with the restructuring, the Business recorded a $5.3 million nonrecurring charge related to work force reductions. During the year ended May 25, 1997, $5.3 million of severance was paid to terminated employees.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 12 -- RELATED PARTY TRANSACTIONS

     Related party activity between the Company and National Semiconductor is summarized as follows:

                                                         PERIOD FROM     PERIOD FROM
                                                          MARCH 11,        MAY 27,
                                              YEAR          1997            1996         YEAR
                                              ENDED        THROUGH         THROUGH       ENDED
                                             MAY 31,       MAY 25,        MARCH 10,     MAY 26,
                                              1998          1997            1997         1996
                                             -------    -------------    -----------    -------
                                                               (IN MILLIONS)
Manufacturing services performed by
  National Semiconductor plants or
  purchased from third parties.............   $14.0         $ 2.8           $34.3       $ 73.9
Headquarters, freight, duty, warehousing
  and other elements of cost of sales......    17.9           3.7            41.8         58.5
                                              -----         -----           -----       ------
                                              $31.9         $ 6.5           $76.1       $132.4
                                              =====         =====           =====       ======
Cost of business support services provided
  by National Semiconductor................   $28.7         $11.6           $  --       $   --
                                              =====         =====           =====       ======
Operating costs allocated to the Business
  by National Semiconductor................   $  --         $  --           $63.9       $108.6
                                              =====         =====           =====       ======
Operating costs allocated to National
  Semiconductor by the Business............   $  --         $  --           $ 9.6       $ 27.1
                                              =====         =====           =====       ======

     Amounts receivable from National Semiconductor, included in accounts receivable, totaled $12.4 million and $19.9 million at May 31, 1998 and May 25, 1997, respectively. Amounts payable to National Semiconductor, included in accounts payable, totaled $5.3 million and $22.6 million at May 31, 1998 and May 25, 1997, respectively.

NOTE 13 -- CONTINGENCIES

     The Company's facilities in South Portland, Maine, West Jordan, Utah, Cebu, the Philippines, and Penang, Malaysia, have ongoing remediation projects to respond to certain releases of hazardous substances that occurred prior to the Recapitalization. Pursuant to the Asset Purchase Agreement, National Semiconductor has agreed to indemnify the Company for the future costs of these projects. The costs incurred to respond to these conditions were not material to the combined financial statements of the Business during Fiscal Years 1997 and 1996.

     The Company's Mountain View, California, facility is located on a contaminated site under the Comprehensive Environmental Response, Compensation and Liability Act. Under the terms of the Acquisition Agreement with Raytheon Company, dated December 31, 1997, Raytheon Company has assumed responsibility for all remediation costs or other liabilities related to historical contamination.

     In addition, in the normal course of business, the Company is subject to proceedings, lawsuits and other claims, including proceedings under laws and regulations related to environmental and other matters. All such matters are subject to uncertainties and outcomes that are not predictable with assurance. Consequently, the Company is unable to ascertain the ultimate aggregate amount of monetary

                         FSC SEMICONDUCTOR CORPORATION

NOTE 13 -- CONTINGENCIES -- (CONTINUED)
liability or financial impact with respect to these matters at May 31, 1998. It is management's opinion that after final disposition, any monetary liability or financial impact to the Company would not be material to the Company's financial position, or annual results of operations or cash flows.

NOTE 14 -- FINANCIAL INSTRUMENTS

FOREIGN CURRENCY INSTRUMENTS

     The objective of the Company's foreign exchange risk management policy is to preserve the U.S. dollar value of after-tax cash flows in relation to non-U.S. dollar currency fluctuations. The company uses forward and option contracts to hedge firm commitment and anticipatory exposures. These exposures are primarily comprised of non- U.S. dollar sales and manufacturing costs. Gains and losses on financial instruments that are intended to hedge an identifiable firm commitment are deferred and included in the measurement of the underlying transaction. Gains and losses on hedges of anticipated transactions are deferred until such time as the underlying transactions are recognized or immediately when the transaction is no longer expected to occur. In addition, the Company uses forward and option contracts to hedge certain non-U.S. denominated asset and liability positions. Gains and losses on these contracts are matched with the underlying gains and losses resulting from currency movement on these balance sheet positions. Net gains and losses from foreign currency transactions were not material for fiscal years 1998, 1997 and 1996.

INTEREST RATE DERIVATIVES

     The Company utilizes interest rate swap agreements to exchange the variable interest rate of certain long-term, U.S. dollar debt for fixed interest rates. The variable rates on swaps are based primarily on U.S. dollar LIBOR and reset on a quarterly basis. These agreements have maturities of up to two years. The differential between fixed and variable rates to be paid or received is accrued as interest rates change in accordance with the agreements and is included in current interest expense.

FAIR VALUE AND NOTIONAL PRINCIPAL OF OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

     The table below shows the fair value and notional principal of the Company's off-balance sheet instruments as of May 31, 1998 and May 25, 1997. The notional principal amounts for off-balance sheet instruments provide one measure of the transaction volume outstanding as of year end and do not represent the amount of the Company's exposure to credit or market loss. The estimates of fair value are based on applicable and commonly used pricing models using prevailing financial market information as of May 31, 1998, and May 25, 1997. Although the following table reflects the notional principal and fair value of amounts of off-balance sheet instruments, it does not reflect the gains or losses associated with the exposures and transactions that the off-balance sheet instruments are intended to hedge. The amounts ultimately realized upon settlement of these financial instruments, together with the gains and

                         FSC SEMICONDUCTOR CORPORATION

NOTE 14 -- FINANCIAL INSTRUMENTS -- (CONTINUED) losses on the underlying exposures, will depend on actual market conditions during the remaining life of the instruments.

                                                   MAY 31, 1998               MAY 25, 1997
                                              -----------------------    -----------------------
                                              NOTIONAL     ESTIMATED     NOTIONAL     ESTIMATED
                                              PRINCIPAL    FAIR VALUE    PRINCIPAL    FAIR VALUE
                                              ---------    ----------    ---------    ----------
                                                                (IN MILLIONS)
Interest Rate Instruments
  Swaps.....................................   $151.3        $(0.5)        $60.0        $(0.2)
Foreign Exchange Instruments
  Purchased Options.........................   $ 31.7        $ 0.6         $  --        $  --

FAIR VALUE OF FINANCIAL INSTRUMENTS

     A summary table of estimated fair values of financial instruments at Fiscal Year end follows:

                                                    MAY 31, 1998              MAY 25, 1997
                                               ----------------------    ----------------------
                                               CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                               --------    ----------    --------    ----------
                                                                (IN MILLIONS)
Long Term Debt
  Senior Subordinated Debt...................   $300.0       $310.5       $300.0       $311.3
  PIK Note...................................     88.6         87.7         78.9         78.1
  Credit Facility............................    151.3        151.3        120.0        120.0
Currency Options.............................      0.8          0.6           --           --

     The Company has outstanding foreign currency options denominated in Japanese yen. All foreign currency options expire within one quarter. Unrealized gains and losses on these option contracts are deferred and recognized in income in the same period as the hedged transactions. Unrealized gains and losses as of May 31, 1998 are not material to the consolidated financial statements. Premiums, if any, on purchased foreign exchange option contracts are amortized over the life of the option.

NOTE 15 -- INDUSTRY AND GEOGRAPHIC SEGMENT INFORMATION

     The Company operates in one industry segment and is engaged in the design, development, manufacture and marketing of a wide variety of semiconductor products for the semiconductor industry and original equipment manufacturers. The Company operates in three main geographic areas. In the information that follows, sales include local sales and exports made by operations within each area. To control costs, a substantial portion of the Company's products are transported between various facilities in the Americas, Asia and Europe in the process of being manufactured and sold. Accordingly, it is not meaningful to present interlocation transfers between the Company's facilities on a stand alone basis. Sales to unaffiliated customers have little correlation with the location of manufacture. It is, therefore, not meaningful to present operating profit by geographic area.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 15 -- INDUSTRY AND GEOGRAPHIC SEGMENT INFORMATION -- (CONTINUED)
     The Company conducts a substantial portion of its operations outside of the U.S. and is subject to risks associated with non-U.S. operations, such as political risks, currency controls and fluctuations, tariffs, import controls and air transportation.

                                                AMERICAS    EUROPE     ASIA     CONSOLIDATED
                                                --------    ------    ------    ------------
                                                               (IN MILLIONS)
1998:
  Sales to unaffiliated customers.............   $242.3     $132.6    $260.9       $635.8
                                                 ======     ======    ======       ======
  Total assets................................   $420.5     $ 12.2    $203.0       $635.7
                                                 ======     ======    ======       ======
1997:
  Sales to unaffiliated customers.............   $222.7     $117.6    $247.5       $587.8
                                                 ======     ======    ======       ======
  Total assets................................   $345.5     $ 14.9    $194.6       $555.0
                                                 ======     ======    ======       ======
1996:
  Sales to unaffiliated customers.............   $260.3     $161.9    $266.5       $688.7
                                                 ======     ======    ======       ======
  Total assets................................   $248.4     $  0.8    $183.5       $432.7
                                                 ======     ======    ======       ======

                         FSC SEMICONDUCTOR CORPORATION

NOTE 16 -- SUPPLEMENTAL CASH FLOW INFORMATION

     As described in Note 1, National Semiconductor's cash management system was not designed to trace centralized cash and related financing transactions to the specific cash requirements of the Business. In addition, National Semiconductor's corporate transaction systems are not designed to track receivables and certain liabilities and cash receipts and payments on a business specific basis. Given these constraints, the following data are presented to facilitate analysis of key components of cash flow activity for Fiscal Years 1997 and 1996:

                                                                  YEAR ENDED
                                                              ------------------
                                                              MAY 25,    MAY 26,
                                                               1997       1996
                                                              -------    -------
                                                                (IN MILLIONS)
Operating activities:
  Revenues less expenses....................................  $  15.5    $  72.3
  Depreciation and amortization.............................     77.1       64.2
  Deferred taxes............................................    (20.3)        --
  Loss on disposal of equipment, molds and tooling..........      1.0        2.0
  Non-cash interest expense.................................      1.9         --
  Increase in accounts receivable...........................    (79.6)        --
  Decrease (increase) in inventories........................     20.0      (24.3)
  Decrease (increase) in prepaid expenses and other current
     assets.................................................     (5.8)      11.1
  Increase in other assets..................................      0.9         --
  Increase (decrease) in accounts payable...................     12.2       (5.2)
  Increase (decrease) in accrued expenses and other
     liabilities............................................     21.6       (1.3)
  Net financing provided from (to) National
     Semiconductor*.........................................    (25.4)      43.7
                                                              -------    -------
     Cash provided by operating activities..................     19.1      162.5
                                                              -------    -------
Investing activities:
  Capital expenditures......................................    (47.1)    (153.9)
  Purchase of molds and tooling.............................     (7.2)      (8.6)
                                                              -------    -------
     Cash used by investing activities......................    (54.3)    (162.5)
                                                              -------    -------
Financing activities:
  Issuance of long-term debt................................    420.0         --
                                                                         -------
  Debt acquisition costs....................................    (20.3)        --
                                                                         -------
  Issuance of common stock..................................      7.8         --
                                                                         -------
  Issuance of preferred stock...............................     70.0         --
                                                                         -------
  Distribution to National Semiconductor....................   (401.6)        --
                                                              -------    -------
     Cash provided by financing activities..................     75.9         --
                                                              -------    -------
Net change in cash and cash equivalents.....................     40.7         --
                                                                         -------
Cash and cash equivalents at beginning of year..............       --         --
                                                              -------    -------
Cash and cash equivalent at end of year.....................  $  40.7    $    --
                                                              =======    =======

-------------------------

* Net financing provided from (to) National Semiconductor does not necessarily represent the cash flows of the Business, or the timing of such cash flows, had it operated on a stand alone basis.

                         FSC SEMICONDUCTOR CORPORATION

NOTE 16 -- SUPPLEMENTAL CASH FLOW INFORMATION -- (CONTINUED)
     Cash paid for interest by the Company totaled $0.1 million for the period from March 11, 1997 through May 25, 1997. The Business did not make any cash payments for interest prior to March 11, 1997, as discussed in Note 2. No cash payments were made for income taxes for any period presented above.

     During the year ended May 25, 1997, the Company issued a note to National Semiconductor in the principal amount of approximately $77.0 million as additional purchase consideration for the capital stock of Fairchild. The Company recorded the note as an increase to long-term debt and accumulated deficit. For the period from March 11 through May 25, 1997, the Company accumulated dividends on the redeemable preferred stock of approximately $1.8 million. The Company recorded the accumulated dividends as an increase to the carrying value of the redeemable preferred stock and accumulated deficit.

NOTE 17 -- ACQUISITIONS

     On December 31, 1997, Fairchild Semiconductor Corporation, a wholly-owned subsidiary of the Company acquired all of the outstanding common stock of Raytheon Semiconductor, Inc. ("Raytheon") for approximately $117.0 million in cash plus transaction expenses. Raytheon, based in Mountain View, California, designs, manufactures and markets high-performance analog and mixed signal integrated circuits for the personal computer, communications, broadcast video and industrial markets. The purchase price was financed through a combination of existing cash and borrowings under the Tranche C Term Loan.

     The acquisition was accounted for as a purchase as of December 31, 1997, and the results of operations of Raytheon have been included since that date. The purchase price exceeded the fair value of the net tangible assets by $48.4 million, of which $32.9 million was allocated to various intangible assets and $15.5 million to in-process research and development. The in-process research and development was expensed to operations concurrent with the acquisition.

     The unaudited pro forma combined historical results, as if Raytheon had been acquired at the beginning of Fiscal Years 1998 and 1997, respectively, are estimated to be:

                                                               1998      1997
                                                              ------    ------
                                                               (IN MILLIONS)
Net sales...................................................  $836.5    $762.6
Net income..................................................  $ 20.9    $ 11.4

     The pro forma results include amortization of the intangibles presented above and interest expense on debt assumed issued to finance the purchase. The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of each of the fiscal years presented, nor are they necessarily indicative of future consolidated results.

NOTE 18 -- CHANGE IN ACCOUNTING PRINCIPLE

     Effective in the third quarter of Fiscal Year 1998, the Company adopted the provisions of Emerging Issues Task Force Issue 97-13 "Accounting for Business Process Reengineering Costs." This Issue requires companies to write-off business process reengineering costs that had been previously capitalized. The Company had been capitalizing such costs in conjunction with its enterprise software implementa-

                         FSC SEMICONDUCTOR CORPORATION

NOTE 18 -- CHANGE IN ACCOUNTING PRINCIPLE -- (CONTINUED) tion project. The Issue requires companies to write-off these costs in the quarter that contains November 20, 1997.

     The cumulative effect of adoption of this Issue resulted in a charge of $1.5 million, net of taxes of $0.8 million for the year ended May 31, 1998. Of the pre-tax write-off, $1.6 million applies to costs incurred in Fiscal Year 1998, while $0.7 million applies to costs incurred in Fiscal Year 1997. The charge relates specifically to costs incurred to assess the system's capabilities in light of the Company's current business processes, which under prior guidance was capitalizable to the cost of the software.

NOTE 19 -- SUBSEQUENT EVENT -- WORKFORCE REDUCTION

     On July 20, 1998, the Company announced a restructuring of its operations, consisting of a reduction of approximately 10% of its payroll, which will primarily affect its operations in the United States. The Company will take a nonrecurring charge of approximately $4.5 million, primarily for severance costs during the first quarter of Fiscal Year 1999.

                 FSC SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                              ------------------------
                                                              FEBRUARY 28,    MARCH 1,
                                                                  1999          1998
                                                              ------------    --------
                                                                   (IN MILLIONS)
Revenue:
  Net sales -- trade........................................     $434.1        $479.1
  Contract manufacturing -- National Semiconductor..........       54.5         122.8
                                                                 ------        ------
     Total revenue..........................................      488.6         601.9
Operating expenses:
  Cost of sales.............................................      336.2         329.4
  Cost of contract manufacturing -- National
     Semiconductor..........................................       45.4          92.3
  Research and development..................................       27.9          24.7
  Selling, general and administrative.......................       68.5          66.6
  Purchased in-process research and development.............         --          15.5
  Restructuring.............................................        7.2            --
                                                                 ------        ------
     Total operating expenses...............................      485.2         528.5
                                                                 ------        ------
Operating income............................................        3.4          73.4
Interest, net...............................................       44.7          41.1
                                                                 ------        ------
Income (loss) before income taxes...........................      (41.3)         32.3
Provision (benefit) for income taxes........................       (4.1)         10.4
                                                                 ------        ------
Income (loss) before cumulative effect of change in
  accounting principle......................................      (37.2)         21.9
Cumulative effect of change in accounting principle, net of
  tax effect of $0.8 million................................         --          (1.5)
                                                                 ------        ------
Net income (loss)...........................................     $(37.2)       $ 20.4
                                                                 ======        ======

     See accompanying notes to condensed consolidated financial statements.

                 FSC SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                              FEBRUARY 28,
                                                                  1999
                                                              -------------
                                                              (IN MILLIONS)
ASSETS
Current assets:
  Cash and cash equivalents.................................     $   5.4
  Receivables, net..........................................       101.5
  Inventories...............................................       105.6
  Other current assets......................................        19.7
                                                                 -------
     Total current assets...................................       232.2
Property, plant and equipment, net..........................       305.9
Deferred income taxes.......................................        25.3
Intangible assets, net......................................        29.0
Other assets................................................        31.1
                                                                 -------
     Total assets...........................................     $ 623.5
                                                                 =======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Short-term borrowings and current portion of long-term
     debt...................................................     $  35.5
  Accounts payable..........................................        79.1
  Accrued expenses and other current liabilities............        56.0
                                                                 -------
     Total current liabilities..............................       170.6
Long-term debt, less current portion........................       524.5
Other liabilities...........................................         1.7
                                                                 -------
     Total liabilities......................................       696.8
Redeemable preferred stock..................................        87.7
Commitments and contingencies
Stockholders' equity (deficit):
  Class A common stock......................................         0.3
  Class B common stock......................................         0.3
  Additional paid-in capital................................         9.5
  Accumulated deficit.......................................      (171.1)
                                                                 -------
     Total stockholders' equity (deficit)...................      (161.0)
                                                                 -------
     Total liabilities and stockholders' equity (deficit)...     $ 623.5
                                                                 =======

     See accompanying notes to condensed consolidated financial statements.

                 FSC SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                              ------------------------
                                                              FEBRUARY 28,    MARCH 1,
                                                                  1999          1998
                                                              ------------    --------
                                                                   (IN MILLIONS)
Cash flows from operating activities:
  Net income (loss).........................................     $(37.2)      $  20.4
  Adjustments to reconcile net income (loss) to cash
     provided by operating activities:
     Cumulative effect of change in accounting principle....         --           1.5
     Depreciation and amortization..........................       72.1          62.5
     Restructing charges, net of cash expended..............        3.3            --
     Non-cash interest expense..............................        7.8           7.3
     Purchased in-process research and development..........         --          15.5
     Loss on disposal of property, plant and equipment......        0.2           0.7
     Deferred income taxes..................................       (4.0)         (0.8)
  Changes in operating assets and liabilities, net:
     Accounts receivable....................................      (26.5)          6.9
     Inventories............................................        2.4         (12.9)
     Prepaid expenses and other current assets..............        0.4           2.5
     Current liabilities....................................        3.2           5.0
     Other assets and liabilities...........................       (1.7)          0.1
                                                                 ------       -------
       Cash provided by operating activities................       20.0         108.7
                                                                 ------       -------
  Cash flows from investing activities:
     Capital expenditures...................................      (31.5)        (49.3)
     Proceeds from sale of property, plant and equipment....        1.0            --
     Purchase of molds and tooling..........................       (2.9)         (4.2)
     Purchase of Raytheon Semiconductor, Inc., net of cash
      acquired..............................................         --        (116.8)
                                                                 ------       -------
     Cash used in investing activities......................      (33.4)       (170.3)
                                                                 ------       -------
  Cash flows from financing activities:
     Proceeds from revolving credit facility, net...........       21.6            --
     Issuance of long-term debt.............................         --          90.0
     Repayment of long-term debt............................       (9.3)        (55.6)
     Debt issuance costs....................................         --          (1.1)
                                                                 ------       -------
     Cash provided by financing activities..................       12.3          33.3
                                                                 ------       -------
Net change in cash and cash equivalents.....................       (1.1)        (28.3)
Cash and cash equivalents at beginning of period............        6.5          40.7
                                                                 ------       -------
Cash and cash equivalents at end of period..................     $  5.4       $  12.4
                                                                 ======       =======
Supplemental cash flow information:
  Cash paid for:
     Income taxes...........................................     $  2.1       $   8.3
                                                                 ======       =======
     Interest...............................................     $ 27.9       $  24.5
                                                                 ======       =======

     See accompanying notes to condensed consolidated financial statements.

                 FSC SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The Condensed Consolidated Balance Sheet of FSC Semiconductor Corporation (the "Company") as of February 28, 1999, the Condensed Consolidated Statements of Operations for the nine-month periods ended February 28, 1999 and March 1, 1998 and the Condensed Consolidated Statements of Cash Flows for the nine-month periods ended February 28, 1999 and March 1, 1998 were prepared by the Company. In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments (consisting of only normal recurring items) necessary to present fairly the financial position and results of operations of the Company. Interim results of operations are not necessarily indicative of the results to be expected for the full year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended May 31, 1998, included elsewhere in this Prospectus.

     Certain prior period amounts have been reclassified to conform to their current presentation.

NOTE 2 -- INVENTORIES

     The components of inventories are as follows:

                                                              FEBRUARY 28,
                                                                  1999
                                                              -------------
                                                              (IN MILLIONS)
Raw materials...............................................     $  8.6
Work in process.............................................       75.3
Finished goods..............................................       21.7
                                                                 ------
     Total inventories......................................     $105.6
                                                                 ======

NOTE 3 -- RESTRUCTURING CHARGES

     In the first quarter of fiscal 1999, in connection with management's plan to reduce costs and improve operating efficiencies, the Company recorded a pre-tax restructuring charge of approximately $4.5 million. The restructuring charge consisted of $0.8 million related to non-cash asset impairments and $3.7 million of employee separation costs. The charge for employee separation arrangements provided for the termination and other severance costs associated with the approximately 600 salaried, hourly and temporary employees severed as a result of this action, a reduction of approximately 10% of the Company's payroll.

     In the third quarter of fiscal 1999, the Company recorded a pre-tax restructuring charge of approximately $2.7 million related to the transfer of all assembly and test work performed at its Mountain View, California facility to its Penang, Malaysia facility. The charge consisted of $1.9 million of non-cash asset write-offs and $0.8 million primarily for severance and other benefits for 54 employees terminated as a result of the transfer.

NOTE 4 -- SUBSEQUENT EVENT -- FACILITY CLOSURE

     On March 31, 1999, the Company agreed to sell its Mountain View, California facility for approximately $35.0 million. The sale price is subject to (i) a $1.0 million deposit, which is nonrefundable if the sale of the property is not consummated by April 19, 1999 for reasons other than a

                 FSC SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 4 -- SUBSEQUENT EVENT -- FACILITY CLOSURE -- (CONTINUED) title defect; (ii) a $3.5 million holdback which will be paid to the Company unless the city council rejects the buyer's application to increase its building density from 35% to 50%; and (iii) a $0.5 million deposit which will be placed into an escrow account and will be released to the Company upon the demolition of the existing structures on the property. At closing, the Company received approximately $30.7 million (excluding the $0.5 million in escrow) after deducting closing costs, contingency holdbacks, commissions and other fees and expenses.

     In connection with the sale of the Mountain View facility, on April 2, 1999 the Company announced a transfer of all wafer production to its South Portland, Maine facility. The transfer is expected to be complete by the end of the 1999 calendar year. Net of a gain on the sale of land and building of approximately $1.6 million, the Company will record a one-time charge for severance, equipment disposals and other costs related to the closing of the Mountain View facility of approximately $11.9 million in the fourth quarter of fiscal 1999.

NOTE 5 -- SUBSEQUENT EVENT -- ACQUISITION

     On April 13, 1999, the Company completed its acquisition of the Power Device Business of Samsung Electronics Co., Ltd., for approximately $406.8 million, net of certain purchase price adjustments. The purchase includes substantially all of the worldwide business and assets of the Power Device Business, comprising high volume wafer fabs in Bucheon, South Korea, design and development personnel in Bucheon, and secured services for high volume assembly and test operations for the Power Device Business, and worldwide sales and marketing personnel. The transaction will be accounted for as a purchase.

     On April 13, 1999 the Company refinanced all of its existing senior credit facilities with the proceeds from new senior term facilities of $310.0 million. The excess proceeds, together with the net proceeds from the Company's $300.0 million senior subordinated notes issued on April 7, 1999 and a $50.0 million subordinated PIK note from Citicorp Mezzanine Partners, L.P., were used to finance the purchase price and related fees and expenses of the acquisition.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Samsung Electronics Co., Ltd.

     In our opinion, the accompanying statements of net assets (liabilities) and the related statements of operations and comprehensive income (loss) and cash flows present fairly, in all material respects, the financial position of the Power Device Business of Samsung Electronics Co., Ltd. (the "Business") at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Business' management, our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 11 to the financial statements, the operations of the Business, and those of similar companies in the Republic of Korea, have been significantly affected, and will continue to be affected for the foreseeable future, by the country's unstable economy caused in part by the currency volatility in the Asia Pacific region.

     The Business is an operating unit of Samsung Electronics Co., Ltd. and, as discussed in Notes 3, 7 and 15, has engaged in various transactions with Samsung Electronics Co., Ltd.

Samil Accounting Corporation

Seoul, Korea
February 24, 1999

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

                     STATEMENTS OF NET ASSETS (LIABILITIES)

                                                                   AS OF DECEMBER 31,
                                                              ----------------------------
                                                                 1997              1998
                                                              ----------        ----------
                                                              (IN THOUSANDS OF US DOLLARS)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $     18          $     37
  Trade accounts and notes receivable, net..................     28,445            26,605
  Inventories...............................................     50,469            43,977
  Deferred tax assets.......................................        909             1,184
  Prepaid expenses and other current assets.................      2,317             3,750
                                                               --------          --------
     Total current assets...................................     82,158            75,553
Advances to employees.......................................      5,398             2,632
Property, plant and equipment, net..........................     93,166            90,955
Deposit for deferred employee compensation..................      6,272                --
Intangible assets, net......................................      1,182               887
Other assets................................................        419               262
                                                               --------          --------
     Total assets...........................................    188,595           170,289
                                                               --------          --------
LIABILITIES
Current liabilities:
  Corporate borrowings......................................      9,750            12,641
  Current portion of capital lease obligation...............     12,706             8,086
  Trade accounts and notes payable..........................     11,086            13,729
  Income taxes payable to Samsung...........................      6,394            12,947
  Accrued expenses and other accounts payable...............      6,621            70,594
                                                               --------          --------
     Total current liabilities..............................     46,557           117,997
Corporate borrowings........................................     92,032            46,065
Capital lease obligation....................................     15,151             9,667
Deferred employee compensation..............................     13,004             6,471
Deferred tax liabilities....................................      3,173             1,914
                                                               --------          --------
     Total liabilities......................................    169,917           182,114
                                                               --------          --------
Commitments and contingencies
NET ASSETS (LIABILITIES)
Business equity.............................................     37,301               272
Accumulated other comprehensive loss --
  Cumulative translation adjustments........................    (18,623)          (12,097)
                                                               --------          --------
     Total net assets (liabilities).........................   $ 18,678          $(11,825)
                                                               ========          ========

  The accompanying notes are an integral part of these consolidated financial statements.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

            STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                                                             YEAR ENDED DECEMBER 31,
                                                         --------------------------------
                                                           1996        1997        1998
                                                         --------    --------    --------
                                                           (IN THOUSANDS OF US DOLLARS)
Revenues:
  Net sales............................................  $418,047    $440,700    $369,899
  Contract manufacturing -- Samsung Electronics........    53,735      37,428      16,620
                                                         --------    --------    --------
  Total revenue........................................   471,782     478,128     386,519
                                                         --------    --------    --------
Operating expenses:
  Cost of sales........................................   361,624     309,712     232,562
  Cost of contract manufacturing -- Samsung
     Electronics.......................................    53,735      37,428      16,620
  Research and development.............................    18,579      19,205      15,224
  Selling, general and administrative..................    28,950      34,280      33,812
  Litigation settlement................................        --          --      58,000
                                                         --------    --------    --------
     Total operating expenses..........................   462,888     400,625     356,218
                                                         --------    --------    --------
Operating income.......................................     8,894      77,503      30,301
Interest expense, net..................................    10,384      10,076       4,205
Foreign currency losses, net...........................       497       5,933         923
                                                         --------    --------    --------
Income (loss) before income taxes......................    (1,987)     61,494      25,173
Income tax benefit (provision).........................     4,754     (18,549)     (9,519)
                                                         --------    --------    --------
Net income.............................................     2,767      42,945      15,654
                                                         --------    --------    --------
Other comprehensive income (loss):
     Net foreign currency translation adjustments......    (4,837)    (14,491)      6,526
                                                         --------    --------    --------
Comprehensive income (loss)............................  $ (2,070)   $ 28,454    $ 22,180
                                                         ========    ========    ========

   The accompanying notes are an integral part of these financial statements.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

                            STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1996        1997        1998
                                                              ---------   ---------   ---------
                                                                (IN THOUSANDS OF US DOLLARS)
Cash Flows From Operating Activities:
  Net income................................................  $   2,767   $  42,945   $  15,654
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................     48,965      38,792      22,289
    Provision for (recovery of) doubtful accounts...........         (6)         93           7
    Provision for (reversal of) inventory reserve...........       (216)     (3,713)      1,016
    Accrual for litigation settlement.......................         --          --      58,000
    Loss on disposition of property, plant and equipment....      1,545         423         498
    Deferred employee compensation..........................      1,407      (8,623)      3,745
    Deferred income taxes...................................     (4,365)      8,648      (1,534)
  Changes in operating assets and liabilities:
    Trade accounts and notes receivable.....................      3,283     (28,329)      5,817
    Inventories.............................................     13,092      (3,166)     12,617
    Prepaid expenses and other current assets...............      2,629         720        (894)
    Advances to employees...................................     (1,208)      1,702       3,188
    Deposit for deferred employee compensation..............     (1,036)      4,057       6,345
    Other assets............................................      1,463         516         198
    Trade accounts and notes payable........................     (2,942)      1,008         638
    Income taxes payable to Samsung.........................     (4,966)      6,394       6,553
    Accrued expenses and other accounts payable.............    (12,388)     19,152       4,232
    Payment of deferred employee compensation...............     (8,642)     (6,299)    (10,278)
                                                              ---------   ---------   ---------
    Net cash provided by operating activities...............     39,382      74,320     128,091
                                                              ---------   ---------   ---------
  Cash Flows From Investing Activities:
    Acquisition of property, plant and equipment............   (118,005)    (10,259)     (7,671)
    Proceeds from sale of property, plant and equipment.....     30,644      10,593       2,297
    Acquisition of intangible assets........................     (1,134)       (454)       (319)
                                                              ---------   ---------   ---------
    Net cash used in investing activities...................    (88,495)       (120)     (5,693)
                                                              ---------   ---------   ---------
  Cash Flows from Financing Activities:
    Corporate borrowing, net................................     54,223     (75,678)    (43,076)
    Capital lease payment...................................     (9,335)    (23,819)    (11,046)
    Net capital distribution................................    (16,867)    (57,593)    (52,683)
                                                              ---------   ---------   ---------
    Net cash provided by (used in) financing activities.....     28,021    (157,090)   (106,805)
                                                              ---------   ---------   ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................     21,092      82,907     (15,574)
                                                              ---------   ---------   ---------
Net increase in cash and cash equivalents...................         --          17          19
Cash and cash equivalents, beginning of period..............          1           1          18
                                                              ---------   ---------   ---------
Cash and cash equivalents, end of period....................  $       1   $      18   $      37
                                                              =========   =========   =========
Supplemental disclosure of cash flows information:
    Interest paid...........................................  $     396   $     252   $       9
                                                              =========   =========   =========
    Machinery and equipment acquired under capital lease....  $     103   $     673   $     942
                                                              =========   =========   =========

   The accompanying notes are an integral part of these financial statements.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND BASIS OF PRESENTATION:

BUSINESS

     The Power Device Business (the "Business") was established in 1985 as an operating unit of Samsung Electronics Co., Ltd. ("Samsung"). The Business is not a distinct legal entity. The Business designs, develops and manufactures discrete and standard analog semiconductors. These products are used in major market worldwide sectors including computers, computer peripherals, office equipment, consumer electronics, lighting, communications, and industrial equipment. The Business is located in Bucheon, the Republic of Korea ("Korea") and shares the Samsung Bucheon factory with Samsung's Multimedia Business.

     On December 20, 1998, Samsung entered into a Business Transfer Agreement (the "Agreement") with Fairchild Semiconductor Corporation ("Fairchild"). Under terms of the Agreement, Fairchild shall purchase substantially all of the assets including allocated notes receivable and prepaid expenses and assume certain liabilities of the Business in exchange for $455,000 thousand in cash, subject to certain conditions and adjustments. In conjunction with the transfer of the Business, Samsung intends to pay an employee bonus to the employees staying with the Business to the closing date.

BASIS OF PRESENTATION

     The Securities and Exchange Commission, in Staff Accounting Bulletin Number 55, requires that historical financial statements of a subsidiary, division, or lesser business component of another entity include certain expenses incurred by the parent on its behalf. These expenses generally include, but are not limited to, officer and employee salaries, rent, depreciation, advertising, accounting and legal services, other selling, general and administrative expenses and other such expenses. These financial statements include such expenses and services.

     These financial statements present the assets, liabilities, results of operations and cash flows of the Business. Because the Business did not previously prepare separate financial statements, these financial statements were derived by extracting the assets, liabilities and results of operations of the Business from the corresponding Samsung accounts. As a result, the carved out financial statements contain allocations of certain Samsung assets, liabilities, revenues and expenses attributable to the Business deemed reasonable by management to present the Business on a stand-alone basis.

     Although the Business' management is unable to estimate the actual benefits which would have been realized and costs which would have been incurred had the respective transactions been executed with independent third parties, the allocation methodologies described below and within the respective notes to financial statements, where appropriate, are considered reasonable by management. The financial position and results of operations of the Business may, however, differ from the results which may have been achieved had the Business operated as an independent legal entity. Additionally, future expenses incurred as an independent entity may not be comparable to the historical levels.

     The carved out financial statements are presented in accordance with generally accepted accounting principles of the United States.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The significant accounting policies followed by the Business in the preparation of its financial statements are summarized below.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
RELATED PARTY ACTIVITY AND ALLOCATIONS

     The financial statements reflect the assets, liabilities, revenue and expenses that were directly related to the Business as it operated within Samsung. In cases involving assets and liabilities not specifically identifiable to any particular facility, a portion of such items were allocated to the Business based on assumptions that management considers reasonable in the circumstances.

     Samsung uses a centralized approach to cash management and the financing of its operations. These systems did not track cash balances, notes receivable balances and bank borrowings on a business specific basis. Accordingly, notes receivable and debt not specifically identifiable to the operations of any particular facility were allocated annually to the Business based on the customer sales ratio and fixed asset ratio of the Business, respectively, as a percentage of Samsung for each respective period. Interest expense on allocated debt was determined by applying the average interest rates of Samsung during the respective periods. Management believes the debt allocation basis is reasonable as the Business operates in a highly capital intensive industry and capital expenditures are financed through bank borrowings.

     Manufacturing costs were generally apportioned between the Business and Samsung's other product lines based upon actual factory production loading. Certain manufacturing costs (e.g., material costs) that were specifically identifiable with a particular product line were charged directly.

     Other operating units of Samsung also performed manufacturing services for the Business and incurred other elements of cost of sales on behalf of the Business, including freight, duty, warehousing, and purchased manufacturing services from third party vendors. Costs of these services are specifically identified as they relate to the Business. Also, the Business has performed contract manufacturing related to wafer foundry services for Samsung. The revenues for these services are reflected at cost in the accompanying statements of operations. These costs include manufacturing costs incurred within the Samsung Bucheon factory and do not include cost of raw materials and/or processing costs incurred outside of the Samsung Bucheon factory.

     Shared or common costs, including certain general and administrative, sales and marketing, and research and development expenses, have been allocated from Samsung's corporate office, selling and marketing locations, and manufacturing sites to the Business on a basis which is considered by management to reasonably reflect the utilization of such services by the operating unit receiving the charge. These allocations were based on sales revenues, the number of employees and working hours. Research and development (R&D) expenses represent the actual costs incurred by the Bucheon factory plus R&D expenses specifically incurred by Samsung on behalf of the Business.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses in the financial statements and accompanying notes. Significant estimates made by management include those related to the useful lives of property, plant and equipment, allowances for doubtful accounts and customer returns, inventory realizability, contingent liabilities and allocated expenses. Actual results could differ from those estimates, and such differences may be material to the financial statements.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
CASH AND CASH EQUIVALENTS

     Cash and cash equivalents includes cash on hand and cash in bank accounts, with original maturities of three months or less.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Business provides an allowance for doubtful accounts and notes receivable to reduce such receivables to their probable estimated collectable amounts.

INVENTORIES

     Inventories are stated at the lower of cost or market, using the weighted average method, except for materials in-transit, for which cost is determined using the specific identification method.

INTANGIBLE ASSETS

     Intangible assets, principally patent rights, are stated at cost and amortized on a straight-line basis over their estimated useful lives of 10 years which does not exceed the patent period.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as set forth below:

                                                                ESTIMATED
                                                              USEFUL LIVES
                                                              -------------
Buildings...................................................  15 - 40 years
Building related structures.................................   7 - 40 years
Machinery and equipment.....................................        5 years
Tools.......................................................        5 years
Furniture and fixtures......................................        5 years
Vehicles....................................................        5 years

     Assets under capital leases and leasehold improvements are amortized over the shorter of the asset life or the remaining lease term. Amortization of assets under capital leases is included within depreciation expense.

     Upon retirement or other disposal of fixed assets, the costs and related accumulated depreciation or amortization are eliminated from the accounts, and any resulting gain or loss is reflected in income for the period. Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or significantly extend the useful lives of the related assets are capitalized.

IMPAIRMENT OF LONG-LIVED ASSETS

     Effective January 1, 1996, the Business adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of". In accordance with this standard, management periodically evaluates the carrying value of long-lived assets to be held and used, when events and circumstances warrant such a review. The

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED) carrying value of long-lived assets is considered impaired when the anticipated undiscounted cash flows is separately identifiable and is less than the carrying value of the assets. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets.

     Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. The adoption of this new accounting standard did not have a material effect on the Business' operating results or financial position.

WARRANTIES

     The Business' products are generally warranted for up to one year from customer receipt. Estimated future costs of repair, replacement, or customer accommodations are reflected in income for the period of the related sales.

RECOGNITION OF REVENUES

     Revenues from the sale of products are recognized on the transfer of ownership upon shipment. The Business provides a reserve for product returns from all customers at the time revenue is recognized. Contract manufacturing revenues are recognized based on completion of respective stages of production, defined as wafer fabrication and electronic die sorting.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred.

     The Business receives, under the terms of specific legislation, research and development grants for projects selected by the government. Such grants, collectively insignificant, are recorded as liabilities since the grant monies must be repaid upon conclusion of the project.

INCOME TAXES

     The Business is not a separate taxable entity for Korean or international tax purposes and has not filed separate income tax returns, but rather was included in the income tax returns filed by Samsung. Accordingly, income tax expense in the carved out financial statements has been calculated as if filed on a separate tax return basis. The Business accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. Under the asset and liability method, deferred income taxes are recognized for temporary differences, net operating loss carryforwards and credits by applying enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Investment R&D tax credits are accounted for by the flow-through method whereby they reduce income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carryforward account.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
DEFERRED EMPLOYEE COMPENSATION

     In accordance with statutory regulations in Korea, employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment with the Business, based on years of service and rate of pay at the time of termination. The accrual for deferred compensation approximates the amount required if all employees were to terminate employment at the balance sheet date.

     The annual provision for deferred compensation charged to operations is calculated based on the net change in the deferred compensation amount, assuming the termination of all eligible employees and directors as of the beginning and end of the period, plus the actual payments made during the period.

     Under the National Pension Fund Law of Korea, the Business is required to pay a certain percentage of employee retirement benefits to the National Pension Fund in exchange for a reduction in their severance pay. Contributed amounts shall be refunded from the National Pension Plan to employees on their retirement. This amount has been offset against deferred compensation except for the portion related to employees with less than one year of service which is included in current assets.

     Deferred employee compensation is partially funded through a group severance insurance plan with Samsung Life Insurance Co., Ltd., an affiliate of Samsung. The amounts deposited under this insurance plan are classified as noncurrent assets and may only be withdrawn for the actual payment of deferred compensation.

FOREIGN CURRENCY TRANSLATION

     Assets and liabilities denominated in currencies other than the Korean won have been translated at the rate of exchange on the balance sheet date. Gains and losses resulting from the translation are reflected in income for the period.

     The Business' functional currency is the Korean won, the primary currency in which business is conducted, and its official accounting records are maintained in Korean won. The accompanying financial statements are reported in US dollars pursuant to SFAS No. 52, "Foreign Currency Translation." Assets and liabilities are translated at the exchange rate as of the balance sheet date. All revenue and expense accounts are translated at a weighted-average exchange rate in effect during the respective period.

     Resulting translation adjustments are recorded in a separate component of net assets entitled "Cumulative Translation Adjustment." All amounts in these financial statements have been presented in thousands of US dollars, unless otherwise stated.

     The exchange rates used to translate the financial statements are as follows:

                                                               EXCHANGE RATES USED
                                                      -------------------------------------
                                                      BALANCE SHEET     REVENUE AND EXPENSE
                                                         ACCOUNTS            ACCOUNTS
                                                      --------------    -------------------
1996................................................  US$1 =  844.20      US$1 =  804.78
1997................................................  US$1 = 1415.20      US$1 =  951.11
1998................................................  US$1 = 1207.80      US$1 = 1398.88

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
COMPREHENSIVE INCOME

     Effective January 1, 1996, the Business retroactively adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS 130 establishes standards for the reporting and display of comprehensive income. The components of comprehensive income (loss) include net income and foreign currency translation adjustments. There is no tax effect on the foreign currency translation adjustments.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially expose the Business to a concentration of credit risk consist primarily of cash and cash equivalents and trade accounts and notes receivable.

     The Business deposits its cash with a major Korean bank. Deposits in this bank may exceed the amount of insurance provided on such deposits. However, the Business is exposed to loss only to the extent of the amount of cash reflected on its statements of net assets. The Business has not experienced losses on its bank cash deposits.

     The Business performs periodic credit evaluations of its customers' financial condition and generally does not require collateral for domestic customers on accounts or notes receivable. The Business maintains reserves for potential credit losses, but historically has not experienced significant losses related to individual customers or groups of customers in any particular industry or geographic area. The Business derives a substantial portion of its revenues from export sales through Samsung's foreign subsidiaries in Asia, North America and Europe.

     A substantial portion of the components necessary for the manufacture and operation of many of the Business' products are obtained from the other operating units of Samsung and its affiliates. The disruption or termination of any of these sources could have a material adverse effect on the Business' operating results and financial condition.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, trade accounts and notes receivable, trade accounts and notes payable, and accrued expenses and other accounts payable approximates fair value due to the short-term nature of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The provisions of the statement require the recognition of all derivatives as either assets or liabilities in the financial statements and the measurement of those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. This statement is effective for fiscal years beginning after June 15, 1999. The Business is currently not separately engaged in any derivatives or hedging activities.

     In 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which provides guidance concerning recognition and measurement of costs associated with developing or acquiring software for internal use. In 1998, the AICPA also issued Statement of Position

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
98-5, "Reporting on the Costs of Start-Up Activities", which provides guidance concerning the costs of start-up activities. For accounting purposes, start-up activities are defined as one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory or with a new class of customer, initiating a new process in an existing facility, or commencing some new operation. Both pronouncements are effective for financial statements of years beginning after December 15, 1998, with earlier application encouraged. Management does not believe that adoption of these pronouncements will have a material impact on the financial statements of the Business.

3.  TRADE ACCOUNTS AND NOTES RECEIVABLE:

     Trade accounts and notes receivable consist of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Trade accounts receivable
  Due from third parties....................................  $10,820    $ 9,198
  Due from Samsung subsidiaries and affiliates..............    9,173      2,338
                                                              -------    -------
                                                               19,993     11,536
Trade notes receivable
  Due from third parties....................................    8,205      7,516
  Due from Samsung subsidiaries and affiliates..............      353      7,666
                                                              -------    -------
                                                                8,558     15,182
Allowance for doubtful accounts.............................     (106)      (113)
                                                              -------    -------
                                                              $28,445    $26,605
                                                              =======    =======

     At December 31, 1997 and 1998, trade accounts receivable of $17,992 thousand and $6,148 thousand, respectively, are denominated in foreign currencies, primarily US dollars. Trade notes receivable represents amounts due from domestic customers maturing generally within 90 to 120 days with no interest charge.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

4.  INVENTORIES:

     Inventories consist of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Finished products...........................................  $15,606    $21,482
Work-in-process.............................................   25,395     19,632
Raw materials and supplies..................................   10,444      6,411
Materials in-transit........................................    1,757        201
                                                              -------    -------
                                                               53,202     47,726
Allowance for obsolete and excess inventory.................   (2,733)    (3,749)
                                                              -------    -------
                                                              $50,469    $43,977
                                                              =======    =======

     At December 31, 1998, substantially all of the Business' inventories are insured against fire and other casualty losses.

     At December 31, 1998, a portion of the Business' inventory up to a maximum amount of $27,654 thousand is pledged as collateral for a bank loan of Samsung. At December 31, 1998, a total of approximately $9,136 thousand of raw materials and work-in-process inventories was held by the Business' subcontractors including Samsung plants in Korea and China. Also, at December 31, 1998, all finished goods inventories were held by the Samsung Onyang plant in Korea for warehousing.

5.  ADVANCES TO EMPLOYEES:

     The Business provides advances to its employees primarily for the purchase or lease of residential properties. Advances to employees are provided for periods of up to 7 years and earn interest at a maximum annual rate not to exceed 4%.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

6.  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consist of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1997         1998
                                                              ---------    ---------
Buildings...................................................  $  38,666    $  44,948
Building related structures.................................      6,124        7,175
Machinery and equipment.....................................    165,362      190,421
Tools.......................................................      3,046        2,894
Furniture and fixtures......................................      7,737        8,757
Vehicles....................................................        497          466
                                                              ---------    ---------
                                                                221,432      254,661
Accumulated depreciation....................................   (137,891)    (172,685)
                                                              ---------    ---------
                                                                 83,541       81,976
Land........................................................      8,973        8,563
Construction in progress....................................        510          247
Machinery in transit........................................         --            4
Other.......................................................        142          165
                                                              ---------    ---------
                                                              $  93,166    $  90,955
                                                              =========    =========

     At December 31, 1998, substantially all of the Business' property, plant and equipment, other than land and certain construction in progress, are insured against fire and other casualty losses. A substantial portion of the Business' property, plant and equipment at December 31, 1998 is pledged as collateral for various bank loans of Samsung.

     Depreciation expense for property, plant and equipment was $48,812 thousand, $38,564 thousand and $21,540 thousand for the years ended December 31, 1996, 1997, and 1998, respectively.

     At December 31, 1998, approximately $6,132 thousand of the Business' manufacturing machinery and equipment was held by its subcontractors, primarily in Korea.

     Property, plant and equipment under capital leases, which include primarily machinery and equipment, are as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
Cost........................................................  $ 40,114    $ 40,325
Accumulated amortization....................................   (30,387)    (33,658)
                                                              --------    --------
                                                              $  9,727    $  6,667
                                                              ========    ========

     Amortization expense for assets under capital leases for the years ended December 31, 1996, 1997 and 1998 is $15,026 thousand, $9,350 thousand and $4,002 thousand, respectively.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

7.  TRADE ACCOUNTS AND NOTES PAYABLE:

     Trade accounts and notes payable consist of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Trade accounts payable
  Due to third parties......................................  $ 9,091    $11,035
  Due to Samsung subsidiary and affiliates..................    1,283      2,203
                                                              -------    -------
                                                               10,374     13,238
Trade notes payable
  Due to third parties......................................      712        409
  Due to Samsung subsidiary and affiliates..................       --         82
                                                              -------    -------
                                                                  712        491
                                                              -------    -------
                                                              $11,086    $13,729
                                                              =======    =======

     At December 31, 1997 and 1998, trade accounts payable of $10,204 thousand and $12,925 thousand, respectively, are denominated in foreign currencies, primarily US dollars.

8.  CORPORATE BORROWINGS:

     The Business does not undertake its own financing but has been able to benefit from the financing obtained by Samsung. Corporate borrowings have been allocated based on the methodology described in Note 2. The interest expense on the allocated corporate borrowings has been calculated using average interest rates of 6.48%, 7.30%, and 9.69% for the years ended December 31, 1996, 1997, and 1998, respectively.

     Samsung has entered into various types of short-term financing arrangements including usance financing and bank overdrafts. The Business does not have its own usance letter of credit but benefits from such letter of credit of Samsung when needed. At December 31, 1998, no borrowings existed from such short-term financing arrangements. The Business does not have any debt sharing or other arrangements with Samsung. Consequently, corporate borrowings have been classified as current and long-term based on the expected maturities of the contractual obligations into which Samsung has entered.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

9.  DEFERRED EMPLOYEE COMPENSATION:

     Changes in deferred employee compensation are as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                               1997        1998
                                                              -------    --------
Beginning balance...........................................  $27,926    $ 13,004
Provision...................................................   (8,623)      3,745
Payments....................................................   (6,299)    (10,278)
                                                              -------    --------
Ending balance..............................................  $13,004    $  6,471
                                                              =======    ========

     During 1998, certain employees elected to take early settlement of deferred compensation. As a result, the Business paid approximately $2,436 thousand in cash from the deferred employee compensation balance, net of advances due from employees of $2,751 thousand.

10.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     On December 30, 1998, a settlement agreement was reached resolving a patent infringement lawsuit. Under the terms of this settlement, Samsung shall pay the principal sum of $58,000 thousand. The litigation settlement has been accrued in the financial statements of the Business as of December 31, 1998 and for the year then ended.

     Samsung is also alleged, in the United States, to have infringed a method claimed by a patent owned by Northern Telecom ("NT"), in the production of its memory devices. The patent expired in 1994 and hence NT's claim is limited to past damages based on a reasonable royalty accrued between February 1989 and June 1994, and prejudgment interest thereon. In September 1998, the District Court granted Samsung's motion for summary judgment, finding the patent invalid and dismissed the case. NT filed a motion to set aside the judgment which was denied on December 10, 1998. Additionally, NT has brought an action against Samsung alleging an infringement of a patent in Germany. The German patent is a counterpart of the patent being litigated in the United States. In May 1997, the court allowed the action but did not fix the amount of damages to be paid and Samsung appealed against this decision. The proceedings are currently pending and the next hearing is scheduled for March 1999. Similar to the case in the United States, the German patent expired in 1995 and potential liability is limited to past damages. While it is not feasible to predict or determine the final outcome of these proceedings at the present time, management does not believe that they will result in a materially adverse effect on the financial position or results of operations of Samsung or the Business.

LICENSING AND SUBCONTRACT AGREEMENTS

     Samsung has entered into various licensing agreements, some of which relate to Power Device products either directly or indirectly. Royalty expense incurred by or allocated to the Business was $636 thousand, $5,922 thousand, and $6,004 thousand for the years ended December 31, 1996, 1997, and 1998, respectively. The allocation was made based on the relative sales value for the respective period.

     The Business has long-term subcontract agreements with Usha HBB (India) Ltd. ("Usha") and Psi Technologies, Inc. ("Psi"), third party subcontractors, in connection with the manufacture of certain

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

10. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED) products. Subject to the subcontractors' quality and performance, total commitments remaining under these agreements approximated $32,657 thousand as of December 31, 1998. The agreements with Usha and Psi expire in July 2001 and July 2005, respectively.

GUARANTEE PROVIDED

     In relation to the Business, Samsung has guaranteed payment of principal and interest on a bank loan provided to Korea Microsystems, Inc., a third-party subcontractor of the Business, up to $2,070 thousand due in April 2002.

CAPITAL LEASE

     With respect to the Business, Samsung leases machinery and equipment under capital lease arrangements. The future minimum lease payments under the capital leases are as follows:

                                                              MINIMUM
                                                               LEASE
FOR THE YEAR ENDING DECEMBER 31,                              PAYMENTS
--------------------------------                              --------
1999........................................................  $ 8,086
2000........................................................    6,467
2001........................................................    3,177
2002........................................................    1,475
Thereafter..................................................      226
                                                              -------
     Total..................................................   19,431
Less: amount representing interest..........................   (1,678)
                                                              -------
Present value of minimum lease payments.....................   17,753
Less: current portion.......................................   (8,086)
                                                              -------
Total capital lease obligation, non-current portion.........  $ 9,667
                                                              =======

11.  UNSTABLE ECONOMIC ENVIRONMENT:

     The operations of the Business, and those of similar companies in Korea, have been affected, and may continue to be affected for the foreseeable future, by the unstable economic conditions in Korea and the Asia Pacific region. Specific factors that impact these companies include volatility in the value of the Korean won and interest rates and the general deterioration of the economies of countries in the Asia Pacific region.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

12.  BUSINESS EQUITY:

     Business equity represents Samsung's ownership interest in the recorded net assets (liabilities) of the Business. A summary of activity is as follows:

                                                             YEAR ENDED DECEMBER 31,
                                                         --------------------------------
                                                           1996        1997        1998
                                                         --------    --------    --------
Beginning balance......................................  $ 66,049    $ 51,949    $ 37,301
Net income.............................................     2,767      42,945      15,654
Net capital distribution...............................   (16,867)    (57,593)    (52,683)
                                                         --------    --------    --------
Ending balance.........................................  $ 51,949    $ 37,301    $    272
                                                         ========    ========    ========

13.  INCOME TAXES:

     As discussed in Note 2, the Business did not pay income taxes directly or file separate income tax returns. The Business incurs income tax liabilities in Korean won and based on taxable income determined in accordance with generally accepted accounting principles and tax laws of Korea. The tax provision (benefit) included in these financial statements reflects current tax expense and the impact of accounting for deferred taxes under the asset and liability method, including the impact of foreign currency translation of such deferred tax amounts.

     The income tax provision (benefit) for 1996, 1997 and 1998 consists of the following:

                                                               YEAR ENDED DECEMBER 31,
                                                            -----------------------------
                                                             1996       1997       1998
                                                            -------    -------    -------
Current...................................................       --    $ 9,515    $11,178
Deferred..................................................  $(4,754)     9,034     (1,659)
                                                            -------    -------    -------
Income tax provision (benefit)............................  $(4,754)   $18,549    $ 9,519
                                                            =======    =======    =======

     The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Business' ability to generate taxable income within the period which the temporary differences reverse, the outlook of the Korean economic environment and the overall future industry outlook. Management has considered these factors in reaching its conclusion as to the need for a valuation allowance for financial reporting purposes.

     The Business does not have any formalized tax sharing agreement with Samsung.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

13.  INCOME TAXES: -- (CONTINUED)
     The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities as of December 31, 1997 and 1998 is as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Deferred tax assets -- current:
  Inventory reserve.........................................  $   842    $ 1,154
  Other.....................................................       67         30
                                                              -------    -------
                                                                  909      1,184
                                                              -------    -------
Deferred tax assets (liabilities) -- non-current:
  Provision for deferred employee compensation..............       --        783
  Excess depreciation.......................................   (3,173)    (2,697)
                                                              -------    -------
                                                               (3,173)    (1,914)
                                                              -------    -------
Net deferred tax liabilities................................  $(2,264)   $  (730)
                                                              =======    =======

     Realization of deferred tax assets is dependent upon taxable income within carry forward periods available under the tax laws. Management has concluded that it is "more likely than not" that the Business will realize the full benefit of deferred tax assets.

     The statutory income tax rate, including tax surcharges, applicable to the Business for 1996, 1997 and 1998 is approximately 30.8%. The reconciliation from income taxes calculated at the statutory tax rate to the effective income tax amount for each of the periods is as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                             ----------------------------
                                                              1996       1997       1998
                                                             -------    -------    ------
Taxes at Korean statutory tax rate.........................  $  (612)   $18,940    $7,753
R&D tax credit.............................................   (4,375)      (391)     (675)
Effect of tax rate change on beginning cumulative temporary
  differences..............................................      233         --        --
Effect of exchange rate changes............................       --         --     2,441
                                                             -------    -------    ------
Effective income tax amounts...............................  $(4,754)   $18,549    $9,519
                                                             =======    =======    ======

     The current and deferred income tax provisions were computed on a Korean won basis, the functional currency of the Business, and translated into US dollars using the weighted average exchange rate. The effect of exchange rate changes in the amount of $2,441 thousand reflects the impact of translating the litigation settlement discussed in Note 10, using the rate at which such transaction was recognized for financial reporting purposes.

14.  OTHER COMPREHENSIVE INCOME (LOSS):

     For the years ended December 31, 1996, 1997 and 1998, foreign currency translation adjustments are the only components of other comprehensive income.

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

14.  OTHER COMPREHENSIVE INCOME (LOSS): -- (CONTINUED)
     There are no related tax effects allocated to foreign currency translation adjustments due to the fact that the Business' functional currency is Korean won.

     A summary of cumulative translation adjustments are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                          -------------------------------
                                                           1996        1997        1998
                                                          -------    --------    --------
Cumulative translation adjustments:
  Beginning balance.....................................  $   705    $ (4,132)   $(18,623)
  Current-period change.................................   (4,837)    (14,491)      6,526
                                                          -------    --------    --------
  Ending balance........................................  $(4,132)   $(18,623)   $(12,097)
                                                          =======    ========    ========

15.  RELATED PARTY TRANSACTIONS:

     Related party activity between the Business and Samsung (including subsidiaries and affiliates of Samsung) is summarized as follows:

                                                             YEAR ENDED DECEMBER 31,
                                                         --------------------------------
                                                           1996        1997        1998
                                                         --------    --------    --------
Product sales to other operating units of Samsung......  $ 66,834    $ 68,472    $ 56,126
Product sales to foreign sales subsidiaries of
  Samsung..............................................   144,338     150,943      86,552
Product sales to other Samsung subsidiaries and
  affiliates...........................................    27,032      25,503      41,691
                                                         --------    --------    --------
     Total sales.......................................  $238,204    $244,918    $184,369
                                                         ========    ========    ========
Manufacturing services performed by other operating
  units of Samsung.....................................  $ 81,151    $ 75,962    $ 49,775
Manufacturing services performed by a Chinese
  subsidiary of Samsung................................     5,149      22,086      16,352
Purchase of raw materials from Samsung affiliates......    15,966      20,797      10,626
                                                         --------    --------    --------
     Total manufacturing costs.........................  $102,266    $118,845    $ 76,753
                                                         ========    ========    ========
Selling, general and administrative expenses allocated
  from Samsung.........................................  $ 26,891    $ 27,880    $ 27,536
                                                         ========    ========    ========
Sales of manufacturing equipment to other operating
  units of Samsung.....................................  $ 12,590    $  6,945    $     56
                                                         ========    ========    ========
Purchase of manufacturing equipment from other
  operating units of Samsung...........................  $ 20,937    $  1,088    $  2,355
                                                         ========    ========    ========

             POWER DEVICE BUSINESS OF SAMSUNG ELECTRONICS CO., LTD.

16.  GEOGRAPHIC INFORMATION:

     The Business is engaged in one industry segment, namely the development, manufacture and marketing of power semiconductors. Sales data, summarized by geographic area, is as follows:

                                                             YEAR ENDED DECEMBER 31,
                                                         --------------------------------
                                                           1996        1997        1998
                                                         --------    --------    --------
Korea..................................................  $178,321    $171,058    $137,111
Asia...................................................   182,839     207,602     186,668
North America..........................................    32,001      35,638      24,308
Europe.................................................    24,886      26,402      21,812
                                                         --------    --------    --------
     Total.............................................  $418,047    $440,700    $369,899
                                                         ========    ========    ========

     Substantially all of the Business' assets are located in Korea.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Raytheon Semiconductor, Inc:

     We have audited the accompanying balance sheet of Raytheon Semiconductor, Inc. (a wholly owned subsidiary of Thornwood Trust) (the Company) as of December 31, 1997, and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raytheon Semiconductor, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                      KPMG PEAT MARWICK LLP

Mountain View, California
February 27, 1998

                          RAYTHEON SEMICONDUCTOR, INC.
                 (A WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                                 BALANCE SHEET

                                                                   DECEMBER 31, 1997
                                                              ---------------------------
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                  AND PER SHARE DATA)
ASSETS
Current assets:
  Cash......................................................            $   186
  Accounts receivable, net of allowances of $2,073..........             11,414
  Inventories...............................................             18,125
  Prepaid expenses and other................................                262
                                                                        -------
     Total current assets...................................             29,987
Property, plant, and equipment, net.........................             21,532
                                                                        -------
     Total assets...........................................            $51,519
                                                                        =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................            $ 3,711
  Accrued compensation......................................              2,575
  Accrued liabilities.......................................              1,062
                                                                        -------
     Total current liabilities..............................              7,348
Commitments and contingencies
Stockholder's equity
  Common stock, $0.01 par value; 2,500 authorized, issued,
     and outstanding........................................                 --
  Additional paid-in-capital................................             44,171
                                                                        -------
     Total liabilities and stockholder's equity.............            $51,519
                                                                        =======

                See accompanying notes to financial statements.

                          RAYTHEON SEMICONDUCTOR, INC.
                 (A WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                              STATEMENT OF INCOME

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
                                                              --------------
                                                              (IN THOUSANDS)
Net sales...................................................     $78,369
Cost of sales...............................................      44,815
                                                                 -------
     Gross profit...........................................      33,554
Operating expenses:
  Research and development..................................      12,128
  Selling, general, and administrative......................      10,064
                                                                 -------
     Total operating expenses...............................      22,192
                                                                 -------
     Operating income.......................................      11,362
Other expense...............................................          88
                                                                 -------
     Income before income taxes.............................      11,274
Provision for income tax expense............................       4,395
                                                                 -------
     Net income.............................................     $ 6,879
                                                                 =======

                See accompanying notes to financial statements.

                          RAYTHEON SEMICONDUCTOR, INC.
                 (A WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                     YEAR ENDED DECEMBER 31, 1997
                                       ---------------------------------------------------------
                                         PARENT      COMMON STOCK     ADDITIONAL       TOTAL
                                        COMPANY     ---------------    PAID-IN-    STOCKHOLDER'S
                                       INVESTMENT   SHARES   AMOUNT    CAPITAL        EQUITY
                                       ----------   ------   ------   ----------   -------------
                                                   (IN THOUSANDS, EXCEPT SHARE DATA)
Balances at beginning of year........   $ 54,874       --      $--     $    --       $ 54,874
Net income...........................      6,879       --      --           --          6,879
Net transfers to parent..............    (17,582)      --      --           --        (17,582)
Incorporation of Company on December
  31, 1997...........................    (44,171)   2,500      --       44,171             --
                                        --------    -----      --      -------       --------
Balances at end of year..............   $     --    2,500      $--     $44,171       $ 44,171
                                        ========    =====      ==      =======       ========

                See accompanying notes to financial statements.

                          RAYTHEON SEMICONDUCTOR, INC.
                 (A WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                            STATEMENT OF CASH FLOWS

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
                                                              --------------
                                                              (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................     $  6,879
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................        6,397
     Changes in operating assets and liabilities:
       Accounts receivable..................................       (2,112)
       Inventory............................................        2,977
       Prepaid expenses and other...........................          (76)
       Accounts payable.....................................         (221)
       Accrued expenses.....................................         (595)
                                                                 --------
          Net cash provided by operating activities.........       13,249
                                                                 --------
Cash flows from investing activities -- additions to
  property, plant and equipment.............................       (2,718)
                                                                 --------
Cash flows from financing activities -- transfers to Parent
  Company Investment........................................      (10,570)
                                                                 --------
Net decrease in cash........................................          (39)
Cash, beginning of year.....................................          225
                                                                 --------
Cash, end of year...........................................     $    186
                                                                 ========
Supplemental disclosure of cash flow information:
Deferred taxes transferred to Parent Company Investment per
  terms of the Acquisition Agreement........................     $  7,012
                                                                 ========

                See accompanying notes to financial statements.

                          RAYTHEON SEMICONDUCTOR, INC.
                  (WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(1) BACKGROUND AND BASIS OF PRESENTATION

     Raytheon Semiconductor Inc. (the Company) is a wholly owned subsidiary of Thornwood Trust (Thornwood) which is a wholly owned unit of Raytheon Company (Raytheon). The Company's Multimedia Business Unit, based in San Diego, California, designs and manufactures digital and mixed-signal integrated circuits (IC) for use in broadcast video, computer graphics, multimedia, imaging and communications applications. The Analog and High Speed Communications Business Units, both based in Mountain View, California, manufacture DC-DC converters, voltage regulator modules and IC's used by customers in high performance microprocessors and networking applications. The Company sells mainly through distributors in North America, Asia, and Europe.

     Fairchild Semiconductor Corporation (Fairchild) acquired all the outstanding shares of the Company subsequent to the close of business on December 31, 1997 (see Note 10). Prior to this transaction, the net assets of the Company represented an operating division of Raytheon. These financial statements report the operating results of the Company as a division of Raytheon. As a division of Raytheon, certain costs included in the income statement were determined on the basis of allocations from Corporate Headquarters and represent management's best estimate of the cost that would have been incurred had the division operated independently. As a result, the financial statements presented may not reflect the financial position or results of operations which would have been realized had the Company operated as a nonaffiliated entity for the year.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of trade accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable, as the majority of the Company's customers are large, well established companies. The Company maintains reserves for potential credit losses, but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

REVENUE RECOGNITION

     Revenue is primarily recognized at the time product is shipped. The Company provides for estimated returns of products sold to distributors under various sales incentive programs and for general product returns from all customers. Reductions of net sales revenue under these programs are recorded at the time products are shipped.

                          RAYTHEON SEMICONDUCTOR, INC.
                  (WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
INVENTORIES

     Inventories are stated at the lower of standard cost, which approximates actual cost, or net realizable value. Cost is determined on a first-in, first-out basis.

PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are stated at cost. Depreciation is generally provided on the double declining balance (buildings), or sum-of-years digits method based on the following estimated useful lives:

Buildings...................................................    20 to 45 years
Machinery and equipment.....................................     3 to 10 years
Computer software and other assets..........................           7 years

     Leasehold improvements are amortized over the lesser of the remaining term of the lease or the estimated useful life of the improvement.

INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards of the Company. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

STOCK OPTION PLAN

     The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded using the intrinsic value-based method. The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, on January 1, 1996, which permits entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

PARENT COMPANY INVESTMENT

     As a division of Raytheon, the Company's operating cash requirements have been met with transfers from Raytheon as required. Cash balances of the Company not required for operations have been transferred to Raytheon, and all cash receipts and disbursements and intercompany charges related to the Company's operations have been credited to or charged against Parent Company Investment.

                          RAYTHEON SEMICONDUCTOR, INC.
                  (WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(3) CORPORATE ALLOCATIONS

     The accompanying statement of income includes charges allocated by Raytheon representing the Company's share of certain costs incurred by Raytheon in support of the Company's operations. Services provided by Raytheon in 1997 were primarily financial, legal and administrative in nature. Costs have been allocated to the Company based on the proportion of Raytheon expenses represented by Company expenses. In all cases, the corporate charges assessed approximate the amounts which would have been incurred by the Company if it had operated on a standalone basis during the year.

     The total amounts allocated to the Company for the year ended December 31, 1997 and included in the statement of income are as follows (in thousands):

Cost of sales...............................................    $3,647
Research and development....................................     1,059
Selling, general and administrative.........................     1,715
                                                                ------
                                                                $6,421
                                                                ======

     Additionally, in 1997, substantially all employees of the Company participated in the defined benefit pension plans of Raytheon. Under the plans, benefits are generally based on years of service and the employee's compensation during the years before retirement. Total expense allocated to the Company for 1997 was $572.

     Subject to certain age and service requirements, substantially all employees of the Company in 1997 were eligible to participate in Raytheon's defined contribution plans. Employees participating in the Raytheon Savings and Investment Plan could contribute up to 17% of their pay subject to prescribed Internal Revenue Code ("IRC") limits. Raytheon matched 50% of the employees' contributions, up to a maximum of 3% of each participating individual's compensation. Total expense charged to the Company for this plan in 1997 was $458. For employees participating in the Raytheon Employee Stock Ownership Plan, the Company's annual contribution was approximately one half of one percent of salary, as limited by the IRC. Total expense charged to the Company for this plan in 1997 was $105.

     Raytheon allocated charges for the employee benefit plans based primarily on headcount and eligible payroll. Management has reviewed the allocations made by Raytheon in respect of employee benefit plans and believes them to be reasonable.

     Subject to the Acquisition Agreement with Fairchild, substantial changes to the Company's pension and benefit plans are expected for 1998. See Note 10.

(4) INVENTORIES

     Inventories as of December 31, 1997, consisted of the following (in thousands):

Finished goods..............................................  $ 6,012
Work in process.............................................   10,419
Raw materials...............................................    1,694
                                                              -------
                                                              $18,125
                                                              =======

                          RAYTHEON SEMICONDUCTOR, INC.
                  (WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(5) PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment as of December 31, 1997, consisted of the following (in thousands):

Land........................................................  $   616
Buildings and leasehold improvements........................   22,802
Machinery and equipment.....................................   61,159
Computer software...........................................    2,898
Construction in progress....................................      427
                                                              -------
                                                               87,902
Less accumulated depreciation and amortization..............   66,370
                                                              -------
Property, plant, and equipment, net.........................  $21,532
                                                              =======

(6) FEDERAL INCOME TAXES

     The provision for income taxes for the year ended December 31, 1997, was (in thousands):

Current income tax expense:
  Federal...................................................  $2,299
  State.....................................................     473
                                                              ------
                                                               2,772
                                                              ------
Deferred income tax expense:
  Federal...................................................   1,247
  State.....................................................     376
                                                              ------
                                                               1,623
          Total tax expense.................................  $4,395
                                                              ======

     The provision for income taxes for 1997 differs from the U.S. statutory rate due to the following (in thousands):

Computed expected tax expense...............................  $3,833
State income tax, net of federal tax benefit................     562
                                                              ------
                                                              $4,395
                                                              ======

                          RAYTHEON SEMICONDUCTOR, INC.
                  (WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(6) FEDERAL INCOME TAXES -- (CONTINUED)
     Current income tax expense is included as a transfer to Raytheon in the Parent Company Investment account. The sources and tax effects of temporary differences which give rise to deferred income tax balances are as follows (in thousands):

Current deferred tax assets:
  Inventory reserves........................................  $2,196
  Accounts receivables allowances...........................     829
  Accrued expenses..........................................     801
                                                              ------
                                                               3,826
Noncurrent deferred tax assets:
  Depreciation and amortization.............................   1,568
                                                              ------
                                                              $5,394
                                                              ======

     Under the terms of the Acquisition Agreement with Fairchild, the deferred tax assets will not be transferred to Fairchild and accordingly are included as a transfer to Raytheon as of December 31, 1997. See Note 10.

(7) EMPLOYEE STOCK PLANS

STOCK BASED COMPENSATION

     The Company's employees participate in the Raytheon Stock Option Plan (the
Plan) which provides for the grant of incentive stock options and nonqualified stock options to employees, directors and consultants of the Company at the fair market value of Raytheon's common stock on the date of grant.

     The vesting and exercise provisions of the option grants under the Plan are determined by the Board of Directors. Options generally vest ratably over a four-year period commencing from the date of grant, subject to one year of employment and generally expire in 10 years from the date of grant.

     The Company has elected to use the intrinsic value-based method to account for all of its stock-based employee compensation plans. Accordingly, no compensation cost has been recognized for its stock options in the accompanying financial statements because the fair value of the underlying common stock equals the exercise price of the stock options at the date of grant. Pursuant to SFAS No. 123, Accounting for Stock Based Compensation, the Company is required to disclose the pro forma effects on the net income of the Company as if the Company had elected to use the fair value approach to account for its stock-based employee compensation plan.

     Had compensation cost for the Company's plans been determined consistent with the fair value approach under SFAS No. 123, the Company's 1997 net income would have been $6,476.

     The fair value of each option is estimated using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 6.5%, an expected life of 5 years, and volatility of 24%. No dividend impact was considered as Raytheon has never declared, and does not have plans to declare, any future dividends. No option or equity instruments were issued to nonemployees.

                          RAYTHEON SEMICONDUCTOR, INC.
                  (WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(7) EMPLOYEE STOCK PLANS -- (CONTINUED)
     The following table summarizes activity under the plan as of December 31, 1997:

                                                                        WEIGHTED-
                                                                         AVERAGE
                                                                        EXERCISE
                                                              SHARES      PRICE
                                                              ------    ---------
Outstanding at beginning of year............................  67,320     $39.25
Options granted.............................................  32,500      51.13
Options exercised...........................................  (8,900)     31.02
Options canceled............................................      --         --
                                                              ------
Outstanding at end of year..................................  90,920      44.30
                                                              ======
Options vested at year-end..................................  58,420     $40.60
                                                              ======
Weighted-average fair value of options granted during the
  year......................................................             $13.98

     The following table summarizes information about stock options outstanding as of December 31, 1997:

             OUTSTANDING                 EXERCISABLE
--------------------------------------   -----------
                           WEIGHTED-
                            AVERAGE
EXERCISE     OPTIONS       REMAINING       OPTIONS
 PRICE     OUTSTANDING   LIFE IN YEARS   EXERCISABLE
--------   -----------   -------------   -----------
1$6.95..      2,000       1.96 years        2,000
  21.80       1,000             4.06        1,000
  31.91       2,020             5.65        2,020
  31.47       5,000             5.73        5,000
  32.53      10,000             6.48       10,000
  32.88       3,000             6.65        3,000
  39.03      14,000             7.49       14,000
  52.56      20,400             8.44       20,400
  51.75       1,000             8.66        1,000
  47.13       4,000             9.15           --
  51.69      28,500             9.50           --
             ------                        ------
  44.30      90,920                        58,420
 ======      ======                        ======

     Pursuant to the Acquisition Agreement with Fairchild (see Note 10), all unvested outstanding options at December 31, 1997 are canceled.

                          RAYTHEON SEMICONDUCTOR, INC.
                  (WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(8) COMMITMENTS AND CONTINGENCIES

     At December 31, 1997, the Company had commitments under long-term operating leases requiring approximate annual rentals as follows (in thousands):

1998........................................................  $  812
1999........................................................     844
2000........................................................     439
2001........................................................      --
2002........................................................      --
Thereafter..................................................      --
                                                              ------
                                                              $2,095
                                                              ======

     Rental expense for 1997 amounted to $533.

     The Company's Mountain View facility is located on a contaminated site under the Comprehensive Environmental Liability Act (the "Act"). During the year the Company paid $2,164 for remediation costs which were reimbursed by Raytheon. Under the terms of the Acquisition Agreement executed on December 31, 1997(see
Note 10), future responsibility for these costs will be assumed by Raytheon. All other environmental costs are immaterial to the Company and have been expensed as incurred.

     The Company is subject to various claims and legal proceedings in the normal course of business. None of the claims or potential claims outstanding at December 31, 1997 are anticipated to have a material impact on the financial position, cash flows, or results of operations of the Company after taking into consideration provisions already recorded.

(9)  RELATED PARTY TRANSACTIONS, AND GEOGRAPHIC INFORMATION

     In 1997, the Company had $2,134 of net sales to affiliate companies of Raytheon; the related cost of sales amounted to $1,126. There were no other transactions with affiliate companies of Raytheon during 1997.

     The Company's export sales for the year ended December 31, 1997 was $24,810 principally to customers Europe and Asia.

(10)  SUBSEQUENT EVENT

     As discussed in Note 1, prior to the formation of the Company on December 31, 1997, the Company operated as a division of Raytheon. On December 31, 1997, the Company was incorporated as a wholly-owned subsidiary of Thornwood Trust (Thornwood), a Massachusetts Business Trust and wholly-owned unit of Raytheon.

     Subsequent to the close of business on December 31, 1997, Fairchild acquired 100% of the outstanding shares of common stock of the Company from Thornwood for approximately $117 million. Upon closing of the acquisition, the Company became a business unit of Fairchild.

     Pursuant to the Acquisition Agreement, Raytheon will retain and be responsible for liabilities accrued by employees of the Company through December 31, 1997 under any defined benefit pension plan or other employee-related benefit plans. In addition, Raytheon will retain all liability and

                          RAYTHEON SEMICONDUCTOR, INC.
                  (WHOLLY OWNED SUBSIDIARY OF THORNWOOD TRUST)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(10)  SUBSEQUENT EVENT -- (CONTINUED)
responsibility for the disposition of interests under the Raytheon Savings and Investment Plan and the Raytheon Stock Ownership Plan with respect to all employees of the Company who were participants in either of the plans as of December 31, 1997.

     Raytheon will also retain and be responsible for all liabilities related to environmental remediation activities, including those required by the United States Environmental Protection Agency, at the Company's Mountain View, California facility which arose prior to December 31, 1997 or were created by the release of hazardous substances that first occurred prior to December 31, 1997.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Bylaws of each of Fairchild Holdings and our company provide for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person is or was a director or officer of such company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of such company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of such company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of such company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of such company, except to the extent that such indemnification is prohibited by applicable law. The Bylaws of each of Fairchild Holdings and our company also provide that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any by-law, agreement, vote of stockholders or otherwise.

     The Bylaws of Fairchild Semiconductor Corporation of California provide for indemnification for each person who is or was a director or officer of such company (and the heirs, executors or administrators of such person) who is or was made a party to, or is or was involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of such company or is or was serving at the request or for the benefit of such company as a director, officer, employee or agent of another corporation partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be held harmless and indemnified by such company against any expense, liability or loss (including, without limitation, judgments, fines, settlement payments and the expense of legal counsel) incurred by such person in any such capacity to the fullest extent permitted by applicable law. The right to indemnification shall also include the right to be paid by such company the expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by applicable law. Fairchild Semiconductor Corporation of California may provide indemnification to other employees and agents of such company as may be authorized from time to time by the Board of Directors to the fullest extent permitted by applicable law.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of each of Fairchild Holdings, our company and Fairchild Semiconductor Corporation of California contains a provision so limiting the personal liability of directors of such company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.01    Agreement and Plan of Recapitalization dated January 24,
          1997 between Sterling Holding Company, LLC and National
          Semiconductor (incorporated by reference from the Company's
          Registration Statement on Form S-4, filed May 12, 1997 (File
          No. 333-26897)).
  2.02    Asset Purchase Agreement dated as of March 11, 1997 between the Company and National Semiconductor (incorporated by
          reference from the Company's Registration Statement on Form
          S-4, filed May 12, 1997 (File No. 333-26897)).
  2.03    Acquisition Agreement dated November 25, 1997 between the
          Company and Raytheon Company (incorporated by reference from the Company's Current Report on Form 8-K dated December 31,
          1997, filed January 13, 1998).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.04    Amendment No. 1 to Acquisition Agreement dated December 29,
          1997 between the Company and Raytheon Company (incorporated by reference from the Company's Current Report on Form 8-K dated December 31, 1997, filed January 13, 1998).
  2.05    Exhibit 3.14 to Acquisition Agreement dated December 29,
          1997 between the Company and Raytheon Company (incorporated by reference from the Company's Current Report on Form 8-K dated December 31, 1997, filed January 13, 1998).
  2.06    Business Transfer Agreement dated December 20, 1998 between
          Samsung Electronics and the Company (incorporated by
          reference from the Company's Current Report on Form 8-K
          dated April 13, 1999, filed April 27, 1999).
  2.07    Closing Agreement dated April 13, 1999 among Samsung
          Electronics, Fairchild Korea and the Company (incorporated by reference from the Company's Current Report on Form 8-K dated April 13, 1999, filed April 27, 1999).
  3.01    Certificate of Incorporation of the Company (incorporated by reference from the Company's Registration Statement on Form
          S-4, filed May 12, 1997 (File No. 333-26897)).
  3.02    Bylaws of the Company (incorporated by reference from the
          Company's Registration Statement on Form S-4, filed May 12,
          1997 (File No. 333-26897)).
  3.03    Certificate of Incorporation of Fairchild Holdings
          (incorporated by reference from the Company's Registration
          Statement on Form S-4, filed May 12, 1997 (File No.
          333-26897)).
  3.04    Bylaws of Fairchild Holdings (incorporated by reference from the Company's Registration Statement on Form S-4, filed May
          12, 1997 (File No. 333-26897)).
  3.05    Certificate of Amendment to Certificate of Incorporation of
          Fairchild Holdings (incorporated by reference from Fairchild
          Holdings' Registration Statement on Form S-8, filed July 7,
          1998 (File No. 333-58603)).
  3.06    Certificate of Incorporation of Fairchild Semiconductor
          Corporation of California.
  3.07    Bylaws of Fairchild Semiconductor Corporation of California.
  3.08    Certificate of Amendment of Certificate of Incorporation of
          Fairchild Semiconductor Corporation of California.
  4.01    Indenture dated April 7, 1999 among the Company, Fairchild
          Holdings, as Guarantor, Fairchild Semiconductor Corporation
          of California, as Guarantor, and the United States Trust
          Company of New York.*
  4.02    Form of 10 3/8% Senior Subordinated Notes Due 2007 (included in Exhibit 4.01).
  4.03    Registration Rights Agreement dated March 30, 1999 among the
          Company, FSC Semiconductor, as Guarantor, Fairchild
          California, as Guarantor, Credit Suisse First Boston
          Corporation, Morgan Stanley & Co. Incorporated, Salomon
          Smith Barney Inc. and Fleet Securities, Inc.*
  5.01    Opinion of Dechert Price & Rhoads.*
 10.01    Indenture dated as of March 11, 1997 among the Company,
          Fairchild Holdings, as Guarantor and United States Trust
          Company of New York, as Trustee relating to the Company's
          10 1/8% Senior Subordinated Notes (incorporated by reference from the Company's Registration Statement on Form S-4, filed
          May 12, 1997 (File No. 333-26897)).
 10.02    Form of 10 1/8% Senior Subordinated Notes Due 2007 (included in Exhibit 10.01).
 10.03    Technology Licensing and Transfer Agreement dated March 11,
          1997 between National Semiconductor and the Company
          (incorporated by reference from Amendment No. 3 to the
          Company's Registration Statement on Form S-4, filed July 9,
          1997 (File No. 333-26897)).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.04    Transition Services Agreement dated March 11, 1997 between
          National Semiconductor and the Company (incorporated by
          reference from the Company's Registration Statement on Form
          S-4, filed May 12, 1997 (File No. 333-26897)).
 10.05    Fairchild Foundry Services Agreement dated March 11, 1997
          between National Semiconductor and the Company (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.06    Revenue Side Letter dated March 11, 1997 between National
          Semiconductor and the Company (incorporated by reference
          from Amendment No. 3 to the Company's Registration Statement on Form S-4, filed July 9, 1997 (File No. 333-26897)).
 10.07    Fairchild Assembly Services Agreement dated March 11, 1997 between National Semiconductor and the Company (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.08    National Foundry Services Agreement dated March 11, 1997
          between National Semiconductor and the Company (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.09    National Assembly Services Agreement dated March 11, 1997
          between National Semiconductor and the Company (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.10    Mil/Aero Wafer and Services Agreement dated March 11, 1997 between National Semiconductor and the Company (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.11    Shared Services Agreement (South Portland) dated March 11,
          1997 between National Semiconductor and the Company
          (incorporated by reference from the Company's Registration
          Statement on Form S-4, filed May 12, 1997 (File No.
          333-26897)).
 10.12    Credit Agreement dated March 11, 1997 among the Company,
          Fairchild Holdings, Various Banks, Bankers Trust Company,
          Credit Suisse First Boston Corporation and Canadian Imperial
          Bank of Commerce (incorporated by reference from the
          Company's Registration Statement on Form S-4, filed May 12,
          1997 (File No. 333-26897)).
 10.13    Corporate Agreement dated February 20, 1992 between Torex
          Semiconductor Ltd. and National Semiconductor (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.14    Assembly/Test Subcontract Agreement dated August 13, 1998
          between NS Electronics Bangkok (1993) Ltd. and the Company
          (incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, filed
          August 27, 1998).
 10.15    Supply Agreement dated January 20, 1996 between National
          Semiconductor and Dynacraft Industries Sdn. Bhd.
          (incorporated by reference from Amendment No. 3 to the
          Company's Registration Statement on Form S-4, filed dated
          July 9, 1997 (File No. 333-26897)).
 10.16    Licensing and Manufacturing Agreement dated April 27, 1990 between National Semiconductor and Waferscale Integration,
          Inc. (incorporated by reference from Amendment No. 3 to the
          Company's Registration Statement on Form S-4, filed July 9,
          1997 (File No. 333-26897)).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.17    Qualified Titles Corresponding to Registry Title Nos. 19, 44
          and 3400-Mk 12 from the State of Penang, Malaysia and
          corresponding Sale and Purchase Agreements, each dated March
          11, 1997, between National Semiconductor Sdn. Bhd. and
          Fairchild Semiconductor Sdn. Bhd. (incorporated by reference from the Company's Registration Statement on Form S-4, filed
          May 12, 1997 (File No. 333-26897)).
 10.18    Lease Agreement dated October 10, 1979 between Export
          Processing Zone Authority and Fairchild Semiconductor (Hong
          Kong) Limited, and Supplemental Agreements thereto dated May
          1, 1982; December 12, 1983; August 17, 1984; March 10, 1987;
          February 16, 1990; August 25, 1994; May 29, 1995; June 7,
          1995; November 9, 1995; and October 24, 1996 (incorporated by reference from the Company's Registration Statement on
          Form S-4, filed May 12, 1997 (File No. 333-26897)).
 10.19    Lease for Santa Clara Facilities dated as of March 11, 1997 between National Semiconductor and the Company (incorporated by reference from the Company's Registration Statement on
          Form S-4, filed May 12, 1997 (File No. 333-26897)).
 10.20    Shared Facilities Agreement (South Portland) dated March 11,
          1997 between National Semiconductor and the Company
          (incorporated by reference from the Company's Registration
          Statement on Form S-4, filed May 12, 1997 (File No.
          333-26897)).
 10.21    Environmental Side Letter dated March 11, 1997 between
          National Semiconductor and the Company (incorporated by
          reference from the Company's Registration Statement on Form
          S-4, filed May 12, 1997 (File No. 333-26897)).
 10.22    Master Sublease Agreement dated March 11, 1997 between
          National Semiconductor and the Company and Master Lease
          Agreement dated December 13, 1994 between General Electric
          Capital Corporation and National Semiconductor (incorporated by reference from the Company's Registration Statement on
          Form S-4, filed May 12, 1997 (File No. 333-26897)).
 10.23    Fairchild NSC Deferred Compensation Plan Trust established effective March 11, 1997 (incorporated by reference from the
          Company's Registration Statement on Form S-4, filed May 12,
          1997 (File No. 333-26897)).
 10.24    Fairchild NSC Deferred Compensation Plan assumed and
          continued, effective March 11, 1997 (included as Schedule A to Exhibit 10.23).
 10.25    Fairchild Benefit Restoration Plan (incorporated by
          reference from the Company's Registration Statement on Form
          S-4, filed May 12, 1997 (File No. 333-26897)).
 10.26    Fairchild Incentive Plan (incorporated by reference from the
          Company's Registration Statement on Form S-4, filed May 12,
          1997 (File No. 333-26897)).
 10.27    FSC Semiconductor Corporation Executive Officer Incentive
          Plan (incorporated by reference from the Company's
          Registration Statement on Form S-4, filed May 12, 1997 (File
          No. 333-26897)).
 10.28    FSC Semiconductor Corporation Stock Option Plan
          (incorporated by reference from the Company's Registration
          Statement on Form S-4, filed May 12, 1997 (File No.
          333-26897)).
 10.29    Employment Agreement dated March 11, 1997 among the Company,
          Fairchild Holdings, Sterling Holding Company, LLC and Kirk
          P. Pond (incorporated by reference from the Company's
          Registration Statement on Form S-4, filed May 12, 1997 (File
          No. 333-26897)).
 10.30    Employment Agreement dated March 11, 1997 among the Company,
          Fairchild Holdings, Sterling Holding Company, LLC and Joseph
          R. Martin (incorporated by reference from the Company's
          Registration Statement on Form S-4, filed May 12, 1997 (File
          No. 333-26897)).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.31    Credit Agreement -- Amended and Restated as of December 31,
          1997 (incorporated by reference from the Company's Quarterly
          Report on Form 10-Q for the quarterly period ended March 1,
          1998, filed April 13, 1998).
 10.32    Employee Stock Purchase Savings Plan, as amended as of June
          25, 1998 (incorporated by reference from the Company's
          Annual Report on Form 10-K for the fiscal year ended May 31,
          1998, filed August 27, 1998).
 10.33    Fairchild Revocable Savings Plan Trust, dated February 20,
          1998, executed by Fleet Bank of Maine, as trustee
          (incorporated by reference from Fairchild Holdings'
          Registration Statement on Form S-8, filed July 7, 1998 (File
          No. 333-58603)).
 10.34    Amendment to Securities Purchase and Holders Agreement dated
          May 29, 1998 (incorporated by reference from the Company's
          Annual Report on Form 10-K for the fiscal year ended May 31,
          1998, filed August 27, 1998).
 10.35    Form of Promissory Note between the Company and Management
          Investors dated June 3, 1998 (incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended dated May 31, 1998, filed August 27, 1998).
 10.36    Second Amendment to Amended and Restated Credit Agreement
          dated August 25, 1998 among Fairchild Holdings, the Company, the lenders party to the Credit Agreement dated March 11,
          1997, Bankers Trust Company, Credit Suisse First Boston
          Corporation and Canadian Imperial Bank of Commerce
          (incorporated by reference from the Company's Current Report on Form 10-Q for the fiscal quarter ended August 30, 1998, filed October 9, 1998).
 10.37    Purchase Agreement dated March 30, 1999 among the Company,
          Fairchild Holdings, Fairchild Semiconductor Corporation of
          California, Credit Suisse First Boston Corporation, Morgan
          Stanley & Co. Incorporated, Salomon Smith Barney Inc. and
          Fleet Securities, Inc.*
 10.38    Transitional Services Agreement dated April 13, 1999 between
          Samsung Electronics and Fairchild Korea.*
 10.39    Product Supply Agreement dated April 13, 1999 between
          Samsung Electronics and Fairchild Korea.*
 10.40    Foundry Sale Agreement dated April 13, 1999 between Samsung
          Electronics and Fairchild Korea.*
 10.41    Intellectual Property License Agreement dated April 13, 1999 between Samsung Electronics and Fairchild Korea.*
 10.42    Trademark License Agreement dated April 13, 1999 between
          Samsung Electronics and Fairchild Korea.*
 10.43    Assembly and Test Services Agreement (Onyang) dated April
          13, 1999 between Samsung Electronics and Fairchild Korea.*
 10.44    Assembly and Test Services Agreement (Suzhou) dated April
          13, 1999 between SESS Electronics Suzhou Semiconductor Co.,
          Ltd. and Fairchild Korea.*
 10.45    EPI Services Agreement dated April 13, 1999 between Samsung
          Electronics and Fairchild Korea.*
 10.46    Photo Mask Supply Agreement dated April 13, 1999 between
          Samsung Electronics and Fairchild Korea.*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.47    Credit Agreement dated April 14, 1999 among the Company,
          Fairchild Holdings, certain lenders named within the Credit
          Agreement, Credit Suisse First Boston Corporation, Salomon
          Brothers Holding Company Inc., ABN Amro Bank NV and Fleet
          National Bank.*
 10.48    Employment Agreement dated March 28, 1999 between Fairchild
          Holdings and Deok-Jung Kim.*
 10.49    Employment Agreement dated as of April 23, 1999 between
          Fairchild and Kyoung-Soo Kim.*
 10.50    Sublease Agreement dated April 23, 1999 between Veritas
          Software Corporation and Fairchild California.*
 12.01    Statement of Computation of Ratio of Earnings to Fixed
          Charges.
 21.01    Subsidiaries of the Company and the Additional Registrants.
 23.01    Consent of Dechert Price & Rhoads (included in the opinion filed as Exhibit 5.01).*
 23.02    Consent of Samil Accounting Corporation.
 23.03    Consent of KPMG LLP.
 23.04    Consent of KPMG LLP.
 23.05    Consent of KPMG LLP.
 24.01    Power of Attorney (included on each of the signature pages).
 25.01    Statement of Eligibility and Qualification of United States
          Trust Company of New York on Form T- 1.
 99.01    Form of Letter of Transmittal.
 99.02    Form of Notice of Guaranteed Delivery.

------------------------

* To be filed by amendment.

     (b) Financial Statement Schedules:

     Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22.  UNDERTAKINGS

     (a) Each of the undersigned registrants hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

        20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the corporation being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 17th day of May 1999.

                                      FAIRCHILD SEMICONDUCTOR
                                      CORPORATION

                                      By: /s/ KIRK P. POND
                                         ---------------------------------------
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Joseph R. Martin, Kirk
P. Pond, Daniel E. Boxer and Paul C. Schorr IV, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on May 17, 1999.

                     SIGNATURE                                            TITLE
                     ---------                                            -----

/s/ KIRK P. POND                                     Chairman of the Board of Directors, President
---------------------------------------------------    and Chief Executive Officer (principal
Kirk P. Pond                                           executive officer)

/s/ JOSEPH R. MARTIN                                 Executive Vice President, Chief Financial
---------------------------------------------------    Officer and Director (principal financial and
Joseph R. Martin                                       accounting officer)

/s/ WILLIAM N. STOUT                                 Director
---------------------------------------------------
William N. Stout

/s/ PAUL C. SCHORR IV                                Director
---------------------------------------------------
Paul C. Schorr IV

/s/ RONALD W. SHELLY                                 Director
---------------------------------------------------
Ronald W. Shelly

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 17th day of May 1999.

                                      FSC SEMICONDUCTOR
                                      CORPORATION

                                      By: /s/ KIRK P. POND
                                         ---------------------------------------
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Joseph R. Martin, Kirk
P. Pond, Daniel E. Boxer and Paul C. Schorr IV, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on May 17, 1999.

                     SIGNATURE                                            TITLE
                     ---------                                            -----

/s/ KIRK P. POND                                     Chairman of the Board of Directors, President
---------------------------------------------------    and Chief Executive Officer (principal
Kirk P. Pond                                           executive officer)

/s/ JOSEPH R. MARTIN                                 Executive Vice President, Chief Financial
---------------------------------------------------    Officer and Director (principal financial and
Joseph R. Martin                                       accounting officer)

/s/ WILLIAM N. STOUT                                 Director
---------------------------------------------------
William N. Stout

/s/ PAUL C. SCHORR IV                                Director
---------------------------------------------------
Paul C. Schorr IV

/s/ RONALD W. SHELLY                                 Director
---------------------------------------------------
Ronald W. Shelly

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 17th day of May 1999.

                                      FAIRCHILD SEMICONDUCTOR
                                      CORPORATION OF CALIFORNIA

                                      By: /s/ KIRK P. POND
                                         ---------------------------------------
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Joseph R. Martin, Kirk
P. Pond, Daniel E. Boxer and Paul C. Schorr IV, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on May 17, 1999.

                     SIGNATURE                                            TITLE
                     ---------                                            -----

/s/ KIRK P. POND                                     President and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
Kirk P. Pond

/s/ JOSEPH R. MARTIN                                 Executive Vice President, Chief Financial
---------------------------------------------------    Officer and Director (principal financial and
Joseph R. Martin                                       accounting officer)

/s/ DANIEL E. BOXER                                  Director
---------------------------------------------------
Daniel E. Boxer

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION                           PAGE
-------                           -----------                           ----
  2.01    Agreement and Plan of Recapitalization dated January 24,
          1997 between Sterling Holding Company, LLC and National
          Semiconductor (incorporated by reference from the Company's
          Registration Statement on Form S-4, filed May 12, 1997 (File
          No. 333-26897)).
  2.02    Asset Purchase Agreement dated as of March 11, 1997 between the Company and National Semiconductor (incorporated by
          reference from the Company's Registration Statement on Form
          S-4, filed May 12, 1997 (File No. 333-26897)).
  2.03    Acquisition Agreement dated November 25, 1997 between the
          Company and Raytheon Company (incorporated by reference from the Company's Current Report on Form 8-K dated December 31,
          1997, filed January 13, 1998).
  2.04    Amendment No. 1 to Acquisition Agreement dated December 29,
          1997 between the Company and Raytheon Company (incorporated by reference from the Company's Current Report on Form 8-K dated December 31, 1997, filed January 13, 1998).
  2.05    Exhibit 3.14 to Acquisition Agreement dated December 29,
          1997 between the Company and Raytheon Company (incorporated by reference from the Company's Current Report on Form 8-K dated December 31, 1997, filed January 13, 1998).
  2.06    Business Transfer Agreement dated December 20, 1998 between
          Samsung Electronics and the Company (incorporated by
          reference from the Company's Current Report on Form 8-K
          dated April 13, 1999, filed April 27, 1999).
  2.07    Closing Agreement dated April 13, 1999 among Samsung
          Electronics, Fairchild Korea and the Company (incorporated by reference from the Company's Current Report on Form 8-K dated April 13, 1999, filed April 27, 1999).
  3.01    Certificate of Incorporation of the Company (incorporated by reference from the Company's Registration Statement on Form
          S-4, filed May 12, 1997 (File No. 333-26897)).
  3.02    Bylaws of the Company (incorporated by reference from the
          Company's Registration Statement on Form S-4, filed May 12,
          1997 (File No. 333-26897)).
  3.03    Certificate of Incorporation of Fairchild Holdings
          (incorporated by reference from the Company's Registration
          Statement on Form S-4, filed May 12, 1997 (File No.
          333-26897)).
  3.04    Bylaws of Fairchild Holdings (incorporated by reference from the Company's Registration Statement on Form S-4, filed May
          12, 1997 (File No. 333-26897)).
  3.05    Certificate of Amendment to Certificate of Incorporation of
          Fairchild Holdings (incorporated by reference from Fairchild
          Holdings' Registration Statement on Form S-8, filed July 7,
          1998 (File No. 333-58603)).
  3.06    Certificate of Incorporation of Fairchild Semiconductor
          Corporation of California.
  3.07    Bylaws of Fairchild Semiconductor Corporation of California.
  3.08    Certificate of Amendment of Certificate of Incorporation of
          Fairchild Semiconductor Corporation of California.
  4.01    Indenture dated April 7, 1999 among the Company, Fairchild
          Holdings, as Guarantor, Fairchild Semiconductor Corporation
          of California, as Guarantor, and the United States Trust
          Company of New York.*
  4.02    Form of 10 3/8% Senior Subordinated Notes Due 2007 (included in Exhibit 4.01).

EXHIBIT
  NO.                             DESCRIPTION                           PAGE
-------                           -----------                           ----
  4.03    Registration Rights Agreement dated March 30, 1999 among the
          Company, FSC Semiconductor, as Guarantor, Fairchild
          California, as Guarantor, Credit Suisse First Boston
          Corporation, Morgan Stanley & Co. Incorporated, Salomon
          Smith Barney Inc. and Fleet Securities, Inc.*
  5.01    Opinion of Dechert Price & Rhoads.*
 10.01    Indenture dated as of March 11, 1997 among the Company,
          Fairchild Holdings, as Guarantor and United States Trust
          Company of New York, as Trustee relating to the Company's
          10 1/8% Senior Subordinated Notes (incorporated by reference from the Company's Registration Statement on Form S-4, filed
          May 12, 1997 (File No. 333-26897)).
 10.02    Form of 10 1/8% Senior Subordinated Notes Due 2007 (included in Exhibit 10.01).
 10.03    Technology Licensing and Transfer Agreement dated March 11,
          1997 between National Semiconductor and the Company
          (incorporated by reference from Amendment No. 3 to the
          Company's Registration Statement on Form S-4, filed July 9,
          1997 (File No. 333-26897)).
 10.04    Transition Services Agreement dated March 11, 1997 between
          National Semiconductor and the Company (incorporated by
          reference from the Company's Registration Statement on Form
          S-4, filed May 12, 1997 (File No. 333-26897)).
 10.05    Fairchild Foundry Services Agreement dated March 11, 1997
          between National Semiconductor and the Company (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.06    Revenue Side Letter dated March 11, 1997 between National
          Semiconductor and the Company (incorporated by reference
          from Amendment No. 3 to the Company's Registration Statement on Form S-4, filed July 9, 1997 (File No. 333-26897)).
 10.07    Fairchild Assembly Services Agreement dated March 11, 1997 between National Semiconductor and the Company (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.08    National Foundry Services Agreement dated March 11, 1997
          between National Semiconductor and the Company (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.09    National Assembly Services Agreement dated March 11, 1997
          between National Semiconductor and the Company (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.10    Mil/Aero Wafer and Services Agreement dated March 11, 1997 between National Semiconductor and the Company (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.11    Shared Services Agreement (South Portland) dated March 11,
          1997 between National Semiconductor and the Company
          (incorporated by reference from the Company's Registration
          Statement on Form S-4, filed May 12, 1997 (File No.
          333-26897)).

EXHIBIT
  NO.                             DESCRIPTION                           PAGE
-------                           -----------                           ----
 10.12    Credit Agreement dated March 11, 1997 among the Company,
          Fairchild Holdings, Various Banks, Bankers Trust Company,
          Credit Suisse First Boston Corporation and Canadian Imperial
          Bank of Commerce (incorporated by reference from the
          Company's Registration Statement on Form S-4, filed May 12,
          1997 (File No. 333-26897)).
 10.13    Corporate Agreement dated February 20, 1992 between Torex
          Semiconductor Ltd. and National Semiconductor (incorporated by reference from Amendment No. 3 to the Company's
          Registration Statement on Form S-4, filed July 9, 1997 (File
          No. 333-26897)).
 10.14    Assembly/Test Subcontract Agreement dated August 13, 1998
          between NS Electronics Bangkok (1993) Ltd. and the Company
          (incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, filed
          August 27, 1998).
 10.15    Supply Agreement dated January 20, 1996 between National
          Semiconductor and Dynacraft Industries Sdn. Bhd.
          (incorporated by reference from Amendment No. 3 to the
          Company's Registration Statement on Form S-4, filed dated
          July 9, 1997 (File No. 333-26897)).
 10.16    Licensing and Manufacturing Agreement dated April 27, 1990 between National Semiconductor and Waferscale Integration,
          Inc. (incorporated by reference from Amendment No. 3 to the
          Company's Registration Statement on Form S-4, filed July 9,
          1997 (File No. 333-26897)).
 10.17    Qualified Titles Corresponding to Registry Title Nos. 19, 44
          and 3400-Mk 12 from the State of Penang, Malaysia and
          corresponding Sale and Purchase Agreements, each dated March
          11, 1997, between National Semiconductor Sdn. Bhd. and
          Fairchild Semiconductor Sdn. Bhd. (incorporated by reference from the Company's Registration Statement on Form S-4, filed
          May 12, 1997 (File No. 333-26897)).
 10.18    Lease Agreement dated October 10, 1979 between Export
          Processing Zone Authority and Fairchild Semiconductor (Hong
          Kong) Limited, and Supplemental Agreements thereto dated May
          1, 1982; December 12, 1983; August 17, 1984; March 10, 1987;
          February 16, 1990; August 25, 1994; May 29, 1995; June 7,
          1995; November 9, 1995; and October 24, 1996 (incorporated by reference from the Company's Registration Statement on
          Form S-4, filed May 12, 1997 (File No. 333-26897)).
 10.19    Lease for Santa Clara Facilities dated as of March 11, 1997 between National Semiconductor and the Company (incorporated by reference from the Company's Registration Statement on
          Form S-4, filed May 12, 1997 (File No. 333-26897)).
 10.20    Shared Facilities Agreement (South Portland) dated March 11,
          1997 between National Semiconductor and the Company
          (incorporated by reference from the Company's Registration
          Statement on Form S-4, filed May 12, 1997 (File No.
          333-26897)).
 10.21    Environmental Side Letter dated March 11, 1997 between
          National Semiconductor and the Company (incorporated by
          reference from the Company's Registration Statement on Form
          S-4, filed May 12, 1997 (File No. 333-26897)).
 10.22    Master Sublease Agreement dated March 11, 1997 between
          National Semiconductor and the Company and Master Lease
          Agreement dated December 13, 1994 between General Electric
          Capital Corporation and National Semiconductor (incorporated by reference from the Company's Registration Statement on
          Form S-4, filed May 12, 1997 (File No. 333-26897)).

EXHIBIT
  NO.                             DESCRIPTION                           PAGE
-------                           -----------                           ----
 10.23    Fairchild NSC Deferred Compensation Plan Trust established effective March 11, 1997 (incorporated by reference from the
          Company's Registration Statement on Form S-4, filed May 12,
          1997 (File No. 333-26897)).
 10.24    Fairchild NSC Deferred Compensation Plan assumed and
          continued, effective March 11, 1997 (included as Schedule A to Exhibit 10.23).
 10.25    Fairchild Benefit Restoration Plan (incorporated by
          reference from the Company's Registration Statement on Form
          S-4, filed May 12, 1997 (File No. 333-26897)).
 10.26    Fairchild Incentive Plan (incorporated by reference from the
          Company's Registration Statement on Form S-4, filed May 12,
          1997 (File No. 333-26897)).
 10.27    FSC Semiconductor Corporation Executive Officer Incentive
          Plan (incorporated by reference from the Company's
          Registration Statement on Form S-4, filed May 12, 1997 (File
          No. 333-26897)).
 10.28    FSC Semiconductor Corporation Stock Option Plan
          (incorporated by reference from the Company's Registration
          Statement on Form S-4, filed May 12, 1997 (File No.
          333-26897)).
 10.29    Employment Agreement dated March 11, 1997 among the Company,
          Fairchild Holdings, Sterling Holding Company, LLC and Kirk
          P. Pond (incorporated by reference from the Company's
          Registration Statement on Form S-4, filed May 12, 1997 (File
          No. 333-26897)).
 10.30    Employment Agreement dated March 11, 1997 among the Company,
          Fairchild Holdings, Sterling Holding Company, LLC and Joseph
          R. Martin (incorporated by reference from the Company's
          Registration Statement on Form S-4, filed May 12, 1997 (File
          No. 333-26897)).
 10.31    Credit Agreement -- Amended and Restated as of December 31,
          1997 (incorporated by reference from the Company's Quarterly
          Report on Form 10-Q for the quarterly period ended March 1,
          1998, filed April 13, 1998).
 10.32    Employee Stock Purchase Savings Plan, as amended as of June
          25, 1998 (incorporated by reference from the Company's
          Annual Report on Form 10-K for the fiscal year ended May 31,
          1998, filed August 27, 1998).
 10.33    Fairchild Revocable Savings Plan Trust, dated February 20,
          1998, executed by Fleet Bank of Maine, as trustee
          (incorporated by reference from Fairchild Holdings'
          Registration Statement on Form S-8, filed July 7, 1998 (File
          No. 333-58603)).
 10.34    Amendment to Securities Purchase and Holders Agreement dated
          May 29, 1998 (incorporated by reference from the Company's
          Annual Report on Form 10-K for the fiscal year ended May 31,
          1998, filed August 27, 1998).
 10.35    Form of Promissory Note between the Company and Management
          Investors dated June 3, 1998 (incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended dated May 31, 1998, filed August 27, 1998).
 10.36    Second Amendment to Amended and Restated Credit Agreement
          dated August 25, 1998 among Fairchild Holdings, the Company, the lenders party to the Credit Agreement dated March 11,
          1997, Bankers Trust Company, Credit Suisse First Boston
          Corporation and Canadian Imperial Bank of Commerce
          (incorporated by reference from the Company's Current Report on Form 10-Q for the fiscal quarter ended August 30, 1998, filed October 9, 1998).

EXHIBIT
  NO.                             DESCRIPTION                           PAGE
-------                           -----------                           ----
 10.37    Purchase Agreement dated March 30, 1999 among the Company,
          Fairchild Holdings, Fairchild Semiconductor Corporation of
          California, Credit Suisse First Boston Corporation, Morgan
          Stanley & Co. Incorporated, Salomon Smith Barney Inc. and
          Fleet Securities, Inc.*
 10.38    Transitional Services Agreement dated April 13, 1999 between
          Samsung Electronics and Fairchild Korea.*
 10.39    Product Supply Agreement dated April 13, 1999 between
          Samsung Electronics and Fairchild Korea.*
 10.40    Foundry Sale Agreement dated April 13, 1999 between Samsung
          Electronics and Fairchild Korea.*
 10.41    Intellectual Property License Agreement dated April 13, 1999 between Samsung Electronics and Fairchild Korea.*
 10.42    Trademark License Agreement dated April 13, 1999 between
          Samsung Electronics and Fairchild Korea.*
 10.43    Assembly and Test Services Agreement (Onyang) dated April
          13, 1999 between Samsung Electronics and Fairchild Korea.*
 10.44    Assembly and Test Services Agreement (Suzhou) dated April
          13, 1999 between SESS Electronics Suzhou Semiconductor Co.,
          Ltd. and Fairchild Korea.*
 10.45    EPI Services Agreement dated April 13, 1999 between Samsung
          Electronics and Fairchild Korea.*
 10.46    Photo Mask Supply Agreement dated April 13, 1999 between
          Samsung Electronics and Fairchild Korea.*
 10.47    Credit Agreement dated April 14, 1999 among the Company,
          Fairchild Holdings, certain lenders named within the Credit
          Agreement, Credit Suisse First Boston Corporation, Salomon
          Brothers Holding Company Inc., ABN Amro Bank NV and Fleet
          National Bank.*
 10.48    Employment Agreement dated March 28, 1999 between Fairchild
          Holdings and Deok-Jung Kim.*
 10.49    Employment Agreement dated as of April 23, 1999 between
          Fairchild and Kyoung-Soo Kim.*
 10.50    Sublease Agreement dated April 23, 1999 between Veritas
          Software Corporation and Fairchild California.*
 12.01    Statement of Computation of Ratio of Earnings to Fixed
          Charges.
 21.01    Subsidiaries of the Company and the Additional Registrants.
 23.01    Consent of Dechert Price & Rhoads (included in the opinion filed as Exhibit 5.01).*
 23.02    Consent of Samil Accounting Corporation.
 23.03    Consent of KPMG LLP.
 23.04    Consent of KPMG LLP.
 23.05    Consent of KPMG LLP.
 24.01    Power of Attorney (included on each of the signature pages).
 25.01    Statement of Eligibility and Qualification of United States
          Trust Company of New York on Form T- 1.

EXHIBIT
  NO.                             DESCRIPTION                           PAGE
-------                           -----------                           ----
 99.01    Form of Letter of Transmittal.
 99.02    Form of Notice of Guaranteed Delivery.

------------------------

* To be filed by amendment.